Exhibit 2.1

Execution Version

PURCHASE AND SALE AGREEMENT

between

CITRUS ENERGY APPALACHIA, LLC,

TLK ENERGY, LLC

and

TROY ENERGY INVESTMENTS, LLC
as Seller

and

WARREN RESOURCES, INC.
as Buyer

dated

July 6, 2014

i

4.19	Securities Acknowledgment	15
4.20	Wells; Production; Take-or-Pay	15
4.21	Plugging and Abandonment Status	16
4.22	Reversionary Interests	16
4.23	Dormant Wells	16
4.24	Permits, Bonds, Guarantees	16
4.25	Environmental Notices	16
4.26	Suspense	17
4.27	UGI Gas Transportation Agreement	17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		17

5.1	Organization, Existence and Qualification	17
5.2	Authority, Approval and Enforceability	17
5.3	No Conflicts	17
5.4	Consents	18
5.5	Bankruptcy	18
5.6	Litigation	18
5.7	Financing	18
5.8	Regulatory	18
5.9	Independent Evaluation	18
5.10	Capitalization of Buyer	18
5.11	Organizational Documents	19
5.12	SEC Filings; Controls	19
5.13	Financial Statement	20
5.14	Brokers’ Fees	20
5.15	Accredited Investor	20

ARTICLE VI CERTAIN AGREEMENTS		20

6.1	Conduct of Business	20
6.2	Successor Operator	21
6.3	Governmental Bonds	22
6.4	Record Retention	22
6.5	Guarantees	22
6.6	Notifications	23
6.7	Amendment to Schedules	23
6.8	Preparation and Audit of Financial Statements	23
6.9	Non-Competition	25
6.10	Financing Cooperation	25

ARTICLE VII BUYER’S CONDITIONS TO CLOSING		28

7.1	Representations	28
7.2	Performance	28
7.3	No Legal Proceedings	28
7.4	Title Defects and Environmental Defects	28
7.5	Consents	28
7.6	Closing Deliverables	28

ARTICLE VIII SELLER’S CONDITIONS TO CLOSING		29

8.1	Representations	29
8.2	Performance	29
8.3	No Legal Proceedings	29
8.4	Title Defects and Environmental Defects	29
8.5	Replacement Bonds, Guarantees and Performance Bond	29
8.6	Supplemental Listing Application	29
8.7	Closing Deliverables	29

ARTICLE IX CLOSING		30

9.1	Date of Closing	30
9.2	Place of Closing	30
9.3	Closing Obligations	30
9.4	Records	31

ARTICLE X ACCESS/DISCLAIMERS		32

10.1	Access	32
10.2	Confidentiality	33
10.3	Disclaimers	33

ARTICLE XI TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS		35

11.1	Seller’s Title	35
11.2	Notice of Title Defects; Defect Adjustments	36
11.3	Casualty Loss	41
11.4	Preferential Purchase Rights and Consents to Assign	41

ARTICLE XII ENVIRONMENTAL MATTERS		43

12.1	Notice of Environmental Defects	43
12.2	NORM, Asbestos, Wastes and Other Substances	46

ARTICLE XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL		47

13.1	Assumption by Buyer	47
13.2	Indemnities of Seller	47
13.3	Indemnities of Buyer	48
13.4	Limitation on Liability and Treatment of Indemnity Payments	48
13.5	Express Negligence	49
13.6	Exclusive Remedy	49
13.7	Indemnification Procedures	49
13.8	Survival	51
13.9	Waiver of Right to Rescission	52
13.10	Insurance	52
13.11	Financing Sources Disputes	52
13.12	Non-Compensatory Damages	52
13.13	Disclaimer of Application of Anti-Indemnity Statutes	53

ARTICLE XIV TERMINATION, DEFAULT AND REMEDIES		53

14.1	Right of Termination	53
14.2	Effect of Termination	53
14.3	Return of Documentation and Confidentiality	53

ARTICLE XV MISCELLANEOUS		54

15.1	Appendices, Exhibits and Schedules	54
15.2	Expenses and Taxes	54
15.3	Assignment	55
15.4	Preparation of Agreement	56
15.5	Publicity	56
15.6	Notices	56
15.7	Further Cooperation	57
15.8	Filings, Notices and Certain Governmental Approvals	57
15.9	Entire Agreement; Conflicts	57
15.10	Parties in Interest	58
15.11	Agent; Several Liability of Seller	58
15.12	Amendment	60
15.13	Waiver; Rights Cumulative	60
15.14	Governing Law; Jurisdiction	60
15.15	Severability	61
15.16	Removal of Name	61
15.17	Counterparts	61
15.18	Non-Recourse	61

LIST OF APPENDICES, EXHIBITS AND SCHEDULES

Appendix I	—	Defined Terms

Exhibit A	—	Leases
Exhibit A-1	—	Wells and Well Locations
Exhibit A-2	—	Units
Exhibit B	—	Form of Assignment and Bill of Sale
Exhibit C	—	Excluded Assets
Exhibit D	—	NSAI Baseline Reserve Report
Exhibit D-1	—	NSAI Realized Prices
Exhibit E	—	Form of Registration Rights Agreement
Exhibit F	—	Form of Transition Services Agreement
Exhibit G	—	Form of Commitment, Ratification and Amendment of Joint Operating Agreements
Exhibit H	—	Form of Escrow Agreement
Exhibit I	—	Prospect Area
Exhibit J	—	Form of Mineral Deed

Schedule 3.1	—	Allocation of Purchase Price among Citrus, TLK and TEI
Schedule 3.8	—	Allocated Values
Schedule 4.4	—	Consents
Schedule 4.7	—	Litigation
Schedule 4.8	—	Material Contracts
Schedule 4.9	—	Violation of Laws
Schedule 4.10	—	Preferential Purchase Rights
Schedule 4.12	—	Imbalances
Schedule 4.13	—	Current Commitments
Schedule 4.14	—	Asset Taxes
Schedule 4.16	—	AMI
Schedule 4.20	—	Wells; Production; Take-or-Pay
Schedule 4.22	—	Reversionary Interests
Schedule 4.23	—	Dormant Wells
Schedule 4.24	—	Permits, Bonds, Guarantees
Schedule 4.25	—	Environmental Notices
Schedule 4.26	—	Suspense Funds
Schedule 6.1	—	Conduct of Business
Schedule 6.5	—	Guarantees
Schedule 6.9	—	Excepted Properties
Schedule 7.5	—	Certain Seller Consents/Approvals
Schedule AP-1	—	Lessor Liens covering Well/Unit

Warren Resources, Inc. hereby agrees to furnish supplementary to the commission any of the schedules reflected above upon request.

v

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed as of the 6th day of July, 2014 (the “Execution Date”), and is among Citrus Energy Appalachia, LLC, a Delaware limited liability company (“Citrus”), TLK Energy LLC, an Oklahoma limited liability company (“TLK”), and Troy Energy Investments, LLC, an Oklahoma limited liability company (“TEI”, and collectively with Citrus and TLK, “Seller”), and Warren Resources, Inc. a Maryland corporation (“Buyer”).  In addition, Citrus Energy Corporation (“CEC”), the parent company of Citrus, is also joining in the execution and delivery of this Agreement to evidence its agreement to be jointly and severally liable for the representations, warranties, covenants and indemnities of Citrus under this Agreement, as described in Section 2.4 below.  Seller, Buyer and CEC are each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

Seller desires to sell and assign, and Buyer desires to purchase and pay for, all of Seller’s right, title and interest in and to the Assets (as defined hereinafter) effective as of the Effective Time (as defined hereinafter).

CEC is directly and indirectly benefitting by Citrus’ agreement to enter into this Agreement; and the Parties understand and acknowledge that Buyer is relying on the agreement of CEC to be jointly and severally liable for the representations, warranties, covenants and indemnities of Citrus under this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1                               Defined Terms.  Capitalized terms used herein shall have the meanings set forth in Appendix I, unless the context otherwise requires.

1.2                               References and Rules of Construction.  All references in this Agreement to Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited.  The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur.  References in this Agreement to any agreement, including this Agreement, refer to such agreement as it may be amended, supplemented or otherwise modified from time to time.  Wherever the words

“include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.”  All references to “$” or “dollars” shall be deemed references to United States Dollars.  Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II
PURCHASE AND SALE

2.1                               Purchase and Sale.  Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase and pay for, as of the Effective Time, the assets described in Section 2.1(a) through Section 2.1(h) below (such interests, less and except the Excluded Assets , collectively, the “Assets”):

(a)                           all of Seller’s right, title and interest in and to the oil and gas leases set forth on Exhibit A, subject to any reservations or depth restrictions described on Exhibit A, together with any and all other right, title and interest of Seller in and to the leasehold estates created thereby (including, without limitation, any other leasehold, overriding royalty, reversionary interests, or back-in interests) subject to the terms, conditions, covenants and obligations set forth in such leases and/or on Exhibit A as applicable (such interest in such leases, the “Leases”), together with any corresponding rights of Seller in and to the lands and interests covered by such Leases or allocable thereto (the “Lands”); and it is expressly acknowledged and agreed that, in addition to the interests described above, the terms Leases and Lands are intended to include any right, title and interest of Seller in and to any other oil and gas lease (or lands covered thereby) located within the Prospect Area, whether or not described on Exhibit A; provided, however, that Seller shall reserve and retain an undivided 25% of all of Seller’s right, title and interest (proportionately reduced to the extent that Seller owns less than an undivided 100% of 8/8ths of the Working Interest in the applicable Lease, or if the applicable Leases cover less than an undivided 100% of 8/8ths of the mineral fee estate in the lands covered by such Lease) in and to that portion of the Leases that cover (and only insofar as such portion of the Lease covers) rights in and to the Upper Marcellus (and Seller acknowledges and agrees that Seller is not retaining any rights titles or interests of any kind relating to or attributable to the Lower Marcellus or any depths other than the Upper Marcellus) (the “Seller’s Reserved Interests”); provided further, however, that Seller’s Reserved Interests shall not include any interest in the following Upper Marcellus well (as such well is further described in Exhibit A-1 attached hereto): Macialek 1 Reel 1H.

(b)                           all of Seller’s right, title and interest in and to the mineral fee interests described set forth on Exhibit A (“Mineral Fee”);

(c)                            all of Seller’s right, title and interest in and to all wells (including, without limitation, all oil, gas and condensate wells, water source, water injection and other injection or disposal wells and systems or other wells) located on or allocable to any of the Leases, Lands, Mineral Fee, Units or other properties described in Section 2.1(a) including the Leases or on any other lease with which any such property or Lease has been unitized (such interest in such wells, including, without limitation, the wells set forth on Exhibit A-1, collectively, the “Wells”), and all Hydrocarbons produced therefrom or allocated thereto from and after the Effective Time (including all Hydrocarbons in storage or existing in pipelines, plants and/or tanks (including inventory) as of the Effective Time);

(d)                           all of Seller’s right, title and interest in, under or derived from all unitization and pooling agreements in effect with respect to any of the Leases, Mineral Fee or Wells and the units created thereby (such interest in such agreements, including, without limitation, the units set forth on Exhibit A-2, the “Units”);

(e)                            subject to Section 11.4, all right title or interest of Seller in, to and under all Applicable Contracts and all rights thereunder;

(f)                             subject to Section 11.4, all right title or interest of Seller in, to and under all permits, licenses, servitudes, easements and rights-of-way, surface or ground leases, to the extent used primarily in connection with the ownership or operation of any of the Leases, Lands, Mineral Fee, Wells, Units or other Assets;

(g)                            all right title or interest of Seller in, to and under all equipment, machinery, fixtures and other personal, movable and mixed property, operational and nonoperational, known or unknown, located on any of the Leases, Lands, Mineral Fee, Wells, Units or other Assets or used in connection therewith, including, without limitation, pipelines, gathering systems, manifolds, well equipment, meters, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, processing and separation facilities, pads, structures, materials, fixtures, spare parts, tools, and other items used in the operation thereof (collectively, the “Personal Property”);

(h)                           all Imbalances relating to the Assets;

(i)                               all seismic, geophysical and geological data, information, surveys, or similar data, whether owned or licensed by Seller relating to the Assets, subject to obtaining the required consents set forth on Schedule 4.4, other than the license with NUTECH, Ltd.; and

(j)                              all of Seller’s books, records, files, lease files, abstracts, title opinions, production records, well files, accounting records, seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other records, books, files, documents and data (whether tangible, electronic, or in any other medium or format) of every kind and description, to the extent relating to the above-described Assets, including, without limitation, all title records; title opinions; well logs; daily drilling records; machinery and equipment maintenance files; health, environmental and safety information and records; lease records; production and accounting records reflecting current ownership decks; division of interest files; Working Interest owner name and address files and revenue and joint interest billing account information; Tax records (other than with respect to Income Taxes); and copies of all Applicable Contracts; in each case, in such records’ current format and primarily relating to Seller’s ownership and operation of the Assets and in Seller’s or its Affiliates’ possession (collectively, “Records”).

2.2                               Excluded Assets.  Seller shall reserve and retain all of the Excluded Assets.

2.3                               Revenues and Expenses.  Subject to the provisions hereof, Seller shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall remain responsible (by payment, through the adjustments to the Cash Consideration hereunder or otherwise) for all Operating Expenses, in each case, attributable to the Assets for the period of time prior to the Effective Time.  Subject to the provisions hereof, and subject to the occurrence of Closing, Buyer shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds), and shall be responsible (by payment, through the adjustments to the Cash Consideration hereunder or otherwise) for all Operating Expenses, in each case, attributable to the Assets for the period of time from and after the Effective Time.  “Operating Expenses” means (other than the Designated Well Costs) all operating expenses (including costs of insurance) and all capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating or unit agreement, if any, but excluding Liabilities attributable to (i) personal injury or death, property damage or violation of any Law, (ii) Decommissioning Obligations, (iii) environmental matters, including obligations to remediate any contamination of water or Personal Property under applicable Environmental Laws, (iv) obligations with respect to Imbalances, (v) obligations to pay Working Interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Assets, including those held in suspense or (vi) Asset Taxes or Income Taxes.  After Closing, each Party shall be entitled to participate in all joint interest audits and other audits of Operating Expenses for which such Party is entirely or in part responsible under the terms of this Section 2.3.

2.4                               CEC.  By its execution of this Agreement, CEC hereby agrees that it is (and shall remain) jointly and severally liable for the representations, warranties, covenants and indemnities of Citrus made under this Agreement and the other instruments and agreements executed by Citrus in connection herewith (and CEC unconditionally guarantees the prompt payment, performance and satisfaction of all covenants, agreements and Liabilities of Citrus hereunder and thereunder), and Buyer shall have the right to independently enforce any of the same against CEC.

ARTICLE III
PURCHASE PRICE

3.1                               Purchase Price.  The purchase price for the transfer of the Assets and the transactions contemplated hereby shall be (a) $312,500,000 (the “Cash Consideration”), as adjusted pursuant to the terms of this Agreement, plus (b) the Stock Consideration (which shall be payable solely to Citrus, not to TEI or TLK), plus (c) the Earn-Out Consideration (which shall be payable solely to Citrus, not to TEI or TLK) (collectively, the “Purchase Price”), as adjusted in accordance with this Agreement.  The Purchase Price shall be allocated among Citrus, TLK, and TEI as set forth on Schedule 3.1.

3.2                               Deposit; Conversion to Settlement Amount; Settlement Escrow.

(a)                           Concurrently with the execution of this Agreement, Buyer has deposited by wire transfer in same day funds with the Escrow Agent the sum of $12,000,000, (such amount, excluding any interest earned thereon, the “Deposit”), to be held and disbursed in accordance with the provisions of the Escrow Agreement.  If Closing occurs, the Deposit (together with interest earned thereon) shall be applied toward the Cash Consideration at Closing, subject to the hold-back provisions set forth in Section 3.2(e) below; provided, however, that if this Agreement is executed on a non-Business Day, then the Deposit shall be funded by Buyer on the next following Business Day after this Agreement is executed by the Parties.

(b)                           If all conditions precedent to the obligations of Buyer set forth in Article VII have been met or waived by Buyer and Seller is ready, willing and able to close and consummate the transaction contemplated by this Agreement but (i) Buyer is in breach of its representations and warranties or covenants such that the conditions precedent set forth in Article VIII are not satisfied or (ii) Buyer refuses to close and consummate the transaction contemplated by this Agreement, then, in such event, upon termination of this Agreement under Section 14.1, the Parties shall provide joint instructions to the Escrow Agent to disburse the Deposit, together with any interest or income thereon, to Seller, and, as Seller’s sole and exclusive remedy, Seller shall be entitled to retain such amount free of any claims by Buyer with respect thereto, as liquidated damages and as full and final settlement and release of all liabilities of the Buyer, the Financing Sources, and any of their respective former, current or future equity holders, representatives, assignees, and affiliates associated with Buyer’s breach (or alleged breach) of this Agreement or the obligation to purchase the Assets, or in connection with the termination of the Agreement.  The Parties acknowledge and agree that the Deposit is a fair and reasonable amount (and not a penalty), and that the actual damages would be difficult or impossible to estimate in advance.

(c)                            If the conditions precedent to the obligations of Seller set forth in Article VIII have been met or waived by Seller and Buyer is ready, willing and able to close and consummate the transaction contemplated by this Agreement but (i) Seller is in breach of its representations and warranties or covenants such that the conditions precedent set forth in Article VII are not satisfied or (ii) Seller refuses to close and consummate the transactions contemplated by this Agreement, then in such event, upon termination of this Agreement under Section 14.1, the Parties shall provide joint instructions to the Escrow Agent to disburse the Deposit, together with any interest or income there, to Buyer, and Buyer shall have all of the remedies available at law or in equity, including, without limitation, the right to seek specific performance or injunctive relief (provided, however, that the availability of specific performance shall only be available to the extent that the Agreement is not terminated and the Deposit is not thereafter distributed in accordance with this Section).

(d)                           If this Agreement is terminated by the mutual written agreement of Buyer and Seller, or if Closing does not occur for any reason other than as set forth in Section 3.2(b) or Section 3.2(c), then the Parties shall provide joint instructions to the Escrow Agent to disburse the Deposit, together with any interest or income actually earned thereon, and Buyer shall be entitled to retain such amount free of any claims by Seller with respect thereto, and the Parties shall have no further rights or remedies with respect to this Agreement except for the provisions designated to survive in Section 14.2.

(e)                            Notwithstanding anything stated herein to the contrary, if, at Closing, there are any Settlement Amounts, then the escrow with the Escrow Agent used for the Deposit shall be converted at Closing and thereafter used as a post-Closing Settlement Escrow relative to the Settlement Amount.  If the Settlement Amount determined at Closing exceeds the Deposit (together with interest earned thereon) then (i) all of the Deposit (together with interest earned thereon) shall be retained as part of the Settlement Escrow, and (ii) a portion of remaining Cash Consideration otherwise to be paid at Closing by Buyer equal to the difference between the Settlement Amount and Deposit (plus interest earned thereon) shall be paid and deposited by Buyer at Closing in the Settlement Escrow.  If the Settlement Amount determined at Closing is less than the Deposit (together with interest earned thereon), then the amount of the Deposit (together with interest earned thereon) which exceeds the Settlement Amount shall be paid and distributed to Seller at Closing, and the remainder (being an amount equal to the Settlement Amount) shall be held and retained in the Settlement Escrow.  Any interest earned on the Title Defect Amounts or Remediation Amounts held in the Settlement Escrow shall be paid and distributed to the Party entitled to receive the payment of such Title Defect Amounts or Remediation Amounts.  The Settlement Escrow shall continue (and Escrow Agent shall hold the Settlement Amount) until the Settlement Date, being the date that all Title Defects and Environmental Defects for which Title Defect Amounts or Remediation Amounts have been held after Closing relative to the Settlement Amount have been fully resolved, meaning that with regard to (a) any particular Title Defect or Environmental Defect: (i) that has been cured on or prior to the expiration of the Cure Period, in which case the applicable Title Defect Amounts or Remediation Amounts shall have been (and shall be) paid and distributed from the Settlement Escrow to Seller immediately after such defect has been cured, or (ii) that has not been cured on or prior to the expiration of the Cure Period, in which case the applicable Title Defect Amounts or Remediation Amounts shall have been (and shall be) paid and distributed from the Settlement Escrow to Buyer upon the expiration of the Cure Period; or (iii) to the extent that the matter is in dispute and the determination is reached in accordance with the dispute resolution provisions in Article XI and Article XII, in which case the applicable Title Defect Amounts or Remediation Amounts shall have been (and shall be) paid and distributed from the Settlement Escrow in accordance with such determination of the Title Arbitrator or the Environmental Arbitrator immediately after such determination is made; and (b) any particular Title Defect Amounts or Remediation Amounts that are in dispute (even though the Title Defects or Environmental Defects to which they relate may not be in dispute) and the determination is reached in accordance with the dispute resolution provisions in Article XI and Article XII, in which case the applicable Title Defect Amounts or Remediation Amounts shall have been (and shall be) paid and distributed from the Settlement Escrow in accordance with such determination of the Title Arbitrator or the Environmental Arbitrator immediately after such determination is made.  Seller and Buyer shall deliver a joint written instruction to the Escrow Agent, instructing it to pay and distribute the amounts held as part of Settlement Amount in accordance with the provisions of this Section 3.2(e).

3.3                               Adjustments to Cash Consideration.  The Cash Consideration shall be adjusted as follows:

(a)                           The Cash Consideration shall be adjusted upward by the following amounts (without duplication):

(i)                                     an amount equal to the value of all Hydrocarbons attributable to the Assets in storage or existing in pipelines, plants and/or tanks (including inventory) and upstream of the pipeline connection or upstream of the sales meter as of the Effective Time, the value to be based upon the contract price in effect as of the Effective Time (or the sales price, if there is no contract price, in effect as of the Effective Time), less Burdens on such production;

(ii)                                  an amount equal to all Operating Expenses and all other costs and expenses (excluding, for the avoidance of doubt, any Asset Taxes and Income Taxes) paid by Seller that are attributable to the Assets during the period following the Effective Time, whether paid before or after the Effective Time, including (A) bond and insurance premiums paid by or on behalf of Seller with respect to the period following the Effective Time, (B) Burdens and (C) rentals and other lease maintenance payments;

(iii)                               the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.2 but paid by Seller;

(iv)                              to the extent not included as an Operating Expense for which an adjustment was made pursuant to Section 3.3(a)(ii), any insurance premiums paid by or on behalf of Seller with respect to the period following the Effective Time;

(v)                                 the portion of the Overhead Costs attributable to the Assets during the Interim Period; and

(vi)                              any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer.

(b)                           The Cash Consideration shall be adjusted downward by the following amounts (without duplication):

(i)                                     an amount equal to all proceeds actually received by Seller attributable to the sale of Hydrocarbons (1) produced from or allocable to the Assets during the period following the Effective Time or (2) contained in storage or existing in pipelines, plants and/or tanks (including inventory) as of the Effective Time for which an upward adjustment to the Cash Consideration was made pursuant to Section 3.3(a)(i), in each case, net of expenses

(other than Operating Expenses and other expenses taken into account pursuant to Section 3.3(a), Asset Taxes and Income Taxes) directly incurred in earning or receiving such proceeds;

(ii)                                  if Seller makes the election under Section 11.2(d)(i) with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect, subject to the terms of Article XI, subject to any applicable offsets of any applicable Title Benefits Amounts attributable to Title Benefits in accordance with the terms hereof;

(iii)                               if Seller makes the election under Section 12.1(b)(i) with respect to an Environmental Defect, the Remediation Amount with respect to such Environmental Defect, subject to the terms of Article XII;

(iv)                              the Allocated Value of the Assets excluded from the transactions contemplated hereby pursuant to Section 11.2(d)(iii), Section 11.4(a)(i), Section 11.4(b)(i) or Section 12.1(b)(ii);

(v)                                 the amount of all Asset Taxes allocated to Seller in accordance with Section 15.2 but payable by Buyer;

(vi)                              an amount equal to all proceeds from sales of Hydrocarbons relating to the Assets and payable to owners of Working Interests, royalties, overriding royalties and other similar interests (in each case) that are held by Seller in suspense as of the Closing Date;

(vii)                           an amount equal to any capital costs incurred, or required to be incurred (whether incurred prior to or after the Effective Time), in order to return the P&G 5 Ruark 4H Well to a well capable of producing as of the Effective Time; and

(viii)                        any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Seller and Buyer.

3.4                               Adjustment Methodology.  When available, actual figures will be used for the adjustments to the Cash Consideration at Closing.  To the extent actual figures are not available, estimates will be used subject to final adjustments in accordance with Section 3.6 and Section 3.7.

3.5                               Preliminary Settlement Statement.  Not less than three (3) Business Days prior to Closing, Seller shall prepare and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the adjusted Cash Consideration, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Seller’s accounts for the wire transfers of funds as required by Section 9.3(d).  Within two (2) Business Days after receipt of the Preliminary Settlement Statement, Buyer will deliver to Seller a written report containing all changes, with explanation therefor, that Buyer proposes to be made to the Preliminary Settlement Statement.  The Parties shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after Seller’s receipt of Buyer’s written report.  The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Cash

Consideration at Closing; provided that if the Parties do not agree upon an adjustment set forth in the Preliminary Settlement Statement, then the amount of such adjustment used to adjust the Cash Consideration at Closing shall be that amount set forth in the draft Preliminary Settlement Statement delivered by Seller to Buyer pursuant to this Section 3.5.

3.6                               Final Settlement Statement.

(a)                           On or before one hundred twenty (120) days after Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by Seller, based on actual income and expenses during the Interim Period and which takes into account all final adjustments made to the Cash Consideration and shows the resulting final Cash Consideration (the “Final Cash Consideration”).  The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement.  As soon as practicable, and in any event within thirty (30) days, after receipt of the Final Settlement Statement, Buyer shall return to Seller a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (a “Dispute Notice”).  Any changes not so specified in the Dispute Notice shall be deemed waived, and Seller’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in the Dispute Notice shall prevail.  If Buyer fails to timely deliver a Dispute Notice to Seller containing changes Buyer proposes to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Seller will be deemed to be correct and will be final and binding on the Parties and not subject to further audit or arbitration.  If the Final Cash Consideration is mutually agreed upon by Seller and Buyer, such Final Cash Consideration, shall be final and binding on the Parties hereto.  If the Final Cash Consideration is determined by the Accounting Arbitrator pursuant to Section 3.7, the Final Cash Consideration as so determined shall be final and binding on the Parties hereto.  Any difference in the Cash Consideration as paid at Closing pursuant to the Preliminary Settlement Statement and the Final Cash Consideration shall be paid by the owing Party to the owed Party within ten (10) days after final determination of such owed amounts in accordance herewith.  All amounts paid pursuant to this Section 3.6 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party.

(b)                           Subject to matters for which a Party has an indemnity obligation pursuant to Article XIII, the Final Settlement Statement shall be the final accounting for any and all Operating Expenses under this Section, and there shall be no adjustment for, or obligation to pay, any Operating Expenses between the Parties under this Section following the Final Settlement Statement.

3.7                               Disputes.  If Seller and Buyer are unable to resolve the matters addressed in the Dispute Notice (if any), each of Buyer and Seller shall, within fifteen (15) Business Days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document of twenty (20) pages or less and submit such summaries to the Houston office of Deloitte & Touche LLP or such other Person as the Parties may mutually select (the “Accounting Arbitrator”), together with the Dispute Notice, the Final Settlement Statement or Earn-Out Calculation, as applicable, and any other documentation such Party may desire to submit.  Within ten (10) Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either Seller’s position or Buyer’s position with respect to each matter addressed in any Dispute Notice, based on the materials submitted to the Accounting Arbitrator as described above.  Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on Seller and Buyer and will be enforceable against the Parties in any court of competent jurisdiction; and except as necessary to enforce the judgment or determination, and except as may be required to be disclosed under applicable Laws or under the rules of any stock exchange on which any securities of a Party (or an Affiliate of a Party) made be publicly traded, the proceedings and the judgment or determination shall be treated as confidential.  The costs of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by Seller.

3.8                               Allocation of Purchase Price / Allocated Values.  Buyer and Seller agree that the Purchase Price shall be allocated among the Assets for all purposes as set forth in Schedule 3.8 to this Agreement (the “Allocated Values”).  Buyer and Seller agree that such allocation is reasonable and shall not take any position inconsistent therewith, including in notices to Preferential Purchase Right holders.  For Tax purposes, each Party shall utilize the Allocated Values, as updated by mutual agreement of the Parties to reflect any adjustment to the Purchase Price pursuant to this Agreement and any other items treated as consideration for federal income Tax purposes, in accordance with Section 1060 of the Code for purposes of all federal, state and local Tax returns and reports, including Internal Revenue Service Form 8594, and neither any Party nor its Affiliates shall take any position on any Tax return that is inconsistent with such Allocated Values, as adjusted; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings using values different than the Allocated Values, as updated and adjusted, and, if values different than such Allocated Values are utilized by a Party, to negotiate, compromise and/or settle any Tax audit, claim or similar proceeding, written notice describing the circumstances and amount of such deviation shall be provided by such Party to the other Party.

3.9                               Allocation for Imbalances at Closing.  If, prior to Closing, either Party discovers an error in the Imbalances set forth in Schedule 4.12, then the Cash Consideration shall be further adjusted at Closing accordingly and Schedule 4.12 will be deemed amended immediately prior to Closing to reflect the Imbalances for which the Cash Consideration is so adjusted.

3.10                        Earn-Out Provision.  On or before December 31, 2016, Buyer will request that NSAI begin preparation of an Updated 1/2017 Reserve Report.  Based on historical production, generally accepted practices for reserve classification and other data typically used to prepare a reserve report, NSAI will finalize an Updated 1/2017 Reserve Report for the Assets (other than the Excluded Earn-Out Locations) using the same commercial evaluation assumptions as the Adjusted NSAI Baseline Reserve Report.  The PV20 of the Proved Reserves in the Updated 1/2017 Reserve Report will be used in the calculation of the Proved Reserve Earn-Out.  It should be noted that the Adjusted NSAI Baseline Reserve Report assumes that all new drill locations will have been drilled and completed prior to January 1, 2017.   If this is not the case by year-end 2016, then the Updated 1/2017 Reserve Report shall exclude the capital costs for the new drill locations.  Nonetheless, the Adjusted NSAI Baseline Reserve Report does have certain capital expenditures in 2017 and beyond associated with pipeline and gathering costs and those should not be eliminated.  On or before February 28, 2017, Buyer shall provide Citrus with an accurate calculation of the Earn-Out Consideration (the “Earn-Out Calculation”) together with sufficient detail for Citrus to confirm such calculation.  As soon as practicable, and in any event within thirty (30) days after receipt of the Earn-Out Calculation, Citrus shall return to Buyer a written report containing any proposed changes to the Earn-Out Calculation and an explanation of any such changes and the reasons therefor (a “Dispute Notice”).  During such 30-day period, Buyer shall provide Citrus and its designees with all access to Buyer’s records and personnel as Citrus may reasonably request in connection with confirming the Earn-Out Calculation.  Any changes not so specified in the Dispute Notice shall be deemed waived, and Buyer’s determinations with respect to all such elements of the Earn-Out Calculation that are not addressed in the Dispute Notice shall prevail.  If Citrus fails to timely deliver a Dispute Notice to Buyer containing changes Citrus proposes to be made to the Earn-Out Calculation, the Earn-Out Calculation as delivered by Buyer will be deemed to be correct and will be final and binding on the Parties and not subject to further audit or arbitration.  If the Earn-Out Consideration is mutually agreed upon by Citrus and Buyer, such Earn-Out Consideration shall be final and binding on the Parties hereto.  If the Earn-Out Consideration is determined by the Accounting Arbitrator pursuant to Section 3.7, the Final Cash Consideration as so determined shall be final and binding on the Parties hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the matters specifically listed or disclosed in the Schedules to this Agreement referenced below as applicable to particular representations and warranties (as added, supplemented or amended pursuant to Section 6.7) or particular provisions, Seller (severally and not jointly, in accordance with Section 15.11(d)) represents and warrants to Buyer as of the Execution Date and, again, as of the Closing, the following:

4.1                               Organization, Existence and Qualification.  Citrus is a limited liability company duly formed and validly existing under the laws of the State of Delaware.  TLK is a limited liability company duly formed and validly existing under the laws of the State of Oklahoma.  TEI is a limited liability company duly formed and validly existing under the laws of the State of Oklahoma.  Seller has all requisite power and authority to own and operate its property (including its interests in the Assets) and to carry on its business as now conducted.  Seller is duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect.

4.2                               Authority, Approval and Enforceability.  Seller has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein.  The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized and approved by all necessary limited liability company action on the part of Seller.  Assuming the due authorization, execution and delivery by Buyer, this Agreement is, and the Transaction Documents to which Seller is a party, when executed and delivered by Seller, will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3                               No Conflicts.  Assuming the receipt of all Consents and the waiver of, or compliance with, all Preferential Purchase Rights, the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Seller, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any material right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other Applicable Contract to which Seller is a party or by which Seller or the Assets may be bound or (c) violate any Law in any material respect applicable to Seller or any of the Assets..

4.4                               Consents.  Except (a) as set forth in Schedule 4.4, (b) for Customary Post-Closing Consents, there are no restrictions on assignment, including requirements for consents from Third Parties to any assignment (in each case), that Seller is required to obtain in connection with the transfer of the Assets by Seller to Buyer or the consummation of the transactions contemplated by this Agreement by Seller (each, a “Consent”).

4.5                               Bankruptcy.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller or Seller’s parent entity.

4.6                               Foreign Person.  Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

4.7                               Litigation.  Except as set forth in Schedule 4.7, as of the Execution Date, there is no suit, action, litigation or arbitration, nor to Seller’s Knowledge, any material audit or proceeding, by or with any Third Party by any Person or before any Governmental Authority pending, or, to Seller’s Knowledge, threatened in writing against Seller (with regard to Seller’s ownership, operation, use or disposition of the Assets) or the Assets.

4.8                               Material Contracts.

(a)                                 Except for Contracts entered into in accordance with Section 6.1, Schedule 4.8 sets forth all Applicable Contracts of the type described below (collectively, the “Material Contracts”):

(i)                                     any Applicable Contract that can reasonably be expected to result in aggregate payments by Seller of more than $50,000 during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(ii)                                  any Applicable Contract that can reasonably be expected to result in aggregate revenues to Seller of more than $50,000 during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(iii)                               any Hydrocarbon purchase and sale, transportation, processing or similar Applicable Contract;

(iv)                              any indenture, mortgage, loan, credit or sale-leaseback or similar Applicable Contract that can reasonably be expected to result in aggregate payments by Seller during the current or any subsequent calendar year;

(v)                                 any Applicable Contract that constitutes a lease under which Seller is the lessor or the lessee of real or Personal Property which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days’ or less notice and (B) involves an annual base rental of more than $50,000;

(vi)                              any farmout agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, unit agreement or similar Applicable Contract;

(vii)                           any Applicable Contract between Seller and any Affiliate of Seller that will not be terminated prior to Closing;

(viii)                        any partnership or joint venture agreements; and

(ix)                              any seismic contracts covering (or constituting) any of the Assets.

(b)                           Except as set forth in Schedule 4.8, the Material Contracts are in full force and effect, enforceable in accordance with their terms in all material respects, and there exists no material default under any Material Contract by Seller or, to Seller’s Knowledge, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract.

4.9                               No Violation of Laws.  To Seller’s Knowledge, except as set forth in Schedule 4.9 and, as of the Execution Date, Seller is not in material violation of any applicable Laws with respect to its ownership and operation of the Assets, nor are the Assets, themselves, in material violation of any applicable Laws.

4.10                        Preferential Purchase Rights.  To Seller’s Knowledge, except as set forth in Schedule 4.10, there are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Assets in connection with the transactions contemplated hereby (each a “Preferential Purchase Right”).

4.11                        Royalties, Etc.  Except for such items that are being held in suspense for which the Cash Consideration is adjusted pursuant to Section 3.3(b)(vi), Seller has paid all Burdens with respect to the Assets due by Seller, or if not paid, is contesting such Burdens in good faith in the normal course of business.

4.12                        Imbalances.  Schedule 4.12 sets forth all material Imbalances associated with the Assets as of the Effective Time.

4.13                        Current Commitments.  Schedule 4.13 sets forth, as of the Execution Date, all approved authorizations for expenditures and other approved capital commitments, individually in excess of $50,000 net to Seller’s applicable interest (the “AFEs”), relating to the Assets, whether to drill or rework wells or for other capital expenditures, pursuant to any of the Material Contracts for which all of the activities anticipated in such AFEs have not been completed by the Execution Date.

4.14                        Asset Taxes.  Except as set forth in Schedule 4.14:

(a)                           During the period of Seller’s ownership of the Assets, (i) all Asset Taxes that have become due and payable by Seller before the Effective Time have been properly paid, other than any Asset Taxes that are being contested in good faith, and (ii) all Tax Returns required to be filed with respect to the such Asset Taxes have been properly filed, and to Seller’s Knowledge, all such Tax Returns are correct and complete in all material respects.

(b)                           There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Tax;

(c)                            No Asset is subject to a Tax partnership agreement or provision requiring a partnership Income Tax return to be filed under applicable Law, and any Tax partnership listed on Schedule 4.14 has, or as of Closing shall have, in effect an election under Section 754 of the Code that will apply with respect to the Assets;

(d)                           Neither Seller nor any of its Affiliates has received written notice of any pending claim against it (which remains outstanding) from any applicable Governmental Authority for assessment of Asset Taxes, and there are no audits, suits, proceedings, assessments, reassessments, deficiency claims, or other claims with respect to Asset Taxes that have been commenced or are presently pending with any applicable Governmental Authority;

(e)                            There are no liens for Taxes on any of the Assets other than liens constituting Permitted Encumbrances; and

(f)                             To Seller’s Knowledge, all tax withholding and deposit requirements imposed by applicable Law with respect to any of the Assets have been satisfied in full in all respects.

The representations and warranties set forth in this Section 4.14 constitute Seller’s sole representations and warranties with respect to Tax matters.

4.15                        Brokers’ Fees.  Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

4.16                        AMI.  Except as set forth on Schedule 4.16 attached hereto, none of the Assets are subject to, and Seller is not bound by (nor, by virtue of the consummation of these transactions and the assumption of the Assumed Obligations will Buyer be bound by) any area of mutual interest, non-competition, or similar agreements or restrictions.

4.17                        Independent Evaluation.  Citrus is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests.  In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Citrus has relied or shall rely solely on its own independent investigation and evaluation of Buyer and the Stock Consideration that Seller will receive at Closing, the representations and warranties in Article V and the advice of its own legal, investment and Tax advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Buyer.  Seller has not received representations or warranties from Buyer, or its employees, affiliates, attorneys, accountants or agents, except as set forth in this Agreement, and has undertaken such due diligence pertaining to Buyer as Seller deems adequate.

4.18                        Investment Purpose.  Citrus is an “accredited investor,” as such term is defined in Regulation D of the Securities Act. Citrus is acquiring the Stock Consideration solely for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction in violation of the federal or state securities laws.  Citrus understands that the Stock Consideration has not been registered under the Securities Act or applicable state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Citrus’ representations as expressed herein. Citrus understands that Buyer is relying, in part, upon the representations and warranties contained in this Section 4.18 for the purpose of determining whether this transaction meets the requirements for such exemption.

4.19                        Securities Acknowledgment.  Citrus understands that at Closing, the Stock Consideration will be characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations the Stock Consideration cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. To the extent physical certificates are issued representing the Stock Consideration, it is understood that such certificates will bear a legend in substantially the following form: “These securities have not been registered under the Securities Act of 1933, as amended.  These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

4.20                        Wells; Production; Take-or-Pay.  Except as set forth in Schedule 4.20, (a) all of the Wells drilled by Seller have been drilled and completed within the boundaries of the Assets or within the limits otherwise permitted by applicable Law; (b) all drilling and completion operations of such Wells and all development and operations of such Wells have been conducted in material compliance with all applicable Laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any Governmental Authority; (c) no such Well is subject to material penalties on allowable production after the date of this Agreement because of any overproduction or any other violation of applicable Laws, rules, regulations or permits or judgments, orders or decrees of any Governmental Authority that would prevent any Well from being entitled to its full legal and regular allowable production from and after the Effective Time.   Except as set forth in Schedule 4.20, there are no prepayments, forward gas sales contracts, or other commitments by the Seller (or to which the Assets are otherwise subject) for which production of any Hydrocarbons allocable to the Assets would not be entitled to immediate payment therefore by the purchaser of such Hydrocarbons.

4.21                        Plugging and Abandonment Status.  As of the Execution Date, there is no current obligation of Seller under applicable Laws, or regulations or rules of Governmental Authorities to plug and abandon any Wells, nor is there currently a cessation of production which would currently require Seller to plug or abandon any of the same within the twelve (12) months immediately following the Closing.

4.22                        Reversionary Interests.  Except as set forth in Schedule 4.22, neither the Assets nor any Wells are subject to any reversionary, back-in or similar rights, the exercise or triggering of which would reduce any of the Seller’s respective Net Revenue Interests in the Assets to less than the Net Revenue Interests set forth in Exhibit A-1 or A-2, respectively, or increase Seller’s Working Interest above what is set forth in in Exhibit A-1 or A-2, respectively.  To the extent that Schedule 4.22 reflects that there are some Assets or Wells that are subject to such reversionary, back-in or similar rights, then Schedule 4.22 shall also accurately set forth the payout status (and such other status relevant to any reversionary or back-in interest) thereof as of the date specified therefor in Schedule 4.22.

4.23                        Dormant Wells.          To Seller’s Knowledge, as of the Execution Date, Schedule 4.23 sets forth an accurate and complete list and description of any inactive, dormant, plugged (whether temporarily or permanently plugged) or abandoned wells located on or allocable to the Assets.

4.24                        Permits, Bonds, Guarantees.  Schedule 4.24 sets forth an accurate and complete description of all bonds, permits, guarantees, deposits, cash collateral, or similar financial or collateral support posted or carried by Seller (or any affiliate of Seller) relative to the ownership, operation, development or disposition of the Assets (collectively, “Capital Support”).  Except with respect to matters set forth in Schedule 4.24, Seller is not in breach or violation, in any material respect, of any Capital Support instruments or documents governing the same.

4.25                        Environmental Notices.  Except as set forth in Schedule 4.25, as of the Execution Date Seller has not received any written notice (a) from a Governmental Authority asserting that the Assets, or Seller’s operations with respect to the Assets, are not in compliance with Environmental Laws, or (b) of the filing of any lawsuit or any other legal action or claim in which it is asserted that the Assets, or Seller as a result of its operation of the Assets, may be subject to material Liability under Environmental Laws, which with respect to both (a) and (b) remains pending and unresolved.

4.26                        Suspense.                                           Schedule 4.26 sets forth an accurate and complete description of all amounts held in suspense by Seller as of the Execution Date relative to the interests (or disputed interests) or co-interest owners relating to the Assets.

4.27                        UGI Gas Transportation Agreement.                                        The payment obligations under the UGI Gas Transportation Agreement, as further described in item number 143 on Schedule 4.8, are settled monthly, and no payments are delinquent or outstanding by any Seller under the UGI Gas Transportation Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller the following:

5.1                               Organization, Existence and Qualification.  Buyer is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Maryland and has all requisite power and authority to own and operate its property and to carry on its business as now conducted.  Buyer is duly licensed or qualified to do business as a foreign corporation in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law except where the failure to be so qualified would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

5.2                               Authority, Approval and Enforceability.  Buyer has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein.  The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer.  Assuming the due authorization, execution and delivery by Seller, this Agreement is, and the Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3                               No Conflicts.  The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Buyer, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) violate any Law applicable to Buyer or any of its property, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

5.4                               Consents.  There are no consents or other restrictions on assignment, including requirements for consents from Third Parties to any assignment, (in each case) that Buyer is required to obtain in connection with the consummation of the transactions contemplated by this Agreement by Buyer.

5.5                               Bankruptcy.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened in writing against Buyer or any Affiliate of Buyer.

5.6                               Litigation.  As of the Execution Date, there is no suit, action, litigation or arbitration by any Person or before any Governmental Authority pending, or to Buyer’s knowledge, threatened in writing against Buyer that would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

5.7                               Financing.  Buyer has, and Buyer shall have as of the Closing Date, sufficient cash in immediately available funds with which to pay the Cash Consideration and consummate the transactions contemplated by this Agreement.

5.8                               Regulatory.  At Closing, Buyer shall be qualified per applicable Law to own and, to the extent an Asset is to be operated by Buyer, assume operatorship of the Assets in all jurisdictions where the Assets are located, and the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner or operator.  To the extent required by any applicable Laws, from and after Closing, Buyer will maintain any required lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all applicable Laws governing the ownership and operation of the Assets.

5.9                               Independent Evaluation.  Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities.  In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer (a) has relied or shall rely solely on its own independent investigation and evaluation of the Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Seller, and (b) has satisfied itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Assets.  Buyer has no knowledge of any fact that results in the breach of any representation, warranty or covenant of Seller given hereunder.

5.10                        Capitalization of Buyer.

(a)                           As of the Execution Date, the authorized capital stock of the Buyer consists of 200,000,000 Common Shares and 10,000,000 shares of preferred stock. As of March 31, 2014, there were issued and outstanding 73,550,539 Common Shares and 10,703 shares of 8% convertible preferred stock. The outstanding Common Shares and preferred shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, there are no Common Shares or shares of preferred stock reserved for issuance, except Common Shares issuable upon conversion or exercise of the 8% convertible preferred stock, secured convertible debentures due 2020 and 2022, and derivative securities issued under Buyer’s long-term equity or other compensation plans, Buyer does not have outstanding any securities providing the holder the right to acquire Common Shares or preferred stock, and Buyer does not have any commitment to authorize, issue, or sell any Common Shares or preferred stock other than pursuant to this Agreement.

(b)                           The Stock Consideration, when issued and delivered to Citrus pursuant to the terms of this Agreement, will be duly authorized and validly issued in accordance with Applicable Law and Buyer’s articles of incorporation and bylaws (the “Governing Documents”) and will be validly issued, fully paid and nonassessable. Except as expressly set forth in this Agreement and Buyer’s Governing Documents: (i) none of the Stock Consideration is entitled or subject to, or will be issued in violation of, any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; and (ii) none of the Stock Consideration is subject to any right of first refusal.

5.11                        Organizational Documents.  True, correct and complete copies of the Buyer’s Governing Documents as in effect on the Execution Date are available on the Securities and Exchange Commission website or have otherwise been provided to the Seller prior to the Execution Date, including any and all documents setting forth the terms of, restrictions on or otherwise affecting the Stock Consideration

5.12                        SEC Filings; Controls.

(a)                           Since December 31, 2013, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, forms, schedules, statements and other documents required to be filed or furnished by Buyer with or to the Securities and Exchange Commission, as applicable, pursuant to the Exchange Act or the Securities Act (the “Buyer SEC Documents”), have been timely filed or furnished in accordance with the rules and regulations of the SEC. All such Buyer SEC Documents (i) complied as to form in all material respects in accordance with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder and (ii) as of its filing date in the case of any Exchange Act report and as of its effective date in the case of any Securities Act filing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                           Buyer has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Buyer’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Buyer in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission, and that all such material information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions. Since December 31, 2013, there have not been any material weaknesses in Buyer’s internal control over financial reporting or changes in Buyer’s internal control over financial reporting which are reasonably likely to materially adversely affect Buyer’s internal control over financial reporting.

5.13                        Financial Statement.  The historical financial statements of Buyer included in the Buyer SEC Documents, including all related notes and schedules (the “Buyer Financial Statements”): (i) comply as to form in all material respects with Regulation S-X under the Securities Act; (ii) fairly present in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of the entities to which such Buyer Financial Statements relate, on the basis set forth therein and as of and for the periods indicated; and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X) and subject, in the case of interim financial statements, to normal year-end adjustments.

5.14                        Brokers’ Fees.  Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller or Seller’s Affiliates shall have any responsibility.

5.15                        Accredited Investor.  Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Assets for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

ARTICLE VI
CERTAIN AGREEMENTS

6.1                               Conduct of Business.

(a)                           Except (w) as set forth in Schedule 6.1, (x) for the operations covered by the AFEs and other capital commitments described in Schedule 4.13, (y) for actions taken in connection with emergency situations or to maintain a lease (which shall not include drilling a Well, unless Buyer has expressly provided its prior written consent thereto)  and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer (which consent shall not be unreasonably delayed, withheld or conditioned), Seller shall, from and after the Execution Date and until Closing:

(i)                                     maintain, and if Seller is the operator thereof, operate, the Assets in the usual, regular and ordinary manner consistent with its past practice; and

(ii)                                  maintain the books of account and Records, and pay costs and expenses and collect revenues, relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of Seller.

(b)                           Except (w) as set forth in Schedule 6.1, (x) for the operations covered by the AFEs and other capital commitments described in Schedule 4.13, (y) for actions taken in connection with emergency situations or to maintain a lease (which shall not include drilling a Well, unless Buyer has expressly provided its prior written consent thereto)  and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer (which consent shall not be unreasonably delayed, withheld or conditioned), Seller shall, from and after the Execution Date and until Closing:

(i)                                     not propose any operation reasonably expected to cost Seller in excess of $100,000;

(ii)                                  not consent to any operation proposed by a Third Party that is reasonably expected to cost Seller in excess of $100,000;

(iii)                               not enter into or amend an Applicable Contract that, if entered into on or prior to the Execution Date, would be required to be listed in Schedule 4.8, or terminate (unless such Material Contract terminates pursuant to its stated terms) or materially amend or change the terms of any Material Contract;

(iv)                              not transfer, sell, mortgage, pledge, Burden or dispose of any portion of the Assets other than (A) the sale and/or disposal of Hydrocarbons in the ordinary course of business, (B) sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment has been obtained, and (C) disposal of Assets in the ordinary course of business of Seller, where the consideration is less than $50,000 per disposal;

(v)                                 not reduce or terminate existing insurance; and

(vi)                              not commit to do any of the foregoing.

(c)                            Buyer acknowledges that Seller owns undivided interests in certain of the properties comprising the Assets that it is not the operator thereof, and Buyer agrees that the acts or omissions of the other Working Interest owners (including the operators) who are not Seller or any Affiliate of Seller shall not constitute a breach of the provisions of this Section 6.1, and no action required by a vote of Working Interest owners shall constitute such a breach so long as Seller has voted its interest in a manner that complies with the provisions of this Section 6.1.

6.2                               Successor Operator.  While Buyer acknowledges that it desires to succeed Citrus Energy Corporation as operator of those Assets or portions thereof that Seller may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of such Assets since the Assets or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator.  Seller agrees, however, that, as to the Assets Citrus Energy Corporation operates, it shall use its commercially reasonable efforts to support Buyer’s efforts to become successor operator of such

Assets (to the extent permitted under any applicable joint operating agreement) effective as of Closing (at Buyer’s sole cost and expense) and to designate and/or appoint, to the extent legally possible and permitted under any applicable joint operating agreement, Buyer as successor operator of such Assets effective as of Closing. To that end, Seller, within five (5) Business Days after the Execution Date, shall submit notice of its intent to resign as operator of such Assets in connection with the sale to Buyer and the desire and recommendation that Buyer succeed Seller as operator to the co-interest owners in the Assets as may be necessary under the joint operating agreements or required to approve Buyer as the successor operator thereof, and request that they evidence in writing their approval of Buyer as successor operator prior to the Closing Date, including, without limitation, to Zena Energy, LLC.

6.3                               Governmental Bonds.  Buyer acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Seller or its Affiliates with Governmental Authorities and relating to the Assets are transferable to Buyer.  On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such Capital Support items (bonds, letters of credit and guarantees) to the extent such replacements are necessary (a) for Buyer’s ownership of the Assets and (b) to permit the cancellation of the bonds, letters of credit and guarantees posted by Seller and/or its Affiliates with respect to the Assets.  In addition, at or prior to Closing, Buyer shall deliver to Seller evidence of the posting of bonds or other security with all applicable Governmental Authorities meeting the requirements of such Governmental Authorities to own and, if applicable, operate the Assets.

6.4                               Record Retention.  Buyer shall and shall cause its successors and assigns to, for a period of seven (7) years following Closing, (a) retain the Records, (b) provide Seller, its Affiliates and its and their respective officers, employees and representatives with access to the Records (to the extent that Seller has not retained the original or a copy) during normal business hours for review and copying at Seller’s expense, and (c) provide Seller, its Affiliates and its and their respective officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Section 13.2 for review and copying at Seller’s expense.  At the end of such seven (7) year period and prior to destroying any of the Records, Buyer shall notify Seller in advance of such destruction and provide Seller a reasonable opportunity to copy any or all of such Records at Seller’s sole cost and expense.

6.5                               Guarantees.  Buyer shall use commercially reasonable efforts to cooperate with Seller in order to cause Seller and its Affiliates to be released, as of the Closing Date, from all guarantees and other forms of financial assurance, including any performance bonds previously put in place by Seller, set forth in Schedule 6.5 (the “Guarantees”), and as further described in Schedule 4.24.  Without limiting the foregoing, if required by the counterparty to any Guarantee, Buyer shall provide, effective as of the Closing Date, substitute arrangements of Buyer or its Affiliates covering all post-Effective Time periods covered by the Guarantees, such substitute arrangements to be equivalent or better in terms of type of security and creditworthiness of the party providing the security as compared to the Guarantees.  In the event that any counterparty to any such Guarantee does not release Seller and its Affiliates, then, from and after Closing, except to the extent Seller has an indemnity obligation for such amount pursuant to Section 13.2, Buyer, after Closing, shall indemnify Seller or its relevant Affiliate against all amounts incurred by

Seller or its relevant Affiliate under such Guarantee (and all costs incurred in connection with such Guarantee) if applicable to Assets acquired by Buyer.

6.6                               Notifications.  Buyer will notify Seller promptly after any officer of Buyer obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date.  No breach of any representation, warranty, covenant, agreement or condition of this Agreement shall be deemed to be a breach of this Agreement for any purpose under this Agreement, and none of Buyer or any Affiliate of Buyer shall have any claim or recourse against Seller or any Affiliate of Seller, or their respective directors, officers, employees, buyers, controlling Persons, agents, advisors or representatives with respect to such breach, if Buyer or any Affiliate of Buyer, or any of their respective officers or representatives, had knowledge prior to the Execution Date of such breach or of the threat of such breach or the circumstances giving rise to such breach.

6.7                               Amendment to Schedules.  Solely to the extent that an action, occurrence or matter happening or arising between the Execution Date and the Closing Date, in the ordinary course of business of Seller and not cased by a breach of any of Seller’s covenants under Section 6.1 above, which, if it had occurred or existed as of the Execution Date would have required Seller to disclose the same in connection with the representations and warranties under Article IV, Buyer agrees that, Seller shall have the continuing right until Closing to add, supplement or amend such Schedules to its representations and warranties under Article IV with respect to such matter.  For the sake of clarity, Seller shall have no right to add, supplement or amend such Schedules to its representations and warranties under Article IV with respect to any action, occurrence or matter existing as of the Execution Date which should have been disclosed in the Schedules attached to this Agreement by Seller but was not disclosed.  For purposes of determining whether the conditions set forth in Article VII have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto permitted under this Section 6.7; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment permitted under this Section 6.7 at or prior to Closing shall be waived and Buyer shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement.

6.8                               Preparation and Audit of Financial Statements.

(a)                           Each of TLK and TEI shall use its commercially reasonable efforts to prepare, at the sole cost and expense of Buyer, its financial statements required by the Securities and Exchange Commission (“SEC”) (the “Special Financial Statements”), that will be required of Buyer by the SEC in connection with reports, registration statements and other filings to be made by Buyer or any of its Affiliates with the SEC pursuant to the Securities Act and the rules and regulations thereunder, or the Exchange Act and the rules and regulations thereunder (the “SEC Filings”), in such form that such statements and the notes thereto can be audited by its independent auditor in such form as may be required under the rules and regulations of the SEC (such auditor, and the auditors of the other Seller entities, including Richey, May & Co., LLP, as auditor of

Citrus, are herein collectively referred to as “Sellers’ Auditors” and individually with respect to the audited Seller entity, as “Seller’s Auditor”).  Each of TLK and TEI (x) shall cooperate with and permit Buyer to reasonably participate in the preparation of its Special Financial Statements and (y) shall provide Buyer and its representatives with reasonable access to its personnel and its Affiliates who engage in the preparation of its Special Financial Statements. The parties acknowledge that Buyer has submitted a request to the SEC for guidance as to the form, content and periods covered of any Special Financial Statements that will be required for each of TLK and TEI. Citrus agrees to provide, and will use its reasonable efforts to cause its Affiliates to provide, information from, and reasonable access to, its accounting records to the extent required to prepare any of the Special Financial Statements of TLK or TEI or required in connection with preparing pro forma financial statements of Buyer that include pro forma adjustments with respect to TLK or TEI, which may be required in any SEC Filings or prepared for use in the Debt Financing or the offering of any Future Securities.

(b)                           Buyer acknowledges that it has received the audited consolidated financial statements of CEC for the years ended December 31, 2011, 2012 and 2013 (the “CEC Audited Financials”).  Buyer agrees that the only additional financial statements that will be required of CEC and Citrus will be interim financial statements for CEC for the interim periods in 2014 (and comparable interim period of 2013) as may be required of Buyer by the SEC in connection with its SEC Filings (the “CEC Interim Financials” and collectively with the CEC Audited Financials, the “CEC Financials”).  Citrus will provide, and use its reasonable efforts to cause its Affiliates to provide, Buyer and its representatives with reasonable access to its personnel and its Affiliates who engaged in the preparation of the CEC Financials.

(c)                            Each of Citrus, TLK and TEI shall execute and deliver or cause to be executed and delivered to its respective Seller’s Auditor such representation letters, in form and substance customary for representation letters provided to external audit firms by management of Citrus, TLK or TEI, as applicable, (if the financial statements are the subject of an audit or are the subject of a review pursuant to Statement of Accounting Standards 100 (Interim Financial Information)), as may be reasonably requested by Seller’s Auditor, with respect to the Special Financial Statements or the CEC Financials, as applicable.  Buyer agrees that (i) to the extent any such representation letter is delivered by management of Citrus TLK or TEI, as applicable, or on such entity’s behalf, Buyer shall indemnify and hold harmless Citrus, TLK or TEI, as applicable, and its current officers, directors and employees,  and provide a defense for such entity, and its current officers, directors and employees with regard to the execution, delivery or any other action related to the provision of such representation letters to the same extent as any executive officer or director of Buyer would be indemnified had they performed such action; (ii) Buyer shall provide a customary representation letter to the respective Seller’s Auditor, if reasonably requested; and (iii) Buyer’s existing outside auditors shall provide a customary representation letter to each Seller’s Auditor, if reasonably requested.

(d)                           Each of TEI and TLK has engaged, or agrees it will promptly engage, its respective Seller’s Auditor to perform an audit of its Special Financial Statements to the extent required by the SEC and shall use its commercially reasonable efforts to cause its respective Seller’s Auditor to issue unqualified opinions with respect to its Special Financial Statements (the Special Financial Statements, CEC Financials and related audit opinions being hereinafter referred to as the “Audited Special Financial Statements”) and each of Citrus, TLK and TEI agrees that it will provide its written consent for the use of its audit reports with respect to its Audited Special Financial Statements in SEC Filings, as needed. Buyer shall reimburse each of Citrus, TLK and TEI for all documented fees and expenses charged by its respective Seller’s Auditor with respect to the preparation and delivery by Seller’s Auditor to Buyer of its Audited Special Financial Statements and any other fees charged by Seller’s Auditor to facilitate Buyer’s ongoing compliance with SEC rules and regulations. Each of TEI and TLK shall take all reasonable action as may be necessary to facilitate the completion of such audit and delivery of its Audited Special Financial Statements to Buyer or any of its Affiliates as soon as reasonably practicable, but no later than the date such Audited Special Financial Statements are required to be filed by Buyer on Form 8-K under the rules and regulations of the SEC. Buyer shall reimburse Seller for all reasonable, out-of-pocket costs and expenses incurred by Seller in complying with this Section 6.8.

(e)                            Buyer acknowledges that obtaining a bridge or other debt or equity financing is not a condition to Buyer complying with its obligations under this Agreement, including closing the transactions contemplated herein following satisfaction or waiver of the conditions in Article VII. Buyer further acknowledges that neither financial statements, audit reports nor other documents referenced in this Section 6.8 or Section 6.10 shall constitute closing deliverables of Seller described in Section 7.6 of this Agreement.

6.9                               Non-Competition.  For a period of twelve (12) months following Closing, Citrus agrees that neither it nor any of its Affiliates shall acquire, whether directly or indirectly any oil and gas interests (whether oil and gas leasehold, mineral fee, royalty, overriding royalty, production payments, or other interests, as well as farmouts, participation agreements, or options to acquire any of the above) in the Commonwealth of Pennsylvania, other than Seller’s Reserved Interests, interests acquired in connection with the operation of the Excluded Assets under applicable joint operating agreements covering the same, or other oil and gas interests held by Citrus or its Affiliates as of the Closing in those properties set forth on Schedule 6.9 (including pursuant to pooling, unitization or acreage swaps relating to such Excluded Assets or other interests).  Nothing in this Section 6.9 shall preclude Citrus or its Affiliates from engaging in any merger or other corporate level transaction, insofar and only insofar as the transaction is with a bona fide third party and is not structured or conducted in this manner for the purpose of circumventing the restrictions set forth in this Section 6.9.  The Parties agree that Buyer shall be entitled to enforce the provisions of this Section 6.9 through specific performance.

6.10                        Financing Cooperation.  In addition to the obligations of Seller under Section 6.8, Seller shall, and shall cause its Affiliates to, provide reasonable assistance to Buyer in connection with (i) Buyer’s financing for the transactions contemplated by this Agreement (including the Debt Financing), (ii) Buyer’s offering of Future Securities (as defined below), or

(iii) making any required SEC Filings including responding to comments of the staff of the SEC with respect to information related to, or financial statements of, Seller, which shall include the following:

(a)                           (i) the preparation and delivery of such information and such other cooperation as may be reasonably requested for the preparation of an offering memorandum or private placement memorandum by Buyer and its advisors as soon as reasonably practicable after the date hereof for a distribution of debt securities as contemplated in the Debt Commitment Letter (collectively, the “Debt Securities”) in a form customary for offerings in the U.S. or international debt markets that would be reasonably required or appropriate for an offering of Debt Securities in reliance on Rule 144A (“Rule 144A”) under the Securities Act and Regulation S (“Regulation S”) under the Securities Act, including in the case of TLK and TEI, audited statements of revenue and direct operating expenses (excluding supplemental oil and gas information), and (ii) the furnishing of any additional information reasonably requested for the preparation and filing of any registration statement, prospectus, offering memorandum or private placement memorandum in which financial information of Seller is required or otherwise deemed reasonably necessary to be included or incorporated by reference, for a distribution of debt or equity securities (collectively, the “Future Securities” and together with the Debt Securities, the “Securities”) in a form customary for offerings in the U.S. or international debt or equity markets that would be reasonably required or appropriate for a public offering of securities under the an offering of Securities and/or an offering in reliance on Rule 144A and Regulation S;

(b)                           the preparation and delivery to Buyer, its advisors and its financing sources as soon as reasonably practicable of such information and such other cooperation as may be reasonably requested for the preparation of: (A) with respect to each of TEI and TLK, its Special Financial Statements and, if required by the SEC, its Audited Special Financial Statements, (B) with respect to Citrus, the CEC Interim Financials, reviewed by their Seller’s Auditor in accordance with the applicable auditing and accounting standards; and (C) such pro forma financial information as may be required or customarily provided in connection with an offering of Securities described above: including with respect to (A), (B) and (C), any modification, restatement, amendment or reissue of the foregoing in response to comments of the staff of the SEC after Seller or Sellers’ Auditors have been afforded reasonable opportunity to participate in the preparation of a response thereto;

(c)                            facilitating the granting or release of a security interest (and perfection thereof) in collateral, guarantees, mortgages, other definitive financing documents as may be reasonably requested by the Buyer;

(d)                           obtaining customary authorization letters with respect to the bank information memoranda or offering memoranda (as the case may be) and consents of the Sellers’ Auditors and of other relevant experts for use of their reports in any materials (including any registration statement, prospectus, offering memorandum or private placement memorandum) relating to any offering of bank debt or Securities;

(e)                            providing information to the Buyer’s financing sources for the transactions contemplated by this Agreement and their advisors and Buyer and its advisors as shall reasonably requested in connection with legal and business due diligence, including using commercially reasonable efforts to obtain Sellers’ Auditors’ comfort letters, legal opinions and other customary information or documents as reasonably requested by Buyer;

(f)                             providing such information to legal counsels to allow them to prepare and deliver customary 10b-5 “negative assurance” letters in connection with any offering of Securities, provided that no current or former officer, director, employee or other representative of Seller shall be required to participate in any due diligence meeting or conference in connection with any offering of Future Securities after the Closing Date;

(g)                            providing the Sellers’ Auditors with such information to allow them to prepare and deliver one or more customary comfort letters pursuant to Statement of Auditing Standards No. 72 (or the applicable local equivalent standard) in connection with any offering of Securities;

(h)                           providing information as shall be reasonably requested as necessary or appropriate for the preparation of materials for, and providing reasonably requested assistance in, presentations to the appropriate rating agencies as reasonably requested by the Buyer in order to obtain ratings in connection with any offering of Debt Securities; and

(i)                               providing information as shall be reasonably requested as necessary or appropriate for the preparation of materials for meetings, drafting sessions, presentations, road shows and due diligence sessions with the Buyer’s financing sources for the transactions contemplated by this Agreement or the offering of Debt Securities.

EXCEPT AS SUCH REPRESENTATIONS OR WARRANTIES OF SELLER ARE EXPRESSLY MADE ELSEWHERE IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF ANY INFORMATION FURNISHED BY SELLER IN COMPLIANCE WITH ANY OF THE PROVISIONS OF THIS SECTION 6.10 OR SECTION 6.8, AND THE FURNISHING OF SUCH INFORMATION BY SELLER SHALL NOT BE CONSTRUED TO MODIFY, AMEND OR EXPAND THE SCOPE OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER FURNISHED ELSEWHERE IN THIS AGREEMENT. BUYER AGREES THAT NEITHER SELLER, NOR ANY PAST, PRESENT OR FUTURE DIRECTOR, OFFICER, EMPLOYEE, INCORPORATOR, MEMBER, PARTNER, STOCKHOLDER, FINANCING SOURCE, AGENT, ATTORNEY, ADVISOR OR REPRESENTATIVE OR AFFILIATE OF SELLER, SHALL HAVE ANY LIABILITY (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE), SOLELY BY REASON OF THIS SECTION 6.10 OR SECTION 6.8, FOR ANY LOSS, CLAIM, DAMAGE OR LIABILITY THAT ARISES OUT OF, OR IS BASED UPON, ANY INACCURACY, UNTRUTHFULNESS, INCOMPLETENESS OF ANY WRITTEN OR ORAL INFORMATION FURNISHED BY SELLER IN COMPLIANCE WITH ANY OF THE PROVISIONS OF THIS SECTION 6.10 OR SECTION 6.8, OR ANY MISSTATEMENT OF

ANY MATERIAL FACT, OR OMISSION OF ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE SUCH INFORMATION NOT MISLEADING.

ARTICLE VII
BUYER’S CONDITIONS TO CLOSING

The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment by Seller or waiver by Buyer, on or prior to Closing of each of the following conditions:

7.1                               Representations.  The representations and warranties of Seller set forth in Article IV shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

7.2                               Performance.  Seller shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date.

7.3                               No Legal Proceedings.  No material suit, action, litigation or other proceeding by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

7.4                               Title Defects and Environmental Defects.  In each case subject to the Individual Title Defect Threshold, the Individual Environmental Threshold and the Aggregate Deductible, as applicable, the sum of (a) all Title Defect Amounts determined under Section 11.2(g) prior to Closing, plus the sum of all Title Defect Amounts attributable to Title Defects for which Seller intends to cure after Closing or are being disputed in accordance with the terms of this Agreement, plus any reduction to Cash Consideration attributable to Assets excluded from this Agreement (unless they are excluded at the election of Buyer under Section 12.1(b)(ii)), less the sum of all Title Benefit Amounts determined under Section 11.2(h) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under Article XII prior to Closing, plus the sum of all Remediation Amounts attributable to Environmental Defects for which Seller intends to cure after Closing in accordance with the terms of this Agreement, shall have been less than fifteen percent (15%) of the Cash Consideration.

7.5                               Consents.                                           All consents and approvals described on Schedule 7.5 shall have been obtained.

7.6                               Closing Deliverables.  Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under Section 9.3.

ARTICLE VIII
SELLER’S CONDITIONS TO CLOSING

The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment by Buyer or waiver by Seller on or prior to Closing of each of the following conditions:

8.1                               Representations.  The representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

8.2                               Performance.  Buyer shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date.

8.3                               No Legal Proceedings.  No material suit, action, litigation or other proceeding by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

8.4                               Title Defects and Environmental Defects.  In each case subject to the Individual Title Defect Threshold, the Individual Environmental Threshold and the Aggregate Deductible, as applicable, the sum of (a) all Title Defect Amounts determined under Section 11.2(g) prior to Closing, plus the sum of all Title Defect Amounts attributable to Title Defects for which Seller intends to cure after Closing or are being disputed in accordance with the terms of this Agreement, plus any reduction to Cash Consideration attributable to Assets excluded from this Agreement (unless they are excluded at the election of Buyer under Section 12.1(b)(ii)), less the sum of all Title Benefit Amounts determined under Section 11.2(h) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under Article XII prior to Closing, plus the sum of all Remediation Amounts attributable to Environmental Defects for which Seller intends to cure after Closing in accordance with the terms of this Agreement, shall have been less than fifteen percent (15%) of the Cash Consideration.

8.5                               Replacement Bonds, Guarantees and Performance Bond.  Buyer shall have obtained, in the name of Buyer: (a) replacements for Seller’s and/or its Affiliates’ bonds, letters of credit and guarantees, to the extent required by Section 6.3, (b) replacements for the Guarantees, to the extent required by Section 6.5 and (c) the Bond.

8.6                               Supplemental Listing Application.  The Stock Consideration shall be listed or quoted on the NASDAQ Global Market at the time of the Closing.

8.7                               Closing Deliverables.  Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 9.3.

ARTICLE IX
CLOSING

9.1                               Date of Closing.  Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall occur on or before August 7, 2014, or on such date as Buyer and Seller may agree upon in writing.  The date on which the Closing actually occurs shall be the “Closing Date.”

9.2                               Place of Closing.  Closing shall be held at 1001 Fannin, Suite 2500, Houston, TX 77002, or such other place as mutually agreed upon by the Parties.

9.3                               Closing Obligations.  At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)                           Seller and Buyer shall execute, acknowledge and deliver the Assignment and a Mineral Deed substantially in the form attached to this Agreement as Exhibit J, in sufficient counterparts to facilitate recording in the applicable counties covering the Assets.

(b)                           Seller and Buyer shall execute and deliver assignments, on appropriate forms, of federal Leases and state Leases included in the Assets in sufficient counterparts to facilitate filing with the applicable Governmental Authority.

(c)                            Seller and Buyer shall execute and deliver the Preliminary Settlement Statement.

(d)                           Buyer shall deliver to Seller, to the accounts designated in the Preliminary Settlement Statement, by direct bank or wire transfer in same day funds, the adjusted Cash Consideration after giving effect to the Deposit and the Settlement Amount.

(e)                            At the option of Citrus (which such option is exercisable by notice to Buyer at least five (5) days prior to the Closing Date), evidence of issuance of a certificate evidencing the Stock Consideration or the Stock Consideration credited to book-entry accounts maintained by the Buyer’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.19, free and clear of any liens.

(f)                             A certificate of the Secretary of State of the State of Maryland, dated a recent date, to the effect that the Buyer is in good standing.

(g)                            A legal opinion of Thompson & Knight LLP, in form reasonably satisfactory to the Seller;

(h)                           Seller shall deliver, on forms supplied by Buyer and reasonably acceptable to Seller, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets from and after the Effective Time, for delivery by Buyer to the purchasers of production.

(i)                               Seller shall deliver an executed statement described in Treasury Regulation §1.1445-2(b)(2) certifying that Seller is not a “foreign person” within the meaning of the Code.

(j)                              To the extent required under any applicable Law or Governmental Authority for any federal or state Lease, Seller and Buyer shall deliver federal and state change of operator forms designating Buyer as the operator of the Wells and the Leases currently operated by Seller.

(k)                           An authorized officer of Seller shall execute and deliver a certificate, dated as of Closing Date, certifying that the conditions set forth in Section 7.1 and Section 7.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer.

(l)                               An authorized officer of Buyer shall execute and deliver a certificate, dated as of Closing, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Seller.

(m)                       Buyer shall deliver any instruments and documents required by Section 6.3 and/or Section 6.5.

(n)                           Seller shall deliver releases of all deeds of trust, mortgages, security interests, financing statements, fixture filings, and other liens encumbering the Assets and securing any credit agreement, loan agreement, line of credit, promissory note, or other similar instrument or agreement, in each case executed (if applicable) and in proper form for recording or filing, together with a payoff letter from each secured party thereunder (including, without limitation, the Bank of Montreal) granting such release and authorizing the recording or filing thereof effective upon the payment of the amount of money set forth in such letter in accordance with the terms thereof.

(o)                           Seller and Buyer shall deliver the registration rights agreement substantially in the form of Exhibit E attached hereto.

(p)                           (Seller and Buyer shall deliver the transition services agreement substantially in the form of Exhibit F attached hereto.

(q)                           Seller and Buyer shall execute the commitment, ratification and amendment of the joint operating agreements substantially in the form of Exhibit G attached hereto.

(r)                              Seller and Buyer shall execute and deliver any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered at Closing.

9.4                               Records.  In addition to the obligations set forth under Section 9.3 above, but notwithstanding anything herein to the contrary, no later than ten (10) Business Days after the

Closing Date, Seller shall make available to Buyer the Records for pickup from Seller’s offices during normal business hours.

ARTICLE X
ACCESS/DISCLAIMERS

10.1                        Access.

(a)                           From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement), but subject to the other provisions of this Section 10.1 and obtaining any required consents of Third Parties, including Third Party operators of the Assets, Seller shall afford to Buyer and its officers, employees, agents, accountants, consultants, attorneys and other authorized representatives (including the Financing Sources and their representatives) (“Buyer’s Representatives”) reasonable access, during normal business hours, to the Assets and all Records in Seller’s or any of its Affiliates’ possession or control to the extent necessary to conduct the title and environmental review described in this Agreement.  All investigations and due diligence conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment.

(b)                           Buyer or Buyer’s Representatives shall be entitled to conduct (i) a Phase I environmental property assessment, and (ii) a compliance review to determine the compliance status of the assets with respect to the Assets; provided that Buyer shall not be entitled to perform any testing or operations of equipment, and provided further that any sampling or invasive activity by Buyer or Buyer’s representatives (Phase II) shall require the prior written consent of Seller, and such consent shall not be unreasonably withheld.  Buyer shall give Seller reasonable prior written notice before entering onto any of the Assets, and Seller or its designee shall have the right to accompany Buyer and Buyer’s Representatives whenever they are on site on the Assets.

(c)                            Buyer shall coordinate its environmental property assessments and physical inspections of the Assets with Seller and all Third Party operators to minimize any inconvenience to or interruption of the conduct of business by Seller or such Third Party operators.  Buyer shall abide by Seller’s, and any Third Party operator’s, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets, including any environmental or other inspection or assessment of the Assets and, to the extent required by Seller or any Third Party operator, execute and deliver any required access agreement of Seller or any such Third Party operator.  Buyer hereby defends, indemnifies and holds harmless the operators of the Assets and the Seller Indemnified Parties from and against any and all Liabilities arising out of, resulting from or relating to any field visit, environmental property assessment or other due diligence activity conducted by Buyer or any Buyer’s Representative with respect to the Assets, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR

VIOLATION OF LAW OF OR BY A MEMBER OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY LIABILITIES TO THE EXTENT (I) ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER INDEMNIFIED PARTIES, OR (II) RELATED TO INFORMATION, DATA OR DILIGENCE RESULTS DISCOVERED OR OBTAINED BY BUYER OR BUYER REPRESENTATIVES IN CONNECTION WITH SUCH DILIGENCE EFFORTS.

(d)                           Buyer agrees to provide to Seller promptly, but in no event less than five (5) days after receipt or creation, copies of all final reports and test results prepared by Buyer and/or any of Buyer’s Representatives which contain data collected or generated from Buyer’s due diligence with respect to the Assets.  Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, express, implied or statutory, as to the condition of the Assets or to the accuracy of said documents or the information contained therein.

(e)                            Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates (i) repair all physical damage done by Buyer or Buyer Representatives to the Assets as a result of Buyer’s due diligence, and, in connection therewith, restore the Assets to the same physical condition as, or better condition than, they were prior to commencement of Buyer’s due diligence, absent normal wear and tear, and (ii) remove all equipment, tools and other property brought onto the Assets in connection with Buyer’s due diligence.

(f)                             To the extent requested by Seller, Buyer and/or any of Buyer’s Representatives shall provide Seller evidence of insurance carried or maintained by the same, to the extent relevant to the physical inspection of the Assets by Buyer and/or any of Buyer’s Representatives.

10.2                        Confidentiality.  Buyer acknowledges that, pursuant to its right of access to the Records or the Assets, Buyer and/or Buyer’s Representatives will become privy to confidential information Seller or its Affiliates, and the same will be bound by the Confidentiality Agreement, and it shall advise any of Buyer’s Representatives conducting any diligence contemplated under this Article X to be aware of the confidential nature of this information and agree to be bound to the terms of the Confidentiality Agreement with regard thereto.

10.3                        Disclaimers.

(a)                           EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OR IN THE ASSIGNMENT, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE

BEEN PROVIDED TO BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

(b)                           EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OR IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OR IN THE ASSIGNMENT, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT WITH THE EXCEPTION OF MATTERS OR CIRCUMSTANCES RELATING TO ENVIRONMENTAL LAWS WHICH ARE ADDRESSED BY SECTION 10.3(c), BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(c)                            EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.  SUBJECT TO BUYER’S RIGHTS UNDER SECTION 12.1, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(d)                           SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 10.3 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE XI
TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS

11.1                        Seller’s Title.

(a)                           General Disclaimer of Title Warranties and Representations.  Except for the special warranty of title described in Section 11.1(b) and set forth in the Assignment, and without limiting Buyer’s remedies for Title Defects set forth in this Article XI, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be as set forth in Section 11.2 and (ii) after Closing, shall be pursuant to the special warranty of title set forth in the Assignment.

(b)                           Special Warranty of Title.  In addition to (and independent of) the Title Defect procedures under this Article and Buyer’s rights and remedies with regard thereto under this Article, the Assignment shall also contain a special warranty of title from Seller to Buyer relating to the Assets; provided, however, that the special warranty of title under the Assignment shall only survive for a term of five (5) years from the Closing Date (and so long thereafter as is necessary to fully resolve any claims asserted by Buyer under such special warranty prior to the expiration of such five-year term) (the “Survival Period”); and provided further, however, that the Assignment shall also contain an assignment of, and full right and subrogation of Buyer to, any rights, claims or warranties that Seller may have against any of Seller’s predecessors in title other than Seller’s Affiliates.

11.2                        Notice of Title Defects; Defect Adjustments.

(a)                           Title Defect Notices.  Buyer must deliver, no later than the date that is five (5) Business Days prior to the Closing Date (the “Title Claim Date”), claim notices to Seller meeting the requirements of this Section 11.2(a) (collectively, the “Title Defect Notices” and, individually, a “Title Defect Notice”) setting forth any matters which, in Buyer’s reasonable and good faith opinion, constitute Title Defects as defined under this Agreement and which Buyer intends to assert as a Title Defect pursuant to this Section 11.2(a).  For all purposes of this Agreement and notwithstanding anything herein to the contrary, Buyer shall be deemed to have waived, and Seller shall have no liability for, any Title Defect which Buyer fails to assert as a Title Defect by a properly delivered Title Defect Notice received by Seller on or before the Title Claim Date; provided, however, that, for purposes of Seller’s special warranty of title under the Assignment, such waiver shall not apply to any matter that, prior to the Title Claim Date, is neither reflected of record in the applicable counties or in the applicable state or federal records nor discovered by any of Buyer’s or any of its Affiliate’s employees, title attorneys, landmen or other title examiners while conducting Buyer’s due diligence with respect to the Assets.  To be effective, each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect and the Asset (including the legal description of such Asset and the Leases applicable to such Asset), or portion thereof, affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Title Defect, and (iv) the amount by which Buyer reasonably or in good faith believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based.  To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Title Claim Date, written notice of all alleged Title Defects (as well as any claims that would be claims under the special warranty set forth in the Assignment) discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Title Claim Date.  To the extent that Seller disputes the existence or validity of any Title Defects asserted, or the Title Defect Amount, Seller must assert the same in writing to Buyer prior to Closing, both as to the nature of the dispute, whether it covers all or only a portion of the value of the Title Defect asserted (and if a portion, what portion value), and any supporting information or documentation regarding such dispute within Seller’s possession or control.  Failure to timely provide such notice to Buyer prior to Closing shall be deemed a waiver by Seller of the right to dispute the same and an acceptance by Seller of the existence of the Title Defect and the Title Defect Amount asserted by Buyer.

(b)                           Title Benefit Notices.  Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Title Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Asset, or portion thereof, affected by such alleged Title Benefit (each a “Title Benefit Property”), and (ii) the amount by which Seller reasonably believes the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit and the computations upon which Seller’s belief is based.  Except as set forth in Section

11.2(a) and for the special warranty in the Assignment, Seller shall be deemed to have waived all Title Benefits for which a Title Benefit Notice has not been delivered on or before the Title Claim Date.

(c)                            Seller’s Right to Cure.  Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure at any time prior to one hundred (100) days after Closing (the “Cure Period”), any Title Defects of which it has been advised by Buyer prior to Closing.  During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Seller and its officers, employees and other authorized representatives reasonable access, during normal business hours, to the Assets and all Records in Buyer’s or any of its Affiliates’ possession in order to facilitate Seller’s attempt to cure any such Title Defects.  No reduction shall be made to the Cash Consideration with respect to any Title Defect for which Seller has provided notice to Buyer prior to or on the Closing Date that Seller intends to attempt to cure the Title Defect during the Cure Period.  If Seller fails to cure the Title Defects prior to the expiration of the Cure Period, then Seller shall pay to Buyer, in connection with the Final Settlement Statement, the Title Defect Amount attributed to such Title Defects by Buyer as described above, subject only to any offset for Title Benefits, if any, in accordance with this Agreement, unless Seller disputed such Title Defect or Title Defect Amount prior to Closing, in which case Seller shall have its rights under Section 11.2(j); provided that any dispute regarding the adequacy of the cure shall be resolved pursuant to Section 11.2(j).

(d)                           Remedies for Title Defects.  Subject to the rights of the Parties pursuant to Section 11.2(j) (with respect to disputes asserted by Seller prior to Closing) and Section 14.1(c), and the rights of Buyer under Section 11.2(c) and under the special warranty of title under the Assignment, in the event that any Title Defect timely asserted by Buyer in accordance with Section 11.2(a) is not waived in writing by Buyer or cured during the Cure Period, the remedies available with regard thereto shall be as follows:

(i)                                     subject to the Individual Title Defect Threshold and the Aggregate Deductible, reduce the Cash Consideration,  by the Title Defect Amount determined pursuant to Section 11.2(g) or Section 11.2(j);

(ii)                                  solely to the extent Buyer mutually agrees in writing to accept the same as a remedy, Seller shall agree to indemnify Buyer against all Liability (up to the Allocated Value of the applicable Title Defect Property) resulting from such Title Defect with respect to such Title Defect Property pursuant to an indemnity agreement in a form and substance mutually agreed upon by the Parties (a “Title Indemnity Agreement”);

(iii)                               at Seller’s election prior to Closing, retain the entirety of the Title Defect Property that is subject to such Title Defect, together with all associated Assets, in which event the Cash Consideration, shall be reduced by an amount equal to the Allocated Value of such Title Defect Property and such associated Assets; or

(iv)                              if applicable, terminate this Agreement pursuant to Section 14.1(c).

(e)                            Remedies for Title Benefits.  The Title Defect Amounts shall be decreased and offset (but not below zero) without duplication, by an amount (the “Title Benefit Amounts”) equal to the increase in the Allocated Value for Title Benefit Properties caused by any Title Benefits, as determined pursuant to Section 11.2(h) or Section 11.2(j).  Notwithstanding anything stated herein to the contrary, if Title Benefit Amounts exceed Title Defect Amounts, there shall be no upward adjustments to the Cash Consideration or the Stock Consideration.

(f)                             Exclusive Remedy.  Except for Buyer’s rights under Seller’s special warranty of title under the Assignment, and Buyer’s rights to terminate this Agreement pursuant to Section 14.1(c), the provisions set forth in Section 11.2(d) shall be the exclusive right and remedy of Buyer with respect to Seller’s failure to have Defensible Title with respect to any Asset or any other title matter.

(g)                            Title Defect Amount.  The amount by which the Allocated Value of a Title Defect Property is reduced as a result of the existence of a Title Defect shall be the “Title Defect Amount” and shall be determined in accordance with the following terms and conditions (without duplication):

(i)                                     if Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(ii)                                  if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii)                               if the Title Defect represents a discrepancy between (A) Seller’s Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest set forth for such Title Defect Property on Exhibit A-1, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property on Exhibit A-1;

(iv)                              if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation; provided, however, that if such Title Defect is reasonably capable of being cured, the Title Defect Amount shall not be greater than the reasonable cost and expense of curing such Title Defect;

(v)                                 the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

(vi)                              notwithstanding anything to the contrary in this Article XI, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.

(h)                                 Title Benefit Amount.  The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions (without duplication):

(i)                                     if Buyer and Seller agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(ii)                                  if the Title Benefit represents a discrepancy between (A) Seller’s Net Revenue Interest for any Title Benefit Property and (B) the Net Revenue Interest set forth for such Title Benefit Property on Exhibit A-1, then the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest set forth for such Title Benefit Property on Exhibit A-1; and

(iii)                               if the Title Benefit is of a type not described above, then the Title Benefit Amounts shall be determined by taking into account the Allocated Value of Title Benefit Property, the portion of such Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation.

To the extent that a Title Benefit and Title Benefit Amount has been mutually agreed to or determined in accordance with the dispute provisions below, then the Title Benefit Amount may be used solely and exclusively to offset and deduct a Title Defect Amount that would otherwise be used to downwardly adjust the Cash Consideration, subject to the other provisions hereof.  Notwithstanding anything herein to the contrary, (i) in no event shall there be any offset of Title Defect Amounts or other remedies provided by Seller for any individual Title Benefit for which the Title Benefit Amount does not exceed the amount equal to Individual Title Defect Threshold; and (ii) in no event shall there be any offset of Title Defect Amounts or other remedies provided by Seller for any Title Benefit that exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of the aggregate Title Benefit Amounts of all such Title Benefits exceed the Individual Title Defect Threshold, exceeds an amount equal to one percent (1%) of the Cash Consideration.

(i)                                     Title Defect Threshold and Deductible.  Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustments to the Cash Consideration or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed $50,000 (the “Individual Title Defect Threshold”); and (ii) in no event shall there be any adjustment to the Cash Consideration or other remedies provided by Seller for any Title Defect that exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of (1) the aggregate Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (but excluding any such Title Defects cured by Seller), plus (2) the aggregate Remediation Amounts of all Environmental Defects that exceed the Individual Environmental

Threshold (but excluding any Environmental Defects cured by Seller), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Cash Consideration or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Title Defect Amounts and Remediation Amounts exceeds the Aggregate Deductible.  For the avoidance of doubt, if Seller retains any Title Defect Property pursuant to Section 11.2(d)(iii), the Title Defect Amount related to such Title Defect Property will not be counted towards the Aggregate Deductible, but the Cash Consideration shall be reduced by the Allocated Value of such Title Defect Property and this reduction will be considered for purposes of Section 7.4 and/or Section 8.4.

(j)                                    Title Dispute Resolution.  Seller and Buyer shall attempt to agree on matters regarding (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Seller to cure an alleged Title Defect (the “Disputed Title Matters”) prior to Closing.  If Seller and Buyer are unable to agree by Closing (or by the end of the Cure Period if Seller elects to attempt to cure a Title Defect after Closing), the Disputed Title Matters shall be exclusively and finally resolved pursuant to this Section 11.2(j).  There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles involving properties in the Commonwealth of Pennsylvania, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the Closing or the end of the Cure Period, as applicable, or, absent such agreement, by the Houston, Texas office of the American Arbitration Association in consultation with Energy Mineral Law Foundation (the “Title Arbitrator”).  Each of Buyer and Seller shall submit to the Title Arbitrator its proposed resolution of the Disputed Title Matter.  The proposed resolution of the Disputed Title Matter shall include the best offer of the submitting Party in a single monetary amount that such Party is willing to pay or accept (as applicable) to settle the Disputed Title Matter.  The Title Arbitrator shall be limited to awarding only one or the other of the two proposed settlement amounts.  The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 11.2(j).  The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both Parties, without right of appeal.  In making his determination, the Title Arbitrator shall be bound by the rules set forth in Section 11.2(g) and Section 11.2(h) and, subject to the foregoing, may consider such other matters as, in the opinion of the Title Arbitrator, are necessary to make a proper determination.  The Title Arbitrator, however, may not award Buyer a greater Title Defect Amount than the Title Defect Amount claimed by Buyer in its applicable Title Defect Notice.  The Title Arbitrator shall act as an expert for the limited purpose of determining the specific Disputed Title Matter submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter.  Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Title Arbitrator.  Each of Seller and Buyer shall bear one-half of the costs and expenses of the Title Arbitrator.  To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Cash Consideration pursuant to Section 3.5 or Section 3.6(a), then, within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of his award with respect to a Title Defect Amount or a Title Benefit Amount, and, subject to Section 11.2(i), (i) Buyer shall pay to Seller the amount, if any, so awarded by the Title Arbitrator to Seller, and (ii) Seller shall pay to Buyer the amount, if any, so awarded by the Title Arbitrator to Buyer.  Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 11.2(j) and, to the extent any adjustments are not agreed upon by the Parties as of Closing, the Cash Consideration shall not be adjusted therefor at Closing (except to the extent that Seller has only disputed a portion of the Title Defect Amount and has not timely elected that it will try to cure the part acknowledged, in which case, the Cash Consideration will be reduced by the undisputed portion) and subsequent adjustments to the Cash Consideration, if any, will be made pursuant to Section 3.6 or this Section 11.2.

11.3                        Casualty Loss.

(a)                                 Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Buyer shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and the depreciation of Personal Property due to ordinary wear and tear, in each case, with respect to the Assets, and Buyer shall not assert such matters as Casualty Losses.

(b)                                 If, after the Execution Date but prior to the Closing Date, any portion of the Assets is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), and the Closing thereafter occurs, at Closing, at Buyer’s election, if not cured prior to Closing to Buyer’s reasonable satisfaction, Buyer may reduce the Cash Consideration by the value by which the Assets have been damaged or lost as a result of such Casualty Loss, or Buyer may elect to have Seller pay and agree to pay to Buyer all sums paid to Seller by (as well as sums that Seller has a right to receive from) Third Parties by reason of any Casualty Loss insofar as with respect to the Assets and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Parties) arising out of such Casualty Loss insofar as with respect to the Assets; provided, however, that Seller shall reserve and retain (and Buyer shall assign to Seller) all right, title, interest and claims against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss and/or pursuing or asserting any such insurance claims or other rights against Third Parties.

11.4                        Preferential Purchase Rights and Consents to Assign.

(a)                                 With respect to each Preferential Purchase Right, including, without limitation, those set forth in Schedule 4.10, Seller, promptly after the Execution Date, shall send to the holder of each such Preferential Purchase Right a notice in material compliance with the contractual provisions applicable to such Preferential Purchase Right.

(i)                                     If, prior to Closing, any holder of a Preferential Purchase Right notifies Seller that it intends to consummate the purchase of the Asset to which its Preferential Purchase Right applies, then the Asset subject to such Preferential Purchase Right shall be excluded from the Assets to be assigned to Buyer at Closing (but only to the extent of the portion of such Asset affected by the Preferential Purchase Right), and the Cash Consideration shall be reduced by the Allocated Value of the Asset (or portion thereof) so excluded.  Seller shall be entitled to all proceeds paid by any Person exercising a Preferential Purchase Right prior to Closing.  If such holder of such Preferential Purchase Right thereafter fails to consummate the purchase of the Asset (or portion thereof) covered by such Preferential Purchase Right on or before sixty (60) days following the Closing Date, (A) Seller shall so notify Buyer, (B) Buyer shall purchase, on or before ten (10) days following receipt of such notice, such Asset (or portion thereof) that was so excluded from Seller, under the terms of this Agreement and for a price equal to the amount by which the Cash Consideration was reduced at Closing with respect to such excluded Asset (or portion thereof) and (C) Seller shall assign to Buyer the Asset (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.  If, as of Closing, the time for exercising a Preferential Purchase Right, for which Buyer has knowledge prior to Closing, has not expired and such Preferential Purchase Right has not been exercised or waived, then the Asset subject to such Preferential Purchase Right shall be included in the Assets to be assigned to Buyer at Closing, and Buyer shall be solely responsible for complying with the terms of such Preferential Purchase Right and shall be entitled to the proceeds, if any, associated with the exercise of such Preferential Purchase Right.

(ii)                                  All Assets for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired without exercise by the holder thereof, in each case, prior to Closing, shall be sold to Buyer at Closing pursuant to the provisions of this Agreement.

(b)                                 With respect to each Consent, including, without limitation, those set forth in Schedule 4.4, Seller, prior to Closing, shall send to the holder of each such Consent a notice in material compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby.

(i)                                     If (A) Seller fails to obtain a Consent set forth in Schedule 4.4 prior to Closing and the failure to obtain such Consent would cause (1) the assignment of the Assets affected thereby to Buyer to be void or (2) the termination of a Lease or Contract under the express terms thereof or (B) a Consent requested by Seller is denied in writing, then, in each case, the Asset (or portion thereof) affected by such un-obtained Consent shall be excluded from the Assets to be assigned to Buyer at Closing, and the Cash Consideration shall be reduced by the Allocated Value of such Asset (or portion thereof) so excluded.  In the event that a Consent (with respect to an Asset excluded pursuant to this Section 11.4(b)(i)) that was not obtained prior to Closing is obtained within one hundred (100) days following Closing, then, in connection with the Final Settlement Statement, and after such Consent is obtained (x) Buyer shall purchase the Asset (or portion thereof) that was so excluded as a result of such previously un-obtained Consent and pay to Seller the amount by which the Cash Consideration was reduced at Closing with respect to the Asset (or portion thereof) so excluded and (y) Seller shall assign to Buyer the Asset (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.

(ii)                                  Subject to the conditions in Section 7.5, if (A) Seller has used all commercially reasonable efforts but fails to obtain a Consent set forth in Schedule 4.4 prior to Closing and the failure to obtain such Consent would not cause (1) the assignment of the Asset (or portion thereof) affected thereby to Buyer to be void or (2) the termination of a Lease or Contract under the express terms thereof and (B) such Consent requested by Seller is not denied in writing by the holder thereof, then the Asset (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by Seller to Buyer at Closing as part of the Assets and Buyer shall have no claim against, and Seller shall have no Liability for, the failure to obtain such Consent.

(iii)                               Prior to Closing, Seller and Buyer shall use their commercially reasonable efforts to obtain all Consents listed on Schedule 4.4; provided, however, that neither Party shall be required to incur any Liability or pay any money in order to obtain any such Consent.  Subject to the foregoing, Buyer agrees to provide Seller with any information or documentation that may be reasonably requested by Seller and/or the Third Party holder(s) of such Consents in order to facilitate the process of obtaining such Consents.

ARTICLE XII

ENVIRONMENTAL MATTERS

12.1                        Notice of Environmental Defects.

(a)                                 Environmental Defects Notice.  Buyer must deliver no later than the same date that is the Title Claim Date (the “Environmental Claim Date”) claim notices to Seller meeting the requirements of this Section 12.1(a) (collectively, the “Environmental Defect Notices” and, individually, an “Environmental Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Section 12.1.  For all purposes of this Agreement, except for the representations and warranties in Section 4.25, any Liabilities attributable to off-site disposal of Hazardous Materials, and Seller’s indemnities related thereto, Buyer shall be deemed to have waived, and Seller shall have no liability for, any Environmental Defect which Buyer fails to assert as an Environmental Defect by a properly delivered Environmental Defect Notice received by Seller on or before the Environmental Claim Date.  To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the matter constituting the alleged Environmental Condition (including the applicable Environmental Law violated or implicated thereby) and the Assets affected by such alleged Environmental Condition, (ii) the Allocated Value of the Assets (or portions thereof) affected by such alleged Environmental Condition (provided, however, that the Remediation Amount shall in no manner be limited by such Allocated Value), (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Environmental Condition, and (iv) a calculation (or Buyer’s good faith calculation) of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such alleged Environmental Defect.  Buyer’s calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Condition that gives rise to the asserted Environmental Defect and identify all assumptions used by

Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws.  Seller shall have the right, but not the obligation, to cure any asserted Environmental Defect on or before the expiration of the Cure Period.  No reduction shall be made to the Cash Consideration with respect to any asserted Environmental Defect for which Seller has provided notice to Buyer prior to or on the Closing Date that Seller intends to attempt to cure the asserted Environmental Defect during the Cure Period.  To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Environmental Claim Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Environmental Claim Date.  To the extent that Seller disputes the existence or validity of any Environmental Defects asserted, or the Remediation Amount, Seller must assert the same in writing to Buyer prior to Closing, both as to the nature of the dispute, whether it covers all or only a portion of the value of the Environmental Defect asserted (and if a portion, what portion value), and any supporting information or documentation regarding such dispute within Seller’s possession or control.  Failure to timely provide such notice to Buyer prior to Closing shall be deemed a waiver by Seller of the right to dispute the same and an acceptance by Seller of the existence of the Environmental Defect and the Remediation Amount asserted by Buyer.

(b)                                 Remedies for Environmental Defects.  Subject to the rights of the Parties pursuant to Section 12.1(e) (with respect to disputes asserted by Seller prior to Closing), Section 14.1(c) and subject to the representations and warranties in Section 4.25, any Liabilities attributable to off-site disposal of Hazardous Materials, and Seller’s indemnities related thereto, in the event that any Environmental Defect timely asserted by Buyer in accordance with Section 12.1(a) is not waived in writing by Buyer or cured during the Cure Period, the remedies available with regard thereto shall be as follows (provided that any dispute regarding the adequacy of the cure shall be resolved pursuant to Section 12.1(e)) :

(i)                                     subject to the Individual Environmental Threshold and the Aggregate Deductible, reduce the Cash Consideration by the Remediation Amount;

(ii)                                  at either Buyer’s or Seller’s election prior to Closing, in the event that the Remediation Amount exceeds 50% of the Allocated Value of the affected Assets, Seller shall retain the Leases within any Unit containing the Asset that is subject to such Environmental Defect, together with all associated Assets, in which event the Cash Consideration shall be reduced by an amount equal to the Allocated Value of such Leases within any Unit containing and such associated Assets;

(iii)                               solely to the extent Buyer mutually agrees in writing to accept the same as a remedy, Seller shall agree to indemnify Buyer against all Liability resulting from such Environmental Defect with respect to the Assets pursuant to an indemnity agreement in a form and substance mutually agreeable to the Parties (each, an “Environmental Indemnity Agreement”);

(iv)                              if applicable, terminate this Agreement pursuant to Section 14.1(c); or

(v)                                 If the option set forth in clause (i) above is elected, Buyer shall be deemed to have assumed responsibility for all of the costs and expenses attributable to the Remediation of the Environmental Condition attributable to such Environmental Defect and for all Liabilities with respect thereto and such responsibility of Buyer shall be deemed to constitute part of the Assumed Obligations hereunder.

(c)                                  Exclusive Remedy.  Except for Buyer’s rights to terminate this Agreement pursuant to Section 14.1(c) and except for the representations and warranties in Section 4.25, any Liabilities attributable to off-site disposal of Hazardous Materials, and Seller’s indemnities related thereto, the provisions set forth in Section 12.1(b) shall be the exclusive right and remedy of Buyer with respect to any Environmental Defect with respect to any Asset or other environmental matter.

(d)                                 Environmental Deductibles.  Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustment to the Cash Consideration or other remedies provided by Seller for any individual Environmental Defect unless the Remediation Amount to address a Defect exceeds $50,000 or unless the Remediation Amount for all Defects present at a particular well site exceeds $50,000 (the “Individual Environmental Threshold”); and (ii) in no event shall there be any adjustment to the Cash Consideration or other remedies provided by Seller for any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Threshold unless (A) the amount of the sum of (1) the aggregate Remediation Amounts of all such Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Environmental Defects cured by Seller), plus (2) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (but excluding any Title Defects cured by Seller), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Cash Consideration or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Remediation Amounts and Title Defect Amounts exceeds the Aggregate Deductible.  For the avoidance of doubt, if Seller retains any Assets pursuant to Section 12.1(b)(ii), the Cash Consideration shall be reduced by the Allocated Value of such affected Assets and this reduction will be considered for purposes of Section 7.4 and/or Section 8.4 (unless the retention of such Assets was at the election of Buyer in which case the reduction will not be considered for purposes of Section 7.4 and Section 8.4).

(e)                                  Environmental Dispute Resolution.  Seller and Buyer shall attempt to agree on (i) all Environmental Defects and Remediation Amounts prior to Closing and (ii) the adequacy of any cure by Seller of any asserted Environmental Defect prior to the end of the Cure Period (items (i) and (ii), collectively, the “Disputed Environmental Matters”).  If Seller and Buyer are unable to agree by Closing (or by the end of the Cure Period if Seller elects to attempt to cure an asserted Environmental Defect after Closing), the Disputed Environmental Matters shall be exclusively and finally resolved by arbitration pursuant to this Section 12.1(e).  There shall be a single arbitrator, who shall be an environmental attorney with at least ten (10) years’ experience in environmental matters involving oil and gas producing properties in the regional area in which the affected Assets are located, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the Closing Date or the end of the Cure Period, as applicable, or, absent such agreement, by the Houston, Texas office of the American Arbitration Association (the “Environmental Arbitrator”).  The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 12.1.  The Environmental Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both Parties, without right of appeal.  In making his determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 12.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination.  The Environmental Arbitrator, however, may not award Buyer any greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice.  The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific Disputed Environmental Matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter.  Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Environmental Arbitrator.  Each of Seller and Buyer shall bear one-half of the costs and expenses of the Environmental Arbitrator.  To the extent that the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Cash Consideration pursuant to Section 3.5 or Section 3.6(a), then, within ten (10) days after the Environmental Arbitrator delivers written notice to Buyer and Seller of his award with respect to any Remediation Amount, and, subject to Section 12.1(d), (i) Buyer shall pay to Seller the amount, if any, so awarded by the Environmental Arbitrator to Seller, and (ii) Seller shall pay to Buyer the amount, if any, so awarded by the Environmental Arbitrator to Buyer.  Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 12.1(e), and, to the extent any adjustments are not agreed upon by the Parties as of Closing, the Cash Consideration shall not be adjusted therefor at Closing (except to the extent that Seller has only disputed a portion of the Remediation Amount and has not timely elected that it will try to cure the part acknowledged, in which case, the Cash Consideration will be reduced by the undisputed portion) and subsequent adjustments to the Cash Consideration, if any, will be made pursuant to Section 3.6 or this Section 12.1(e).

12.2                        NORM, Asbestos, Wastes and Other Substances.  Buyer acknowledges that the Assets have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under the Assets or associated with the Assets.  Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances.  NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms.  The wells, materials and equipment located on the Assets or included in the Assets may contain NORM, asbestos and other wastes or Hazardous Substances.  NORM containing material and/or other wastes or

Hazardous Substances may have come in contact with various environmental media, including, water, soils or sediment.  Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets.  The presence of NORM or asbestos-containing materials that are non-friable cannot be claimed as an Environmental Defect, except to the extent constituting an Environmental Condition.

ARTICLE XIII

ASSUMPTION; INDEMNIFICATION; SURVIVAL

13.1                        Assumption by Buyer.  Without limiting (and except with regard to matters covered by) Buyer’s rights to indemnity under this Article XIII and Buyer’s rights under any applicable Title Indemnity Agreement or Environmental Indemnity Agreement, and except for Buyer’s rights with regard to the special warranty of title under the Assignment and except as to Title Defects and Environmental Defects for which Seller has elected to try to cure after Closing or are being disputed between the Parties, in accordance with the terms of this Agreement, from and after Closing Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, including obligations to (a) furnish makeup gas and/or settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts, (b) pay Working Interests, royalties, overriding royalties and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense (including those amounts for which the Cash Consideration was adjusted pursuant to Section 3.3(b)(vi)), (c) Decommission the Assets (the “Decommissioning Obligations”), (d) clean up and/or remediate the Assets in accordance with applicable Contracts and Laws, subject to the exclusions below and in subpart (vi) of the definition of Retained Obligations, and (e) perform all obligations applicable to or imposed on the lessee, owner or operator under the Leases and the Applicable Contracts, or as required by Law (all of said obligations and Liabilities herein being referred to collectively as the “Assumed Obligations”).

13.2                        Indemnities of Seller.  Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8 or otherwise in this Agreement, Seller (severally and not jointly, in accordance with Section 15.11(d)) shall be responsible for, shall pay on a current basis, and hereby agrees to defend, indemnify, hold harmless and forever release Buyer and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a)                                 any breach by Seller of any of its representations or warranties contained in Article IV;

(b)                                 any breach by Seller of any of its covenants or agreements under this Agreement;

(c)                                  any Asset Taxes attributable to Seller’s ownership of the Assets prior to the Effective Time;

(d)                                 any Income Taxes attributable to the Seller, any Income Taxes attributable to Seller’s ownership of the Asset prior to the Closing Date; and any Income Taxes arising from Seller’s sale of the Assets under this Agreement;

(e)                                  any Retained Obligations; and

(f)                                   any Limited Seller Obligations.

13.3                        Indemnities of Buyer.  Effective as of Closing, Buyer and its successors and assigns shall assume and be responsible for, shall pay on a current basis, and hereby agrees to defend, indemnify, hold harmless and forever release Seller and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a)                                 any breach by Buyer of any of its representations or warranties contained in Article V;

(b)                                 any breach by Buyer of any of its covenants or agreements under this Agreement; and

(c)                                  the Assumed Obligations.

13.4                        Limitation on Liability and Treatment of Indemnity Payments.

(a)                                 Seller shall not have any liability for any indemnification under Section 13.2(a) (other than with regard to Specified Representations) or under Section 13.2(f) (regarding Limited Seller Obligations) of this Agreement (i) for any individual Liability unless the amount with respect to such Liability exceeds $50,000, and (ii) until and unless the aggregate amount of all Liabilities for which Claim Notices are delivered by Buyer exceeds the Indemnity Deductible, and then only to the extent such Liabilities exceed the Indemnity Deductible; provided that the adjustments to the Cash Consideration under Section 3.2(e), Section 3.3, Section 3.5, Section 3.6, Section 3.7, Section 3.9, the other indemnities under Section 13.2, or Section 15.2, and any payments in respect thereof shall not be limited by this Section 13.4(a).

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify Buyer under Section 13.2(a) (other than with regard to Specified Representations) or under Section 13.2(f) (regarding Limited Seller Obligations) for aggregate Liabilities in excess of an amount equal to twenty-five percent (25%) of the Cash Consideration; provided that the adjustments to the Cash Consideration under Section 3.2(e), Section 3.3, Section 3.5, Section 3.6, Section 3.7, Section 3.9, the other indemnities under Section 13.2, or Section 15.2, and any payments in respect thereof shall not be limited by this Section 13.4(b).

(c)                                  Any indemnity payment by either Seller or Buyer arising from a breach of representations, warranties and covenants under this Agreement shall be treated as an adjustment to the Purchase Price payable hereunder for federal Income Tax purposes.

13.5                        Express Negligence.  EXCEPT AS OTHERWISE PROVIDED IN SECTION 6.5 AND SECTION 10.1(C), THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE AND ASSUMED OBLIGATIONS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY.  BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”

13.6                        Exclusive Remedy.  Upon Closing and consummation of the transactions contemplated herein, except for matters for which Seller has agreed to indemnify Buyer and the Buyer Indemnified Parties under Section 13.2, and except with regard to matters covered by any mutually agreed Environmental Indemnity Agreement, and except as to Environmental Defects timely asserted by Buyer prior to Closing which have not been cured as of the Closing, Buyer, on its own behalf and on behalf of the Buyer Indemnified Parties, hereby releases, remises, and forever discharges Seller and its Affiliates from any right of contribution that Buyer may otherwise have under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any similar Environmental Laws, with respect to conditions on the Assets.

13.7                        Indemnification Procedures.  All claims for indemnification under Section 6.5, Section 10.1(c), Section 13.2 and Section 13.3 shall be asserted and resolved as follows:

(a)                                 For purposes of Section 6.5, Section 10.1(c) and this Article XIII, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party or Parties having an obligation to indemnify the other Party and/or other Persons with respect to such Liabilities pursuant to Section 6.5, Section 10.1(c) or this Article XIII, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party and/or other Persons having the right to be indemnified with respect to such Liabilities by the Indemnifying Party pursuant to Section 6.5, Section 10.1(c) or this Article XIII.

(b)                                 To make a claim for indemnification under Section 6.5, Section 10.1(c), Section 13.2 or Section 13.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 6.5, Section 10.1(c), Section 13.2 or Section 13.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c)                                  In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its obligation to defend and indemnify the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party.  The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d)                                 If the Indemnifying Party admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim.  The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest.  The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(d).  An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e)                                  If the Indemnifying Party does not admit its obligation or admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof.  If the Indemnifying Party has not yet admitted its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability.  Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under subsection (iii) above.

(f)                                   In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities.  If the Indemnifying Party does not notify the Indemnified Party within such thirty (30) day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

13.8                        Survival.

(a)                                 The representations, warranties and covenants of the Parties in this Agreement shall survive the Closing and the execution and delivery of the Assignment; provided, however, that except for the Specified Representations, the representations and warranties of the Parties in Article IV and Article V and the covenants and agreements of the Parties in Sections 6.1 shall survive Closing for a period of one year; and provided further, however, that the Specified Representations,, and covenants to be performed at or after the Closing (other than the representations in Section 4.14 and the covenants in Section 15.2, which shall each survive Closing until the expiration of the applicable statute of limitations), shall survive Closing without time limit; and provided further, however, that the special warranty of title provided under the Assignment shall survive for the Survival Period.  Subject to the foregoing and Section 13.8(b), the remainder of this Agreement shall survive Closing without time limit.  Representations, warranties, covenants and agreements shall be of no further force or effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b)                                 The indemnities in Section 13.2(a), Section 13.2(b), Section 13.3(a) and Section 13.3(b) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such expiration date.  Seller’s indemnities in Sections 13.2(c)-(e) shall survive until the expiration of the applicable statute of limitations (and so long thereafter as necessary to fully resolve any claims asserted prior to the expiration of that period); provided, however, that the Seller’s indemnities under Section 13.2(e), insofar and only insofar as they relate to Liabilities described in subparts (i), (iii) and (v) of the definition of Retained Obligations shall only survive until the date that is five (5) years following the Closing Date (and so long thereafter as necessary to fully resolve any claims asserted prior to the expiration of that period).  Seller’s indemnities in Section 13.2(f) shall survive until the date that is one (1) year following the Closing Date (and so long thereafter as necessary to fully resolve any claims asserted prior to the expiration of that period).  Buyer’s indemnities in Section 6.5, Section 10.1(c) and Sections 13.3(c) shall survive Closing without time limit and shall be deemed covenants running with the Assets.

13.9                        Waiver of Right to Rescission.  Seller and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement.  As the payment of money shall be adequate compensation, following Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

13.10                 Insurance.  The amount of any Liabilities for which any of the Buyer Indemnified Parties or Seller Indemnified Parties, respectively, is entitled to indemnification under this Agreement shall be reduced by any corresponding insurance proceeds from insurance policies carried by such entitled Party actually realized by such Party by a claim that is properly pursued under the relevant insurance arrangements.

13.11                 Financing Sources Disputes.  Notwithstanding anything herein to the contrary, each of the Parties agrees that it will not bring or support any action, cause of action, claim, cross-claim or Third-Person claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or the transactions contemplated herein, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).  Each of the Parties irrevocably agrees to waive trial by jury in any action, cause of action, claim, cross-claim or third-Person claim referred to in this paragraph.

13.12                 Non-Compensatory Damages.  None of the Buyer Indemnified Parties nor the Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, as applicable, or their respective Affiliates, any special, indirect, consequential, punitive, exemplary, remote or speculative damages (including damages for lost profits of any kind) arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a Third Party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder.  Subject to the preceding sentence, each of Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of the Seller Indemnified Parties, waives any right to recover any special, indirect, consequential, punitive, exemplary, remote or speculative damages (including damages for lost profits of any kind) arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

13.13                 Disclaimer of Application of Anti-Indemnity Statutes.  The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement and/or the transactions contemplated hereby.

ARTICLE XIV

TERMINATION, DEFAULT AND REMEDIES

14.1                        Right of Termination.  This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:

(a)                                 by Seller, at Seller’s option, if any of the conditions set forth in Article VIII have not been satisfied on or before the Closing Date (and, if due to Buyer’s breach of this Agreement, Buyer’s breach remains uncured until after August 30, 2014);

(b)                                 by Buyer, at Buyer’s option, if any of the conditions set forth in Article VII have not been satisfied on or before the Closing Date (and, if due to Seller’s breach of this Agreement, Seller’s breach remains uncured until after August 30, 2014);

(c)                                  by Buyer if the condition set forth in Section 7.4 has not been satisfied on or before the Closing Date or by Seller if the condition set forth in Section 8.4 is not satisfied on or before the Closing Date; or

(d)                                 by Seller or Buyer if Closing shall not have occurred on or before August 30, 2014;

(e)                                  by Seller if the Deposit has not been funded by Buyer to the Escrow Agent either concurrently with the execution of this Agreement or on the next Business Day if such execution occurs on a non-Business Day, as applicable, pursuant to Section 3.2(a);

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (a), (b) or (d) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement.

14.2                        Effect of Termination.  If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 14.1 hereof, then, except as provided in Section 3.2 and except for the provisions of Sections 10.1(c) through (f), 10.2, 10.3, 13.11, this Section 14.2, Section 14.3, Article I and Article XV (other than Sections 15.2(b), 15.7 and 15.8) and such of the defined terms set forth in Appendix I to give context to such Sections, this Agreement shall forthwith become void, and the Parties shall have no liability or obligation hereunder except and to the extent set forth in Section 3.2.

14.3                        Return of Documentation and Confidentiality.  Upon termination of this Agreement, Buyer shall return to Seller all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps and other information furnished by Seller to

Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Assets, in each case in accordance with the Confidentiality Agreement, and an officer of Buyer shall certify same to Seller in writing.

ARTICLE XV

MISCELLANEOUS

15.1                        Appendices, Exhibits and Schedules.  All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.  Each Party to this Agreement and its counsel has received a complete set of Appendices, Exhibits and Schedules prior to and as of the execution of this Agreement.

15.2                        Expenses and Taxes.

(a)                                 Except as otherwise specifically provided herein, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, legal and accounting fees, costs and expenses.

(b)                                 Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the date on which the Effective Time occurs.  Buyer shall be allocated and bear all Asset Taxes attributable to (A) any Tax period or portion thereof beginning on or after the Effective Time and (B) the portion of any Straddle Period beginning on the date on which the Effective Time occurs.

(c)                                  For purposes of determining the allocations described in Section 15.2(b), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the date on which the Effective Time occurs and the portion of such Straddle Period beginning on the date on which the Effective Time occurs by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand.  For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

(d)                                 To the extent the actual amount of an Asset Tax is not determinable at the Closing or at the time of the determination of the Final Settlement Statement pursuant to

Section 3.6, as applicable, (i) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Asset Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 15.2.

(e)                                  Buyer shall be responsible for payment to the applicable Taxing Authorities of all Asset Taxes that become due and payable on or after the Closing Date, and Buyer shall indemnify and hold Seller harmless for any failure to make such payments.

(f)                                   All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets to Buyer shall be borne by Buyer.  The Parties do not expect that any applicable sales, use, transfer, stamp, documentary, registration or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (collectively, “Transfer Taxes”) to be due and owing as a result of this Agreement and the transactions hereunder and, in furtherance thereof, the Parties shall, and shall cause their respective Affiliates to, reasonably cooperate in order to minimize any such Transfer Taxes.  Notwithstanding anything in this Section 15.2(f) to the contrary, Buyer will pay all Transfer Taxes, if any, owing as a result of this Agreement and the transactions hereunder.

(g)                                  The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets.  Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement.  The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective Taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

15.3                        Assignment.  This Agreement may not be assigned by Buyer prior to Closing without the prior written consent of Seller; provided, however, that without consent of Seller, but upon written notice to Seller, Buyer may direct that any of the Assets it is to receive at Closing be conveyed directly by Seller to a designated subsidiary or affiliate of Buyer.  In the event Seller consents to any such assignment, such assignment shall not relieve Buyer of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment.  Any assignment or other transfer by Buyer or its successors and assigns of any of the Assets shall not relieve Buyer or its successors or assigns of any of their obligations (including indemnity obligations) hereunder, as to the Assets so assigned or transferred. This Agreement may not be assigned by Seller without the prior written consent of Buyer;

15.4                        Preparation of Agreement.  Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

15.5                        Publicity.  Seller and Buyer shall promptly consult with each other with regard to all press releases or other public or private announcements issued or made at or prior to Closing concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable Laws or the applicable rules and regulations of any Governmental Authority or stock exchange, neither Buyer nor Seller shall issue any such press release or other public or private announcement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

15.6                        Notices.  All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (“email”) transmission (provided that a receipt of such email is requested and received), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Seller:

Citrus Energy Corporation

Attention: Lance Peterson, President

333 Perry Street, Suite 250,

Castle Rock, Colorado 80104

Phone: 303-619-1302

Fax: 303-688-3130

Email:  lance@citrusenergy.com

If to Buyer:

Warren Resources, Inc.

Attention: Jeff Keeler, Vice President, Project Development

1114 Avenue Of The Americas

34th Floor

New York, NY 10036

Phone: 212-697-9660

Fax: 212-697-9466

Email: jkeeler@warrenresources.com

With a copy to:

Warren Resources, Inc.

Attention: Saema Somalya, General Counsel

11114 Avenue Of The Americas

34th Floor

New York, NY 10036

Phone: 212-697-9660

Fax: 212-697-9466

Email: ssomalya@warrenresources.com

Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by email transmission during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day).  The Parties may change the address and the email address to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 15.6.  If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

15.7                        Further Cooperation.  After Closing, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer’s title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement.

15.8                        Filings, Notices and Certain Governmental Approvals.  Promptly after Closing, Buyer shall (a) record all assignments executed at Closing in the records of the applicable Governmental Authority (including any federal or state agencies, if applicable), (b) cooperate and assist Seller with, if applicable, sending notices to vendors supplying goods and services for the Assets and to the operator of such Assets of the assignment of such Assets to Buyer, (c) actively cooperate and assist Seller with pursuing the unconditional approval of all applicable Governmental Authorities of the assignment of the Assets to Buyer and (d) actively cooperate and assist Seller with pursuing all other consents and approvals that may be required in connection with the assignment of the Assets to Buyer and the assumption of the Liabilities assumed by Buyer hereunder, in each case, that shall not have been obtained prior to Closing.  Buyer shall use its commercially reasonable efforts to assist Seller in obtaining from any Governmental Authority any such required, unconditional approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.

15.9                        Entire Agreement; Conflicts.  THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, THE TRANSACTION DOCUMENTS AND THE CONFIDENTIALITY AGREEMENT COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE

PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.  THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER SELLER NOR BUYER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH.  IN THE EVENT OF A CONFLICT BETWEEN (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY APPENDIX, SCHEDULE OR EXHIBIT HERETO OR (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY TRANSACTION DOCUMENT, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE APPENDICES, SCHEDULES AND EXHIBITS HERETO OR ANY TRANSACTION DOCUMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 15.9.  Notwithstanding anything stated herein or in the Confidentiality Agreement to the contrary, upon Closing, the confidentiality and use restrictions imposed on Buyer under the Confidentiality Agreement shall terminate and be null and void as to Buyer with regard to any Records or other confidential information relating to any of the Assets acquired by Buyer under this Agreement.

15.10                 Parties in Interest.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its successors and assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so).  Notwithstanding the foregoing, the Financing Sources shall be deemed third-Person beneficiaries of the limitations on liability set forth in Sections 3.2(b), 15.10, and 15.17, hereof, each of which limitations shall be enforceable by each Financing Source and, to the extent enforced thereby, construed in accordance with, and governed by, the Laws of the State of New York without reference to the conflict of Laws principles thereof, and none of which limitations shall be amended or otherwise modified in any way that adversely affects the rights of any Financing Source without the prior written consent of the Financing Sources.

15.11                 Agent; Several Liability of Seller.

(a)                                 Each of TLK and TEI, by executing this Agreement, irrevocably constitutes and appoints Citrus and its successors, acting as hereinafter provided, as such appointing Person’s attorney-in-fact to act on behalf of such Person in connection with the authority granted to Citrus pursuant to this Section 15.11, and acknowledges that such appointment is coupled with an interest.

(b)                                 Each of TLK and TEI by such appointment (i) authorizes Citrus subsequent to the date hereof (A) to give and receive written consents, reports, notices and communications to or from Buyer relating to this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents, (B) to act on such appointing Person’s behalf with respect to any and all matters affecting such appointing Person in this Agreement, including giving and receiving all consents, notices and communications to be given or received with respect to any such matters, and (C) to negotiate, compromise and resolve any dispute that may arise under this Agreement, and (ii) agrees to be bound by all agreements and determinations made by and documents executed and delivered by Citrus pursuant to the authority granted to Citrus hereunder; provided that Citrus is not authorized to agree to any amendments to the terms or provisions of this Agreement or reductions to the Cash Consideration, other than reductions (or decisions pursuant to Title Defect or Environmental Defect mechanics) pursuant to the mechanics set forth in this Agreement, without prior approval by TLK and TEI.

(c)                                  Each of TLK and TEI by the execution of this Agreement expressly acknowledges and agrees that (i) Citrus is authorized to act on its behalf with respect to this Agreement, notwithstanding any dispute or disagreement between such appointing Person and Citrus, and (ii) Buyer, each Buyer Indemnified Party and any other Person shall be entitled to solely interact with, and rely on any and all actions taken by, Citrus under this Agreement without any Liability to, or obligation to inquire of, such appointing Person.  Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, Citrus that is within the scope of Citrus’ authority under this Section 15.11 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of Seller and shall be final, binding and conclusive upon such appointing Person.  Buyer and any other Person shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, such appointing Person and Seller.

(d)                                 In the event the condition to Closing set forth in Section 8.4 is waived by Citrus, but TLK or TEI do not wish to waive such condition, TLK or TEI, as applicable (a “Withdrawing Party”) may withdraw its interest in the Assets from this Agreement by providing written notice to Citrus.  In such event, the Withdrawing Party shall be removed from this Agreement, and Citrus and Warren shall be permitted to proceed with the transactions contemplated by this Agreement (as they may be modified by Citrus and Warren) without any liability to the Withdrawing Party and without the obligation to include the Withdrawing Party’s interests in the Assets in such transactions.  In the event that either or both of TLK and TEI become a Withdrawing Party, the Cash Consideration shall be reduced by an amount equal to the amounts allocated to TLK and TEI under Schedule 3.1.

(e)                                  Notwithstanding anything in this Agreement to the contrary, the obligations of Seller under this Agreement shall be shared severally, and not jointly, by Citrus, TLK and TEI to the extent of their respective interests in the Assets relevant to the obligation in question.

15.12                 Amendment.  This Agreement may be amended, restated, supplemented or otherwise modified only by an instrument in writing executed by both Parties and expressly identified as an amendment, restatement, supplement or modification.

15.13                 Waiver; Rights Cumulative.  Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance.  No course of dealing on the part of Seller or Buyer or their respective officers, employees, agents, or representatives, and no failure by Seller or Buyer to exercise any of its rights under this Agreement, shall, in any such case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision.  No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.  Except as expressly limited herein, such as with regard to the Deposit being Seller’s sole and exclusive remedy with regard to any pre-Closing breach of this Agreement by Buyer or in connection with the termination of this Agreement, the rights of Seller and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

15.14                 Governing Law; Jurisdiction.

(a)                                 Except as set forth in Sections 13.10 and 15.10, this Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction; provided, however, that it is acknowledged that the actual conveyance of the Assets under the Assignments shall be governed by the law of Pennsylvania.

(b)                                 The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby shall be in any state or federal court in Houston, Texas and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.  The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United

States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)                                  To the extent that any Party or any of its Affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 15.14(b).

(d)                                 THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.15                 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15.16                 Removal of Name.  As promptly as practicable, but in any case within ninety (90) days after the Closing Date (or such earlier time as may be required by applicable Law), Buyer shall eliminate the names “Citrus”, “Citrus Energy” and any variants thereof from the Assets and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.

15.17                 Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

15.18                 Non-Recourse. Without limiting the rights of Seller under and to the extent provided under Section 3.2(b), but subject to the limitations on Seller under Section 14.2, this Agreement may only be enforced against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party.  Without limiting the rights of Seller under and to the extent provided under Section 3.2(b), but subject to the limitations on Seller under Section 14.2, except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Financing Source, agent, attorney, advisor or Representative or affiliate of any named Party to this Agreement, in their respective capacities as such, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Financing Source, agent, attorney, advisor or Representative or Affiliate of any of the foregoing, in their respective capacities as such, shall have any liability for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Seller or Buyer under this Agreement (whether for indemnification or otherwise), to Seller or Buyer in their respective capacities as such under this Agreement.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

SELLER:

CITRUS ENERGY APPALACHIA, LLC

By:	/s/ Lance Peterson
Name: Lance Peterson
Title: President

TLK ENERGY, LLC

By:	/s/ Tony S. Say
Name: Tony S. Say
Title: President

TROY ENERGY INVESTMENTS, LLC

By:	/s/ Tony S. Say
Name: Tony S. Say
Title: Member

BUYER:

WARREN RESOURCES, INC.

By:	/s/ Philip A. Epstein
Name: Philip A. Epstein
Title: Chairman & Chief Executive Officer

CEC:

CITRUS ENERGY CORPORATION

By:	/s/ Lance Peterson
Name: Lance Peterson
Title: President

APPENDIX I

DEFINED TERMS

“Accounting Arbitrator” shall have the meaning set forth in Section 3.7.

“Actual Realized Price” shall be the Lower Marcellus Net Revenue divided by the Lower Marcellus Unhedged Sales Volumes, it would be expressed as a $ per MMBtu of sales volumes.

“Adjusted NSAI Baseline Reserve Report” shall mean an adjusted NSAI Baseline Reserve Report to take into account any adjustments to ownership interests of Seller in the assets based on Title Defects asserted under the terms of Article XI which are not cured, and the Parties shall re-publish such adjusted NSAI Baseline Reserve Report.

“AFEs” shall have the meaning set forth in Section 4.13.

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.  The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Deductible” shall mean an amount equal to two percent (2%) of the Cash Consideration.

“Agreement” shall have the meaning set forth in the introductory paragraph herein.

“Allocated Values” shall have the meaning set forth in Section 3.8.

“Applicable Contracts” shall mean all Contracts to which Seller is a party or is bound relating to any of the Assets and (in each case) that will be binding on Buyer after Closing, including: communitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; service agreements, and other similar contracts and agreements, but exclusive of any Contracts, insofar (and only to the extent) relating to the Excluded Assets.

“Asset Taxes” shall mean ad valorem, property, severance, production, sales, use and similar Taxes (which for the avoidance of doubt, does not include Income Taxes, Transfer Taxes, franchise Taxes or similar Taxes) based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom or the receipt of proceeds therefrom.

1

“Assets” shall have the meaning set forth in Section 2.1.

“Assignment” shall mean the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Assets, substantially in the form attached to this Agreement as Exhibit B.

“Assumed Obligations” shall have the meaning set forth in Section 13.1.

“Audited Special Financial Statements” shall have the meaning set forth in Section 6.8(d).

“BMO” shall have the meaning set forth in Section 3.12.

“Bond” shall have the meaning set forth in Section 6.8(a).

“Burden” shall mean any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Asset Taxes and Income Taxes).

“Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in Houston, Texas are generally open for business.

“Buyer” shall have the meaning set forth in the introductory paragraph herein.

“Buyer Financial Statements” shall have the meaning set forth in Section 5.13.

“Buyer Indemnified Parties” shall have the meaning set forth in Section 13.2.

“Buyer SEC Documents” shall have the meaning set forth in Section 5.12(a).

“Buyer’s Representatives” shall have the meaning set forth in Section 10.1(a).

“Capital Support” “ shall have the meaning set forth in Section 4.24.

“Cash Consideration” shall have the meaning set forth in Section 3.1.

“Casualty Loss” shall have the meaning set forth in Section 11.3(b).

“CEC Audited Financials” shall have the meaning set forth in Section 6.8(b).

“CEC Interim Financials” shall have the meaning set forth in Section 6.8(b).

“CEC Financials” shall have the meaning set forth in Section 6.8(b).

“Citrus” shall have the meaning set forth in the introductory paragraph herein.

“Claim Notice” shall have the meaning set forth in Section 13.7(b).

“Closing” shall have the meaning set forth in Section 9.1.

2

“Closing Date” shall have the meaning set forth in Section 9.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Buyer’s common stock, par value $0.0001 per share.

“Confidentiality Agreement” shall mean, collectively, that certain Confidentiality Agreement between Citrus Energy Corporation and Warren Resources, Inc. dated as of April 11, 2014 and that certain Confidentiality Agreement between Warren Resources, Inc. and Citrus Energy Corporation, dated effective June 5, 2014.

“Consent” shall have the meaning set forth in Section 4.4.

“Contract” shall mean any written or oral contract, agreement or any other legally binding arrangement, but excluding, however, any Lease, pooling declaration, unitization agreement, easement, right-of-way, permit or other instrument creating or evidencing an interest in the Assets (other than joint operating agreements or unit operating agreements) or any real or immovable property related to or used in connection with the operations of any Assets.

“Cure Period” shall have the meaning set forth in Section 11.2(c).

“Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.

“Debt Commitment Letter” shall mean an executed debt commitment letter, dated as of the date hereof, among Buyer and Bank of Montreal, and BMO Capital Markets Corp., including any exhibit or schedule thereto and any amendment, restatement, modification or replacement thereof.

“Debt Financing” shall mean the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.

“Decommission” and “Decommissioning” shall mean all dismantling and decommissioning activities and obligations as are required by Law, any Governmental Authority or agreements including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with operations or activities and associated site clearance, site restoration and site remediation.

“Decommissioning Obligations” shall have the meaning set forth in Section 13.1.

“Defensible Title” shall mean such title of Seller with respect to the Wells and Well Locations set forth on Exhibit A-1 and the Units set forth on Exhibit A-2, and with respect to other Assets, that, subject to Permitted Encumbrances:

(a)                            with respect to each Well or Well Location set forth on Exhibit A-1 (subject to the depth restrictions set forth on Exhibit A and Exhibit A-1, and, for a Well,

3

limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formations set forth on Exhibit A-1 for such Well Location), entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit A-1 for such Well or Well Location, except for (i) decreases in connection with those operations in which Seller (in accordance with the terms of this Agreement) or Buyer (after Closing)  may from and after the Execution Date elect to be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pooling or unit agreements by Seller (in accordance with the terms of this Agreement) or by Buyer after Closing, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries to the extent such imbalances either arise after Closing or if existing as of the Closing, for which there is an adjustment to the Cash Consideration at Closing in accordance with the terms hereof, and (iv) as otherwise set forth on Exhibit A-1;

(b)                           with respect to each Unit set forth on Exhibit A-2 (subject only to the depth restrictions set forth on Exhibit A and the applicable Target Formations set forth on Exhibit A-2), entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit A-2 for such Unit, except for (i) decreases in connection with those operations in which Seller (in accordance with the terms of this Agreement) or Buyer (after Closing)  may from and after the Execution Date elect to be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pooling or unit agreements by Seller (in accordance with the terms of this Agreement) or by Buyer after Closing, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries to the extent such imbalances either arise after Closing or if existing as of the Closing, for which there is an adjustment to the Cash Consideration at Closing in accordance with the terms hereof, and (iv) as otherwise set forth on Exhibit A-2;

(c)                            with respect to each Well or Well Location set forth on Exhibit A-1 (subject only to the depth restrictions set forth on Exhibit A and Exhibit A-1, and, for a Well, limited to the Target Formations, and, for a Well Location, limited to the applicable Target Formations set forth on Exhibit A-1 for such Well Location), obligates Seller to bear not more than the Working Interest set forth on Exhibit A-1 for such Well or Well Location, except for (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, insofar as such increases are accompanied by a proportionate increase in Seller’s Net Revenue Interest, and (ii) as otherwise set forth on Exhibit A-1;

(d)                           with respect to each Unit set forth on Exhibit A-2 (subject to the depth restrictions set forth on Exhibit A and limited to the applicable Target Formations set forth on Exhibit A-2 for such Unit), obligates Seller to bear not more than the Working Interest set forth on Exhibit A-2 for such Unit, except for (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, insofar as such increases are accompanied by a proportionate increase in Seller’s Net Revenue Interest, and (iii) as otherwise set forth on Exhibit A-2;

4

(e)                            any Leases (or portions thereof) that are not held by production beyond their stated primary term have a remaining primary term which expires not sooner than eighteen (18) months following the Effective Date; and

(f)                             with respect to any Assets, is free and clear of all Encumbrances.

“Deposit” shall have the meaning set forth in Section 3.2(a).

“Dispute Notice” shall have the meaning set forth in Section 3.6(a), Section 3.10 or Section 3.11, as applicable.

“Disputed Environmental Matters” shall have the meaning set forth in Section 12.1(e).

“Disputed Title Matters” shall have the meaning set forth in Section 11.2(j).

“Earn-Out Calculation” shall have the meaning set forth in Section 3.10.

“Earn-Out Consideration” shall mean an amount equal to the Proved Reserves Earn-Out Amount plus the Price Differential Earn-Out Amount; provided that such aggregate amount shall not exceed $8,500,000.

“Effective Time” shall mean 10:00 a.m. (Eastern Time) on July 1, 2014.

“email” shall have the meaning set forth in Section 15.6.

“Encumbrance” shall mean any lien, mortgage, security interest, pledge, charge, or similar encumbrance.

“Environmental Arbitrator” shall have the meaning set forth in Section 12.1(e).

“Environmental Claim Date” shall have the meaning set forth in Section 12.1(a).

“Environmental Condition” shall mean (a) a condition existing prior to the Environmental Claim Date with respect to the Assets or their operation, or the air, soil, subsurface, surface waters, ground waters and/or sediments that causes an Asset (or Seller with respect to an Asset) not to be in compliance with any Environmental Law, or (b) the existence prior to the Environmental Claim Date with respect to the Assets or their operation thereof of any environmental pollution, contamination or degradation where remedial or corrective action is presently required (or if known by the appropriate Governmental Authority, would be presently required) under Environmental Laws.

“Environmental Defect” shall mean an Environmental Condition with respect to an Asset.

“Environmental Defect Notice” shall have the meaning set forth in Section 12.1(a).

“Environmental Indemnity Agreement” shall have the meaning set forth in Section 12.1(b)(iii).

5

“Environmental Laws” shall mean all applicable Laws in effect, including common law, relating to the protection of the public health, welfare and the environment, including, those Laws relating to the storage, handling and use of chemicals and other Hazardous Substances and those Laws relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof, including without limitation, the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970 (to the extent relating to environmental matters), the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local Laws implementing or substantially equivalent to the foregoing federal Laws, all as amended through the Closing Date.  The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority, as long as not mandated by applicable Laws.

“ERISA Affiliate” shall have the meaning set forth in the definition of “Retained Obligations.”

“Escrow Agent” means Cortland Capital Market Services, LLC.

“Escrow Agreement” means that certain Escrow Agreement, dated the date hereof, by and among Buyer, Seller and the Escrow Agent, substantially in the form attached hereto as Exhibit H.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean (a) all of Seller’s corporate minute books, financial records and other business records that relate to Seller’s business generally (including the ownership and operation of the Assets); (b) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all trade credits, all accounts, all receivables and all other proceeds, income or revenues attributable to the Assets and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, Seller’s right with respect to all claims and causes of action of Seller arising under or with respect to any Contract that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 11.3 and to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) Seller’s rights with respect to all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time; (f) all claims of Seller or its Affiliates for refunds of, rights to receive funds from any Governmental Authority or loss carry forwards or credits with respect to (i) Asset Taxes attributable to any period prior to the Effective Time, (ii) Income Taxes or (iii) any Taxes attributable to the Excluded Assets; (g) all of Seller’s personal computers and associated peripherals and all of Seller’s radio and telephone equipment; (h) all of

6

Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine (excluding, title opinions, land records, environmental reports or assessments regarding the Assets, or legal analysis of any liability or obligation that relate to the Assumed Obligations); (j) all data of Seller that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties, solely to the extent that Seller has used commercially reasonable efforts to obtain the consent to disclose the same and excluding, title opinions, land records, environmental reports or assessments regarding the Assets, or legal analysis of any liability or obligation that relate to the Assumed Obligations; (k) all audit rights of Seller arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Buyer and matters that relate to the Assumed Obligations; (l)  documents prepared or received by Seller or its Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Seller, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its respective representatives, and any prospective purchaser other than Buyer and (v) correspondence between Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (m) any offices, office leases and any personal property (other than Records) located in or on such offices or office leases; (n) any other assets specifically listed on Exhibit C; (o) any Hedge Contracts; (p) any debt instruments, promissory notes, mortgages, or pledges, of Seller; (q) all of Seller’s personnel files and records and (r) any other assets expressly excluded under other provisions of this Agreement, including Seller’s Reserved Interests.  Seller’s indemnity for Excluded Assets in Section 13.2 is not intended to alter the allocation of liabilities in joint operating agreements relating to the Assets and Seller’s Reserved Interests, and in the event of an inconsistency with regard to Seller’s Reserved Interests after Closing between such joint operating agreements and such indemnity, the joint operating agreements shall control as to matters covered thereby.

“Excluded Earn-out Locations” shall have the meaning set forth in the definition of “Proved Reserve Earn-out Amount.”

“Execution Date” shall have the meaning set forth in the introductory paragraph herein.

“Final Cash Consideration” shall have the meaning set forth in Section 3.6(a).

“Final Settlement Statement” shall have the meaning set forth in Section 3.6(a).

“Financing Sources” shall mean Bank of Montreal, BMO Capital Markets Corp., and any other potential or actual lenders and investors for the Debt Financing, together with their Affiliates and their respective representatives.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative,

7

regulatory or Taxing Authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Governing Documents” shall have the meaning set forth in Section 5.10(b).

“Guarantees” shall have the meaning set forth in Section 6.5.

“Hazardous Substances” shall mean any pollutants, contaminants, toxins or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws, including NORM, petroleum or petroleum-derived wastes (when released into the environment), and other substances referenced in Section 12.2.

“Hedge Contract” shall mean any Contract to which Seller or any of its Affiliates is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Hired Employees” shall mean those employees and agents of Seller who are hired or engaged by Buyer or one of its Affiliates on or after the Closing Date.

“Hydrocarbons” shall mean oil and gas and other hydrocarbons produced or processed in association therewith.

“Imbalances” shall mean all Well Imbalances and Pipeline Imbalances.

“Income Taxes” shall mean any income, franchise and similar Taxes.

“Indemnified Party” shall have the meaning set forth in Section 13.7(a).

“Indemnifying Party” shall have the meaning set forth in Section 13.7(a).

“Indemnity Deductible” shall mean an amount equal to two percent (2%) of the Cash Consideration.

“Individual Environmental Threshold” shall have the meaning set forth in Section 12.1(d).

“Individual Title Defect Threshold” shall have the meaning set forth in Section 11.2(i).

“Interim Period” shall mean that period of time commencing with the Effective Time and ending at 7:00 a.m. (Central Time) on the Closing Date.

“Knowledge” shall mean with respect to Seller, the actual knowledge (without investigation) of the following Persons:  (a) Lance Peterson, (b) Dan Collins, (c) Sharon Alexander, (d) Zach Waite and (e) Mark Rodenburg.

8

“Lands” shall have the meaning set forth in Section 2.1(a).

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Leases” shall have the meaning set forth in Section 2.1(a).

“Liabilities” shall mean any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage or environmental damage or Remediation.

“Limited Seller Obligations” means any Liabilities that are (i) not otherwise disclosed in the Schedules to this Agreement, or covered by the Seller’s indemnities under Sections 13.2(a)-(e), and (ii) are otherwise attributable to the ownership, operation, use, maintenance or disposition of Assets attributable to the periods prior to the Effective Time, excluding (x) any Liabilities arising from a violation or alleged violation of any Environmental Laws (other than with regard to off-site disposal), (y) any plugging and abandonment Liabilities and (z) matters for which the Parties have adjusted the Cash Consideration under the terms of the (such as with regard to imbalances, or suspended funds).

“Lower Marcellus” shall mean the Lower Marcellus Shale Formation, being the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen below the subsurface depths of 7,424 feet, being below the top of the Cherry Valley Lime, on the Baker Hughes electric log run for the Proctor and Gamble 1V Well (API No. 37131200150000) on November 14, 2009.

“Lower Marcellus Hedged Volume” shall be the volume of gas expressed in MMBtu for the production attributable to Buyer’s Net Revenue Interests in the Lower Marcellus Wells that is hedged on a NYMEX basis using derivative contracts.

“Lower Marcellus Net Revenue” shall mean an amount equal to the Lower Marcellus Unhedged Sales Volume during the Price Differential Earn-Out Period multiplied by the sales price for such production.  Such amount shall not be reduced by any production, marketing or transportation expenses.

“Lower Marcellus Unhedged Sales Volumes” shall mean actual sales volumes expressed in MMBtus attributable to the Buyer’s Net Revenue Interests in the Lower Marcellus Wells less the Lower Marcellus Hedged Volume.

“Material Adverse Effect” shall mean an event or circumstance that, individually or in the aggregate, results in a material adverse effect on the ownership, operation or value of the Assets taken as a whole and as currently operated as of the Execution Date or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that a Material Adverse Effect shall not include any material adverse effect resulting from:  (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of

9

Seller taken in accordance with the terms of this Agreement without the violation thereof or with the prior written consent of Buyer; (c) changes in general market, economic, financial or political conditions (including changes in commodity prices, fuel supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; (d) changes in conditions or developments generally applicable to the oil and gas industry in the area where the Assets are located; (e) acts of God, including hurricanes, tornados, storms or other naturally occurring events; (f) acts or failures to act of Governmental Authorities; (g) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (h) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (i) a change in Laws and any interpretations thereof from and after the Execution Date; (j)  changes in the prices of Hydrocarbons; and (k) natural declines in well performance contemplated in the NSAI Baseline Reserve Report, insofar as the impacts of the matters described in subparts (c)-(j) above do not disproportionately affect the Assets or the value thereof relative to other similarly situated oil and gas industry participants .

“Material Contracts” shall have the meaning set forth in Section 4.8(a).

“Mineral Fee” shall have the meaning set forth in Section 2.1(b).

“Net Revenue Interest” shall mean, with respect to any Well or Well Location set forth on Exhibit A-1 or Unit set forth on Exhibit A-2 (subject only to the depth restrictions set forth on Exhibit A and Exhibit A-1, and, for a Well, limited to the Target Formations, and, for a Well Location or Unit, limited to the applicable Target Formations set forth on Exhibit A-1 or Exhibit A-2 for such Well Location or Unit), the interest, expressed as a decimal or a percentage, in and to all Hydrocarbons produced, saved and sold from or allocated to such Well or Well Location or Unit, after giving effect to all Burdens.

“NORM” shall mean naturally occurring radioactive material.

“NSAI” shall mean Netherland Sewell and Associates.

“NSAI Baseline Reserve Report” shall mean the NSAI baseline reserve report, which baseline reserve report is set forth on Exhibit D attached hereto.

“NSAI Realized Price” shall mean the equivalent realized price in Exhibit D-1 using the NYMEX gas futures as of 6/24/2014 less the blended basis differential for each month.

“Operating Expenses” shall have the meaning set forth in Section 2.3.

“Overhead Costs” shall mean with respect to those Assets that are operated by Seller and are burdened by an existing joint operating agreement covering such Assets, the amount representing the overhead or general and administrative fee that is charged by Seller to other Working Interest owners with interests in the related Assets as set forth in the accounting procedures attached to such joint operating agreement, which amount is attributable to the Assets during the Interim Period, insofar and only insofar as applied without duplication to other adjustments to be made under this Agreement, and insofar as such overhead the same do not exceed $827.30 per Well per month (on an 8/8ths basis).

10

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Performance” shall have the meaning set forth in Section 6.8(c).

“Permitted Encumbrances” shall mean:

(a)                           the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well or Well Location or Unit set forth on Exhibit A-1 or Exhibit A-2 to an amount less than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit A-2 for such Well or Well Location or Unit, or (ii) does not obligate Seller to bear a Working Interest with respect to any Well or Well Location or Unit set forth on Exhibit A-1 or Exhibit A-2 in any amount greater than the Working Interest set forth on Exhibit A-1 or Exhibit A-2 for such Well or Well Location or Unit (unless the Net Revenue Interest for such Well or Well Location or Unit is greater than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit A-2, as applicable in the same or greater proportion as any increase in such Working Interest);

(b)                           preferential rights to purchase and required consents to assignment and similar agreements;

(c)                            liens for Taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(d)                           Customary Post-Closing Consents;

(e)                            conventional rights of reassignment;

(f)                             such Title Defects as Buyer may have waived or is deemed to have waived pursuant to the terms of this Agreement;

(g)                            all applicable Laws and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license or permit;

(h)                           rights of a common owner of any interest in rights-of-way, permits or easements held by Seller and such common owner as tenants in common or through common ownership;

(i)                                easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of operations,

11

facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not materially impair the operation, drilling, development, or use of the Assets as currently operated and used;

(j)                              vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Seller;

(k)                           liens created under operating agreements or by operation of Law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller;

(l)                               any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing;

(m)                       any matters referenced and set forth on Exhibit A, Exhibit A-1 or Exhibit A-2 and all litigation set forth in Schedule 4.7;

(n)                           liens burdening a lessor’s interest in a Lease, insofar and only insofar as either (1) the Lease is not included in a Unit, Well Location, nor is any Well located thereon, or (ii) it is a Lease identified in Schedule AP-1 attached hereto; and

(o)                           solely to the extent such Applicable Contracts are provided or made available to Buyer prior to execution of this Agreement, the terms and conditions of all Applicable Contracts, if the net cumulative effect of such Applicable Contracts (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well or Well Location or Unit set forth on Exhibit A-1 or Exhibit A-2 to an amount less than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit A-2 for such Well or Well Location or Unit, and (ii) does not obligate Seller to bear a Working Interest with respect to any Well or Well Location or Unit set forth on Exhibit A-1 or Exhibit A-2 in any amount greater than the Working Interest set forth on Exhibit A-1 or Exhibit A-2 for such Well or Well Location or Unit (unless the Net Revenue Interest for such Well or Well Location or Unit is greater than the Net Revenue Interest set forth on Exhibit A-1 or Exhibit A-2 in the same or greater proportion as any increase in such Working Interest.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

“Personal Property” shall have the meaning set forth in Section 2.1(g).

“Pipeline Imbalance” shall mean any marketing imbalance between the quantity of Hydrocarbons attributable to the Assets required to be delivered by Seller under any Contract

12

relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by Seller pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.

“Preferential Purchase Right” shall have the meaning set forth in Section 4.10.

“Preliminary Settlement Statement” shall have the meaning set forth in Section 3.5.

“Price Differential Earn-Out Amount” shall mean an amount equal to 50% of the product of (a) the difference between Actual Realized Price less NSAI Realized Price, times (b) the Lower Marcellus Unhedged Sales Volumes for each month during the Price Differential Earn-Out Period.  There shall be no Price Differential Earn-Out Amount calculation if the Actual Realized Price is less than the NSAI Realized Price

“Price Differential Earn-Out Period” shall mean the period from the Effective Time through December 31, 2016.

“Proved Reserves Earn-Out Amount” shall be calculated as 20% of the positive difference, if any, between the PV20 of the Proved Reserves in the Lower Marcellus only, in the NSAI Baseline Reserve Report (or, as applicable, the Adjusted NSAI Baseline Reserve Report) and the PV20 of the Proved Reserves in the Lower Marcellus only of the Updated 1/2017 Reserve Report.  The calculation would utilize the following assumptions and methodology:

(i) the effective date for both reserve reports will be January 1, 2017;

(ii) both the NSAI Baseline Reserve Report (or, as applicable, the Adjusted NSAI Baseline Reserve Report) and the Updated 1/2017 Reserve Report will use the same commercial evaluation assumptions such as index prices, gas price differentials, and ownership assumptions (as adjusted in accordance with the Adjusted NSAI Baseline Reserve Report), operating costs and capital expenditures as in the NSAI Baseline Reserve Report (or, as applicable, the Adjusted NSAI Baseline Reserve Report);

(iii)                               both of such reports will include all proved reserves within the Assets less the three Lower Marcellus well locations identified as probable or possible locations per the January 1, 2014 Miller and Lents, Ltd. reserve report prepared for Citrus (as listed below, the “Excluded Earn-out Locations”):

Unit	Lease	Well ID	Res Cat (1)	Formation
Macialek	Macialek 1	3H	PROB	Lower Marcellus
Cook	Macialek 1 Cook	2H	POSS	Lower Marcellus
Cook	Mattocks 1 Cook	3H	PROB	Lower Marcellus

(1)  Reserve Category in the Seller’s Miller and Lentz Reserve Report

13

; and

(iv) the Parties agree that the roll-forward PV20 of the Proved Reserves for the Lower Marcellus for the NSAI Baseline Report as of January 1, 2017 is $159,821,643.   Nonetheless, this PV20 value may be adjusted if an Adjusted NSAI Baseline Reserve Report is found to be needed.

“Prospect Area” shall mean the area described on Exhibit I attached hereto

“Purchase Price” shall have the meaning set forth in Section 3.1.

“PV20” is defined as the value calculated using the monthly discount methodology of the ARIES reserve evaluation program and a 20% discount rate.

“Records” shall have the meaning set forth in Section 2.1(j).

“Regulation S” shall have the meaning set forth in Section 6.10(a).

“Remediation” shall mean, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under Environmental Laws to correct or remove such Environmental Condition, and payment or satisfaction of any other Liabilities related thereto required to be paid or satisfied (under Environmental Laws) as of the Environmental Claim Date.

“Remediation Amount” shall mean, with respect to an Environmental Condition, the present value as of the Closing Date (using an annual discount rate of ten percent (10%)), to the extent that Remediation Amounts will include monitoring or other estimated costs that would be incurred more than a year after Closing, of the cost (net to Seller’s interest prior to the consummation of the transactions contemplated by this Agreement) of the most commercially reasonable and cost-effective Remediation of such Environmental Condition which would be both in compliance with all applicable Environmental Laws, Leases, Contracts and in accordance with generally accepted industry practices in the area.

“Retained Obligations” shall mean and include the following:

(i)                                     All obligations and Liabilities for the calculation or proper payment of royalties, overriding royalties, or other Burdens and payments out of production or Hydrocarbons to any co-interest owners attributable to the Assets for all periods prior to the Effective Time;

(ii)                                  Any Liabilities relating to (a) any Tax withholding or reporting obligations with respect to any current or former employees or agents of Seller or Seller’s Affiliates (whether in connection with these transactions or otherwise), (b) any current or former

14

compensation or benefit plan, program, agreement or arrangement of Seller or any trade or business (whether or not incorporated) which is or at any time within the six (6) year period preceding the Closing Date would have been treated as a “single employer” with any Seller under Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) or under which Seller or an ERISA Affiliate of Seller has made contributions or had an obligation to make contributions, and (c) the employment or service, terms and conditions of employment or service (including without limitation compensation, benefits, and hours of work and overtime), termination of employment or service, or labor obligations or Liabilities with regard to the current or former employees, agents and other service providers of Seller and its Affiliates (whether in connection with these transactions or otherwise); provided, however, that in no event shall Retained Obligations described in clause (a) or (c) of this subpart (ii) include any Liabilities relating to any Hired Employee to the extent arising with respect to periods on or after the date such Hired Employee is hired or engaged by Buyer or one of its Affiliates and with respect to such employment or engagement by Buyer or one of its Affiliates;

(iii)                               All obligations or Liabilities related or attributable to personal injury, illness, bodily injury or death occurring during operations of the Assets prior to Closing;

(iv)                              any Liabilities relating to the Excluded Assets;

(v)                                 any Liabilities relating to the disposal or burial of Hazardous Materials by Seller or any Person engaged by Seller off the real property interests comprising the Assets; and

(vi)                              any Liabilities arising from any pending or threatened litigation, arbitration (or Liabilities to which Seller has knowledge regarding any pending or threatened audit or proceeding) with any Third party or Governmental Authority, regardless of whether included or described on Schedule 4.7.

“Rule 144A” shall have the meaning set forth in Section 6.10(a).

“SEC” shall have the meaning set forth in Section 6.8(a).

“SEC Filings” shall have the meaning set forth in Section 6.8(a).

“Securities” shall have the meaning set forth in Section 6.10(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Seller Indemnified Parties” shall have the meaning set forth in Section 13.3.

“Seller’s Auditor” shall have the meaning set forth in Section 6.8(a).

“Seller’s Reserved Interests “shall have the meaning set forth in Section 2.1(a).

15

“Settlement Escrow” shall mean the post-Closing escrow with Escrow Agent, as escrow agent, to hold and distribute the Settlement Amount in accordance with the terms hereof.

“Settlement Amount” shall mean and include the aggregate sum of any Title Defect Amounts or Remediation Amounts which exceed the Individual Title Defect Threshold or the Individual Environmental Threshold, respectively, asserted by Buyer prior to Closing in accordance with the provisions of Article XI and Article XII, to the extent that (i) the Title Defects and Environmental Defects to which they relate have not been cured to Buyer’s reasonable satisfaction prior to Closing, (ii) there not been a mutually agreed adjustment to the Purchase Price at Closing relative thereto, (iii) the Assets to which the Title Defects or Environmental Defects relate have not been excluded from this Agreement prior to Closing in accordance with the provisions of Article XI and Article XII (and the Cash Consideration reduced by the Allocated Value for the same in connection with such exclusion), and (iv) only to the extent such aggregate amount exceeds the Aggregate Deductible.  For the sake of clarity, the Settlement Amount shall include Title Defect Amounts or Remediation Amounts asserted by Buyer relating to (a) any Title Defects or Environmental Defects for which Seller has retained the right to cure after Closing in accordance with the provisions of Article XI and Article XII, and (b) any Title Defects, Environmental Defect, Title Defect Amount or Remediation Amount that is being disputed.  Any interest earned on the Title Defect Amounts or Remediation Amounts held in the Settlement Escrow shall be paid and distributed to the Party entitled to receive the payment of such Title Defect Amounts or Remediation Amounts.

“Settlement Date” shall mean the date that all Title Defects and Environmental Defects for which Title Defect Amounts or Remediation Amounts have been held after Closing relative to the Settlement Amount have been fully resolved, in accordance with the provisions of Section 3.2(e).

“Special Financial Statements” shall have the meaning set forth in Section 6.8(a).

“Specified Representations” shall mean the representations and warranties in Sections 4.1, 4.2, 4.5, 4.6, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 5.1, 5.2, 5.9, 5.10 and 5.11.

“Stock Consideration” shall mean 6,666,667 shares of common stock of Buyer

“Straddle Period” shall mean any Tax period beginning before and ending after the Effective Time.

“Survival Period” shall have the meaning set forth in Section 11.1(b).

“Target Formations” shall mean the Upper Marcellus and Lower Marcellus, as applicable.

“Taxes” shall mean any taxes, assessments and other governmental charges imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, license, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock,

16

franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, windfall profit, severance, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability; the foregoing shall include any transferee or successor liability for a Tax and any liability assumed by agreement or arising as a result of being (or having been) a member of any group of Affiliates (or being included (or required to be included) in any Tax Return relating thereto).

“Taxing Authority” shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Tax Return” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“TEI” shall have the meaning set forth in the introductory paragraph herein.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Party Claim” shall have the meaning set forth in Section 13.7(b).

“Title Arbitrator” shall have the meaning set forth in Section 11.2(j).

“Title Benefit” shall mean, with respect to each Well and Well Location or Unit shown on Exhibit A-1 or Exhibit A-2 or any other property included in the Assets, as applicable, any right, circumstance or condition that operates to (a) increase the Net Revenue Interest of Seller above that shown for such Well or Well Location or Unit or other property on Exhibit A-1 or Exhibit A-2, if applicable, to the extent the same does not cause a greater than proportionate increase in Seller’s Working Interest therein above that shown on Exhibit A-1 or Exhibit A-2, or (b) to decrease the Working Interest of Seller in any Well or Well Location or Unit below that shown for such Well or Well Location or Unit on Exhibit A-1 or Exhibit A-2, as applicable to the extent the same causes a decrease in Seller’s Working Interest that is proportionately greater than the decrease in Seller’s Net Revenue Interest therein below that shown on Exhibit A-1 or Exhibit A-2, as applicable.

“Title Benefit Amount” shall have the meaning set forth in Section 11.2(e).

“Title Benefit Notice” shall have the meaning set forth in Section 11.2(b).

“Title Benefit Property” shall have the meaning set forth in Section 11.2(b).

“Title Claim Date” shall have the meaning set forth in Section 11.2(a).

17

“Title Defect” shall mean any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to the Assets, without duplication; provided that the following shall not be considered Title Defects:

(a)                           defects arising out of lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s superior claim of title to the relevant Asset;

(b)                           defects based on a gap in Seller’s chain of title in the applicable federal, state or county records, unless such gap is affirmatively shown to exist in such records by an abstract of title, run sheet, title opinion or landman’s title chain which documents shall be included in a Title Defect Notice;

(c)                            defects based on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings;

(d)                           any Encumbrance or loss of title resulting from Seller’s conduct of business in compliance with this Agreement;

(e)                            defects based upon the exercise of any Preferential Purchase Rights or Consents (insofar as Consents are addressed under Section 11.4 hereof);

(f)                             defects arising from any prior oil and gas lease relating to the lands covered by a Lease which has by its terms expired but which has not been released or surrendered of record, unless Buyer provides affirmative evidence that such prior oil and gas lease is still in effect and results in another Person’s actual and superior claim of title to the relevant Asset;

(g)                            defects that affect only which Person has the right to receive royalty payments (rather than the amount or the proper payment of such royalty payment);

(h)                           defects based solely on (and for which Buyer does not have another basis to assert such defects): (i) lack of information in Seller’s files; (ii) references to an unrecorded document(s) to which neither Seller nor any Affiliate is a party, if such document is dated earlier than January 1, 1960 and is not in Seller’s files; or (iii) Tax assessment, Tax payment or similar records (or the absence of such activities or records), insofar as the same are not delinquent;

(i)                               defects or irregularities that would customarily be waived by a reasonable owner or operator of oil and gas properties;

(j)                              defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;

(k)                           defects that have been cured by applicable Laws of limitations or prescriptions;

18

(l)                               defects arising from any change in applicable Law after the Execution Date; and

(m)                       defects or irregularities resulting from or related to probate proceedings or the lack thereof, which defects or irregularities have been outstanding for seven-and-a-a-half (7.5) years or more.

“Title Defect Amount” shall have the meaning set forth in Section 11.2(g).

“Title Defect Notice” shall have the meaning set forth in Section 11.2(a).

“Title Defect Property” shall have the meaning set forth in Section 11.2(a).

“Title Indemnity Agreement” shall have the meaning set forth in Section 11.2(d)(ii).

“TLK” shall have the meaning set forth in the introductory paragraph herein.

“Transaction Documents” shall mean those documents executed pursuant to or in connection with this Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 15.2(f).

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

“Units” shall have the meaning set forth in Section 2.1(d).

“Updated 1/2017 Reserve Report” shall mean that reserve report to be prepared by NSAI in the future in accordance with those terms in the Section 3.10 (Earn-out Provision).  This report will have an effective date of January 1, 2017.

“Upper Marcellus” shall mean the Upper Marcellus Shale Formation, being the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen between the subsurface depths of 7,241 feet and 7,424 feet, and being above the top of the Cherry Valley Lime seen at 7,424 feet, on the Baker Hughes electric log run for the Proctor and Gamble 1V Well (API 37131200150000) on November 14, 2009.

“Wells” shall have the meaning set forth in Section 2.1(c).

“Well Imbalance” shall mean any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled, together with any appurtenant rights and obligations concerning future in kind and/or cash balancing at the wellhead.

19

“Well Location” shall mean each well location set forth on Exhibit A-1 and the applicable spacing unit or governmental spacing unit associated with such well location, and the Seller’s interests in the Leases that cover such well location.

“Withdrawing Party” shall have the meaning set forth in Section 15.11(d).

“Working Interest” shall mean, with respect to any Well or Well Location or Unit or Lease set forth on Exhibit A-1 or Exhibit A-2 (subject only to the depth restrictions set forth on Exhibit A and Exhibit A-1, and, for a Well, limited to any currently producing formations, and, for a Well Location or Unit, limited to the applicable Target Formations set forth on Exhibit A-1 for such Well Location or Exhibit A-2 for such Unit), the interest, expressed as a decimal or a percentage, in and to such Lease, or currently producing formations (for such Well) or such applicable Target Formations (for such Well Location or Unit) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Lease, currently producing formations (for such Well) or such applicable Target Formations (for such Well Location or Unit), but without regard to the effect of any Burdens.

20

Oil and Gas Leases	EXHIBIT “A”	Lands located in Wyoming County, Pennsylvania

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Abelson, Arthur S & Rosemary F	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-060.0-054-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-4042	May-7-2010
Adams, Duane E	Chesapeake Appalachia, L.L.C.	Sep-24-2009	13-070.0-065-00-00-00 (2.4 ac); 13-070.0-066-00-00-00 (.4 ac), as to these parcels and these parcels only	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-0565	Jan-18-2010
Adams, Gail L & John R	Chesapeake Appalachia, L.L.C.	Apr-19-2010	27-071.0-110-00-00-00		Washington	Wyoming	2010-6818	Jul-16-2010
Adams, Marjorie, a widow	Chesapeake Appalachia, L.L.C.	Jan-29-2010	13-084.0-043-00-00-00		Meshoppen	Wyoming	2010-3725	Apr-28-2010
Albanese, Cheryl A, a single woman	Chesapeake Appalachia, L.L.C.	Apr-29-2010	27-071.0-097-79-00-00		Washington	Wyoming	2010-6112	Jun-29-2010
Allen, Kathy	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-045-00-00-00		Washington	Wyoming	2010-5483	Jun-4-2010
Allen, Wayne L & Carol J	Magnum Land Services, LLC	Jan-8-2008	27-072.0-049-00-00-00		Washington	Wyoming	2008-0648	Feb-20-2008
Allen, William, a single man; Wayne L Allen, a married man, separate property	Citrus Energy Appalachia, LLC	Oct-18-2011	27-072.0-048-00-00-00		Washington	Wyoming	2011-7466	Nov-21-2011
Anderson, Walter & Susan	Magnum Land Services, LLC	Feb-19-2008	27-070.0-047-00-00-00		Washington	Wyoming	2008-3311	Jul-11-2008
Anton, Edwin A & Eleanore A	Chesapeake Appalachia, L.L.C.	Jun-8-2010	27-071.0-097-50-00-00		Washington	Wyoming	2010-8425	Sep-1-2010
Aqua Pennsylvania, Inc	Citrus Energy Appalachia, LLC	Nov-15-2011	27-071.0-134-00-PU-00 (0.21536 ac); 27-071.0-097-00-PU-43 (6.7900 ac)		Washington	Wyoming	2012-0496	Jan-26-2012
Arieta, Frank B & Marcia	Chesapeake Appalachia, L.L.C.	Apr-28-2010	27-071.0-097-60-00-00		Washington	Wyoming	2010-6179	Jun-29-2010
Atkins, Herbert E, a married man, separate property	Chesapeake Appalachia, L.L.C.	Mar-17-2010	27-070.0-072-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-10438	Nov-3-2010
Ayers, Earle R & Nancy R	Carizzo (Marcellus) L.L.C.	Oct-3-2009	27-071.0-165-04-00-01	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9753	Nov-30-2009
Ayers, Kevin & Karen; Earle R Ayers & Nancy R	Carizzo (Marcellus) L.L.C.	Oct-3-2009	27-071.0-165-05-00-00 (18 ac); 27-071.0-165-04-00-00 (10.67 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9747	Nov-30-2009
Bach, Ann	Chesapeake Appalachia, L.L.C.	Feb-3-2010	27-071.0-096-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6786	Jul-15-2010
Bach, Raymond D & Joanne C	Chesapeake Appalachia, L.L.C.	Mar-8-2010	27-071.0-157-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-9373	Sep-29-2010
Balendy, Michael & Teresa M	Citrus Energy Appalachia, LLC	Oct-3-2012	27-071.0-163-00-00-00		Washington	Wyoming	2012-4716	Oct-17-2012
Ball, Arthur W & Georgia	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-059.0-219-08-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-2315	Mar-8-2010
Ball, Bradley M	Citrus Energy Corporation	Sep-18-2008	13-084.0-046-00-00-00		Meshoppen	Wyoming	2008-5824	Oct-23-2008

Citrus Energy Appalachia, LLC

1

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Ball, Kevin & Jennie	Citrus Energy Corporation	Nov-10-2009	13-070.0-050-00-00-00		Meshoppen	Wyoming	2010-2577	Mar-15-2010
Ball, William E, III & Dawn M	Carizzo (Marcellus) L.L.C.	Oct-3-2009	27-071.0-185-04-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9800	Dec-1-2009
Bamberger, John R & Linda M	Citrus Energy Appalachia, LLC	Oct-26-2011	27-071.0-032-00-00-00		Washington	Wyoming	2011-7749	Dec-8-2011
Barletto, Steven N & Linda	Chesapeake Appalachia, L.L.C.	Feb-23-2010	27-070.0-042-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-9383	Sep-29-2010
Barltron, John D & Donna G	Magnum Land Services, LLC	Apr-19-2008	27-060.0-030-01-00-00		Washington	Wyoming	2008-3323	Apr-19-2008
Becker, Alicia D	Chesapeake Appalachia, L.L.C.	May-5-2008	26-072.0-057-00-00-00		Tunkhannock	Wyoming	2008-4350	Aug-15-2008
Belcher, Kenneth A, a single man	Magnum Land Services, LLC	Oct-30-2007	27-070.0-073-01-00-01 as to this parcel and this parcel only		Washington	Wyoming	2008-0296	Jan-24-2008
Belles, Roger C, a single man	Citrus Energy Appalachia, LLC	Oct-12-2011	27-071.0-173-00-00-00		Washington	Wyoming	2011-7472	Nov-21-2011
Benedetto, Sharyn, a single woman	Chesapeake Appalachia, L.L.C.	Feb-3-2010	27-071.0-046-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-11974	Dec-23-2010
Beneski, Richard & Mary Jo	Citrus Energy Appalachia, LLC	Dec-6-2011	27-071.0-097-00-00-06		Washington	Wyoming	2012-0346	Jan-17-2012
Benson, Graham J & Nicole	Chesapeake Appalachia, L.L.C.	Feb-5-2010	26-072.0-134-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-6889	Jul-20-2010
Benson, James E Jr & Debra A	Chesapeake Appalachia, L.L.C.	Oct-14-2009	26-072.0-134-00-00-00 (11.424 ac); 26-072.0-069-01-00-00 (2.65 ac); 26-072.0-069-02-00-00 (.646 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-2513	Mar-12-2010
Bevan, Edward P & Deborah R	Citrus Energy Appalachia, LLC	Oct-10-2011	27-071.0-130-00-00-00		Washington	Wyoming	2012-0348	Jan-17-2012
Beynon, Donald S	Chesapeake Appalachia, L.L.C.	Feb-22-2011	27-071.0-102-00-00-00		Washington	Wyoming	2011-3478	Jun-7-2011
Biggar, Barbara, a single woman	Chesapeake Appalachia, L.L.C.	Apr-20-2010	27-071.0-113-00-00-00		Washington	Wyoming	2010-6815	Jul-16-2010
Billingsley, Joseph & Diane L	Chesapeake Appalachia, L.L.C.	Apr-21-2010	27-071.0-097-81-00-00		Washington	Wyoming	2010-6779	Jul-15-2010
Blaisure, Vera E	Citrus Energy Corporation	Sep-19-2008	13-084.0-038-00-00-00		Meshoppen	Wyoming	2008-6687	Nov-25-2008
Bloom, Harry W Jr, a single man	Citrus Energy Appalachia, LLC	Oct-14-2011	27-071.0-018-00-00-00		Washington	Wyoming	2011-7475	Nov-21-2011
Boehmer, William C & Kathryn L	Chesapeake Appalachia, L.L.C.	Sep-26-2009	26-059.0-221-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0400	Jan-15-2010
Bognatz, Jeffrey J & Kelly A	Chesapeake Appalachia, L.L.C.	May-19-2010	27-071.0-115-00-00-00		Washington	Wyoming	2011-0358	Jan-11-2011
Bohenek, Frank A, a widower	Chesapeake Appalachia, L.L.C.	Mar-18-2010	27-060.0-028-00-00-00 (.34 ac); 27-060.0-029-00-00-00 (.34 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-10437	Nov-3-2010

2

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Bomboy, Galen S & Carol Ann	Citrus Energy Appalachia, LLC	Jan-5-2012	26-072.0-136-00-00-00		Tunkhannock	Wyoming	2012-0490	Jan-26-2012
Bonnema, Amy, a single woman	Chesapeake Appalachia, L.L.C.	May-10-2010	27-071.0-097-00-00-01		Washington	Wyoming	2010-6729	Jul-15-2010
Bonnema, Michael, a single man	Citrus Energy Appalachia, LLC	Nov-9-2011	27-071.0-020-00-00-00		Washington	Wyoming	2011-8236	Dec-28-2011
Boock, Robert W, a married man, separate property	Chesapeake Appalachia, L.L.C.	Apr-12-2010	27-071.0-097-00-00-16		Washington	Wyoming	2010-5484	Jun-4-2010
Borel, Beth A	Citrus Energy Corporation	Jan-4-2010	27-071.0-188-13-00-00 (21.5927 ac); 27-071.0-188-14-00-00 (7.7489 ac); 27-071.0-063-01-00-04 (1.7225 ac)		Washington	Wyoming	2010-2568	Mar-5-2010
Borel, Stephen, a single man	Citrus Energy Corporation	Aug-6-2010

12-085.3-035-00-00-00 (.1657 ac);
12-085.3-016-00-00-00 (.1533 ac);
27-071.0-188-02-00-00, except 1.1355 acres described in Partial Assignment of Oil and Gas Lease from Citrus Energy Corporation et al to Carrizo (Marcellus) LLC et al dated effective September 28, 2011 recorded as Doc# 2011-7456, leaving 10.1805 acres;
27-071.0-188-10-00-00 (2 ac);
27-071.0-188-11-00-00 (7.1428 ac);
27-071.0-188-12-00-00 (7.4877 ac);
27-071.0-063-01-00-03 (2.2775 ac)

					Meshoppen Borough; Washington	Wyoming	2010-9817	Oct-12-2010
Bowman, Greg, separate property, by Dale Allison Bowman A-I-F	Chesapeake Appalachia, L.L.C.	Jun-22-2010	27-071.0-097-62-00-00		Washington	Wyoming	2010-10866	Nov-15-2010
Brasket, Larry F & Anita, by Katheryn Owens Attorney-in-Fact	Citrus Energy Appalachia, LLC	Nov-10-2011	27-071.0-097-82-00-00		Washington	Wyoming	2012-0333	Jan-17-2012
Bray, Michael C	Belmont Resources, LLC	Jul-5-2008	27-070.0-046-00-00-00		Washington	Wyoming	2009-4511	Aug-3-2009
Brink, Bertha, by Donna B Harvey A-I-F	Citrus Energy Corporation	Sep-18-2008	27-071.0-075-00-00-00		Washington	Wyoming	2008-6799	Dec-4-2008
Brockman, Janice & Paul	Chesapeake Appalachia, L.L.C.	Oct-20-2009	13-084.0-036-00-00-00		Meshoppen	Wyoming	2010-1973	Feb-12-2010
Brown, David J, Individually & Attorney-in-Fact for Elaine Brown; Sally A Steele	Citrus Energy Corporation	Sep-18-2008	27-071.0-081-00-00-00		Washington	Wyoming	2008-6702	Nov-25-2008
Brown, Eric A	Citrus Energy Corporation	Sep-18-2008	27-072.0-051-00-00-00		Washington	Wyoming	2008-5859	Oct-23-2008
Brown, Matthew Lee, separate property (Eliza D Brown)	Chesapeake Appalachia, L.L.C.	Mar-8-2010	27-060.0-030-01-00-01	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-5946	Jun-25-2010
Buckingham, Raymond G & Carol A	Citrus Energy Corporation	Sep-18-2008	13-070.0-051-00-00-00 (1.88 ac), 13-070.0-052-00-00-00 (3.835 ac)		Meshoppen	Wyoming	2008-6688	Nov-25-2008
Buckingham, Richard L, a single man	Citrus Energy Corporation	Jun-4-2010	27-071.0-075-05-00-00		Washington	Wyoming	2010-6992	Jul-26-2010

3

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Bunney, Brian J & Tammi L	Chesapeake Appalachia, L.L.C.	Mar-2-2010	27-071.0-208-00-00-00		Washington	Wyoming	2010-3435	Apr-14-2010
Burgess, Richard J	Citrus Energy Corporation	Sep-19-2008	13-084.0-051-00-00-00		Meshoppen	Wyoming	2008-5858	Oct-23-2008
Burgess, Richard J; Ona Grace Lines	Citrus Energy Appalachia, LLC	Oct-3-2011	13-084.0-056-00-00-00		Meshoppen	Wyoming	2012-0347	Jan-17-2012
Burr, C Ronald & Gail E	Chesapeake Appalachia, L.L.C.	Feb-8-2010	13-071.0-008-00-00-00		Meshoppen	Wyoming	2010-2091	Feb-23-2010
Burr, C Ronald, a married man, separate property	Chesapeake Appalachia, L.L.C.	May-28-2008	13-084.0-045-00-00-00		Meshoppen	Wyoming	2008-6868	Dec-5-2008
Busby, Keith & Anika S	Citrus Energy Appalachia, LLC	Nov-28-2011	27-071.0-098-00-00-00		Washington	Wyoming	2012-0334	Jan-17-2012
Caines, Shane W & Melodi	Carizzo (Marcellus) L.L.C.	Oct-13-2009	13-084.0-052-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Meshoppen	Wyoming	2009-9858	Dec-2-2009
Campo, James J	Citrus Energy Corporation	Sep-19-2008	27-071.0-145-02-00-00		Washington	Wyoming	2008-6690	Nov-25-2008
Cardella, Salvatore C & Veronica	Chesapeake Appalachia, L.L.C.	Jun-1-2010	27-071.0-097-00-00-19		Washington	Wyoming	2010-10209	Oct-25-2010
Carichner, David & Deborah	Carizzo (Marcellus) L.L.C.	Oct-13-2009	27-071.0-184-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9922	Dec-4-2009
Carney, Russell A & Joan	Magnum Land Services, LLC	Dec-15-2007	27-071.0-073-00-00-00		Washington	Wyoming	2008-0263	Jan-23-2008
Carrier, Ralph & Brenda	Magnum Land Services, LLC	May-5-2008	27-070.0-035-00-00-00		Washington	Wyoming	2008-3303	Jul-11-2008
Chapdelaine, Joan M, a single woman	Citrus Energy Appalachia, LLC	Jan-11-2012	26-072.0-069-02-00-02		Tunkhannock	Wyoming	2012-0757	Feb-9-2012
Ciprich, Irene L, a widow	Chesapeake Appalachia, L.L.C.	Oct-21-2009	13-071.0-009-00-00-00 (2.6 ac); 13-085.0-028-00-00-00 (.7 ac)		Meshoppen	Wyoming	2010-0660	Jan-19-2010
Clark, Barbara L & Raymond L	Chesapeake Appalachia, L.L.C.	Oct-19-2009	27-071.0-146-00-00-00		Washington	Wyoming	2010-1981	Feb-12-2010
Colavitti, Christopher L & Lisa A	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-059.0-219-04-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0399	Jan-15-2010
Colavitti, Virgil J & Phyllis A	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-059.0-218-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0778	Jan-25-2010
Coleman, Edward J Jr & Mary Claire	Chesapeake Appalachia, L.L.C.	Nov-23-2009	27-071.0-037-00-00-00		Washington	Wyoming	2010-3426	Apr-14-2010
Cona, Nicholas G & Cindy S	Citrus Energy Corporation	Sep-19-2008	27-071.0-217-00-00-00		Washington	Wyoming	2008-6692	Nov-25-2008
Congdon, Perry D & Betty J	Chesapeake Appalachia, L.L.C.	Jun-21-2010	27-071.0-101-00-00-00		Washington	Wyoming	2010-10307	Nov-1-2010
Cook, David L & Trudy C	Carizzo (Marcellus) L.L.C.	Oct-8-2009	27-059.0-217-00-00-00 (72.067 ac); 27-060.0-058-00-00-00 (1.74 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9806	Dec-1-2009
Coolbaugh, Cindy (f/k/a Cindy Harvey) & Raymond	Magnum Land Services, LLC	Mar-29-2008	27-070.0-073-04-00-00		Washington	Wyoming	2008-3545	Jul-18-2008

4

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Coolbaugh, Estate of Ethel M, deceased, by Gene Coolbaugh and Sarah Hartman, Individually and Co-Admrs	Citrus Energy Corporation	Jun-28-2010	27-071.0-075-06-00-00		Washington	Wyoming	2010-8567	Sep-7-2010
Coolbaugh, Gene & Sally A	Citrus Energy Corporation	Sep-18-2008	27-071.0-074-00-00-00 (5.542 ac); 27-071.0-075-01-00-00 (4.85 ac)		Washington	Wyoming	2008-5814	Oct-23-2008
Coolbaugh, Harold, a single man	Carizzo (Marcellus) L.L.C.	Jan-14-2010	13-070.0-063-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Meshoppen	Wyoming	2010-3568	Apr-20-2010
Coolbaugh, Russell J & Mary Ann	Chesapeake Appalachia, L.L.C.	Mar-8-2010	27-071.0-075-03-00-00		Washington	Wyoming	2010-10432	Nov-3-2010
Cooper, David J & Karen K	Chesapeake Appalachia, L.L.C.	Jun-21-2010	27-071.0-097-75-00-00		Washington	Wyoming	2010-10582	Nov-9-2010
Corby, Malcom & Doris	Citrus Energy Corporation	Sep-19-2008	13-084.0-047-00-00-00 (.874 ac); 13-084.0-048-00-00-00 (.5 ac)		Meshoppen	Wyoming	2008-5825	Oct-23-2008
Corby, Randy Scott, a single man	Chesapeake Appalachia, L.L.C.	Sep-24-2009	13-084.0-050-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-3802	Apr-30-2010
Costello, Pamela M & John	Chesapeake Appalachia, L.L.C.	Feb-16-2010	27-072.0-046-01-00-00		Washington	Wyoming	2010-10299	Nov-1-2010
Costello, Pamela M & John T	Chesapeake Appalachia, L.L.C.	Feb-16-2010	27-072.0-046-00-00-00		Washington	Wyoming	2010-8056	Aug-26-2010
Costello, Robert Jr, a single man	Chesapeake Appalachia, L.L.C.	Jul-20-2010	26-072.0-142-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-11570	Dec-1-2010
Crispell, Judith A, a single woman	Chesapeake Appalachia, L.L.C.	May-11-2010	27-071.0-097-99-00-00		Washington	Wyoming	2010-6775	Jul-15-2010
Cronk, Diane L, a married person, separate property	Chesapeake Appalachia, L.L.C.	Oct-20-2009	13-084.0-039-00-00-00		Meshoppen	Wyoming	2010-2659	Mar-16-2010
Custer, Gary; Linda Custer; Scott Custer & Alma	Chesapeake Appalachia, L.L.C.	Sep-26-2009	26-059.0-220-00-00-00 (50.18 ac); 26-059.0-216-00-00-00 (16 ac); 26-072.0-066-00-00-00 (14.71); 26-072.0-066-01-00-00 (.99 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-4406	May-18-2010
Dancheck, Richard B Jr & Diane L	Chesapeake Appalachia, L.L.C.	May-5-2010	27-071.0-097-00-00-02		Washington	Wyoming	2011-0228	Jan-6-2011
Daniels, Robert C & Lavona M	Chesapeake Appalachia, L.L.C.	Oct-9-2009	13-071.0-003-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-3743	Apr-28-2010
Davenport, Anna M, a single woman; Alex Kundratik, a single man	Citrus Energy Appalachia, LLC	Nov-19-2011	27-071.0-057-00-00-00		Washington	Wyoming	2012-0341	Jan-17-2012
Davies, Jeanne, a widow	Citrus Energy Appalachia, LLC	Oct-7-2011	26-072.0-056-00-00-00		Tunkhannock	Wyoming	2011-7216	Nov-10-2011
Deboer, Sidney & Grace	Carizzo (Marcellus) L.L.C.	Oct-8-2009	27-071.0-165-08-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9591	Nov-20-2009
Deitzer, Thomas JJr & Patricia C	Chesapeake Appalachia, L.L.C.	Apr-21-2010	27-071.0-109-00-00-00		Washington	Wyoming	2010-6813	Jul-16-2010
Delano, George A Delano & Lynne L	Citrus Energy Appalachia, LLC	Oct-21-2011	27-071.0-204-00-00-00 (1.3 ac); 27-071.0-147-01-00-00 (.4883 ac)		Washington	Wyoming	2011-7750	Dec-8-2011

5

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Dell, Michael D, a single man	Citrus Energy Appalachia, LLC	Nov-30-2011	27-060.0-050-00-00-00		Washington	Wyoming	2012-0342	Jan-17-2012
Dente, Gerard A, Jr, a single man; Debra Durland, a single woman	Citrus Energy Appalachia, LLC	Nov-30-2011	27-072.0-047-00-00-00		Washington	Wyoming	2012-0340	Jan-17-2012
Detrick, Dean R	Chesapeake Appalachia, L.L.C.	Feb-2-2010	27-071.0-033-00-00-00		Washington	Wyoming	2010-10128	Oct-21-2010
Dietrich, Berneta B, a single person	Chesapeake Appalachia, L.L.C.	Oct-9-2009	13-071.0-002-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-3703	Apr-27-2010
Dietrich, George T M Jr	Chesapeake Appalachia, L.L.C.	Oct-9-2009	13-071.0-004-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-3707	Apr-27-2010
Distasio, Darren J & Danielle	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-097-04-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-5221	Jun-2-2010
Dodge, Christopher, a single man; Elvira S Brown, a single woman	Citrus Energy Corporation	Dec-18-2009

27-070.0-073-02-00-00 (10 ac);
27-071.0-185-05-00-00 (26.5898 ac) except 2.3255 acres described in Partial Assignment of Oil and Gas Lease from Citrus Energy Corporation to Carrizo Marcellus LLC dated effective September 28, 2011 recorded as Doc# 2011-7435, leaving 24.2643 acres

					Washington	Wyoming	2010-3495	Apr-16-2010
Dodge, Christopher, a single man; Elvira S Brown, a single woman	Citrus Energy Appalachia, LLC	Dec-9-2011	27-071.0-097-80-00-00		Washington	Wyoming	2012-0492	Jan-26-2012
Dodge, David E & Jennifer M	Citrus Energy Corporation	Apr-21-2010

27-071.0-185-01-00-00 except 41.8224 acres described in Partial Assignment of Oil and Gas Lease from Citrus Energy corproration to Carrizo Marcellus LLC dated effective September 28, 2011 as Doc# 2011-7436, leaving 12.9576 acres; 27-071.0-135-01-00-00 (.6670 ac); 27-071.0-135-00-00-00 (.6338 ac); 27-071.0-135-02-00-00 (.6589 ac)

					Washington	Wyoming	2010-8070	Aug-26-2010
Dombroski, Kevin & Tonya	Chesapeake Appalachia, L.L.C.	Mar-8-2010	27-071.0-038-00-00-00		Washington	Wyoming	2010-3910	May-5-2010
Donahue, John F & Marie D	Chesapeake Appalachia, L.L.C.	Mar-19-2010	27-071.0-099-00-00-00		Washington	Wyoming	2010-10434	Nov-3-2010
Dooley, Miles D & Patricia A	Chesapeake Appalachia, L.L.C.	Apr-20-2010	27-071.0-097-12-00-00		Washington	Wyoming	2010-6816	Jul-16-2010
Draper, Jeremy Robert, a single person	Citrus Energy Appalachia, LLC	Dec-3-2011	27-071.0-207-00-00-00		Washington	Wyoming	2012-0344	Jan-17-2012
Drazdauskas, Charles J Sr, a single man; Charles Drazdauskas Jr, a single man	Chesapeake Appalachia, L.L.C.	Jul-13-2010	27-071.0-097-00-00-14		Washington	Wyoming	2010-10467	Nov-4-2010
Driggs, Collins H & Donna M	Chesapeake Appalachia, L.L.C.	Dec-23-2009	27-071.0-097-08-00-00		Washington	Wyoming	2010-3432	Apr-14-2010

6

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Dughi, James J & Rebekah J	Citrus Energy Appalachia, LLC	Dec-10-2011	27-071.0-148-00-00-00		Washington	Wyoming	2012-0485	Jan-26-2012
Dunn, Raymond & Wendy	Chesapeake Appalachia, L.L.C.	Nov-11-2009	27-071.0-016-00-00-00		Washington	Wyoming	2010-3917	May-5-2010
Eberhardy, Lisa M	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-021-00-00-00		Washington	Wyoming	2010-3914	May-5-2010
Einecke, Loretta, a single woman	Chesapeake Appalachia, L.L.C.	Apr-29-2010	27-071.0-097-00-00-21		Washington	Wyoming	2010-6040	Jun-28-2010
Elias, Heather, a single woman	Chesapeake Appalachia, L.L.C.	Mar-5-2010	27-060.0-040-00-00-00		Washington	Wyoming	2010-6774	Jul-15-2010
Ellsworth, Donald R & Dolores G	Chesapeake Appalachia, L.L.C.	Apr-29-2010	27-071.0-097-00-00-37		Washington	Wyoming	2010-6177	Jun-29-2010
Emmett, Steven D & Jane A	Chesapeake Appalachia, L.L.C.	Apr-12-2010	27-071.0-118-00-00-00		Washington	Wyoming	2010-5482	Jun-4-2010
Enwright, Robet & Hazel F	Chesapeake Appalachia, L.L.C.	May-14-2010	27-071.0-097-00-00-25		Washington	Wyoming	2010-7701	Aug-18-2010
Eso, Brian & Roseanna	Chesapeake Appalachia, L.L.C.	Mar-15-2010	27-071.0-189-00-00-00		Washington	Wyoming	2010-10604	Nov-10-2010
Evans, William L & Cathy A	Citrus Energy Appalachia, LLC	Sep-23-2011	27-071.0-039-00-00-00		Washington	Wyoming	2011-7221	Nov-10-2011
Fanning, Francis L & Joan M	Carizzo (Marcellus) L.L.C.	Oct-8-2009	27-070.0-071-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9691	Nov-24-2009
Ferris, Chris S & Cynthia J	Citrus Energy Corporation	Sep-18-2008	13-084.0-045-02-00-00		Meshoppen	Wyoming	2008-5819	Oct-23-2008
Finkler, Raymond W Jr & Linda M	Chesapeake Appalachia, L.L.C.	Dec-1-2009	27-071.0-025-00-00-00		Washington	Wyoming	2010-3425	Apr-14-2010
Finkler, William J	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-097-14-00-00		Washington	Wyoming	2010-3420	Apr-14-2010
Foux, Paula C	Carizzo (Marcellus) L.L.C.	Oct-8-2009	13-084.0-053-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Meshoppen	Wyoming	2009-9694	Nov-24-2009
Frantz, Maria C, a widow	Citrus Energy Appalachia, LLC	Jan-6-2012	26-072.0-052-00-00-00		Tunkhannock	Wyoming	2012-0489	Jan-26-2012
French, Elmer Herbert, a single man	Magnum Land Services, LLC	Mar-7-2008	27-070.0-073-00-00-00		Washington	Wyoming	2008-2673	Jun-6-2008
French, Nancy Ann, a married woman, separate property	Chesapeake Appalachia, L.L.C.	Apr-26-2010	27-071.0-056-00-00-00		Washington	Wyoming	2010-6778	Jul-15-2010
Frey, Ann M & John E	Citrus Energy Appalachia, LLC	Dec-16-2011	27-071.0-097-13-00-00		Washington	Wyoming	2012-0486	Jan-26-2012
Friend, D Matthew	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-022-00-00-00		Washington	Wyoming	2010-3909	May-5-2010
Frigano, Damien P & Marina E	Chesapeake Appalachia, L.L.C.	Jul-13-2010	27-071.0-097-98-00-00		Washington	Wyoming	2010-10585	Nov-9-2010
Fuhr, Jerome F, a married man, separate property (Marlene B)	Chesapeake Appalachia, L.L.C.	Oct-22-2009	27-060.0-051-00-00-00		Washington	Wyoming	2010-7704	Aug-18-2010
Furman, Tina E, a single woman	Chesapeake Appalachia, L.L.C.	May-11-2010	27-071.0-097-54-00-00		Washington	Wyoming	2010-6728	Jul-15-2010

7

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Ganis, Leonard E & Judith	Cabot Oil & (Gas) Corporation	Aug-14-2008	27-060.0-026-00-00-00		Washington	Wyoming	2008-5483	Oct-6-2008
Ganley, Keith A & Paula	Chesapeake Appalachia, L.L.C.	May-11-2010	27-071.0-165-07-00-00		Washington	Wyoming	2010-10308	Nov-1-2010
Gardecki, Charles & Jean	Magnum Land Services, LLC	Apr-15-2008	27-060.0-043-00-00-00		Washington	Wyoming	2009-4521	Aug-3-2009
Gardner, Alice R & Herbert K	Chesapeake Appalachia, L.L.C.	Feb-3-2010	26-059.0-215-00-00-00		Tunkhannock	Wyoming	2010-5460	Jun-4-2010
Gemberling, Larry P, a single man	Chesapeake Appalachia, L.L.C.	Jul-7-2010	27-071.0-097-00-00-20		Washington	Wyoming	2010-10579	Nov-9-2010
Geras, Jonathan E & Emily G	Citrus Energy Appalachia, LLC	Oct-25-2011	27-071.0-041-00-00-00		Washington	Wyoming	2011-8237	Dec-28-2011
Geritz, Donna Geritz & Paul	Citrus Energy Appalachia, LLC	Oct-24-2011	27-071.0-036-00-00-00		Washington	Wyoming	2011-8241	Dec-28-2011
Gilroy, Dorothy, a single woman	Chesapeake Appalachia, L.L.C.	May-11-2010	27-071.0-097-73-00-00		Washington	Wyoming	2010-7185	Aug-6-2010
Gilroy, Michael J & Hope A	Chesapeake Appalachia, L.L.C.	May-5-2010	27-071.0-097-87-00-00		Washington	Wyoming	2010-6042	Jun-28-2010
Glahn, Korey E & Rachel M	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-058-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-4210	May-14-2010
Glaush, Shawn M & Kimberly A	Citrus Energy Appalachia, LLC	Dec-17-2011	27-071.0-097-00-00-07		Washington	Wyoming	2012-0484	Jan-26-2012
Glenwright, Phyllis a widow	Magnum Land Services, LLC	Dec-14-2007	27-071.0-064-00-00-00		Washington	Wyoming	2008-0656	Feb-20-2008
Godshall, Horace S Jr & Patricia A	Chesapeake Appalachia, L.L.C.	Mar-28-2008	27-060.0-047-00-00-00		Washington	Wyoming	2008-3653	Jul-25-2008
Goodwin, Michael D Jr & Tammy M	Chesapeake Appalachia, L.L.C.	Oct-8-2009	27-071.0-213-00-00-00		Washington	Wyoming	2009-9629	Nov-23-2009
Grabner, Carl H & Lucy	Carizzo (Marcellus) L.L.C.	Oct-14-2009	27-071.0-184-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9852	Dec-2-2009
Graham, Richard O & Theresa	Chesapeake Appalachia, L.L.C.	Feb-2-2010	27-071.0-042-00-00-00		Washington	Wyoming	2010-3906	May-5-2010
Green, William W Sr & Holly L	Carizzo (Marcellus) L.L.C.	Oct-8-2009	27-071.0-072-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9603	Nov-20-2009
Griffith, Leo J	Citrus Energy Corporation	Sep-18-2008	13-071.0-001-00-00-00		Meshoppen	Wyoming	2008-5818	Oct-23-2008
Grimaud, David E & Diane L	Carizzo (Marcellus) L.L.C.	Oct-13-2009	27-072.0-049-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9803	Dec-1-2009
Hackling, Gary M, a married man, separate property	Chesapeake Appalachia, L.L.C.	Jun-15-2010	27-071.0-097-00-00-08		Washington	Wyoming	2010-10469	Nov-4-2010
Hannah, Kirk W & Wendy L	Chesapeake Appalachia, L.L.C.	May-12-2010	27-071.0-097-58-00-00		Washington	Wyoming	2010-6736	Jul-15-2010
Hannah, Kirk W, a married man, separate property	Chesapeake Appalachia, L.L.C.	May-12-2010	27-071.0-097-00-00-41		Washington	Wyoming	2010-11893	Dec-17-2010

8

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Hansen, Frances I, a single woman; Donald Glines, a single man	Citrus Energy Appalachia, LLC	Oct-14-2011	27-071.0-019-00-00-00		Washington	Wyoming	2011-7469	Nov-21-2011
Hardy, Paul M, Jr & Patricia A	Chesapeake Appalachia, L.L.C.	May-20-2010	27-060.0-037-00-00-00		Washington	Wyoming	2010-9888	Oct-12-2010
Harper, Barbara, a single woman	Magnum Land Services, LLC	May-7-2008	27-060.0-044-00-00-00		Washington	Wyoming	2008-3320	Jul-11-2008
Harris, Raymond W, a single man	Chesapeake Appalachia, L.L.C.	May-13-2010	27-071.0-097-52-00-00		Washington	Wyoming	2010-7696	Aug-18-2010
Hartman, Sarah	Citrus Energy Corporation	Sep-18-2008	27-071.0-075-02-00-00		Washington	Wyoming	2008-5817	Oct-23-2008
Harvey, Eben Howard III, a single man	Magnum Land Services, LLC	Mar-5-2008	27-070.0-073-04-00-00		Washington	Wyoming	2008-3321	Jul-11-2008
Harvey, Roberta, a widow	Citrus Energy Appalachia, LLC	Dec-20-2011	27-071.0-072-01-00-00		Washington	Wyoming	2012-0482	Jan-26-2012
Hausknecht, Otto John Jr & Catherine H	Chesapeake Appalachia, L.L.C.	Sep-29-2009	27-060.0-057-00-00-00		Washington	Wyoming	2010-5485	Jun-4-2010
Hayward, Scott W & Samantha F	Belmont Resources, LLC	May-5-2008	27-070.0-070-02-00-00		Washington	Wyoming	2008-3349	Jul-14-2008
Head, Craig C Sr & Elizabeth Mary	Magnum Land Services, LLC	Feb-28-2008	27-070.0-031-00-00-00		Washington	Wyoming	2008-1478	Apr-15-2008
Herr, Kathleen, a married woman, separate property	Citrus Energy Appalachia, LLC	Feb-29-2012	27-060.0-036-00-00-00		Washington	Wyoming	2012-3150	Feb-29-2012
Herring, Samuel B & Ruth	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-059.0-219-06-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0401	Jan-15-2010
Hersh, Richard, a single man	Chesapeake Appalachia, L.L.C.	May-12-2010	27-071.0-097-70-00-00		Washington	Wyoming	2010-6726	Jul-15-2010
Herwig, Joseph & Elizabeth	Chesapeake Appalachia, L.L.C.	Nov-13-2009	13-070.0-057-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-4119	May-11-2010
Hills, William T, a single man	Chesapeake Appalachia, L.L.C.	May-17-2010	27-071.0-088-00-00-00		Washington	Wyoming	2010-7700	Aug-18-2010
Hines, Kimberly A, a single woman	Chesapeake Appalachia, L.L.C.	May-10-2010	27-071.0-116-00-00-00		Washington	Wyoming	2010-7702	Aug-18-2010
Hinkley, Joanne Mae (f/k/a Joanne M Lott)	Chesapeake Appalachia, L.L.C.	Jun-27-2011	26-072.0-140-00-00-00		Tunkhannock	Wyoming	2011-6164	Aug-31-2011
Hinterman, Judith A, Living Trust	Chesapeake Appalachia, L.L.C.	Feb-1-2010	27-071.0-145-00-00-00		Washington	Wyoming	2010-9688	Oct-6-2010
Hobbes, Robert O Jr & Jill	Chesapeake Appalachia, L.L.C.	May-5-2010	27-071.0-117-00-00-00		Washington	Wyoming	2010-7703	Aug-18-2010
Hodick, James T & Anita R	Magnum Land Services, LLC	May-6-2008	27-060.0-049-00-00-00		Washington	Wyoming	2008-3319	Jul-11-2008
Hoefert, Mark D & Christine M	Chesapeake Appalachia, L.L.C.	Jul-22-2010	27-071.0-097-00-00-05		Washington	Wyoming	2010-10470	Nov-4-2010
Hoff, Jason D	Chesapeake Appalachia, L.L.C.	Oct-21-2009	27-071.0-147-00-00-00		Washington	Wyoming	2010-3422	Apr-14-2010
Hoffman, Emily G Wallo	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-015-00-00-00		Washington	Wyoming	2010-3922	May-5-2010

9

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Holdredge, David B & Heather L	Chesapeake Appalachia, L.L.C.	Feb-11-2010	27-071.0-027-00-00-00		Washington	Wyoming	2010-3904	May-5-2010
Holgate, Mark A & Dorothy C	Chesapeake Appalachia, L.L.C.	Aug-5-2009	27-071.0-071-00-00-00		Washington	Wyoming	2009-6303	Sep-8-2009
Holly, Harry C & Tina A	Chesapeake Appalachia, L.L.C.	Apr-29-2010	27-071.0-097-05-00-00		Washington	Wyoming	2010-6178	Jun-26-2010
House, Desiree L & Charles D (f/k/a Deseriee L Caldwell)	Citrus Energy Appalachia, LLC	Jan-17-2012	26-072.0-139-00-00-00		Tunkhannock	Wyoming	2012-1246	Mar-12-2012
Hunter, Ina H Kintner	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-218-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6461	Jul-8-2011
Ide, David A & Sandra M	Chesapeake Appalachia, L.L.C.	May-28-2008	27-070.0-030-00-00-00		Washington	Wyoming	2008-5616	Oct-9-2008
Ivey, Mark & Alicia	Citrus Energy Corporation	Sep-18-2008	13-070.0-062-00-00-00		Meshoppen	Wyoming	2008-6648	Nov-24-2008
Ivey, Mark A & Alicia R	Citrus Energy Corporation	Aug-4-2010	27-071.0-031-00-00-00		Washington	Wyoming	2011-0009	Jan-4-2011
Ivey, William J & Gloria M	Citrus Energy Corporation	Aug-4-2010	13-070.0-053-00-00-00		Meshoppen	Wyoming	2011-0733	Jan-25-2011
Ivey, William J & Gloria M	Chesapeake Appalachia, L.L.C.	Sep-24-2009	13-070.0-054-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-0899	Jan-28-2010
James, Donald L & Gail G	Citrus Energy Corporation	Sep-18-2008	13-085.0-022-00-00-00-00 (62.82 ac); 13-071.0-001-01-00-00 (16.37 ac)		Meshoppen	Wyoming	2008-5855	Oct-23-2008
Janson, Margaret Rita Estate, by Margaret R. Jansen, Kenneth Gerard Jansen & Robert Gerard Jansen, Co-Exrs	Magnum Land Services, LLC	Mar-27-2008	27-070.0-037-00-00-00		Washington	Wyoming	2008-3316	Jul-11-2008
Januskzewski, Joanne L, separate property	Chesapeake Appalachia, L.L.C.	Jan-28-2010	27-071.0-162-00-00-00		Washington	Wyoming	2010-5479	Jun-4-2010
Jaquish, Orin W Jaquish & Barbara P	Citrus Energy Appalachia, LLC	Oct-21-2011	27-071.0-183-00-00-00		Washington	Wyoming	2011-7064	Nov-2-2011
Jaquish, William E	Citrus Energy Appalachia, LLC	Oct-21-2011	27-071.0-198-00-00-00		Washington	Wyoming	2011-7474	Nov-21-2011
Jenkins, Gerald T	Citrus Energy Corporation	Sep-18-2008	27-071.0-182-00-00-00 (144.61 ac), except 137.4627 ac cross-assigned Citrus et al to Carrizo et al in Stipulation recorded August 14, 2013 (2013-3732); Citrus et al retaining 7.1473 ac		Washington	Wyoming	2008-5854	Oct-23-2008
Jennings, Frank L	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-023-00-00-00		Washington	Wyoming	2010-3916	May-5-2010
Jennings, Leigh Ann (f/k/a Leigh Ann Johnson), a single person	Chesapeake Appalachia, L.L.C.	Nov-4-2009	13-084.0-035-03-00-00		Meshoppen	Wyoming	2010-3361	Apr-13-2010
Johnson, Betty H, widow (f/k/a Betty I Johnson); Marion J Johnson, a single woman	Citrus Energy Appalachia, LLC	Jan-5-2012	27-071.0-201-00-00-00		Washington	Wyoming	2012-0488	Jan-26-2012
Johnson, George H, a single man	Chesapeake Appalachia, L.L.C.	May-17-2010	27-071.0-125-00-00-00 (.3060); 27-071.0-127-00-00-00 (.3024 ac)		Washington	Wyoming	2010-9896	Oct-12-2010

10

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Johnson, Joan A, a single person	Chesapeake Appalachia, L.L.C.	Jul-2-2008	27-070.0-070-03-00-00		Washington	Wyoming	2008-5298	Sep-24-2008
Johnston, Wayne L; Tina Johnson; Richard S Johnson; Lindsey Johnson	Citrus Energy Corporation	Sep-25-2008	13-071.0-001-02-00-00		Meshoppen	Wyoming	2008-6713	Nov-25-2008
Jones, Brenda, a single woman	Chesapeake Appalachia, L.L.C.	Jun-21-2010	27-071.0-103-00-00-00		Washington	Wyoming	2010-10157	Jun-21-2010
Jones, LeRoy Jr & Shirley	Carizzo (Marcellus) L.L.C.	Oct-8-2009	27-060.0-059-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9692	Nov-24-2009
Kalmanowicz, Joseph & Laura (f/k/a Laura Dussinger)	Chesapeake Appalachia, L.L.C.	Jun-15-2010	27-071.0-097-00-00-30		Washington	Wyoming	2010-10155	Oct-22-2010
Keeney, Gary G & Susan M	Citrus Energy Corporation	Sep-18-2008	13-084.0-040-00-00-00		Meshoppen	Wyoming	2008-6653	Nov-24-2008
Keeney, Gary G, a married man, separate property	Chesapeake Appalachia, L.L.C.	Oct-20-2009	13-084.0-039-00-00-00		Meshoppen	Wyoming	2010-2657	Mar-16-2010
Keker, John P & Jessie R	Citrus Energy Appalachia, LLC	Nov-10-2011	27-060.0-052-00-00-00		Washington	Wyoming	2011-8243	Dec-28-2011
Kelly, Joseph P, a single man	Citrus Energy Appalachia, LLC	Nov-17-2011	27-071.0-123-00-00-00		Washington	Wyoming	2012-0345	Jan-17-2012
Kenny, James W & Paula (f/k/a Paula Allen)	Chesapeake Appalachia, L.L.C.	Apr-29-2010	27-071.0-097-00-00-35		Washington	Wyoming	2010-11894	Dec-7-2010
Kerr, Terry J & Linda M	Citrus Energy Corporation	Sep-18-2008	13-071.0-005-00-00-00		Meshoppen	Wyoming	2008-5852	Oct-23-2008
Key Stone Saw Shop, LLC	Citrus Energy Corporation	Oct-1-2009	27-071.0-013-02-00-00		Washington	Wyoming	2010-2578	Mar-15-2010
Kiah, Dawn M, a widow	Chesapeake Appalachia, L.L.C.	Feb-18-2010	27-071.0-075-07-00-00		Washington	Wyoming	2010-8051	Aug-26-2010
Kiefer, Dawn, a single woman	Chesapeake Appalachia, L.L.C.	Aug-18-2010	27-071.0-065-00-00-00		Washington	Wyoming	2010-3421	Oct-12-2010
Kilcullen, Anna J, a single woman	Chesapeake Appalachia, L.L.C.	Nov-11-2009	27-071.0-024-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-5477	Jun-4-2010
King, Gerard & Pamela	Chesapeake Appalachia, L.L.C.	Apr-26-2010	27-071.0-122-00-00-00		Washington	Wyoming	2010-6810	Jul-16-2010
Kingston, Kenneth & Peggy Ann	Chesapeake Appalachia, L.L.C.	Feb-4-2010	27-071.0-194-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-7909	Aug-23-2010
Kintner Modular Homes, Inc	Citrus Energy Appalachia, LLC	Nov-3-2011	27-071.0-097-00-00-00		Washington	Wyoming	2011-7753	Dec-8-2011
Kintner, F Jeffrey & Rosemary	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-165-03-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-5223	Jun-2-2011
Kintner, Mark R	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-206-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6467	Jul-8-2010
Klees, Michael J, a single man	Citrus Energy Appalachia, LLC	Sep-29-2011	27-071.0-097-00-00-31		Washington	Wyoming	2012-0498	Jan-26-2012

11

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Klinetob, Ann L, a single woman	Chesapeake Appalachia, L.L.C.	Feb-8-2010	27-071.0-097-95-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-7699	Aug-18-2010
Klinetob, Joseph S & Christine	Chesapeake Appalachia, L.L.C.	Oct-23-2009	27-071.0-082-00-00-00 (5 ac); 27-071.0-097-00-00-40 (.289 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-3599	Apr-20-2010
Knight, Anthony R & Nancy	Citrus Energy Appalachia, LLC	Sep-26-2011	27-071.0-035-00-00-00		Washington	Wyoming	2011-7226	Nov-10-2011
Konopelski-Howell, Janet M	Citrus Energy Appalachia, LLC	Dec-15-2011	27-071.0-086-00-00-00		Washington	Wyoming	2012-0481	Jan-26-2012
Krombel, Constance A	Citrus Energy Appalachia, LLC	Nov-11-2011	27-072.0-045-00-00-00		Washington	Wyoming	2011-8244	Dec-28-2011
Kroptavich, David	Citrus Energy Appalachia, LLC	Nov-11-2011	27-071.0-017-00-00-00		Washington	Wyoming	2011-8234	Dec-28-2011
Kulsicavage, James M & Kelly Ruane, joint tenants, survivorship	Carizzo (Marcellus) L.L.C.	Oct-13-2009	27-071.0-200-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9755	Nov-30-2009
LaBar, Chrisanne, a married woman, separate property	Citrus Energy Appalachia, LLC	Oct-12-2011	27-071.0-173-00-00-00		Washington	Wyoming	2011-7471	Nov-21-2011
Lasco, Stephen H, separate property	Chesapeake Appalachia, L.L.C.	Oct-23-2009	27-071.0-192-00-00-00 (74.54 ac); 27-071.0-195-00-00-00 (6.46 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-3597	Apr-20-2010
Lavalley, Melissa A & Thomas D	Chesapeake Appalachia, L.L.C.	Apr-19-2010	27-071.0-055-00-00-00		Washington	Wyoming	2010-6817	Jul-16-2010
Lawrence, Benjamin W, a married man, separate property	Chesapeake Appalachia, L.L.C.	Jul-7-2010	27-071.0-097-00-00-34		Washington	Wyoming	2010-10581	Nov-9-2010
Lawson, James S & Linda J	Citrus Energy Corporation	Sep-18-2008	27-071.0-075-08-00-00 (4.84 ac); 27-071.0-075-09-00-00 (4.85 ac); 27-071.0-075-04-00-00 (4.85 ac)		Washington	Wyoming	2008-5842	Oct-23-2008
Lawson, Kay P, a single woman	Chesapeake Appalachia, L.L.C.	Mar-22-2010	27-070.0-070-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-8737	Sep-9-2010
Layaou, Harry M & Shirley M	Magnum Land Services, LLC	Mar-19-2008	27-070.0-029-00-00-00 (4.8012 ac); 27-070.0-029-02-00-00 (8.6988 ac)		Washington	Wyoming	2008-3345	Jul-14-2008
Lechleitner, Cindy Lou & Larry M	Chesapeake Appalachia, L.L.C.	Nov-23-2009	27-071.0-054-00-00-00		Washington	Wyoming	2010-3430	Apr-14-2010
Lee, Michael S	Chesapeake Appalachia, L.L.C.	Nov-23-2009	27-071.0-083-00-00-00		Washington	Wyoming	2010-3419	Apr-14-2010
Lencoski, Jerome A & Judith E	Citrus Energy Appalachia, LLC	Oct-7-2011	27-071.0-044-00-00-00		Washington	Wyoming	2011-7224	Nov-10-2011
Leone, Kenneth J, a single man	Chesapeake Appalachia, L.L.C.	Apr-20-2010	27-071.0-097-86-00-00		Washington	Wyoming	2010-6814	Jul-16-2010
Lesher, Ernest W	Magnum Land Services, LLC	Dec-4-2007	27-071.0-144-00-00-00		Washington	Wyoming	2008-0281	Jan-24-2008
Lesko, Bernard (a/k/a B. Lesko) & Catherine, by Kirk Hannah Attorney-in-Fact	Chesapeake Appalachia, L.L.C.	May-20-2010	27-071.0-097-00-00-41		Washington	Wyoming	2010-11912	Dec-20-2010
Lesko, Joseph R & Rebecca S	Citrus Energy Corporation	Jan-19-2011	27-071.0-160-00-00-00		Washington	Wyoming	2011-2051	Mar-21-2011

12

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Little Washington Wastewater Company	Citrus Energy Appalachia, LLC	Dec-8-2011	27-071.0-097-03-EX-00		Washington	Wyoming	2012-0497	Jan-26-2012
Lovrinic, Joseph E & Carol C	Chesapeake Appalachia, L.L.C.	Jun-1-2010	27-071.0-050-00-00-00		Washington	Wyoming	2010-10203	Oct-25-2010
Loy, Michael & Maureen	Citrus Energy Appalachia, LLC	Dec-3-2011	27-071.0-114-00-00-00		Washington	Wyoming	2012-0335	Jan-17-2012
MacDonald, Dennis J & Carolee J	Citrus Energy Appalachia, LLC	Feb-23-2012	27-071.0-135-01-00-00		Washington	Wyoming	2012-1463	Mar-27-2012
Macialek, Joseph, a widower	Carizzo (Marcellus) L.L.C.	Oct-13-2009	27-072.0-050-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9804	Dec-1-2009
Madill, Kandi Jo, a single woman	Chesapeake Appalachia, L.L.C.	Jul-7-2010	27-071.0-097-00-00-15		Washington	Wyoming	2010-10865	Nov-15-2010
Manganaro, Gennaro & Maddalena	Citrus Energy Corporation	Oct-16-2009	13-070.0-061-00-00-00		Meshoppen	Wyoming	2010-2572	Mar-15-2010
Manning, Edward J, a single man	Citrus Energy Corporation	Jan-14-2011	27-070.0-075-00-00-00 (69 ac); 27-071.0-150-00-00-00 (.97 ac); 27-071.0-151-00-00-00 (1.8 ac)		Washington	Wyoming	2011-2436	Apr-1-2011
Manning, Stewart & Norma	Citrus Energy Corporation	Dec-16-2010	27-070.0-036-00-00-00 (50.1629 ac); 27-070.0-076-00-00-00 (60.7792 ac)		Washington	Wyoming	2011-2052	Mar-21-2011
Manning, Stewart M & Melissa	Chesapeake Appalachia, L.L.C.	May-26-2010	27-071.0-112-00-00-00		Washington	Wyoming	2010-9244	Sep-27-2010
Marbaker, Gary Lee & Susan Ruth	Chesapeake Appalachia, L.L.C.	Nov-11-2009	27-071.0-049-00-00-00		Washington	Wyoming	2010-3924	May-5-2010
Marcy, Brian W, a single man	Citrus Energy Appalachia, LLC	Nov-8-2011	27-071.0-097-02-00-00		Washington	Wyoming	2011-8242	Dec-28-2011
Marcy, Shirley A, separate property	Chesapeake Appalachia, L.L.C.	Oct-15-2009	26-072.0-053-00-00-00 (64 ac); 26-072.0-053-01-00-00 (.8 ac), as to these parcels and these parcels only	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-3589	Apr-20-2010
Marlatt, Henry L & Beverly A	Citrus Energy Corporation	Sep-18-2008	27-071.0-215-00-00-00		Washington	Wyoming	2008-5838	Oct-23-2008
Martin, Elizabeth Jeanne	Chesapeake Appalachia, L.L.C.	Jul-8-2010	27-071.0-097-00-00-32		Washington	Wyoming	2010-11471	Nov-22-2010
Mast, Edna M, a single woman	Chesapeake Appalachia, L.L.C.	May-27-2010	27-071.0-097-00-00-24		Washington	Wyoming	2010-9245	Sep-27-2010
Matalavy, Adam Robert III, a single man	Citrus Energy Appalachia, LLC	May-11-2012	27-070.0-038-00-00-00		Tunkhannock	Wyoming	2012-3149	Jul-10-2012
Matalavy, Lewis Mark & Cindy L	Citrus Energy Appalachia, LLC	Oct-17-2012	27-070.0-038-00-00-00		Tunkhannock	Wyoming	2012-4834	Oct-22-2012
Mathews, John W & Thelma A	Magnum Land Services, LLC	Apr-15-2008	27-060.0-047-01-00-00		Washington	Wyoming	2008-3318	Jul-11-2008
Matthews, John B & Bonnie W	Citrus Energy Appalachia, LLC	Oct-10-2011	27-071.0-048-00-00-00		Washington	Wyoming	2011-7218	Nov-10-2011
Mattocks, Clara Elizabeth, a married woman, separate property	Chesapeake Appalachia, L.L.C.	Jun-18-2010	27-071.0-164-00-00-00		Washington	Wyoming	2010-10156	Oct-22-2010
McCarthy, Charles E Jr & Patricia Ann	Chesapeake Appalachia, L.L.C.	Nov-3-2007	13-084.0-057-00-00-00		Meshoppen	Wyoming	2008-2952	Jun-23-2008

13

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
McConnell, Delores E, a married woman, separate property (James F McConnell)	Chesapeake Appalachia, L.L.C.	May-5-2008	26-072.0-057-00-00-00		Tunkhannock	Wyoming	2008-4349	Aug-15-2008
McMaster, Richard A	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-021-00-00-00		Washington	Wyoming	2010-3913	May-5-2010
Mehta, Samir K, a single person	Chesapeake Appalachia, L.L.C.	Oct-26-2009	13-071.0-010-00-00-00 (2.215 ac); 13-071.0-010-01-00-00 (5.5 ac)		Meshoppen	Wyoming	2010-2138	Mar-1-2010
Miller, David D & Kathy L	Citrus Energy Appalachia, LLC	Oct-24-2011	27-071.0-132-00-00-00		Washington	Wyoming	2011-8245	Dec-28-2011
Miller, Michael R & Julie	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-212-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6470	Jul-8-2010
Millward, Carl L & Anna L	Chesapeake Appalachia, L.L.C.	Jul-21-2010	27-071.0-097-00-00-10		Washington	Wyoming	2010-8447	Sep-1-2010
Miner, William S & Sandra	Magnum Land Services, LLC	Oct-30-2009	27-070.0-045-00-00-00		Washington	Wyoming	2010-3081	Mar-26-2010
Miner, William S Jr & Beth Ann	Citrus Energy Appalachia, LLC	Jun-20-2013	27-070.0-045-01-00-00		Washington	Wyoming	2013-3018	Jun-28-2013
Mirabelli, Gerard D & Nancy J	Citrus Energy Corporation	Oct-1-2009	27-084.0-001-02-00-00		Washington	Wyoming	2010-4079	May-10-2010
Miroslaw, Robert A & Brooke M	Chesapeake Appalachia, L.L.C.	May-12-2010	27-071.0-097-56-00-00		Washington	Wyoming	2010-6727	Jul-15-2010
Moccia, Alan R, a single man	Citrus Energy Appalachia, LLC	Sep-26-2011	27-071.0-034-00-00-00		Washington	Wyoming	2011-7225	Nov-10-2011
Monsey, Joseph E	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-071.0-191-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-4029	May-6-2010
Morone, John R & Kelly Ann	Citrus Energy Appalachia, LLC	Oct-7-2011	27-071.0-097-00-00-33		Washington	Wyoming	2011-7222	Nov-10-2011
Morrison, David; Collin Morrison; each separate property	Citrus Energy Appalachia, LLC	Nov-29-2011	27-071.0-097-83-00-00		Washington	Wyoming	2012-0755	Feb-9-2012
Mowry, S Scott & Judith A	Chesapeake Appalachia, L.L.C.	Dec-2-2009	27-071.0-066-00-00-00		Washington	Wyoming	2010-3433	Apr-14-2010
Moyer, Ronald P & Carol	Chesapeake Appalachia, L.L.C.	May-3-2010	27-071.0-097-88-00-00		Washington	Wyoming	2010-6808	Jul-16-2010
Munoz, Nicholas E, a single man	Citrus Energy Appalachia, LLC	Feb-10-2012	27-071.0-131-00-00-00		Washington	Wyoming	2012-1467	Mar-27-2012
Murphy, Robert A & Jennifer L	Chesapeake Appalachia, L.L.C.	Jun-22-2010	27-071.0-097-01-00-10		Washington	Wyoming	2010-10584	Nov-9-2010
Muscarelle, Dennis J & Marilyn J	Chesapeake Appalachia, L.L.C.	Jul-9-2010	27-071.0-097-76-00-00		Washington	Wyoming	2010-10468	Nov-4-2010
Mynes, Chrisopher R & Tracy L	Chesapeake Appalachia, L.L.C.	Nov-23-2009	27-071.0-047-00-00-00		Washington	Wyoming	2010-3429	Apr-14-2010

14

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Nardini, Mary F Estate, Lucas R. Nardini Exr	Magnum Land Services, LLC	Feb-16-2008

27-060.0-032-00-00-00 of 212.1894 acres, less and except 41.093 acres West of a line having a beginning point LAT 41 deg, 33 min, 35.7255 sec, LONG 76 deg, 01 min, 11.6219 sec, and ending point LAT 41 deg, 33 min, 11.6983 sec, LONG 76 deg, 01 min, 12.6834 sec, leaving, leaving 171.0964 acres

					Washington	Wyoming	2008-1479	Apr-15-2008
Naugle, Duane A Jr & Delaina L	Chesapeake Appalachia, L.L.C.	Jun-8-2010	27-071.0-097-00-00-39		Washington	Wyoming	2010-8436	Sep-1-2010
Newhart, Brian & Rosemary	Chesapeake Appalachia, L.L.C.	Jun-1-2010	27-071.0-097-00-00-19		Washington	Wyoming	2010-10210	Oct-25-2010
Nichols, Barbara Y, a single woman	Chesapeake Appalachia, L.L.C.	Apr-16-2010	27-071.0-095-00-00-00 (.63 ac); 27-071.0-096-00-00-00 (2.866 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-10201	Oct-25-2010
Nichols, N Shannon II & Jeanne S	Chesapeake Appalachia, L.L.C.	Nov-18-2009	13-070.0-058-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Meshoppen	Wyoming	2010-0083	Jan-8-2010
Nichols, Richard D & Linda M	Magnum Land Services, LLC	Mar-13-2008	27-070.0-032-00-00-00 (13.5 ac); 27-070.0-034-00-00-00 (14 ac), as to these parcels and these parcels only		Washington	Wyoming	2008-3324	Jul-11-2008
Nicols, Randi A & Kimberly M	Chesapeake Appalachia, L.L.C.	Apr-23-2010	27-071.0-097-97-00-00		Washington	Wyoming	2010-6780	Jul-15-2010
NORFOLK Southern Railway Company	Citrus Energy Corporation	Dec-17-2010	Metes and bounds	LEASED ONLY AS TO INTERVAL FROM 400 FT ABOVE TULLY FORMATION TO BASE OF ORISKANY FORMATION	Washington	Wyoming	2011-3570	Jun-13-2011
Nowels, Donald L & Kim	Chesapeake Appalachia, L.L.C.	Nov-11-2009	27-071.0-052-00-00-00		Washington	Wyoming	2010-3923	May-5-2010
Overfield, Bruce W & Anna	Chesapeake Appalachia, L.L.C.	Jun-5-2008	27-071.0-165-00-00-00		Washington	Wyoming	2008-4876	Sep-4-2008
Overfield, Bruce W, a married man, separate property	Chesapeake Appalachia, L.L.C.	Jun-5-2008	27-071.0-149-00-00-00		Washington	Wyoming	2008-5052	Sep-11-2008
Parry, Jack E Jr & Jacqueline M	Citrus Energy Appalachia, LLC	Nov-16-2011	27-071.0-119-00-00-00		Washington	Wyoming	2012-0338	Jan-17-2012
Pasney, Ernest C Jr	Citrus Energy Appalachia, LLC	Jan-18-2012	27-071.0-143-00-00-00		Washington	Wyoming	2012-1245	Mar-12-2012
Passerelli, Jerome M & Karen D	Chesapeake Appalachia, L.L.C.	May-17-2010	27-071.0-097-09-00-00		Washington	Wyoming	2010-7705	Aug-18-2010
Peckins, David L	Chesapeake Appalachia, L.L.C.	Nov-11-2009	27-071.0-051-00-00-00		Washington	Wyoming	2010-3925	May-5-2010
Pen Fern Oil Company, LP	Citrus Energy Appalachia, LLC	Dec-9-2011	27-071.0-168-00-00-00 (.56134 ac); 27-071.0-170-01-00-00 (.288 ac)		Washington	Wyoming	2012-0494	Jan-26-2012
Pennay, Donald H & Sylvania F	Chesapeake Appalachia, L.L.C.	Apr-16-2010	27-071.0-090-00-00-00 (1.1400 ac); 27-071.0-091-00-00-00 (1.2400 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-10212	Oct-25-2010

15

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Penns Best Inc.	Citrus Energy Corporation	Sep-18-2008	13-071.0-006-02-00-00 (20.00 ac), 13-071.0-006-01-00-00 (3.6788 ac); 13-071.0-006-01-00-01 (5.2374 ac); 27-071.0-063-01-00-01 (20.5971 ac)		Meshoppen; Washington	Wyoming	2008-5868	Oct-23-2008
Pennsylvania Electric Company	Citrus Energy Corporation	May-5-2010	27-070.0-077-00-PU-00	LEASED ONLY AS TO INTERVAL SURFACE TO 100 FT BELOW BASE OF MARCELLUS SHALE	Washington	Wyoming	2010-4943	Jun-1-2010
Pharr, Gary N & Jodie A	Chesapeake Appalachia, L.L.C.	Apr-19-2010	27-071.0-097-71-00-00		Washington	Wyoming	2010-6812	Jul-16-2010
Pharr, Norris, a married man, separate property	Chesapeake Appalachia, L.L.C.	Apr-23-2010	27-071.0-097-00-00-22		Washington	Wyoming	2010-6737	Jul-15-2010
Phillips, Heather, a single woman	Citrus Energy Appalachia, LLC	Nov-17-2011	27-071.0-121-00-00-00		Washington	Wyoming	2012-0336	Jan-17-2012
Phillips, Pamela S (f/k/a Psmela S Sariff) & Donald E	Chesapeake Appalachia, L.L.C.	Aug-14-2009	27-071.0-068-00-00-00		Washington	Wyoming	2009-6745	Sep-17-2009
Pirone, Charles A & Susan D	Chesapeake Appalachia, L.L.C.	Apr-22-2010	27-071.0-097-01-00-00		Washington	Wyoming	2010-7905	Aug-23-2010
Plantz, Angelina	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-022-00-00.00		Washington	Wyoming	2010-3915	May-5-2010
Pokego, Joseph J & Ruth	Chesapeake Appalachia, L.L.C.	Apr-28-2010	27-071.0-120-00-00-00		Washington	Wyoming	2010-6809	Jul-16-2010
Pope, Daniel L & Jean S	Chesapeake Appalachia, L.L.C.	Sep-25-2009	27-060.0-053-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-0260	Jan-13-2010
Porzucek, Marcy A, a single woman	Citrus Energy Appalachia, LLC	Oct-10-2011	27-071.0-097-00-00-28		Washington	Wyoming	2011-7467	Nov-21-2011
Powell, Philip C & Leigh A	Chesapeake Appalachia, L.L.C.	Feb-11-2010	27-071.0-097-00-00-17		Washington	Wyoming	2010-3912	May-5-2010
Prevost, Roy E, a widower	Magnum Land Services, LLC	Jan-2-2008

27-071.0-084-01-00-00 (4.6 ac); 27-060.0-035-00-00-00 (156.5 ac); 27-071.0-174-00- 00-00 (124 ac), except 33.5137 ac leaving 90.4863 ac; (131.012 ac), except 38.3308 ac leaving 92.6812 ac, by Stipulation and Cross Conveyance recorded August 14, 2013 (2013-3733)

					Washington	Wyoming	2008-0643	Feb-20-2008
Prevost, Roy E, a widower	Citrus Energy Appalachia, LLC	Nov-17-2011	27-071.0-085-02-00-00		Washington	Wyoming	2012-0756	Feb-9-2012
Prevost-Peters, Angelique A, a married woman, separate property	Carizzo (Marcellus) L.L.C.	Nov-12-2009	27-071.0-085-02-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2010-2720	Mar-16-2010
Prevost-Peters, Angelique A, a married woman, separate property	Carizzo (Marcellus) L.L.C.	Oct-15-2009	27-071.0-167-00-00-00 (1.37 ac); 27-071.0-216-00-00-00 (7.85 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9790	Dec-1-2009
Price, S. Brooks & Wanda W; Kenneth Price & Alice B	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-072.0-144-00-00-00 (7.814 ac); 26-072.0-141-00-00-00 (3.15 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-3666	Apr-26-2010
Privuznak, Michael, a widower	Citrus Energy Appalachia, LLC	Nov-28-2011	27-071.0-210-00-00-00		Washington	Wyoming	2012-0493	Jan-26-2012

16

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Pugh, James D & Christine	Chesapeake Appalachia, L.L.C.	Apr-15-2010	27-071.0-111-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-9377	Sep-29-2010
Puterbaugh, Lester Jr	Citrus Energy Corporation	Sep-19-2008	27-070.0-073-01-00-00		Washington	Wyoming	2008-6710	Nov-25-2008
Puterbaugh, Terry E; Luella M Gates	Citrus Energy Corporation	Sep-19-2008	27-070.0-073-03-00-00		Washington	Wyoming	2008-6645	Nov-24-2008
Rabbit Hollow LLC	Citrus Energy Corporation	Jan-14-2011	27-070.0-074-00-00-00		Washington	Wyoming	2011-2053	Mar-21-2011
Radgoski, Daniel & Robert	Citrus Energy Corporation	Sep-18-2008	13-084.0-049-00-00-00		Meshoppen	Wyoming	2008-6683	Nov-25-2008
Radzinski, Theodore L, a widower; Theodore L Radzinski Jr, married; Gary Stephen Radzinski, married	Chesapeake Appalachia, L.L.C.	Feb-19-2010	27-060.0-030-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-10871	Nov-15-2010
Rahm, Henry C Jr & Marilyn E	Magnum Land Services, LLC	Feb-26-2008	27-070.0-040-00-00-00		Washington	Wyoming	2008-1481	Apr-15-2008
Rail, Jim Jr. a married man, separate property	Citrus Energy Corporation	Oct-1-2009

27-084.0-001-00-00-00 (53.2161 acres) except 32.111 acres described in Partial Assignment of Oil and Gas Lease from Citrus Energy Corporation et al to Carrizo (Marcell us) LLC et al dated effective September 28, 2011 as Doc# 2011-7430, leaving 21.1051 acres.

					Washington	Wyoming	2010-3530	Apr-19-2010
Ramage, Scott D & Chata L	Chesapeake Appalachia, L.L.C.	May-19-2010	27-071.0-097-91-00-00		Washington	Wyoming	2010-9247	Sep-27-2010
Ray, Kathi Lee & Paul D	Chesapeake Appalachia, L.L.C.	Jun-8-2010	27-071.0-107-00-00-00		Washington	Wyoming	2010-8426	Sep-1-2010
Reel, Barbara; John Wisniewski; Andrena Reese; Cynthia Weber; Teresa Hutchison, by Andrena P Reese Attorney-in-Fact	Citrus Energy Corporation	Sep-19-2008	27-071.0-159-00-00-00		Washington	Wyoming	2008-6824	Dec-4-2008
Reese, Andrena P, a widow	Chesapeake Appalachia, L.L.C.	Mar-8-2010	27-071.0-161-00-00-00		Washington	Wyoming	2010-9889	Oct-12-2010
Reimiller, Brian A & Marie C	Citrus Energy Corporation	Oct-9-2009	13-070.0-064-00-00-00		Meshoppen	Wyoming	2010-2574	Mar-15-2010
Reynolds, Jeffrey W & Lisa M	Carizzo (Marcellus) L.L.C.	Oct-9-2009	27-070.0-028-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9582	Nov-20-2009
Rickenbach, Ian D, a single person	Citrus Energy Appalachia, LLC	Dec-14-2011	27-071.0-097-00-00-26		Washington	Wyoming	2012-0483	Jan-26-2012
Riebling, Fred T & Maureen K	Citrus Energy Appalachia, LLC	Dec-6-2011	27-071.0-097-78-00-00		Washington	Wyoming	2012-0495	Jan-26-2012
Robinson, Cathy J, a single woman	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-060.0-048-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6626	Jul-13-2010
Robinson, Danny J, a single man	Citrus Energy Appalachia, LLC	Sep-30-2011	27-071.0-197-00-00-00		Washington	Wyoming	2011-7220	Nov-10-2011

17

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Robinson, James R. a widower	Citrus Energy Appalachia, LLC	Sep-30-2011	27-071.0-202-00-00-00		Washington	Wyoming	2011-7219	Nov-10-2011
Robinson, Thomas N & Karen A	Citrus Energy Appalachia, LLC	Jan-6-2012	26-072.0-137-00-00-00		Tunkhannock	Wyoming	2012-0487	Jan-26-2012
Robotin, Joseph, a married man, separate property	Chesapeake Appalachia, L.L.C.	May-20-2010	27-071.0-097-00-00-41		Washington	Wyoming	2010-10200	Oct-25-2010
Romano, Joseph J & Margaret	Carizzo (Marcellus) L.L.C.	Oct-8-2009	27-070.0-033-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2009-9696	Nov-24-2009
Ross, Gerald R & Romayne B	Chesapeake Appalachia, L.L.C.	Mar-1-2010	26-072.0-058-00-00-00 (0.4610 ac); 26-072.0-058-01-00-00 (1.6190 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-6603	Jul-12-2010
Rowker, Karen Sue, a married woman, separate property	Citrus Energy Appalachia, LLC	May-11-2012	27-070.0-038-00-00-00		Tunkhannock	Wyoming	2012-3152	Jul-10-2012
Roxor, Christopher	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-070.0-041-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6453	Jul-8-2010
Roy W Piper Charitable Trust by Thomas P Tulaney, Robert P Browning & Ronald G Kukuchka Trustees	Citrus Energy Appalachia, LLC	Jan-15-2012	26-072.0-134-01-00-00		Tunkhannock	Wyoming	2012-1247	Mar-12-2012
Ruark, Sybilla	Citrus Energy Corporation	Dec-1-2008	27-071.0-063-01-00-00		Washington	Wyoming	2009-0008	Jan-2-2009
Ruark, William M	Citrus Energy Corporation	Dec-1-2008	27-071.0-063-00-00-00 (189 ac); 27-071.0-076-00-00-00 (121.701 ac); 27-071.0-063-01-00-02 (4 ac)		Washington	Wyoming	2008-6821	Dec-4-2008
Rundell, Electa, a widow	Chesapeake Appalachia, L.L.C.	Feb-3-2010	26-059.0-215-00-00-00		Tunkhannock	Wyoming	2010-5462	Jun-4-2010
Rundell, Lois, a widow	Chesapeake Appalachia, L.L.C.	Feb-3-2010	26-059.0-215-00-00-00		Tunkhannock	Wyoming	2010-5461	Jun-4-2010
Russell Hill United Methodist Church, Inc	Citrus Energy Appalachia, LLC	Dec-12-2011	27-071.0-169-00-EX-00		Washington	Wyoming	2012-0491	Jan-26-2012
Rutter, Volkhard & Carol L	Citrus Energy Appalachia, LLC	Nov-16-2011	27-071.0-104-00-00-00		Washington	Wyoming	2012-0337	Jan-17-2012
Schaffer, William E, III & Kimberly Ann; William E. Schaffer, Jr & Sherry E Schaffer	Magnum Land Services, LLC	Apr-15-2008	27-060.0-024-00-00-00		Washington	Wyoming	2008-3346	Jul-14-2008
Schell, Eric & Evelyn	Citrus Energy Corporation	Nov-12-2009	13-070.0-055-00-00-00		Meshoppen	Wyoming	2010-2571	Mar-15-2010
Schemel, Alan J & Kimberlee L	Chesapeake Appalachia, L.L.C.	Jul-26-2010	27-071.0-108-00-00-00		Washington	Wyoming	2010-10868	Nov-15-2010
Schleeter, Janet C, a widow	Citrus Energy Appalachia, LLC	Oct-24-2011	27-071.0-059-00-00-00		Washington	Wyoming	2011-7752	Dec-8-2011
Schmeckenbecher, Brock & Lonni	Chesapeake Appalachia, L.L.C.	Jul-21-2010	27-071.0-097-72-00-00		Washington	Wyoming	2010-10864	Nov-15-2010
Schneider Resources, Inc.	Citrus Energy Appalachia, LLC	Sep-23-2013	27-071.0-076-01-00-00		Washington	Wyoming	2013-4486	Oct-2-2013
Schultz, Jeffrey L & Anna Mae	Citrus Energy Corporation	Jan-1-2010	27-070.0-070-01-00-00		Washington	Wyoming	2010-3517	Apr-19-2010

18

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Schwarztrauber, Edward, a married man, separate property	Chesapeake Appalachia, L.L.C.	May-27-2010	27-071.0-097-69-00-00		Washington	Wyoming	2010-10117	Oct-21-2010
Sebolka, Nancy Ann, a single woman	Citrus Energy Appalachia, LLC	Oct-20-2011	27-071.0-060-00-00-00		Washington	Wyoming	2011-7468	Nov-21-2011
Senter, Paul W, a married man, separate property	Chesapeake Appalachia, L.L.C.	May-19-2010	27-071.0-097-84-00-00		Washington	Wyoming	2010-7695	Aug-18-2010
Setser, Jean, a single woman	Citrus Energy Appalachia, LLC	Oct-14-2011	27-071.0-172-00-00-00		Washington	Wyoming	2011-7470	Nov-21-2011
Sevior, Sarah L, a single woman	Citrus Energy Appalachia, LLC	Nov-17-2011	27-071.0-105-00-00-00		Washington	Wyoming	2012-0343	Jan-17-2012
Sharer, Dennis & Jolene	Chesapeake Appalachia, L.L.C.	May-2-2008	13-084.0-045-01-00-00		Meshoppen	Wyoming	2008-5535	Oct-6-2008
Sharp, Bryan D & Judy A	Chesapeake Appalachia, L.L.C.	Apr-19-2010	27-071.0-097-90-00-00 (.85 ac); 27-060.0-027-00-00-00 (.32 ac)		Washington	Wyoming	2010-7986	Aug-25-2010
Shaver, Anthony E	Chesapeake Appalachia, L.L.C.	Nov-16-2009	27-071.0-040-00-00-00		Washington	Wyoming	2010-3918	May-5-2010
Sheffler, Art, a widower	Chesapeake Appalachia, L.L.C.	Sep-25-2008	27-070.0-068-00-00-00		Washington	Wyoming	2008-6458	Nov-14-2008
Shelley, John A, unmarried; John Kroposky, unmarried; joint tenants with survivorship	Chesapeake Appalachia, L.L.C.	Mar-1-2010	27-060.0-039-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-6457	Jul-8-2010
Shepherd, Michael D Jr & Annette M	Magnum Land Services, LLC	Apr-9-2008	27-060.0-042-00-00-00		Washington	Wyoming	2008-3325	Jul-11-2008
Sherwood Farms, LTD	Magnum Land Services, LLC	Jul-3-2007	27-071.0-013-00-00-00 as to this parcel and this parcel only		Washington	Wyoming	2007-4887	Nov-29-2007
Shoemaker, Jean, married; Paula Zenger, married; Michael R Custer, married	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-072.0-059-00-00-00 (37.2 ac); 26-072.0-059-01-00-00 (6.94 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0798	Jan-25-2010
Sicklers Appletree Plaza LLC	Carizzo (Marcellus) L.L.C.	Sep-30-2009	26-059.0-222-00-00-00 (4.24 ac); 26-059.0-222-01-00-00 (4.6 ac); 26-072.0-061-00-00-00 (4.45 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Tunkhannock	Wyoming	2009-9683	Nov-24-2009
Sikos, Ralph & Linda	Chesapeake Appalachia, L.L.C.	Sep-25-2009	26-059.0-219-03-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-1481	Feb-4-2010
Sill, Patrick M & Jean Marie	Citrus Energy Corporation	Sep-18-2008	27-072.0-051-01-00-00		Washington	Wyoming	2008-5864	Oct-23-2008
Simons, Ronald W & Michelle D	Chesapeake Appalachia, L.L.C.	May-3-2010	27-071.0-097-00-00-11		Washington	Wyoming	2010-6114	Jun-29-2010
Sirigos, Evangelos, a single man	Citrus Energy Appalachia, LLC	Nov-1-2011	27-071.0-145-01-00-00		Washington	Wyoming	2011-8239	Dec-28-2011
Sirocki, Karen, a single woman	Citrus Energy Appalachia, LLC	Oct-21-2011	27-071.0-209-00-00-00		Washington	Wyoming	2011-7754	Dec-8-2011
Sliwinski, Nicholas & Joanna	Citrus Energy Appalachia, LLC	Nov-6-2012	27-060.0-025-00-00-00		Washington	Wyoming	2012-5975	Dec-18-2012
Slumber Valley Inc	Chesapeake Appalachia, L.L.C.	Nov-20-2007	13-084.0-035-00-00-00		Meshoppen	Wyoming	2008-2189	May-22-2008
Snell, Kathy M, a single woman	Citrus Energy Appalachia, LLC	Nov-10-2011	27-071.0-196-00-00-00		Washington	Wyoming	2011-8235	Dec-28-2011

19

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Soloski, Michael P & Mary E	Carizzo (Marcellus) L.L.C.	Nov-19-2009	27-071.0-165-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2010-3370	Apr-13-2010
Southworth, Ray & Jenifer	Citrus Energy Appalachia, LLC	Feb-4-2012	27-060.0-038-00-00-00		Washington	Wyoming	2012-1466	Mar-27-2012
Spencer, Patricia Rose & Scott	Mason Dixon Energy, Inc	Nov-11-2008	27-060.0-046-00-00-00		Washington	Wyoming	2009-0071	Jan-9-2009
Spires, Thelma L, Estate; Elinor K Spires, Exx & single woman; Jack D. Spires & Lena; Gary M. Spires & Marlene	Magnum Land Services, LLC	Mar-22-2008	27-070.0-029-01-00-00		Washington	Wyoming	2008-3347	Jul-14-2008
Squier, Kenneth Burton, a widower	Mason Dixon Energy, Inc	Nov-11-2008	27-060.0-046-00-00-00		Washington	Wyoming	2009-0072	Jan-9-2009
St. Joachims Parish, by Joseph C Bambera, Bishop of Diocese of Scranton, Trustee	Citrus Energy Appalachia, LLC	Feb-21-2012	13-084.0-055-00-00-00		Washington	Wyoming	2012-1464	Mar-27-2012
St. Paul’s Lutheran Church of Tunkhannock	Citrus Energy Appalachia, LLC	Jun-15-2012	26-059.0-223-00-EX-00		Tunkhannock	Wyoming	2012-3148	Jul-10-2012
Stark, Thomas G	Citrus Energy Corporation	Sep-19-2008

27-084.0-006-00-00-00 (175.7 acres) except 96.5468 acres described in Partial Assignment of Oil and Gas Lease from Citrus Energy Corporation et al to Carrizo (Marcellus) LLC et al dated effective September 28, 2011 as Doc# 2011-7455, leaving 79.1532 acres.

					Washington	Wyoming	2008-5863	Oct-23-2008
Stark, Thomas G, a single man	Citrus Energy Appalachia, LLC	Oct-31-2011	27-071.0-211-00-00-00		Washington	Wyoming	2012-0758	Feb-9-2012
Starzec, Edward & Jean	Chesapeake Appalachia, L.L.C.	Jun-15-2010	27-071.0-124-00-00-00		Washington	Wyoming	2010-10588	Nov-9-2010
Steele, Sally, a married woman; Susan Steele, a single woman; Joint Tenants; Survivorship	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-072.0-135-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0489	Jan-18-2010
Steidinger, Traci L& Paul C	Chesapeake Appalachia, L.L.C.	May-19-2010	27-071.0-089-00-00-00		Washington	Wyoming	2010-9246	Sep-27-2010
Steven, Cathy J, a widow	Chesapeake Appalachia, L.L.C.	Jun-3-2010	27-071.0-097-96-00-00		Washington	Wyoming	2010-9892	Oct-12-2010
Stevens, Robert L Jr & Maria L	Chesapeake Appalachia, L.L.C.	Feb-11-2010	27-071.0-097-64-00-00		Washington	Wyoming	2010-3911	May-5-2010
Stone, Kenneth G & Catherine I	Citrus Energy Appalachia, LLC	Sep-23-2011	27-071.0-028-00-00-00		Washington	Wyoming	2011-8240	Dec-28-2011
Stone, Ronald D Jr & Donelle M	Chesapeake Appalachia, L.L.C.	Apr-30-2010	27-071.0-094-00-00-00		Washington	Wyoming	2010-6113	Jun-29-2010
Stonier, Steven D & Louann	Chesapeake Appalachia, L.L.C.	Sep-24-2009	26-059.0-218-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0777	Jan-25-2010
Stout Trust, Margin Stout & Eleanor S Stout, Trustees	Chesapeake Appalachia, L.L.C.	May-13-2010	27-071.0-097-85-00-00		Washington	Wyoming	2010-6735	Jul-15-2010
Sylvester, Kathleen M & Raymond	Chesapeake Appalachia, L.L.C.	Jun-23-2010	27-071.0-097-74-00-00		Washington	Wyoming	2010-10580	Nov-9-2010

20

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Talcott, Lawrence V & Irene A	Magnum Land Services, LLC	Dec-21-2007	27-070.0-041-01-00-00		Washington	Wyoming	2008-0635	Feb-20-2008
The Jay P & Alice B Niskey Revocable Living Trust, Jay P Niskey and Alice B Niskey Trustees	Citrus Energy Appalachia, LLC	Nov-29-2011	27-071.0-139-00-00-00		Washington	Wyoming	2012-0339	Jan-17-2012
The Nativity of the Blessed Virgin Mary, by Joseph C Bambera, Bishop of Diocese of Scranton, Trustee	Citrus Energy Appalachia, LLC	Feb-21-2012	26-072.0-055-00-EX-00		Tunkhannock	Wyoming	2012-1654	Apr-4-2012
The Procter & Gamble Paper Products Company	Citrus Energy Corporation	Mar-20-2009	27-070.0-024-00-00-00 (1,107.64 ac); 27-071.0-013-03-00-00 (151.927 ac); 13-071.0-006-00-00-00 (126.004 ac); 13-071.0-012-00-00-00 (8.73 ac)		Washington; Meshoppen	Wyoming	2009-3783	Jun-8-2009
Thinesen, Erik H Jr & Ruth Ann	Chesapeake Appalachia, L.L.C.	Mar-8-2010	27-070.0-044-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-9372	Sep-29-2010
Thomas, James R, Sr & Nancy G	Chesapeake Appalachia, L.L.C.	Sep-26-2009	26-059.0-219-05-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-0323	Jan-14-2010
Thompson, Linda S	Chesapeake Appalachia, L.L.C.	Nov-16-2009	27-071.0-029-00-00-00		Washington	Wyoming	2010-3908	May-5-2010
Thorne, Robert A II & Maria E; Tenants in Common	Carizzo (Marcellus) L.L.C.	Feb-8-2010	27-071.0-166-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2010-3565	Apr-20-2010
Tomilson, Raymond D, Joint Tenants, Survivorship	Chesapeake Appalachia, L.L.C.	Oct-21-2009	27-060.0-041-00-00-00		Washington	Wyoming	2010-10215	Oct-25-2010
Tomilson, Raymond D, Joint Tenants, Survivorship	Chesapeake Appalachia, L.L.C.	Oct-19-2009	27-060.0-041-00-00-00		Washington	Wyoming	2010-3926	May-5-2010
Tomko, Marian L, a single woman	Chesapeake Appalachia, L.L.C.	May-24-2010	27-071.0-097-00-00-27		Washington	Wyoming	2010-10586	Nov-9-2010
Township of Washington, by Daniel P. Huff, Jr., Vice Chairman; William E. Ball, III, Vice-Chairman; and Wayne Allen, Member	Citrus Energy Appalachia, LLC	Apr-2-2012	27-070.0-069-00-EX-00		Washington	Wyoming	2012-3151	Jul-10-2012
Township of Washington, by Daniel P. Huff, Jr., Vice Chairman; William E. Ball, III, Vice-Chairman; and Wayne Allen, Member	Citrus Energy Appalachia, LLC	Oct-10-2012	27-071.0-171-00-EX-00		Washington	Wyoming	2012-4715	Oct-17-2012
Towsley, Dana N Jr & Danielle N	Citrus Energy Appalachia, LLC	Nov-15-2011	27-071.0-097-00-00-29		Washington	Wyoming	2012-0332	Jan-17-2012
Traugler, Warren, a single man	Chesapeake Appalachia, L.L.C.	Apr-23-2010	27-071.0-097-06-00-00		Washington	Wyoming	2010-7906	Aug-23-2010
Tuffy, Robert W & Florence A	Chesapeake Appalachia, L.L.C.	Apr-26-2010	27-071.0-106-00-00-00		Washington	Wyoming	2010-6781	Jul-15-2010
Tunkhannock Area School District	Citrus Energy Corporation	Apr-7-2010	27-071.0-078-00-EX-00		Washington	Wyoming	2010-10223	Oct-26-2010

21

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Turner, Jerome & Jessica	Chesapeake Appalachia, L.L.C.	Apr-19-2010	27-071.0-097-77-00-00		Washington	Wyoming	2010-6811	Jul-16-2010
Tyler Health Foundation	Citrus Energy Appalachia, LLC	May-8-2012	26-072.0-071-00-00-00		Tunkhannock	Wyoming	2012-2570	May-31-2012
Tyler, Charlie R Jr, a married man, separate property	Chesapeake Appalachia, L.L.C.	Jul-26-2010	27-071.0-100-00-00-00		Washington	Wyoming	2010-10867	Nov-15-2010
Ullom, John E & Marion V	Chesapeake Appalachia, L.L.C.	May-3-2010	27-071.0-097-93-00-00		Washington	Wyoming	2010-6807	Jul-16-2010
Valentine, Mary A, separate property	Chesapeake Appalachia, L.L.C.	Oct-26-2009	27-071.0-165-02-00-00 (1.32 ac); 27-071.0-153-00-00-00 (.5 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-3418	Apr-14-2010
Vanartsdalen, Matthew & Jessica	Chesapeake Appalachia, L.L.C.	May-5-2010	27-071.0-097-94-00-00		Washington	Wyoming	2010-6041	Jun-28-2010
Vandermark, Melanie, a single woman	Chesapeake Appalachia, L.L.C.	May-5-2010	27-071.0-097-89-00-00		Washington	Wyoming	2010-9106	Sep-21-2010
Vanston, Brendan J & Helen R	Citrus Energy Corporation	Sep-18-2008	27-071.0-085-00-00-00		Washington	Wyoming	2008-5860	Oct-23-2008
Vanston, Brendan J & Helen R	Chesapeake Appalachia, L.L.C.	Sep-25-2009	27-060.0-056-00-00-00 (13.44 ac); 27-071.0-136-00-00-00 (2.81 ac); 27-071.0-155-00-00-00 (4.02 ac); 27-071.0-156-00-00-00 (30.69 ac)	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-0518	Jan-18-2010
Vanvolkinburg, Douglas P, a married man, separate property	Chesapeake Appalachia, L.L.C.	Jul-21-2010	27-071.0-097-00-00-03		Washington	Wyoming	2010-10873	Nov-15-2010
Vas Korlis, Leo J	Citrus Energy Corporation	Sep-18-2008	13.084.0-041-00-00-00 (13.8665 ac); 13-084.0-042-00-00-00 (1.6750 ac)		Meshoppen	Wyoming	2008-5837	Oct-23-2008
Verbjar, Keith A & Jan M	Chesapeake Appalachia, L.L.C.	May-17-2010	27-071.0-097-00-00-23		Washington	Wyoming	2010-7698	Aug-18-2010
VerBryck, Charles S & Nancy A	Citrus Energy Corporation	Jan-22-2010	13-070.0-060-00-00-00		Meshoppen	Wyoming	2010-2570	Mar-15-2010
Vieczorek, Heather; Lyle Jones	Belmont Resources, LLC	May-3-2008	27-070.0-043-00-00-00		Washington	Wyoming	2008-3354	Jul-14-2008
Vieczorek, Reginald S, a single man	Citrus Energy Corporation	Jan-19-2010	27-071.0-079-00-00-00 (.215 ac); 27-071.0-080-00-00-00 (2 ac)		Washington	Wyoming	2010-2000	Feb-16-2010
Vieczorek, Ronald & Sandra	Citrus Energy Corporation	Sep-18-2008	13-084.0-054-00-00-00		Meshoppen	Wyoming	2008-5836	Oct-23-2008
Vieczorek, Ronald & Sandra	Chesapeake Appalachia, L.L.C.	Jun-15-2010	27-071.0-097-07-00-00		Washington	Wyoming	2010-10585	Nov-9-2010
W Longstreet Inc.	Citrus Energy Appalachia, LLC	Feb-10-2012	27-072.0-138-00-00-00		Washington	Wyoming	2012-1465	Mar-27-2012
Wajda, Michael, a married man, separate property	Citrus Energy Appalachia, LLC	Feb-21-2012	27-060.0-036-00-00-00		Washington	Wyoming	2012-1462	Mar-27-2012
Wallace, Michael, a married man, separate property	Chesapeake Appalachia, L.L.C.	May-20-2010	27-071.0-097-00-00-12		Washington	Wyoming	2010-7697	Aug-18-2010
Way, Ann S	Chesapeake Appalachia, L.L.C.	Mar-1-2010	26-072.0-143-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-4025	May-6-2010
Webber, Gaylene D, a single person	Chesapeake Appalachia, L.L.C.	Oct-20-2009	13-084.0-039-00-00-00		Meshoppen	Wyoming	2010-2658	Mar-16-2010

22

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Webber, Linda L, a single woman	Magnum Land Services, LLC	Apr-18-2008	27-071.0-067-00-00-00		Washington	Wyoming	2008-3309	Jul-11-2008
Weber, Gerald F & Cynthia M	Citrus Energy Appalachia, LLC	Nov-2-2011	27-060.0-050-01-00-00 (1 ac); 27-060.0-050-02-00-00 (1 ac)		Washington	Wyoming	2011-8238	Dec-28-2011
Welles, Charles F III & Marilyn C Welles; Charles F Welles & Elisa D; tenants in common	Chesapeake Appalachia, L.L.C.	Mar-1-2010	26-072.0-060-01-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-5219	Jun-2-2010
Welles, Charles F IV & Elisa D	Chesapeake Appalachia, L.L.C.	Mar-1-2010	26-072.0-060-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-5218	Jun-2-2010
Welliver, Robert L Jr, a single man	Chesapeake Appalachia, L.L.C.	Jun-22-2010	27-071.0-126-00-00-00		Washington	Wyoming	2010-10587	Nov-9-2010
Westgate Water & Sewer Municipal	Carizzo (Marcellus) L.L.C.	Nov-4-2009	27-071.0-062-00-EX-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 100 FT BELOW DEEPEST PRODUCING INTERVAL	Washington	Wyoming	2010-4143	May-11-2010
Wetherbee, Scott D, a single man	Chesapeake Appalachia, L.L.C.	May-25-2010	27-071.0-097-11-00-00		Washington	Wyoming	2010-11892	Dec-17-2010
Wheatley, Richard A & Denise	Chesapeake Appalachia, L.L.C.	Nov-11-2009	27-072.0-049-02-00-00		Washington	Wyoming	2010-3428	Apr-14-2010
Whipple Bros Inc.	Chesapeake Appalachia, L.L.C.	Oct-13-2009	26-072.0-133-00-00-00 as to this parcel and this parcel only		Tunkhannock	Wyoming	2010-2926	Mar-23-2010
White, David A & Cindy M	Chesapeake Appalachia, L.L.C.	Nov-12-2009	13-084.0-044-00-00-00		Meshoppen	Wyoming	2010-3214	Apr-5-2010
Williams, Angela K	Chesapeake Appalachia, L.L.C.	Jun-10-2010	27-071.0-097-00-00-09		Washington	Wyoming	2010-8428	Sep-1-2010
Williams, Earle H	Citrus Energy Appalachia, LLC	Sep-15-2011	27-071.0-043-00-00-00		Washington	Wyoming	2011-7217	Nov-10-2011
Williams, Richard L	Citrus Energy Corporation	Sep-18-2008	13.071.0-011-00-00-00 (1.02 ac); 13-084.0-056-00-00-00 (50%) (7.8710 ac); 27.070.0-048-00-00-00 (32.6911 ac)		Meshoppen; Washington	Wyoming	2008-5834	Oct-23-2008
Williams, Sara E & Jeffrey P	Citrus Energy Appalachia, LLC	Oct-24-2011	27-071.0-026-00-00-00		Washington	Wyoming	2011-7751	Dec-8-2011
Williams, Thomas & Verona	Chesapeake Appalachia, L.L.C.	Dec-10-2009	27-071.0-030-00-00-00		Washington	Wyoming	2010-3907	May-5-2010
Williams, Wendell D, a married man, separate property	Chesapeake Appalachia, L.L.C.	Apr-15-2010	27-071.0-092-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-9376	Sep-29-2010
Wilson, James, separate property	Chesapeake Appalachia, L.L.C.	Dec-22-2009	27-071.0-097-10-00-00		Washington	Wyoming	2010-3431	Apr-14-2010
Wisnosky, Anthony J & Brenda J	Chesapeake Appalachia, L.L.C.	Apr-23-2010	27-071.0-133-00-00-00		Washington	Wyoming	2010-10325	Nov-1-2010
Woodruff, Brent & Lourine	Chesapeake Appalachia, L.L.C.	Aug-10-2009	27-071.0-063-09-00-00		Washington	Wyoming	2009-8623	Oct-30-2009
Woodruff, Randy J, a single man	Citrus Energy Appalachia, LLC	Oct-12-2011	26-072.0-069-02-00-01		Tunkhannock	Wyoming	2011-7473	Nov-21-2011
Wyoming County Self Storage	Chesapeake Appalachia, L.L.C.	Jul-2-2008	27-071.0-077-00-00-00		Washington	Wyoming	2008-5276	Sep-24-2008
Yakoski, Joseph Jr & Diane C	Chesapeake Appalachia, L.L.C.	Jul-7-2010	27-071.0-097-00-00-04		Washington	Wyoming	2010-10869	Nov-15-2010

23

LESSOR	LESSEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Yale, Daniel & Laura Ann	Chesapeake Appalachia, L.L.C.	Jun-9-2010	26-072.0-143-00-00-00 as to this parcel and this parcel only	SUBJECT TO VERTICAL PUGH CLAUSE, S AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Tunkhannock	Wyoming	2010-8591	Sep-7-2010
Yanick, Joseph J & Shirley F	Citrus Energy Appalachia, LLC	Oct-5-2011	27-071.0-014-00-00-00		Washington	Wyoming	2011-7223	Nov-10-2011
Yanora, Anthony C & Terry	Chesapeake Appalachia, L.L.C.	Nov-2-2009	27-071.0-053-00-00-00	SUBJECT TO VERTICAL PUGH CLAUSE, AS TO 200 FT BELOW DEEPEST PRODUCING FORMATION	Washington	Wyoming	2010-5476	Jun-4-2010
Yeust, Rickard A & Lois E	Citrus Energy Corporation (majority owner or Citrus Energy Appalachia, LLC)	Jul-11-2011	27-071.0-152-00-00-00		Washington	Wyoming	2011-5919	Aug-19-2011
Yurksza, Barbara J & James	Citrus Energy Corporation	Sep-19-2008	27-071-0-203-00-00-00		Washington	Wyoming	2008-6682	Nov-25-2008
Zani, Ida, a widow, by Diane Zani Attorney-in-Fact	Citrus Energy Corporation	May-31-2011	13-070.0-056-00-00-00		Meshoppen	Wyoming	2012-0710	Feb-6-2012

FEE MINERALS

GRANTOR	GRANTEE	DATED	TAX PARCEL ID	DEPTH-LIMITED	TOWNSHIP	COUNTY	INSTRUMENT	RECORDED
Raymond Coolbaugh and Cindy Coolbaugh, husband and wife	Citrus Energy Corporation	Mar-10-2011	27-070.0-073-04-00-00		Washington	Wyoming	2011-2481	Apr-5-2011
Eben Howard Harvey, III	Citrus Energy Corporation	Mar-8-2011	27-070.0-073-04-00-00		Washington	Wyoming	2011-2482	Apr-5-2011
George Coolbaugh, Jr.	Citrus Energy Appalachia, LLC	Mar-21-2014	27-071.0-075-06-00-00		Washington	Wyoming	2014-1913	Apr-28-2014

24

EXHIBIT “A-1”

Status as of 7/1/2014	Lease Name	Well ID	API	WI	NRI
PDP	JOHNSTON 1	1H	3713120177	86.150000	70.128719
PDP	MACIALEK 1	1H	3713120238	70.979661	56.879590
PDP	MACIALEK 1 REEL	1H	3713120237	86.214538	69.775582
PDP	McCONNELL 1	2H	3713120236	86.202342	68.902777
PDP	McCONNELL 1 FRANCIS	1H	3713120227	80.661902	65.043625
PDP	MIRABELLI 1	1H	3713120049	78.693920	63.110260
PDP	MIRABELLI 1	2H	3713120174	78.693920	63.110260
PDP	MIRABELLI 1 KEYSTONE	2H	3713120096	86.246743	68.288661
PDP	MIRABELLI 1 LASCO	1H	3713120128	86.182302	69.000599
PDP	MATTOCKS 1	1H	3713120220	61.397853	49.252407
PDP	MATTOCKS 1 AYERS	1H	3713120223	48.888267	39.086036
PDP	MATTOCKS 1 BENNETT	1H	3713120224	67.411746	54.120191
PDP	MATTOCKS 1 COOK	1H	3713120221	72.328127	58.558060
PDP	P&G 1	1H	3713120025	86.150000	68.058500
PDP	P&G 2	1H	3713120020	51.690000	40.490500
PDP	P&G 2 RUARK SOUTH	1H	3713120032	86.192043	69.432629
PDP	P&G 3	1H	3713120143	51.690000	40.512342
PDP	P&G 3	2H	3713120158	51.690000	40.512342
PDP	P&G 4	1H	3713120024	51.690000	40.495425
PDP	P&G 5 NARDINI	1H	3713120254	73.530274	58.506914
PDP	P&G 5 PREVOST	1H	3713120253	82.002557	65.577542
PDP	P&G 5 RUARK	4H	3713120354	83.354285	67.162423
PDP	P&G WAREHOUSE 1	1H	3713120078	69.424667	55.716910
PDP	P&G WAREHOUSE 1 LASCO	2H	3713120202	86.182302	69.000599
PDP	P&G WAREHOUSE 1 McCARTHY	3H	3713120211	86.168581	69.409970
PDP	REIMILLER 1	1H	3713120214	57.080945	45.864952
PDP	REIMILLER 1 MANNING	1H	3713120215	86.319577	68.599006
PDP	REIMILLER 1 REYNOLDS	1H	3713120222	85.175533	68.206146
PDP	RUARK EAST 1	1H	3713120055	86.192043	69.432629
PDP	RUARK EAST 1 RUARK SOUTH	2H	3713120081	86.192043	69.432629
Location	JOHNSTON 1	2H		86.150000	70.128719
Location	MACIALEK 1	2H		70.979661	56.879590
Location	MIRABELLI 1	3H		78.693920	63.110260
Location	MIRABELLI 1	4H		78.693920	63.110260
Location	MATTOCKS 1	3H		61.397853	49.252407
Location	MATTOCKS 1 AYERS	2H		48.888267	39.086036
Location	MATTOCKS 1 BENNETT	3H		67.411746	54.120191
Location	P&G 2 P&G 1	2H		86.150000	68.058500
Location	P&G 4	2H		51.690000	40.495425
Location	P&G 4 P&G 1	3H		86.150000	68.058500
Location	P&G 4 P&G 3	3H		51.690000	40.512342
Location	P&G 4 REYNOLDS	2H		85.175533	68.206146
Location	P&G 4 REYNOLDS	3H		85.175533	68.206146
Location	P&G 5 NARDINI	2H		73.530274	58.506914
Location	P&G 5 RUARK	5H		83.354285	67.162423
Location	P&G WAREHOUSE 1	2H		69.424667	55.716910
Location	PREVOST 1 BENNETT	2H		67.411746	54.1201 91
Location	PREVOST 1 MATTOCKS	2H		61.397853	49.252407
Location	REIMILLER 1	2H		57.080945	45.864952
Location	REIMILLER 1 MANNING	2H		86.319577	68.599006
Location	MACIALEK 1	3H		70.979661	56.879590
Location	MATTOCKS 1 COOK	3H		72.328127	58.558060
Location	MACIALEK 1 COOK	2H		72.328127	58.558060
Location	P&G WAREHOUSE 1 McCARTHY	2H		86.168581	69.409970
Location	P&G 5 PREVOST	2H		82.002557	65.577542
Location	MIRABELLI 1 KEYSTONE	1H		86.246743	68.288661

Exhibit A-2 - Units

	Seller
UNIT	Working Interest	Net Revenue Interest
AYERS	0.48888267	0.39086036
BENNETT	0.67411746	0.54120191
COOK	0.72328127	0.58558060
FRANCIS	0.80661902	0.65043625
JOHNSTON	0.86150000	0.70128719
KEYSTONE	0.86246743	0.68288661
LASCO	0.86182302	0.69000599
MACIALEK	0.70979661	0.56879590
MANNING	0.86319577	0.68599006
MATTOCKS	0.61397853	0.49252407
MCCARTHY	0.86168581	0.69409970
MCCONNELL	0.86202342	0.68902777
MIRABELLI	0.78693920	0.63110260
NARDINI	0.73530274	0.58506914
P&G 1	0.86150000	0.68058500
P&G 2	0.51690000	0.40490500
P&G3	0.51690000	0.40512342
P&G 4	0.51690000	0.40495425
P&G WAREHOUSE	0.69424667	0.55716910
PREVOST	0.82002557	0.65577542
REEL	0.86214538	0.69775582
REIMILLER	0.57080945	0.45864952
REYNOLDS	0.85175533	0.68206146
RUARK	0.83354285	0.67162423
RUARK EAST/SOUTH*	0.86192043	0.69432629

* Ruark South 1H well, Ruark South 2H well and the Ruark East 1H well

Exhibit Version

Exhibit B

Form of Assignment

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this “Assignment”), dated [•], 2014 (the “Execution Date”), but  effective as of 10:00 a.m. Eastern Time on July 1, 2014 (the “Effective Time”), is from Citrus Energy Appalachia, LLC, a Delaware limited liability company (“Citrus”), TLK Energy LLC, an Oklahoma limited liability company (“TLK”), and Troy Energy Investments, LLC, an Oklahoma limited liability company (“TEI” and, together with Citrus and TLK, “Assignor”), to Warren Marcellus LLC, a Delaware limited liability company (“Assignee”).  Assignor and Assignee may be referred to herein collectively as the “Parties,” or individually as a “Party.”  Capitalized terms used herein but not otherwise defined shall have the meanings given such terms in the Purchase Agreement (as defined hereinafter).

ARTICLE 1
ASSIGNMENT OF ASSETS

Section 1.1            Assignment.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS, TRANSFERS, SETS OVER AND DELIVERS unto Assignee all of Assignor’s right, title and interest in and to the assets described in Sections 1.1(a) through (i) below (such right, title and interest, less and except the Excluded Assets (as hereinafter defined), collectively, the “Assets”):

(a)           the oil and gas leases set forth on Exhibit A, subject to any reservations or depth restrictions described on Exhibit A, together with any and all other right, title and interest of Assignor in and to the leasehold estates created thereby (including, without limitation, any other leasehold, overriding royalty, reversionary interests, or back-in interests) subject to the terms, conditions, covenants and obligations set forth in such leases and/or on Exhibit A as applicable (such interest in such leases, the “Leases”), together with any corresponding rights of Assignor in and to the lands and interests covered by such Leases or allocable thereto (the “Lands”); and it is expressly acknowledged and agreed that, in addition to the interests described above, the terms Leases and Lands are intended to include any right, title and interest of Assignor in and to any other oil and gas lease (or lands covered thereby) located within the Prospect Area, whether or not described on Exhibit A; provided, however, that Citrus shall reserve and retain an undivided 25% of all of Assignor’s right, title and interest (proportionately reduced to the extent that Citrus owns less than an undivided 100% of 8/8ths of the Working Interest in the applicable Lease, or if the applicable Leases cover less than an undivided 100% of

8/8ths of the mineral fee estate in the lands covered by such Lease) in and to that portion of the Leases that cover (and only insofar as such portion of the Lease covers) rights in and to the Upper Marcellus (and Citrus acknowledges and agrees that Citrus is not retaining any rights titles or interests of any kind relating to or attributable to the Lower Marcellus or any depths other than the Upper Marcellus) (the “Citrus Reserved Interests”); provided further, however, that the Citrus Reserved Interests shall not include any interest in the following Upper Marcellus well (as such well is further described in Exhibit A-1 attached hereto):  Macialek Reel 1H.

(b)           all wells (including, without limitation, all oil, gas and condensate wells, water source, water injection and other injection or disposal wells and systems or other wells) located on or allocable to any of the Leases, Lands, Mineral Fee, Units or other properties described in Section 1.1(a) including the Leases or on any other lease with which any such property or Lease has been unitized (such interest in such wells, including, without limitation, the wells set forth on Exhibit A-1, collectively, the “Wells”), and all Hydrocarbons produced therefrom or allocated thereto from and after the Effective Time (including all Hydrocarbons in storage or existing in pipelines, plants and/or tanks (including inventory) as of the Effective Time);

(c)           all unitization and pooling agreements in effect with respect to any of the Leases, Mineral Fee or Wells and the units created thereby (such interest in such agreements, including, without limitation, the units set forth on Exhibit A-2, the “Units”);

(d)           all Applicable Contracts and all rights thereunder;

(e)           all permits, licenses, servitudes, easements and rights-of-way, surface or ground leases, to the extent used primarily in connection with the ownership or operation of any of the Leases, Lands, Mineral Fee, Wells, Units or other Assets;

(f)            all equipment, machinery, fixtures and other personal, movable and mixed property, operational and nonoperational, known or unknown, located on any of the Leases, Lands, Mineral Fee, Wells, Units or other Assets or used in connection therewith, including, without limitation, pipelines, gathering systems, manifolds, well equipment, meters, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, processing and separation facilities, pads, structures, materials, fixtures, spare parts, tools, and other items used in the operation thereof;

(g)           all Imbalances relating to the Assets;

2

(h)           all seismic, geophysical and geological data, information, surveys, or similar data, whether owned or licensed by Assignor relating to the Assets, other than the license with NUTECH, Ltd.; and [NTD: if consents for such transfer have not been received, the relevant data/agreements will be carved out in the final version of the Assignment]

(i)            all of Assignor’s books, records, files, lease files, abstracts, title opinions, production records, well files, accounting records, seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other records, books, files, documents and data (whether tangible, electronic, or in any other medium or format) of every kind and description, to the extent relating to the above-described Assets, including, without limitation, all title records; title opinions; well logs; daily drilling records; machinery and equipment maintenance files; health, environmental and safety information and records; lease records; production and accounting records reflecting current ownership decks; division of interest files; Working Interest owner name and address files and revenue and joint interest billing account information; Tax records (other than with respect to Income Taxes); and copies of all Applicable Contracts; in each case, in such records’ current format and primarily relating to Assignor’s ownership and operation of the Assets and in Assignor’s or its Affiliates’ possession (collectively, “Records”).

Section 1.2            EXCEPTING AND RESERVING to Assignor, however, all of the Excluded Assets (as defined hereinafter).

TO HAVE AND TO HOLD the Assets, together with all and singular the rights, privileges, contracts and appurtenances, in any way appertaining or belonging thereto, unto Assignee, its successors and assigns, forever, subject to the terms and conditions of this Assignment.

Section 1.3            Excluded Assets.  “Excluded Assets” shall mean (a) all of Assignor’s corporate minute books, financial records and other business records that relate to Assignor’s business generally (including the ownership and operation of the Assets); (b) to the extent that they do not relate to the Assumed Obligations for which Assignee is providing indemnification under the Purchase Agreement, all trade credits, all accounts, all receivables and all other proceeds, income or revenues attributable to the Assets and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Assignee is providing indemnification under the Purchase Agreement, Assignor’s right with respect to all claims and causes of action of Assignor arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for

3

adjustments or refunds); (d) subject to Section 11.3 of the Purchase Agreement and to the extent that they do not relate to the Assumed Obligations for which Assignee is providing indemnification under the Purchase Agreement, all rights and interests of Assignor (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) Assignor’s rights with respect to all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time; (f) all claims of Assignor or its Affiliates for refunds of, rights to receive funds from any Governmental Authority or loss carry forwards or credits with respect to (i) Asset Taxes attributable to any period prior to the Effective Time, (ii) Income Taxes or (iii) any Taxes attributable to the Excluded Assets; (g) all of Assignor’s personal computers and associated peripherals and all of Assignor’s radio and telephone equipment; (h) all of Assignor’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (i) all documents and instruments of Assignor that may be protected by an attorney-client privilege or any attorney work product doctrine (excluding, title opinions, land records, environmental reports or assessments regarding the Assets, or legal analysis of any liability or obligation that relate to the Assumed Obligations); (j) all data of Assignor that cannot be disclosed to Assignee as a result of confidentiality arrangements under agreements with Third Parties, solely to the extent that Assignor has used commercially reasonable efforts to obtain the consent to disclose the same and excluding, title opinions, land records, environmental reports or assessments regarding the Assets, or legal analysis of any liability or obligation that relates to the Assumed Obligations; (k) all audit rights of Assignor arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Assignee and matters that relate to the Assumed Obligations; (l) documents prepared or received by Assignor or its Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Assignor, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Assignor or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Assignor, its respective representatives, and any prospective purchaser other than Assignee and (v) correspondence between Assignor or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by the Purchase Agreement; (m) any offices, office leases and any personal property (other than Records) located in or on such offices or office leases; (n) any other assets specifically listed on Exhibit B; (o) any Hedge Contracts; (p) any debt instruments, promissory notes, mortgages, or pledges of Assignor; (q) all of Assignor’s personnel files and records and (r) any other assets expressly excluded under other provisions of the Purchase Agreement, including Seller’s Reserved Interests.

4

Section 1.4            Assignment Subject to Purchase Agreement.  This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in that certain Purchase and Sale Agreement, dated as of July [•], 2014, among Assignor and Warren Resources, Inc., a Maryland corporation (the “Purchase Agreement”).  Under the Purchase Agreement, Warren Resources, Inc. has the right to designate an affiliate or subsidiary to receive any of the Assets and has designated Assignee for such purpose.  In the event of a conflict between the provisions of the Purchase Agreement and this Assignment, the provisions of the Purchase Agreement shall control.  The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of either Party with respect to the other under the Purchase Agreement.

ARTICLE 2
SPECIAL WARRANTY OF TITLE AND DISCLAIMERS

Section 2.1            Special Warranty of Title.

(a)           Subject to the provisions of the Purchase Agreement, each of Citrus, TLK and TEI, severally and not jointly, warrants Defensible Title, without duplication, to the Wells and Well Locations set forth on Exhibit A-1 and the Units set forth on Exhibit A-2 (subject to the depth restrictions set forth on Exhibit A and Exhibit A-1, and, for a Well, limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formations set forth on Exhibit A-1 for such Well Location) unto Assignee against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor or its Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances and to any matters of record in the applicable counties or in the applicable state or federal records prior to the Title Claim Date.  The several responsibility of each of Citrus, TLK and TEI for a special warranty breach shall be determined by the portions of such breach attributable to each of Citrus’, TLK’s and TEI’s interest in the relevant Asset. Prior to the expiration of the period of time commencing as of the Closing Date and ending at 5 p.m. Central Time on the five (5) year anniversary thereof (the “Survival Period”), Assignee shall furnish to Assignor a Title Defect Notice. Each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect and the Asset (including the legal description of such Asset and the Leases applicable to such Asset), or portion thereof, affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents reasonably necessary for Assignor to verify the existence of such alleged Title Defect, and (iv)

5

the amount by which Assignee reasonably or in good faith believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Assignee’s belief is based.  Except with respect to any liability of Assignor for any claim asserted in writing by Assignee to Assignor in accordance with this Assignment on or before the expiration of the Survival Period for breach of such special warranty, such special warranty shall cease and terminate at the end of such Survival Period.  For all purposes of this Assignment, Assignee shall be deemed to have waived, and Assignor shall have no further liability for, any breach of Assignor’s special warranty of title set forth in this Section 2.1 that Assignee fails to assert by a Title Defect Notice given to Assignor on or before the expiration of the Survival Period.  Assignor shall have a reasonable opportunity, but not the obligation, to cure any Title Defect asserted by Assignee.  Assignee agrees to reasonably cooperate with any attempt by Assignor to cure any such Title Defect.

(b)           For purposes of Assignor’s special warranty of title, the value of the Wells, Well Locations and Units set forth in Schedule 3.8 to the Purchase Agreement, shall be deemed to be the Allocated Value thereof (proportionately reduced to reflect the respective responsibility of Citrus, TLK and TEI for the breach claim as set forth above), as adjusted under the Purchase Agreement.  Recovery on Assignor’s special warranty of title set forth in this Section 2.1 shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Cash Consideration to which Assignee would have been entitled had Assignee asserted the defect giving rise to such breach of Assignor’s special warranty of title set forth in this Section 2.1 as a Title Defect prior to the Title Claim Date pursuant to Section 11.2 of the Purchase Agreement, except that the Individual Title Defect Threshold and the Aggregate Deductible shall not apply (proportionately reduced to reflect the respective responsibility of Citrus, TLK and TEI for the breach claim as set forth above).  Assignor shall be entitled to offset any amount owed by Assignor for breach of its special warranty of title with respect to any Asset by the amount of any Title Benefits with respect to such Asset as to which Assignor gives Assignee notice after the Title Claim Date, but during the Survival Period.

Section 2.2            Disclaimers of Warranties and Representations.

(a)           EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OF THE PURCHASE AGREEMENT OR THIS ASSIGNMENT, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY

6

REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF ITS AFFILIATES).

(b)           EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT OR THIS ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT OR THIS ASSIGNMENT, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS

7

FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT WITH THE EXCEPTION OF MATTERS OR CIRCUMSTANCES RELATING TO ENVIRONMENTAL LAWS WHICH ARE ADDRESSED IN SECTION 2.2(C), ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(c)           EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS ASSIGNMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.  SUBJECT TO ASSIGNEE’S RIGHTS UNDER ARTICLE XII OF THE PURCHASE AGREEMENT, ASSIGNEE SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(d)           ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 2.2 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

8

ARTICLE 3
MISCELLANEOUS

Section 3.1            Separate Assignments.  Where separate assignments of Assets have been, or will be, executed for filing with and approval by applicable Governmental Authorities, any such separate assignments (a) shall evidence the Assignment and assignment of the applicable Assets herein made, and shall not constitute any additional Assignment or assignment of the Assets, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions, or limitations on warranties, set forth in this Assignment and are not intended to create, and shall not create, any representations, warranties or additional covenants of or by Assignor to Assignee, and (c) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate assignments.

Section 3.2            Governing Law.  EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF PENNSYLVANIA ARE MANDATORILY APPLICABLE TO THIS ASSIGNMENT IN CONNECTION WITH THE CONVEYANCES OF PROPERTY INTERESTS INVOLVING REAL PROPERTY LOCATED IN THE STATE OF PENNSYLVANIA, THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AGREEMENT, ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS ASSIGNMENT OR THE VALIDITY HEREOF, SHALL BE FINALLY SETTLED IN ACCORDANCE WITH SECTION 15.14 OF THE PURCHASE AGREEMENT.

9

Section 3.3            Successors and Assigns.  This Assignment shall bind and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that nothing in this Assignment shall assign or grant, or in any way operate to assign or grant, any right, title or interest in, to or under the Purchase Agreement to any successor or assign of Assignee with respect to the Assets or any part thereof, it being expressly understood that rights, titles and interests under the Purchase Agreement may only be obtained or assigned in accordance with the terms thereof.

Section 3.4            Titles and Captions.  All Article or Section titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except to the extent otherwise stated in this Assignment, references to “Articles” and “Sections” are to Articles and Sections of this Assignment, and references to “Exhibits” are to the Exhibits attached to this Assignment, which are made a part hereof and incorporated herein for all purposes.

Section 3.5            Counterparts.  This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Multiple counterparts of this Assignment may be recorded with federal agencies and in the counties of the states where the Assets are located, but the inclusion of a description of any Asset in more than one counterpart of this Assignment shall not be construed as having effected any cumulative, multiple or overlapping interest in the applicable Asset.  Any signature hereto delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

Section 3.6            Subrogation.  To the extent transferable, Assignee shall be and is hereby subrogated to, and Assignor hereby assigns, all covenants and warranties of title by parties (other than Assignor’s Affiliates) heretofore given or made to Assignor or its predecessors in title with respect and to the extent applicable to the Assets.

[Signature Pages Follows]

10

Each Party is signing this Assignment on the date stated in the introductory clause, but effective for all purposes as of the Effective Time.

ASSIGNOR:

CITRUS ENERGY APPALACHIA, LLC

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this          day of                         , 2014, by                                 , as                                  of Citrus Energy Appalachia, LLC, a Delaware limited liability company, as the act and deed and on behalf of such limited liability company.

Notary Public

My Commission Expires:

Commission Number:

Signature Page to Assignment and Bill of Sale

TLK ENERGY LLC

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this          day of                        , 2014, by                          , as                            of TLK Energy LLC, an Oklahoma limited liability company, as the act and deed and on behalf of such limited liability company.

Notary Public

My Commission Expires:

Commission Number:

Signature Page to Assignment and Bill of Sale

TROY ENERGY INVESTMENTS, LLC

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this         day of                      , 2014, by                            , as                                       of Troy Energy Investments, LLC, an Oklahoma limited liability company, as the act and deed and on behalf of such limited liability company.

Notary Public

My Commission Expires:

Commission Number:

Signature Page to Assignment and Bill of Sale

ASSIGNEE:

WARREN MARCELLUS LLC

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this          day of                    , 2014, by                               , as                                     of Warren Marcellus LLC, a Delaware limited liability company, as the act and deed and on behalf of such company.

Notary Public

My Commission Expires:

Commission Number:

Signature Page to Assignment and Bill of Sale

EXHIBIT A

LEASES

Attached.

Exhibit A to Assignment and Bill of Sale

EXHIBIT A-1

WELLS AND WELL LOCATIONS

Attached.

Exhibit A-1 to Assignment and Bill of Sale

EXHIBIT A-2

UNITS

Attached.

Exhibit A-2 to Assignment and Bill of Sale

EXHIBIT B

EXCLUDED ASSETS

Attached.

Exhibit B to Assignment and Bill of Sale

Exhibit C

Excluded Assets

1.             A twenty five percent (25.0%) interest in and to all of Seller’s right, title and interest in and to the Leases, insofar as and limited to the oil, gas and minerals in the Upper Marcellus Shale Formation, being the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen between the subsurface depths of 7,241 feet and 7,424 feet, and being above the top of the Cherry Valley Lime seen at 7,424 feet, on the Baker Hughes electric log run for the Procter and Gamble 1V Well (API No. 37131200150000) on November 14, 2009.

2. The following assets:

Description	County, State	Ownership Interest	Type
CHK Brewer Unit Leases adjacent (west) of Ardent II	Wyoming County, PA	100% in 12 acres	Non-Operated ~3.0% WI in CHK Unit
Ryvamat Oil and Gas Lease ~ 5 miles south of Ardent II	Wyoming County, PA	67.5% in 3,468 acres	Expires July 17, 2014
Lindhome Fee Minerals (by Citrus affiliate Phoenix Minerals)	Allegany Co., & Cattaragaus Co. NY, McKean Co. & Venango Co., PA	97.5% in 2,906 acres	Allegany Co., & Catt. Cos. NY, McKean & Venango Cos., PA
ORRI reserved in CHK Lease Trade - west of Ardent II	Wyoming County, PA	Various by lease	West of Ardent II CHK - traded 2,658 acres of leases, delivered 80% NRI and retained ORRI on <20% royalty leases
Tunkhannock ISD Tracts ~ 3 miles SE of Ardent II	Wyoming County, PA	78.55% in 90.08 acres	Oil and Gas lease with April 2015 Expiration
Fogg Prospect Tract - Daniel Finucane, Lessor, CEC Lessee	Sullivan County, PA	100% in 194.125 net acres	Oil and Gas Lease with February 2018 Expiration, with delay rentals

Exhibit D

NSAI Baseline Reserve Report

See attached.

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:52:49
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
PROVED DEVELOPED PRODUCING RESERVES

RESERVES AND ECONOMICS
AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	18715.3	0.0	11359.1	0.0	11359.1	0.00	3.24	0.00
12-2015	0.0	25230.1	0.0	15353.9	0.0	15353.9	0.00	2.95	0.00
12-2016	0.0	17423.8	0.0	10628.0	0.0	10628.0	0.00	2.98	0.00
12-2017	0.0	13304.9	0.0	8126.9	0.0	8126.9	0.00	3.25	0.00
12-2018	0.0	10741.3	0.0	6566.9	0.0	6566.9	0.00	3.32	0.00
12-2019	0.0	8989.5	0.0	5499.1	0.0	5499.1	0.00	3.38	0.00

12-2020	0.0	7716.7	0.0	4722.5	0.0	4722.5	0.00	3.44	0.00
12-2021	0.0	6750.6	0.0	4132.5	0.0	4132.5	0.00	3.52	0.00
12-2022	0.0	5992.8	0.0	3669.4	0.0	3669.4	0.00	3.58	0.00
12-2023	0.0	5383.0	0.0	3296.5	0.0	3296.5	0.00	3.64	0.00
12-2024	0.0	4882.0	0.0	2990.0	0.0	2990.0	0.00	3.64	0.00

12-2025	0.0	4463.2	0.0	2733.7	0.0	2733.7	0.00	3.64	0.00
12-2026	0.0	4108.3	0.0	2516.4	0.0	2516.4	0.00	3.64	0.00
12-2027	0.0	3803.6	0.0	2329.9	0.0	2329.9	0.00	3.64	0.00
12-2028	0.0	3539.3	0.0	2168.0	0.0	2168.0	0.00	3.64	0.00
12-2029	0.0	3307.1	0.0	2025.7	0.0	2025.7	0.00	3.64	0.00

12-2030	0.0	3099.4	0.0	1898.5	0.0	1898.5	0.00	3.64	0.00
12-2031	0.0	2910.0	0.0	1782.4	0.0	1782.4	0.00	3.64	0.00
12-2032	0.0	2734.6	0.0	1674.9	0.0	1674.9	0.00	3.64	0.00
12-2033	0.0	2563.5	0.0	1571.5	0.0	1571.5	0.00	3.64	0.00

S TOT	0.0	155658.9	0.0	95045.9	0.0	95045.9	0.00	3.32	0.00

AFTER	0.0	30413.8	0.0	18732.4	0.0	18732.4	0.00	3.64	0.00

TOTAL	0.0	186072.7	0.0	113778.3	0.0	113778.3	0.00	3.37	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END—	NET SALES	TAX	VALOREM	EXPENSE	CASHFLOW	CAPEX	CASHFLOW	CASHFLOW	PV 10.0%
MO-YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$

12-2014	36784.4	0.0	0.0	1237.3	35547.1	0.0	35547.1	35547.1	34759.3

12-2015	45292.9	0.0	0.0	2787.5	42505.3	0.0	42505.3	78052.4	73544.6
12-2016	31680.3	0.0	0.0	2484.5	29195.8	0.0	29195.8	107248.2	97735.9
12-2017	26401.3	0.0	0.0	2322.2	24079.1	0.0	24079.1	131327.3	115863.1
12-2018	21806.7	0.0	0.0	2239.0	19567.7	0.0	19567.7	150895.0	129249.4
12-2019	18600.9	0.0	0.0	2193.7	16407.2	0.0	16407.2	167302.2	139450.0

12-2020	16265.7	0.0	0.0	2160.8	14105.0	0.0	14105.0	181407.1	147420.0
12-2021	14531.5	0.0	0.0	2135.7	12395.8	0.0	12395.8	193802.9	153786.2
12-2022	13129.8	0.0	0.0	1993.3	11136.5	0.0	11136.5	204939.5	158985.8
12-2023	11999.3	0.0	0.0	1931.2	10068.1	0.0	10068.1	215007.5	163258.9
12-2024	10883.6	0.0	0.0	1879.1	9004.5	0.0	9004.5	224012.1	166733.1

12-2025	9950.8	0.0	0.0	1851.2	8099.6	0.0	8099.6	232111.7	169573.8
12-2026	9159.9	0.0	0.0	1842.0	7317.8	0.0	7317.8	239429.5	171906.8
12-2027	8480.9	0.0	0.0	1711.4	6769.6	0.0	6769.6	246199.1	173869.3
12-2028	7891.6	0.0	0.0	1658.2	6233.4	0.0	6233.4	252432.5	175512.2
12-2029	7373.7	0.0	0.0	1613.0	5760.6	0.0	5760.6	258193.2	176892.6

12-2030	6910.4	0.0	0.0	1590.7	5319.8	0.0	5319.8	263513.0	178051.5
12-2031	6488.0	0.0	0.0	1585.7	4902.3	0.0	4902.3	268415.2	179022.4
12-2032	6096.9	0.0	0.0	1581.2	4515.7	0.0	4515.7	272930.9	179835.4
12-2033	5720.5	0.0	0.0	1565.2	4155.2	0.0	4155.2	277086.2	180515.5

S TOT	315449.1	0.0	0.0	38363.0	277086.2	0.0	277086.2	277086.2	180515.5

AFTER	68186.5	0.0	0.0	33491.9	34694.6	0.0	34694.6	311780.8	183697.4

TOTAL	383635.6	0.0	0.0	71854.9	311780.8	0.0	311780.8	311780.8	183697.4

	OIL	GAS
GROSS WELLS	0.0	30.0
GROSS ULT., MB & MMF	0.000	294815.594
GROSS CUM., MB & MMF	0.000	108742.844
GROSS RES., MB & MMF	0.000	186072.750
NET RES., MB & MMF	0.000	113778.242
NET REVENUE, M$	0.000	383635.562
INITIAL PRICE, $	0.000	3.238
INITIAL N.I., PCT.	0.000	60.022

		P.W. %	P.W., M$
LIFE, YRS.	50.00	5.00	227290.766
DISCOUNT %	10.00	8.00	198305.953
UNDISCOUNTED PAYOUT, YRS.	0.00	10.00	183697.391
DISCOUNTED PAYOUT, YRS.	0.00	12.00	171673.297
UNDISCOUNTED NET/INVEST.	0.00	15.00	157126.062
DISCOUNTED NET/INVEST.	0.00	20.00	139075.578
RATE-OF-RETURN, PCT.	100.00	25.00	125895.047
INITIAL W.I., PCT.	75.484	30.00	115774.656

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:52:51
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
PROVED UNDEVELOPED RESERVES

RESERVES AND ECONOMICS
AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	912.2	0.0	542.7	0.0	542.7	0.00	3.24	0.00

12-2015	0.0	20573.4	0.0	12572.5	0.0	12572.5	0.00	2.95	0.00
12-2016	0.0	27905.3	0.0	16488.9	0.0	16488.9	0.00	2.98	0.00
12-2017	0.0	18541.4	0.0	10769.7	0.0	10769.7	0.00	3.25	0.00
12-2018	0.0	12114.8	0.0	7069.1	0.0	7069.1	0.00	3.32	0.00
12-2019	0.0	9009.8	0.0	5266.1	0.0	5266.1	0.00	3.38	0.00

12-2020	0.0	7154.9	0.0	4185.1	0.0	4185.1	0.00	3.44	0.00
12-2021	0.0	5919.9	0.0	3463.9	0.0	3463.9	0.00	3.52	0.00
12-2022	0.0	5039.0	0.0	2948.8	0.0	2948.8	0.00	3.58	0.00
12-2023	0.0	4379.6	0.0	2562.9	0.0	2562.9	0.00	3.64	0.00
12-2024	0.0	3868.0	0.0	2263.4	0.0	2263.4	0.00	3.64	0.00

12-2025	0.0	3459.9	0.0	2024.4	0.0	2024.4	0.00	3.64	0.00
12-2026	0.0	3127.0	0.0	1829.4	0.0	1829.4	0.00	3.64	0.00
12-2027	0.0	2850.5	0.0	1667.4	0.0	1667.4	0.00	3.64	0.00
12-2028	0.0	2617.3	0.0	1530.8	0.0	1530.8	0.00	3.64	0.00
12-2029	0.0	2418.0	0.0	1414.0	0.0	1414.0	0.00	3.64	0.00

12-2030	0.0	2245.9	0.0	1313.2	0.0	1313.2	0.00	3.64	0.00
12-2031	0.0	2095.8	0.0	1225.2	0.0	1225.2	0.00	3.64	0.00
12-2032	0.0	1963.4	0.0	1147.7	0.0	1147.7	0.00	3.64	0.00
12-2033	0.0	1844.0	0.0	1077.8	0.0	1077.8	0.00	3.64	0.00

S TOT	0.0	138040.2	0.0	81363.0	0.0	81363.0	0.00	3.28	0.00

AFTER	0.0	22421.2	0.0	13173.3	0.0	13173.3	0.00	3.64	0.00

TOTAL	0.0	160461.4	0.0	94536.3	0.0	94536.3	0.00	3.33	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END—	NET SALES	TAX	VALOREM	EXPENSE	CASHFLOW	CAPEX	CASHFLOW	CASHFLOW	PV 10.0%
MO-YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$

12-2014	1757.4	0.0	0.0	35.7	1721.7	14718.5	-12996.8	-12996.8	-12652.0

12-2015	37088.0	0.0	0.0	1136.6	35951.3	59147.1	-23195.8	-36192.6	-34234.2
12-2016	49150.4	0.0	0.0	2056.0	47094.3	20712.5	26381.8	-9810.7	-12661.0
12-2017	34986.5	0.0	0.0	1945.9	33040.7	0.0	33040.7	23230.0	12270.8
12-2018	23474.6	0.0	0.0	1667.3	21807.3	0.0	21807.3	45037.3	27207.9
12-2019	17812.7	0.0	0.0	1493.7	16319.1	0.0	16319.1	61356.3	37362.8

12-2020	14414.8	0.0	0.0	1429.0	12985.8	0.0	12985.8	74342.1	44705.5
12-2021	12180.4	0.0	0.0	1398.3	10782.0	0.0	10782.0	85124.1	50246.0
12-2022	10551.4	0.0	0.0	1376.5	9174.9	0.0	9174.9	94299.1	54530.9
12-2023	9329.2	0.0	0.0	1360.1	7969.1	0.0	7969.1	102268.2	57913.5
12-2024	8239.0	0.0	0.0	1325.0	6913.9	0.0	6913.9	109182.1	60581.0

12-2025	7368.9	0.0	0.0	1290.5	6078.4	0.0	6078.4	115260.6	62712.8
12-2026	6659.1	0.0	0.0	1203.9	5455.2	0.0	5455.2	120715.8	64452.2
12-2027	6069.4	0.0	0.0	1178.3	4891.1	0.0	4891.1	125606.8	65869.9
12-2028	5572.0	0.0	0.0	1172.5	4399.5	0.0	4399.5	130006.3	67029.1
12-2029	5147.1	0.0	0.0	1145.3	4001.8	0.0	4001.8	134008.1	67987.6

12-2030	4780.0	0.0	0.0	1116.6	3663.4	0.0	3663.4	137671.5	68785.3
12-2031	4459.9	0.0	0.0	1034.6	3425.3	0.0	3425.3	141096.8	69463.6
12-2032	4177.5	0.0	0.0	1012.6	3165.0	0.0	3165.0	144261.8	70033.5
12-2033	3923.3	0.0	0.0	1009.6	2913.7	0.0	2913.7	147175.5	70510.4

S TOT	267141.5	0.0	0.0	25388.0	241753.5	94578.0	147175.5	147175.5	70510.4

AFTER	47951.4	0.0	0.0	23850.7	24100.8	0.0	24100.8	171276.2	72740.8

TOTAL	315092.9	0.0	0.0	49238.6	265854.3	94578.0	171276.2	171276.2	72740.8

	OIL	GAS
GROSS WELLS	0.0	20.0
GROSS ULT., MB & MMF	0.000	160461.375
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	0.000	160461.375
NET RES., MB & MMF	0.000	94536.289
NET REVENUE, M$	0.000	315092.969
INITIAL PRICE, $	0.000	3.004
INITIAL N.I., PCT.	0.000	59.492

		P.W. %	P.W., M$
LIFE, YRS.	49.00	5.00	106898.461
DISCOUNT %	10.00	8.00	84258.344
UNDISCOUNTED PAYOUT, YRS.	2.80	10.00	72740.773
DISCOUNTED PAYOUT, YRS.	3.01	12.00	63219.191
UNDISCOUNTED NET/INVEST.	2.81	15.00	51675.375
DISCOUNTED NET/INVEST.	1.85	20.00	37397.871
RATE-OF-RETURN, PCT.	53.71	25.00	27111.531
INITIAL W.I., PCT.	73.858	30.00	19385.496

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:52:51
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
PUD-PL RESERVES

RESERVES AND ECONOMICS
AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00

12-2015	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2016	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2017	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2018	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2019	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00

12-2020	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2021	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2022	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2023	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2024	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00

12-2025	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00
12-2026
12-2027
12-2028
12-2029

12-2030
12-2031
12-2032
12-2033

S TOT	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00

AFTER	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00

TOTAL	0.0	0.0	0.0	0.0	0.0	0.0	0.00	0.00	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END— MO-YEAR	NET SALES M$	TAX M$	VALOREM M$	EXPENSE M$	CASHFLOW M$	CAPEX M$	CASHFLOW M$	CASHFLOW M$	PV 10.0% M$

12-2014	0.0	0.0	0.0	5572.6	-5572.6	1537.5	-7110.0	-7110.0	-6949.9

12-2015	0.0	0.0	0.0	11145.1	-11145.1	3669.5	-14814.7	-21924.7	-20423.6
12-2016	0.0	0.0	0.0	11145.1	-11145.1	1974.2	-13119.3	-35044.0	-31310.3
12-2017	0.0	0.0	0.0	11145.1	-11145.1	0.0	-11145.1	-46189.1	-39686.9
12-2018	0.0	0.0	0.0	11145.1	-11145.1	0.0	-11145.1	-57334.2	-47302.0
12-2019	0.0	0.0	0.0	11145.1	-11145.1	0.0	-11145.1	-68479.3	-54224.9

12-2020	0.0	0.0	0.0	11145.1	-11145.1	0.0	-11145.1	-79624.5	-60518.4
12-2021	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-79624.5	-60518.4
12-2022	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-79624.5	-60518.4
12-2023	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-79624.5	-60518.4
12-2024	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-79624.5	-60518.4

12-2025	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-79624.5	-60518.4
12-2026
12-2027
12-2028
12-2029

12-2030
12-2031
12-2032
12-2033

S TOT	0.0	0.0	0.0	72443.3	-72443.3	7181.2	-79624.5	-79624.5	-60518.4

AFTER	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-79624.5	-60518.4

TOTAL	0.0	0.0	0.0	72443.3	-72443.3	7181.2	-79624.5	-79624.5	-60518.4

	OIL	GAS
GROSS WELLS	0.0	0.0
GROSS ULT., MB & MMF	0.000	0.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	0.000	0.000
NET RES., MB & MMF	0.000	0.000
NET REVENUE, M$	0.000	0.000
INITIAL PRICE, $	0.000	0.000
INITIAL N.I., PCT.	0.000	0.000

		P.W. %	P.W., M$
LIFE, YRS.	11.50	5.00	-68911.109
DISCOUNT %	10.00	8.00	-63641.297
UNDISCOUNTED PAYOUT, YRS.	11.50	10.00	-60518.383
DISCOUNTED PAYOUT, YRS.	11.50	12.00	-57666.477
UNDISCOUNTED NET/INVEST.	-10.09	15.00	-53832.117
DISCOUNTED NET/INVEST.	-8.28	20.00	-48423.477
RATE-OF-RETURN, PCT.	0.00	25.00	-43987.320
INITIAL W.I., PCT.	0.000	30.00	-40302.633

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:52:51
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
TOTAL PROVED RESERVES

RESERVES AND ECONOMICS

AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	19627.5	0.0	11901.8	0.0	11901.8	0.00	3.24	0.00

12-2015	0.0	45803.5	0.0	27926.5	0.0	27926.5	0.00	2.95	0.00
12-2016	0.0	45329.1	0.0	27116.9	0.0	27116.9	0.00	2.98	0.00
12-2017	0.0	31846.3	0.0	18896.6	0.0	18896.6	0.00	3.25	0.00
12-2018	0.0	22856.1	0.0	13636.0	0.0	13636.0	0.00	3.32	0.00
12-2019	0.0	17999.3	0.0	10765.3	0.0	10765.3	0.00	3.38	0.00

12-2020	0.0	14871.6	0.0	8907.6	0.0	8907.6	0.00	3.44	0.00
12-2021	0.0	12670.5	0.0	7596.3	0.0	7596.3	0.00	3.52	0.00
12-2022	0.0	11031.9	0.0	6618.2	0.0	6618.2	0.00	3.58	0.00
12-2023	0.0	9762.6	0.0	5859.4	0.0	5859.4	0.00	3.64	0.00
12-2024	0.0	8750.0	0.0	5253.4	0.0	5253.4	0.00	3.64	0.00

12-2025	0.0	7923.1	0.0	4758.1	0.0	4758.1	0.00	3.64	0.00
12-2026	0.0	7235.2	0.0	4345.8	0.0	4345.8	0.00	3.64	0.00
12-2027	0.0	6654.1	0.0	3997.3	0.0	3997.3	0.00	3.64	0.00
12-2028	0.0	6156.5	0.0	3698.8	0.0	3698.8	0.00	3.64	0.00
12-2029	0.0	5725.1	0.0	3439.7	0.0	3439.7	0.00	3.64	0.00

12-2030	0.0	5345.3	0.0	3211.6	0.0	3211.6	0.00	3.64	0.00
12-2031	0.0	5005.8	0.0	3007.6	0.0	3007.6	0.00	3.64	0.00
12-2032	0.0	4698.0	0.0	2822.6	0.0	2822.6	0.00	3.64	0.00
12-2033	0.0	4407.5	0.0	2649.3	0.0	2649.3	0.00	3.64	0.00

S TOT	0.0	293699.2	0.0	176408.8	0.0	176408.8	0.00	3.30	0.00

AFTER	0.0	52834.9	0.0	31905.7	0.0	31905.7	0.00	3.64	0.00

TOTAL	0.0	346534.2	0.0	208314.5	0.0	208314.5	0.00	3.35	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END— MO-YEAR	NET SALES M$	TAX M$	VALOREM M$	EXPENSE M$	CASHFLOW M$	CAPEX M$	CASHFLOW M$	CASHFLOW M$	PV 10.0% M$

12-2014	38541.8	0.0	0.0	6845.6	31696.2	16256.0	15440.2	15440.2	15157.5

12-2015	82380.8	0.0	0.0	15069.3	67311.6	62816.6	4494.9	19935.1	18886.9
12-2016	80830.7	0.0	0.0	15685.7	65145.0	22686.6	42458.4	62393.5	53764.6
12-2017	61387.8	0.0	0.0	15413.2	45974.6	0.0	45974.6	108368.1	88447.0
12-2018	45281.3	0.0	0.0	15051.4	30229.9	0.0	30229.9	138598.0	109155.2
12-2019	36413.7	0.0	0.0	14832.5	21581.2	0.0	21581.2	160179.2	122587.9

12-2020	30680.5	0.0	0.0	14734.9	15945.6	0.0	15945.6	176124.8	131607.2
12-2021	26711.9	0.0	0.0	3534.1	23177.8	0.0	23177.8	199302.6	143513.8
12-2022	23681.2	0.0	0.0	3369.8	20311.5	0.0	20311.5	219614.0	152998.3
12-2023	21328.5	0.0	0.0	3291.3	18037.2	0.0	18037.2	237651.3	160654.0
12-2024	19122.6	0.0	0.0	3204.1	15918.5	0.0	15918.5	253569.8	166795.7

12-2025	17319.8	0.0	0.0	3141.7	14178.0	0.0	14178.0	267747.8	171768.2
12-2026	15819.0	0.0	0.0	3045.9	12773.0	0.0	12773.0	280520.8	175840.6
12-2027	14550.3	0.0	0.0	2889.7	11660.7	0.0	11660.7	292181.4	179220.8
12-2028	13463.6	0.0	0.0	2830.7	10632.9	0.0	10632.9	302814.4	182022.8
12-2029	12520.7	0.0	0.0	2758.3	9762.5	0.0	9762.5	312576.8	184361.8

12-2030	11690.4	0.0	0.0	2707.3	8983.2	0.0	8983.2	321560.0	186318.4
12-2031	10947.9	0.0	0.0	2620.3	8327.6	0.0	8327.6	329887.6	187967.6
12-2032	10274.4	0.0	0.0	2593.7	7680.7	0.0	7680.7	337568.2	189350.5
12-2033	9643.7	0.0	0.0	2574.8	7068.9	0.0	7068.9	344637.2	190507.5

S TOT	582590.6	0.0	0.0	136194.2	446396.4	101759.2	344637.2	344637.2	190507.5

AFTER	116137.9	0.0	0.0	57342.6	58795.3	0.0	58795.3	403432.6	195919.8

TOTAL	698728.6	0.0	0.0	193536.8	505191.8	101759.2	403432.5	403432.6	195919.8

	OIL	GAS
GROSS WELLS	0.0	50.0
GROSS ULT., MB & MMF	0.000	455277.062
GROSS CUM., MB & MMF	0.000	108742.844
GROSS RES., MB & MMF	0.000	346534.219
NET RES., MB & MMF	0.000	208314.531
NET REVENUE, M$	0.000	698728.438
INITIAL PRICE, $	0.000	3.104
INITIAL N.I., PCT.	0.000	60.022

		P.W. %	P.W., M$
LIFE, YRS.	50.00	5.00	265278.156
DISCOUNT %	10.00	8.00	218922.984
UNDISCOUNTED PAYOUT, YRS.	0.26	10.00	195919.797
DISCOUNTED PAYOUT, YRS.	0.26	12.00	177226.000
UNDISCOUNTED NET/INVEST.	4.96	15.00	154969.328
DISCOUNTED NET/INVEST.	3.12	20.00	128049.984
RATE-OF-RETURN, PCT.	100.00	25.00	109019.258
INITIAL W.I., PCT.	74.583	30.00	94857.531

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:52:55
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
PROBABLE RESERVES

RESERVES AND ECONOMICS

AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	1889.0	0.0	1251.9	0.0	1251.9	0.00	3.24	0.00

12-2015	0.0	10417.2	0.0	6756.6	0.0	6756.6	0.00	2.95	0.00
12-2016	0.0	13575.1	0.0	8487.3	0.0	8487.3	0.00	2.98	0.00
12-2017	0.0	10135.7	0.0	6184.1	0.0	6184.1	0.00	3.25	0.00
12-2018	0.0	6461.7	0.0	3968.2	0.0	3968.2	0.00	3.32	0.00
12-2019	0.0	4767.3	0.0	2934.5	0.0	2934.5	0.00	3.38	0.00

12-2020	0.0	3771.4	0.0	2324.0	0.0	2324.0	0.00	3.44	0.00
12-2021	0.0	3113.7	0.0	1919.8	0.0	1919.8	0.00	3.52	0.00
12-2022	0.0	2647.1	0.0	1632.5	0.0	1632.5	0.00	3.58	0.00
12-2023	0.0	2299.0	0.0	1418.0	0.0	1418.0	0.00	3.64	0.00
12-2024	0.0	2029.6	0.0	1251.9	0.0	1251.9	0.00	3.64	0.00

12-2025	0.0	1815.1	0.0	1119.6	0.0	1119.6	0.00	3.64	0.00
12-2026	0.0	1640.3	0.0	1011.7	0.0	1011.7	0.00	3.64	0.00
12-2027	0.0	1495.4	0.0	922.3	0.0	922.3	0.00	3.64	0.00
12-2028	0.0	1373.2	0.0	846.8	0.0	846.8	0.00	3.64	0.00
12-2029	0.0	1268.9	0.0	782.4	0.0	782.4	0.00	3.64	0.00

12-2030	0.0	1178.9	0.0	726.8	0.0	726.8	0.00	3.64	0.00
12-2031	0.0	1100.4	0.0	678.4	0.0	678.4	0.00	3.64	0.00
12-2032	0.0	1031.4	0.0	635.8	0.0	635.8	0.00	3.64	0.00
12-2033	0.0	968.9	0.0	597.3	0.0	597.3	0.00	3.64	0.00

S TOT	0.0	72979.2	0.0	45449.8	0.0	45449.8	0.00	3.29	0.00

AFTER	0.0	13428.6	0.0	8240.2	0.0	8240.2	0.00	3.64	0.00

TOTAL	0.0	86407.9	0.0	53690.0	0.0	53690.0	0.00	3.34	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END— MO-YEAR	NET SALES M$	TAX M$	VALOREM M$	EXPENSE M$	CASHFLOW M$	CAPEX M$	CASHFLOW M$	CASHFLOW M$	PV 10.0% M$

12-2014	4054.2	0.0	0.0	52.9	4001.2	2458.0	1543.2	1543.2	1528.8

12-2015	19931.3	0.0	0.0	403.0	19528.3	15915.6	3612.8	5156.0	4639.9
12-2016	25299.0	0.0	0.0	657.0	24642.1	8350.7	16291.4	21447.4	18090.5
12-2017	20089.6	0.0	0.0	677.7	19412.0	0.0	19412.0	40859.3	32744.0
12-2018	13177.2	0.0	0.0	552.1	12625.1	0.0	12625.1	53484.4	41393.2
12-2019	9926.0	0.0	0.0	485.3	9440.7	0.0	9440.7	62925.1	47268.7

12-2020	8004.5	0.0	0.0	445.0	7559.4	0.0	7559.4	70484.5	51543.8
12-2021	6750.7	0.0	0.0	427.9	6322.9	0.0	6322.9	76807.4	54793.6
12-2022	5841.5	0.0	0.0	415.7	5425.8	0.0	5425.8	82233.2	57328.2
12-2023	5161.6	0.0	0.0	406.6	4755.0	0.0	4755.0	86988.2	59347.1
12-2024	4556.9	0.0	0.0	391.3	4165.6	0.0	4165.6	91153.9	60954.8

12-2025	4075.2	0.0	0.0	377.1	3698.2	0.0	3698.2	94852.0	62252.2
12-2026	3682.8	0.0	0.0	363.9	3318.9	0.0	3318.9	98170.9	63310.7
12-2027	3357.0	0.0	0.0	345.7	3011.3	0.0	3011.3	101182.2	64183.7
12-2028	3082.5	0.0	0.0	342.5	2740.0	0.0	2740.0	103922.2	64905.8
12-2029	2848.1	0.0	0.0	331.6	2516.5	0.0	2516.5	106438.7	65508.7

12-2030	2645.8	0.0	0.0	320.6	2325.1	0.0	2325.1	108763.8	66015.2
12-2031	2469.5	0.0	0.0	309.9	2159.5	0.0	2159.5	110923.4	66442.8
12-2032	2314.4	0.0	0.0	293.8	2020.6	0.0	2020.6	112943.9	66806.5
12-2033	2174.1	0.0	0.0	292.2	1882.0	0.0	1882.0	114825.9	67114.5

S TOT	149441.8	0.0	0.0	7891.6	141550.2	26724.3	114825.9	114825.9	67114.5

AFTER	29994.8	0.0	0.0	10343.2	19651.6	0.0	19651.6	134477.4	68739.9

TOTAL	179436.6	0.0	0.0	18234.8	161201.8	26724.3	134477.4	134477.4	68739.9

	OIL	GAS
GROSS WELLS	0.0	5.0
GROSS ULT., MB & MMF	0.000	86407.844
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	0.000	86407.844
NET RES., MB & MMF	0.000	53690.043
NET REVENUE, M$	0.000	179436.594
INITIAL PRICE, $	0.000	3.010
INITIAL N.I., PCT.	0.000	66.274

		P.W. %	P.W., M$
LIFE, YRS.	50.00	5.00	90805.609
DISCOUNT %	10.00	8.00	76126.797
UNDISCOUNTED PAYOUT, YRS.	0.31	10.00	68739.914
DISCOUNTED PAYOUT, YRS.	0.30	12.00	62652.219
UNDISCOUNTED NET/INVEST.	6.03	15.00	55268.254
DISCOUNTED NET/INVEST.	3.88	20.00	46073.281
RATE-OF-RETURN, PCT.	100.00	25.00	39350.148
INITIAL W.I., PCT.	74.930	30.00	34204.648

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:53:00
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
POSSIBLE RESERVES

RESERVES AND ECONOMICS

AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	1818.6	0.0	1187.2	0.0	1187.2	0.00	3.24	0.00

12-2015	0.0	6394.8	0.0	4020.0	0.0	4020.0	0.00	2.95	0.00
12-2016	0.0	9418.1	0.0	5705.7	0.0	5705.7	0.00	2.98	0.00
12-2017	0.0	9533.2	0.0	5644.9	0.0	5644.9	0.00	3.25	0.00
12-2018	0.0	5760.7	0.0	3431.1	0.0	3431.1	0.00	3.32	0.00
12-2019	0.0	4189.6	0.0	2502.0	0.0	2502.0	0.00	3.38	0.00

12-2020	0.0	3299.2	0.0	1973.2	0.0	1973.2	0.00	3.44	0.00
12-2021	0.0	2721.2	0.0	1629.0	0.0	1629.0	0.00	3.52	0.00
12-2022	0.0	2314.6	0.0	1386.5	0.0	1386.5	0.00	3.58	0.00
12-2023	0.0	2012.8	0.0	1206.3	0.0	1206.3	0.00	3.64	0.00
12-2024	0.0	1779.7	0.0	1067.0	0.0	1067.0	0.00	3.64	0.00

12-2025	0.0	1594.4	0.0	956.1	0.0	956.1	0.00	3.64	0.00
12-2026	0.0	1443.5	0.0	865.8	0.0	865.8	0.00	3.64	0.00
12-2027	0.0	1318.3	0.0	790.8	0.0	790.8	0.00	3.64	0.00
12-2028	0.0	1212.7	0.0	727.6	0.0	727.6	0.00	3.64	0.00
12-2029	0.0	1122.6	0.0	673.5	0.0	673.5	0.00	3.64	0.00

12-2030	0.0	1044.6	0.0	626.8	0.0	626.8	0.00	3.64	0.00
12-2031	0.0	976.3	0.0	585.8	0.0	585.8	0.00	3.64	0.00
12-2032	0.0	915.6	0.0	549.4	0.0	549.4	0.00	3.64	0.00
12-2033	0.0	860.3	0.0	516.2	0.0	516.2	0.00	3.64	0.00

S TOT	0.0	59730.7	0.0	36044.7	0.0	36044.7	0.00	3.32	0.00

AFTER	0.0	12437.9	0.0	7450.1	0.0	7450.1	0.00	3.64	0.00

TOTAL	0.0	72168.6	0.0	43494.9	0.0	43494.9	0.00	3.37	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END— MO-YEAR	NET SALES M$	TAX M$	VALOREM M$	EXPENSE M$	CASHFLOW M$	CAPEX M$	CASHFLOW M$	CASHFLOW M$	PV 10.0% M$

12-2014	3844.6	0.0	0.0	50.4	3794.2	0.0	3794.2	3794.2	3706.4

12-2015	11858.8	0.0	0.0	170.9	11687.9	0.0	11687.9	15482.1	14289.0
12-2016	17007.6	0.0	0.0	246.1	16761.4	4809.8	11951.6	27433.7	24205.7
12-2017	18338.0	0.0	0.0	323.6	18014.4	0.0	18014.4	45448.2	37815.3
12-2018	11393.8	0.0	0.0	222.7	11171.1	0.0	11171.1	56619.2	45470.2
12-2019	8463.0	0.0	0.0	176.2	8286.8	0.0	8286.8	64906.1	50628.3

12-2020	6796.2	0.0	0.0	146.6	6649.7	0.0	6649.7	71555.7	54389.4
12-2021	5728.3	0.0	0.0	132.0	5596.3	0.0	5596.3	77152.0	57266.1
12-2022	4961.3	0.0	0.0	121.7	4839.5	0.0	4839.5	81991.6	59527.2
12-2023	4390.8	0.0	0.0	114.1	4276.7	0.0	4276.7	86268.3	61343.4
12-2024	3883.8	0.0	0.0	108.2	3775.6	0.0	3775.6	90043.9	62800.9

12-2025	3480.3	0.0	0.0	103.5	3376.8	0.0	3376.8	93420.7	63985.7
12-2026	3151.5	0.0	0.0	99.7	3051.8	0.0	3051.8	96472.6	64959.2
12-2027	2878.5	0.0	0.0	89.3	2789.3	0.0	2789.3	99261.9	65768.0
12-2028	2648.3	0.0	0.0	86.6	2561.8	0.0	2561.8	101823.6	66443.2
12-2029	2451.6	0.0	0.0	84.3	2367.3	0.0	2367.3	104190.9	67010.4

12-2030	2281.5	0.0	0.0	82.3	2199.2	0.0	2199.2	106390.1	67489.5
12-2031	2132.3	0.0	0.0	80.6	2051.7	0.0	2051.7	108441.8	67895.7
12-2032	1999.7	0.0	0.0	71.8	1927.9	0.0	1927.9	110369.7	68242.8
12-2033	1878.9	0.0	0.0	70.4	1808.5	0.0	1808.5	112178.2	68538.7

S TOT	119569.0	0.0	0.0	2580.9	116988.1	4809.8	112178.2	112178.2	68538.7

AFTER	27118.7	0.0	0.0	4872.5	22246.3	0.0	22246.3	134424.5	70223.2

TOTAL	146687.7	0.0	0.0	7453.4	139234.3	4809.8	134424.5	134424.5	70223.2

	OIL	GAS
GROSS WELLS	0.0	1.0
GROSS ULT., MB & MMF	0.000	72479.938
GROSS CUM., MB & MMF	0.000	311.292
GROSS RES., MB & MMF	0.000	72168.641
NET RES., MB & MMF	0.000	43494.867
NET REVENUE, M$	0.000	146687.688
INITIAL PRICE, $	0.000	3.017
INITIAL N.I., PCT.	0.000	65.578

		P.W. %	P.W., M$
LIFE, YRS.	50.00	5.00	91011.516
DISCOUNT %	10.00	8.00	77114.727
UNDISCOUNTED PAYOUT, YRS.	0.00	10.00	70223.195
DISCOUNTED PAYOUT, YRS.	0.00	12.00	64582.609
UNDISCOUNTED NET/INVEST.	28.95	15.00	57774.289
DISCOUNTED NET/INVEST.	18.97	20.00	49320.781
RATE-OF-RETURN, PCT.	100.00	25.00	43134.770
INITIAL W.I., PCT.	75.614	30.00	38383.262

SUMMARY - CERTAIN PROPERTIES	DATE	: 06/28/2014
LOCATED IN WYOMING COUNTY	TIME	: 16:53:00
PENNSYLVANIA	DBS	: CITUS_MARCELLUS
POTENTIAL ACQUISITION INTEREST	SETTINGS	: NS0714
	SCENARIO	: NS0714 BMO 6 24
3P RESERVES

RESERVES AND ECONOMICS

AS OF DATE: 07/2014

	GROSS OIL	GROSS GAS	NET OIL	NET GAS	NET NGL	NET EQUIV	NET OIL	NET GAS	NET NGL
—END—	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRODUCTION	PRICE	PRICE	PRICE
MO-YEAR	MBO	MMCF	MBO	MMCF	MB	MMCFE	$/BBL	$/MCF	$/BBL

12-2014	0.0	23335.2	0.0	14340.9	0.0	14340.9	0.00	3.24	0.00

12-2015	0.0	62615.5	0.0	38703.1	0.0	38703.1	0.00	2.95	0.00
12-2016	0.0	68322.2	0.0	41309.9	0.0	41309.9	0.00	2.98	0.00
12-2017	0.0	51515.2	0.0	30725.5	0.0	30725.5	0.00	3.25	0.00
12-2018	0.0	35078.5	0.0	21035.3	0.0	21035.3	0.00	3.32	0.00
12-2019	0.0	26956.2	0.0	16201.7	0.0	16201.7	0.00	3.38	0.00

12-2020	0.0	21942.2	0.0	13204.7	0.0	13204.7	0.00	3.44	0.00
12-2021	0.0	18505.4	0.0	11145.1	0.0	11145.1	0.00	3.52	0.00
12-2022	0.0	15993.5	0.0	9637.2	0.0	9637.2	0.00	3.58	0.00
12-2023	0.0	14074.4	0.0	8483.7	0.0	8483.7	0.00	3.64	0.00
12-2024	0.0	12559.3	0.0	7572.3	0.0	7572.3	0.00	3.64	0.00

12-2025	0.0	11332.6	0.0	6833.8	0.0	6833.8	0.00	3.64	0.00
12-2026	0.0	10319.1	0.0	6223.4	0.0	6223.4	0.00	3.64	0.00
12-2027	0.0	9467.8	0.0	5710.4	0.0	5710.4	0.00	3.64	0.00
12-2028	0.0	8742.5	0.0	5273.2	0.0	5273.2	0.00	3.64	0.00
12-2029	0.0	8116.5	0.0	4895.7	0.0	4895.7	0.00	3.64	0.00

12-2030	0.0	7568.7	0.0	4565.2	0.0	4565.2	0.00	3.64	0.00
12-2031	0.0	7082.5	0.0	4271.8	0.0	4271.8	0.00	3.64	0.00
12-2032	0.0	6645.0	0.0	4007.8	0.0	4007.8	0.00	3.64	0.00
12-2033	0.0	6236.7	0.0	3762.8	0.0	3762.8	0.00	3.64	0.00

S TOT	0.0	426409.1	0.0	257903.3	0.0	257903.3	0.00	3.30	0.00

AFTER	0.0	78701.5	0.0	47596.1	0.0	47596.1	0.00	3.64	0.00

TOTAL	0.0	505110.5	0.0	305499.4	0.0	305499.4	0.00	3.35	0.00

	TOTAL	SEV	AD	OPER	OPERATING	NET	FUTURE NET	CUM NET	CUM NET
—END— MO-YEAR	NET SALES M$	TAX M$	VALOREM M$	EXPENSE M$	CASHFLOW M$	CAPEX M$	CASHFLOW M$	CASHFLOW M$	PV 10.0% M$

12-2014	46440.6	0.0	0.0	6948.9	39491.6	18714.0	20777.6	20777.6	20392.7

12-2015	114170.9	0.0	0.0	15643.2	98527.8	78732.2	19795.6	40573.2	37815.8
12-2016	123137.3	0.0	0.0	16588.8	106548.5	35847.2	70701.4	111274.6	96060.8
12-2017	99815.5	0.0	0.0	16414.5	83401.0	0.0	83401.0	194675.6	159006.4
12-2018	69852.3	0.0	0.0	15826.3	54026.0	0.0	54026.0	248701.6	196018.7
12-2019	54802.7	0.0	0.0	15494.0	39308.7	0.0	39308.7	288010.4	220484.9

12-2020	45481.2	0.0	0.0	15326.5	30154.7	0.0	30154.7	318165.1	237540.5
12-2021	39190.9	0.0	0.0	4093.9	35097.0	0.0	35097.0	353262.1	255573.5
12-2022	34483.9	0.0	0.0	3907.2	30576.8	0.0	30576.8	383838.8	269853.7
12-2023	30880.9	0.0	0.0	3811.9	27069.0	0.0	27069.0	410907.8	281344.6
12-2024	27563.3	0.0	0.0	3703.6	23859.7	0.0	23859.7	434767.5	290551.4

12-2025	24875.3	0.0	0.0	3622.3	21253.0	0.0	21253.0	456020.5	298006.1
12-2026	22653.2	0.0	0.0	3509.5	19143.8	0.0	19143.8	475164.2	304110.4
12-2027	20785.9	0.0	0.0	3324.7	17461.2	0.0	17461.2	492625.5	309172.4
12-2028	19194.5	0.0	0.0	3259.8	15934.7	0.0	15934.7	508560.1	313371.8
12-2029	17820.5	0.0	0.0	3174.2	14646.3	0.0	14646.3	523206.4	316880.9

12-2030	16617.7	0.0	0.0	3110.2	13507.5	0.0	13507.5	536713.9	319823.0
12-2031	15549.6	0.0	0.0	3010.8	12538.8	0.0	12538.8	549252.7	322306.1
12-2032	14588.5	0.0	0.0	2959.3	11629.2	0.0	11629.2	560881.9	324399.7
12-2033	13696.7	0.0	0.0	2937.4	10759.4	0.0	10759.4	571641.2	326160.7

S TOT	851601.4	0.0	0.0	146666.8	704934.6	133293.4	571641.2	571641.2	326160.7

AFTER	173251.4	0.0	0.0	72558.2	100693.2	0.0	100693.2	672334.3	334882.8

TOTAL	1024852.9	0.0	0.0	219225.0	805627.8	133293.4	672334.4	672334.3	334882.8

	OIL	GAS
GROSS WELLS	0.0	56.0
GROSS ULT., MB & MMF	0.000	614164.625
GROSS CUM., MB & MMF	0.000	109054.125
GROSS RES., MB & MMF	0.000	505110.500
NET RES., MB & MMF	0.000	305499.406
NET REVENUE, M$	0.000	1024852.750
INITIAL PRICE, $	0.000	3.034
INITIAL N.I., PCT.	0.000	60.168

		P.W. %	P.W., M$
LIFE, YRS.	50.00	5.00	447095.250
DISCOUNT %	10.00	8.00	372164.500
UNDISCOUNTED PAYOUT, YRS.	0.24	10.00	334882.906
DISCOUNTED PAYOUT, YRS.	0.24	12.00	304460.844
UNDISCOUNTED NET/INVEST.	6.04	15.00	268011.875
DISCOUNTED NET/INVEST.	3.79	20.00	223444.047
RATE-OF-RETURN, PCT.	100.00	25.00	191504.172
INITIAL W.I., PCT.	75.161	30.00	167445.438

NSAI Baseline Reserve Report
6/24 Pricing; Effective Date of 7/1/2014

Scenario	Propnum	Unit	Lease	Res Cat	County	State	Reservoir	Operator	Start Date	WI (%)	NRI (%)	Gr Reserves (MMCFE)	Net Gas (MMCF)	Net Reserves	Gas Rev ($M)	Total Rev ($M)	Ad Valorem ($M)	Sev Tax ($M)	Net Opex ($M)	Net Capital ($M)	Undisc CF ($M)	Net PV 10% ($M)	Net PV 20% ($M)	Net PV 25% ($M)	Net PV 30% ($M)

NS0714 BMO 6 24	L5BMMHBK69	JOHNSTON	JHNSTN 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1500	70.1287	13,523.6	9,483.9	9,483.9	32,288.4	32,288.4	0.0	0.0	3,449.3	0.0	28,839.1	14,825.5	10,625.1	9,444.4	8,556.7
NS0714 BMO 6 24	L5BMHF2GS9	JOHNSTON	JHNSTN 1 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2015	86.1500	70.1287	11,928.1	8,365.0	8,365.0	27,609.7	27,609.7	0.0	0.0	3,404.8	7,925.8	16,279.1	7,158.4	3,865.3	2,873.3	2,109.3
NS0714 BMO 6 24	P52IC2KG4K	JOHNSTON	JHNSTN 1 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2015	86.1500	70.1287	-11,928.1	-8,365.0	-8,365.0	-27,609.7	-27,609.7	0.0	0.0	-3,404.8	-7,925.8	-16,279.1	-7,158.4	-3,865.3	-2,873.3	-2,109.3
NS0714 BMO 6 24	P51L4QQIUS	JOHNSTON	JHNSTN 1 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2015	86.1500	70.1287	14,814.4	10,389.2	10,389.2	34,296.3	34,296.3	0.0	0.0	3,547.1	7,925.8	22,823.3	10,858.8	6,614.9	5,330.7	4,336.7
NS0714 BMO 6 24	P52ICGELS5	JOHNSTON	JHNSTN 1 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2015	86.1500	70.1287	-14,814.4	-10,389.2	-10,389.2	-34,296.3	-34,296.3	0.0	0.0	-3,547.1	-7,925.8	-22,823.3	-10,858.8	-6,614.9	-5,330.7	-4,336.7
NS0714 BMO 6 24	P51LRFXCS9	JOHNSTON	JHNSTN 1 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2015	86.1500	70.1287	17,314.6	12,142.5	12,142.5	40,084.5	40,084.5	0.0	0.0	3,620.4	7,925.8	28,538.3	14,085.5	9,012.5	7,473.4	6,279.0
NS0714 BMO 6 24	LBUEFSQ8BB	MACIALEK	MACIALEK 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	70.9797	56.8796	6,902.0	3,925.8	3,925.8	13,205.6	13,205.6	0.0	0.0	2,438.2	0.0	10,767.4	6,487.3	4,985.0	4,539.1	4,195.5
NS0714 BMO 6 24	L5BGQLL2UM	MACIALEK	MACIALEK 1 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	6,434.4	3,659.9	3,659.9	12,635.4	12,635.4	0.0	0.0	2,323.5	4,897.6	5,414.3	1,409.3	205.0	-87.1	-279.1
NS0714 BMO 6 24	P52IC2UG5K	MACIALEK	MACIALEK 1 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	-6,434.4	-3,659.9	-3,659.9	-12,635.4	-12,635.4	0.0	0.0	-2,323.5	-4,897.6	-5,414.3	-1,409.3	-205.0	87.1	279.1
NS0714 BMO 6 24	P51L647HVK	MACIALEK	MACIALEK 1 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	8,054.7	4,581.5	4,581.5	15,825.3	15,825.3	0.0	0.0	2,525.3	4,897.6	8,402.4	2,822.6	1,100.5	657.5	351.1
NS0714 BMO 6 24	P52ICGBLT5	MACIALEK	MACIALEK 1 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	-8,054.7	-4,581.5	-4,581.5	-15,825.3	-15,825.3	0.0	0.0	-2,525.3	-4,897.6	-8,402.4	-2,822.6	-1,100.5	-657.5	-351.1
NS0714 BMO 6 24	P51LRFXETA	MACIALEK	MACIALEK 1 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	9,469.8	5,386.4	5,386.4	18,611.5	18,611.5	0.0	0.0	2,682.4	4,897.6	11,031.5	4,055.3	1,881.4	1,306.8	900.7
NS0714 BMO 6 24	LBUGQL10VL	MACIALEK	MACIALEK 1 3H	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	5,939.7	3,378.5	3,378.5	11,661.3	11,661.3	0.0	0.0	2,252.0	3,974.9	5,434.4	1,724.2	545.6	246.0	41.8
NS0714 BMO 6 24	P52ICG9MU5	MACIALEK	MACIALEK 1 3H (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	-5,939.7	-3,378.5	-3,378.5	-11,661.3	-11,661.3	0.0	0.0	-2,252.0	-3,974.9	-5,434.4	-1,724.2	-545.6	-246.0	-41.8
NS0714 BMO 6 24	P51LRG68UA	MACIALEK	MACIALEK 1 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	70.9797	56.8796	11,564.5	6,577.8	6,577.8	22,729.9	22,729.9	0.0	0.0	2,764.7	3,974.9	15,990.4	6,675.2	3,682.3	2,854.0	2,249.3
NS0714 BMO 6 24	LBUGPKSCUJ	COOK	MACIALEK 1 COOK 2H	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2016	72.3281	58.5581	9,395.2	5,501.6	5,501.6	19,009.8	19,009.8	0.0	0.0	2,731.5	4,809.8	11,468.4	4,300.3	2,051.6	1,453.3	1,028.6
NS0714 BMO 6 24	LBUGKNMDGX	REEL	MACIALEK 1 REEL 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2014	86.2145	69.7756	3,334.1	2,326.4	2,326.4	7,887.1	7,887.1	0.0	0.0	2,403.6	0.0	5,483.5	3,269.7	2,437.2	2,190.4	2,001.6
NS0714 BMO 6 24	LBUGR5I2WS	MCCONNELL	MCCNNLL 1 2H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.2023	68.9028	973.5	670.8	670.8	2,255.6	2,255.6	0.0	0.0	1,345.8	0.0	909.8	666.9	535.1	490.1	453.8
NS0714 BMO 6 24	L5BMSRAPLY	FRANCIS	MCCNNLL 1 FRNCS 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	80.6619	65.0436	5,363.4	3,488.5	3,488.5	11,885.8	11,885.8	0.0	0.0	2,642.2	0.0	9,243.6	5,058.4	3,661.8	3,263.1	2,962.4
NS0714 BMO 6 24	L5BMG7KPR9	MIRABELLI	MRABLLI 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	78.6939	63.1103	6,058.9	3,823.8	3,823.8	12,905.0	12,905.0	0.0	0.0	2,546.3	0.0	10,358.7	6,102.3	4,586.8	4,138.4	3,794.3
NS0714 BMO 6 24	L5BN52U31H	MIRABELLI	MRABLLI 1 2H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	78.6939	63.1103	7,134.5	4,502.6	4,502.6	14,993.6	14,993.6	0.0	0.0	2,595.0	0.0	12,398.6	8,076.8	6,421.4	5,910.1	5,509.1
NS0714 BMO 6 24	L5BMD6MGOT	MIRABELLI	MRABLLI 1 3H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	7,732.3	4,879.9	4,879.9	16,060.7	16,060.7	0.0	0.0	2,628.3	4,918.4	8,514.0	3,793.8	1,955.0	1,389.7	950.6
NS0714 BMO 6 24	P52IC2CH6K	MIRABELLI	MRABLLI 1 3H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	-7,732.3	-4,879.9	-4,879.9	-16,060.7	-16,060.7	0.0	0.0	-2,628.3	-4,918.4	-8,514.0	-3,793.8	-1,955.0	-1,389.7	-950.6
NS0714 BMO 6 24	P51LRBN83A	MIRABELLI	MRABLLI 1 3H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	9,665.8	6,100.1	6,100.1	20,093.9	20,093.9	0.0	0.0	2,864.8	4,918.4	12,310.7	5,996.3	3,604.1	2,868.5	2,295.5
NS0714 BMO 6 24	P52ICG6MV5	MIRABELLI	MRABLLI 1 3H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	-9,665.8	-6,100.1	-6,100.1	-20,093.9	-20,093.9	0.0	0.0	-2,864.8	-4,918.4	-12,310.7	-5,996.3	-3,604.1	-2,868.5	-2,295.5
NS0714 BMO 6 24	P51LRGD8VA	MIRABELLI	MRABLLI 1 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	11,351.0	7,163.7	7,163.7	23,608.8	23,608.8	0.0	0.0	3,041.9	4,918.4	15,648.6	7,917.3	5,042.1	4,158.1	3,468.2
NS0714 BMO 6 24	L5BN4MJ5ZH	MIRABELLI	MRABLLI 1 4H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	7,447.5	4,700.1	4,700.1	15,466.5	15,466.5	0.0	0.0	2,589.9	4,761.0	8,115.6	3,619.4	1,855.7	1,312.6	890.5
NS0714 BMO 6 24	P52IC29H7K	MIRABELLI	MRABLLI 1 4H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	-7,447.5	-4,700.1	-4,700.1	-15,466.5	-15,466.5	0.0	0.0	-2,589.9	-4,761.0	-8,115.6	-3,619.4	-1,855.7	-1,312.6	-890.5
NS0714 BMO 6 24	P51LRB5A4A	MIRABELLI	MRABLLI 1 4H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	9,312.6	5,877.2	5,877.2	19,357.1	19,357.1	0.0	0.0	2,824.6	4,761.0	11,771.5	5,743.9	3,446.5	2,739.1	2,187.8
NS0714 BMO 6 24	P52ICG3MW5	MIRABELLI	MRABLLI 1 4H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	-9,312.6	-5,877.2	-5,877.2	-19,357.1	-19,357.1	0.0	0.0	-2,824.6	-4,761.0	-11,771.5	-5,743.9	-3,446.5	-2,739.1	-2,187.8
NS0714 BMO 6 24	P51LRGF9WA	MIRABELLI	MRABLLI 1 4H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	78.6939	63.1103	10,938.2	6,903.1	6,903.1	22,747.7	22,747.7	0.0	0.0	3,000.0	4,761.0	14,986.7	7,596.9	4,833.6	3,983.0	3,319.1
NS0714 BMO 6 24	P51LRB3B5A	KEYSTONE	MRABLLI 1 KSTNE 1H	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	86.2467	68.2887	11,635.0	7,945.4	7,945.4	26,185.9	26,185.9	0.0	0.0	3,351.8	6,856.6	15,977.5	7,445.9	4,310.9	3,355.6	2,614.3
NS0714 BMO 6 24	P52ICG0MX5	KEYSTONE	MRABLLI 1 KSTNE 1H (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	86.2467	68.2887	-11,635.0	-7,945.4	-7,945.4	-26,185.9	-26,185.9	0.0	0.0	-3,351.8	-6,856.6	-15,977.5	-7,445.9	-4,310.9	-3,355.6	-2,614.3
NS0714 BMO 6 24	P51LRG9AXA	KEYSTONE	MRABLLI 1 KSTNE 1H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	03/2015	86.2467	68.2887	12,848.9	8,774.3	8,774.3	28,925.9	28,925.9	0.0	0.0	3,479.0	6,856.6	18,590.3	8,942.3	5,430.8	4,359.9	3,527.7
NS0714 BMO 6 24	L5BGO0IETM	KEYSTONE	MRABLLI 1 KSTNE 2H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.2467	68.2887	6,572.7	4,488.4	4,488.4	15,319.7	15,319.7	0.0	0.0	3,003.4	0.0	12,316.3	6,538.0	4,667.5	4,138.2	3,740.4
NS0714 BMO 6 24	L5BMTJBUM5	LASCO	MRABLLI 1 LASCO 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1823	69.0006	9,552.8	6,591.5	6,591.5	22,015.4	22,015.4	0.0	0.0	3,201.8	0.0	18,813.5	11,740.7	9,202.2	8,432.5	7,833.1
NS0714 BMO 6 24	L5BGR5W5VM	MATTOCKS	MTOCKS 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	61.3979	49.2524	3,905.3	1,923.5	1,923.5	6,510.7	6,510.7	0.0	0.0	1,722.1	0.0	4,788.7	2,857.0	2,141.6	1,929.8	1,767.7
NS0714 BMO 6 24	L9LE66MUXP	MATTOCKS	MTOCKS 1 3H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	61.3979	49.2524	5,884.8	2,898.4	2,898.4	9,876.7	9,876.7	0.0	0.0	1,909.3	3,960.2	4,007.2	998.9	48.9	-190.0	-351.0
NS0714 BMO 6 24	P52IC2MH8K	MATTOCKS	MTOCKS 1 3H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	61.3979	49.2524	-5,884.8	-2,898.4	-2,898.4	-9,876.7	-9,876.7	0.0	0.0	-1,909.3	-3,960.2	-4,007.2	-998.9	-48.9	190.0	351.0
NS0714 BMO 6 24	P51LRB0B6A	MATTOCKS	MTOCKS 1 3H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	61.3979	49.2524	7,375.0	3,632.4	3,632.4	12,386.7	12,386.7	0.0	0.0	2,084.6	3,960.2	6,342.0	2,145.4	799.3	443.6	193.5
NS0714 BMO 6 24	P52ICGVMY5	MATTOCKS	MTOCKS 1 3H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	61.3979	49.2524	-7,375.0	-3,632.4	-3,632.4	-12,386.7	-12,386.7	0.0	0.0	-2,084.6	-3,960.2	-6,342.0	-2,145.4	-799.3	-443.6	-193.5
NS0714 BMO 6 24	P51LRGRCYA	MATTOCKS	MTOCKS 1 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	61.3979	49.2524	8,673.7	4,272.0	4,272.0	14,574.0	14,574.0	0.0	0.0	2,214.6	3,960.2	8,399.2	3,145.5	1,453.6	996.2	668.3
NS0714 BMO 6 24	LBUGNHBCKZ	AYERS	MTOCKS 1 AYERS 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	48.8883	39.0860	6,067.9	2,371.7	2,371.7	8,028.5	8,028.5	0.0	0.0	1,612.1	0.0	6,416.4	3,688.7	2,752.6	2,479.9	2,271.9
NS0714 BMO 6 24	LBUGMAB4I1	AYERS	MTOCKS 1 AYERS 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	48.8883	39.0860	5,286.7	2,066.4	2,066.4	7,038.5	7,038.5	0.0	0.0	1,480.1	2,933.3	2,625.1	590.0	-58.5	-220.2	-328.1
NS0714 BMO 6 24	P52IC23H9K	AYERS	MTOCKS 1 AYERS 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	48.8883	39.0860	-5,286.7	-2,066.4	-2,066.4	-7,038.5	-7,038.5	0.0	0.0	-1,480.1	-2,933.3	-2,625.1	-590.0	58.5	220.2	328.1
NS0714 BMO 6 24	P51LRB6D7A	AYERS	MTOCKS 1 AYERS 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	48.8883	39.0860	6,633.6	2,592.8	2,592.8	8,838.8	8,838.8	0.0	0.0	1,617.3	2,933.3	4,288.2	1,412.0	479.6	234.2	62.4
NS0714 BMO 6 24	P52ICHFGZ5	AYERS	MTOCKS 1 AYERS 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	48.8883	39.0860	-6,633.6	-2,592.8	-2,592.8	-8,838.8	-8,838.8	0.0	0.0	-1,617.3	-2,933.3	-4,288.2	-1,412.0	-479.6	-234.2	-62.4
NS0714 BMO 6 24	P51LRG4DZA	AYERS	MTOCKS 1 AYERS 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	48.8883	39.0860	7,807.2	3,051.5	3,051.5	10,407.4	10,407.4	0.0	0.0	1,718.8	2,933.3	5,755.3	2,129.1	948.9	630.5	402.9
NS0714 BMO 6 24	L5BGMDXDS6	BENNETT	MTOCKS 1 BNNTT1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	67.4117	54.1202	5,979.3	3,236.0	3,236.0	10,879.1	10,879.1	0.0	0.0	2,169.5	0.0	8,709.6	5,327.8	4,108.4	3,744.1	3,462.9
NS0714 BMO 6 24	LBUGJEDDFR	BENNETT	MTOCKS 1 BNNTT 3H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	67.4117	54.1202	4,937.1	2,672.0	2,672.0	9,098.9	9,098.9	0.0	0.0	1,987.7	3,909.9	3,201.3	650.6	-165.1	-366.9	-500.3
NS0714 BMO 6 24	P52IC21HAK	BENNETT	MTOCKS 1 BNNTT 3H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	67.4117	54.1202	-4,937.1	-2,672.0	-2,672.0	-9,098.9	-9,098.9	0.0	0.0	-1,987.7	-3,909.9	-3,201.3	-650.6	165.1	366.9	500.3
NS0714 BMO 6 24	P51LRB4E8A	BENNETT	MTOCKS 1 BNNTT 3H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	67.4117	54.1202	6,199.9	3,355.4	3,355.4	11,436.0	11,436.0	0.0	0.0	2,174.9	3,909.9	5,351.2	1,717.5	533.6	223.1	6.6
NS0714 BMO 6 24	P52ICHCG15	BENNETT	MTOCKS 1 BNNTT 3H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	67.4117	54.1202	-6,199.9	-3,355.4	-3,355.4	-11,436.0	-11,436.0	0.0	0.0	-2,174.9	-3,909.9	-5,351.2	-1,717.5	-533.6	-223.1	-6.6
NS0714BMO 6 24	P51LRHP81A	BENNETT	MTOCKS 1 BNNTT 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	67.4117	54.1202	7,300.1	3,950.8	3,950.8	13,472.3	13,472.3	0.0	0.0	2,313.2	3,909.9	7,249.2	2,648.3	1,142.8	737.5	448.7
NS0714 BMO 6 24	LBUGN670J8	COOK	MTOCKS 1 COOK 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	72.3281	58.5581	3,964.1	2,321.3	2,321.3	7,858.3	7,858.3	0.0	0.0	2,046.2	0.0	5,812.0	3,455.6	2,588.0	2,331.5	2,135.2
NS0714 BMO 6 24	LBUGJ741EX	COOK	MTOCKS 1 COOK 3H	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	72.3281	58.5581	6,808.3	3,986.8	3,986.8	13,592.6	13,592.6	0.0	0.0	2,425.3	4,375.9	6,791.4	2,295.2	838.1	452.6	181.6
NS0714 BMO 6 24	P52ICHRG25	COOK	MTOCKS 1 COOK 3H (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	72.3281	58.5581	-6,808.3	-3,986.8	-3,986.8	-13,592.6	-13,592.6	0.0	0.0	-2,425.3	-4,375.9	-6,791.4	-2,295.2	-838.1	-452.6	-181.6
NS0714 BMO 6 24	P51LRHGA2A	COOK	MTOCKS 1 COOK 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2016	72.3281	58.5581	13,173.9	7,714.4	7,714.4	26,327.0	26,327.0	0.0	0.0	2,877.0	4,375.9	19,074.1	8,213.7	4,709.7	3,722.0	2,990.8
NS0714 BMO 6 24	L5AH93G88C	P&G 1	P&G 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1500	68.0585	5,312.5	3,615.6	3,615.6	12,149.9	12,149.9	0.0	0.0	2,549.0	0.0	9,600.9	5,916.0	4,486.5	4,051.8	3,715.0
NS0714 BMO 6 24	L5AIQ9A9GF	P&G 2	P&G 2 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	51.6900	40.4905	4,666.1	1,889.3	1,889.3	6,374.9	6,374.9	0.0	0.0	1,506.5	0.0	4,868.4	2,939.2	2,217.5	2,001.7	1,835.5
NS0714 BMO 6 24	L5BN582D29	P&G 1	P&G 2 P&G 1 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	09/2015	86.1500	68.0585	8,015.0	5,454.9	5,454.9	18,115.8	18,115.8	0.0	0.0	2,904.9	5,556.7	9,654.2	4,119.1	2,045.7	1,431.8	967.6
NS0714 BMO 6 24	P52IC2WIBK	P&G 1	P&G 2 P&G 1 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	09/2015	86.1500	68.0585	-8,015.0	-5,454.9	-5,454.9	-18,115.8	-18,115.8	0.0	0.0	-2,904.9	-5,556.7	-9,654.2	-4,119.1	-2,045.7	-1,431.8	-967.6
NS0714 BMO 6 24	P51LRC389A	P&G 1	P&G 2 P&G 1 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	09/2015	86.1500	68.0585	10,017.5	6,817.8	6,817.8	22,659.0	22,659.0	0.0	0.0	3,165.8	5,556.7	13,936.5	6,492.1	3,747.9	2,927.6	2,301.4
NS0714 BMO 6 24	P52ICHPG35	P&G 1	P&G 2 P&G 1 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	09/2015	86.1500	68.0585	-10,017.5	-6,817.8	-6,817.8	-22,659.0	-22,659.0	0.0	0.0	-3,165.8	-5,556.7	-13,936.5	-6,492.1	-3,747.9	-2,927.6	-2,301.4
NS0714 BMO 6 24	P51LRH8B3A	P&G 1	P&G 2 P&G 1 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	09/2015	86.1500	68.0585	11,762.8	8,005.6	8,005.6	26,618.5	26,618.5	0.0	0.0	3,361.4	5,556.7	17,700.4	8,561.8	5,232.3	4,231.8	3,464.5
NS0714 BMO 6 24	L5BKLBB1BO	RUARK SOUTH	P&G 2 RURK S 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1920	69.4326	4,299.9	2,992.2	2,992.2	10,220.4	10,220.4	0.0	0.0	2,607.2	0.0	7,613.3	4,151.2	2,964.2	2,625.4	2,370.5
NS0714 BMO 6 24	L5BN0TU2N5	P&G 3	P&G 3 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	51.6900	40.5123	5,816.2	2,356.3	2,356.3	7,926.4	7,926.4	0.0	0.0	1,613.4	0.0	6,313.0	3,840.7	2,929.3	2,655.8	2,444.7
NS0714 BMO 6 24	L5BNDBM0AT	P&G 3	P&G 3 2H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	51.6900	40.5123	3,044.3	1,233.3	1,233.3	4,120.0	4,120.0	0.0	0.0	1,206.4	0.0	2,913.6	1,973.0	1,559.9	1,428.8	1,325.5
NS0714 BMO 6 24	L5AIPJB8FA	P&G 4	P&G 4 1 H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	51 .6900	40.4954	1 ,285.3	520.5	520.5	1 ,724.3	1 ,724.3	0.0	0.0	785.4	0.0	938.9	720.4	597.0	553.8	518.3
NS0714 BMO 6 24	L5BMCBAHNT	P&G 4	P&G 4 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	51.6900	40.4954	5,720.7	2,316.6	2,316.6	7,709.1	7,709.1	0.0	0.0	1,517.7	2,791.3	3,400.2	1,298.8	484.9	247.4	70.7
NS0714 BMO 6 24	P52IC2TICK	P&G 4	P&G 4 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	51.6900	40.4954	-5,720.7	-2,316.6	-2,316.6	-7,709.1	-7,709.1	0.0	0.0	-1,517.7	-2,791.3	-3,400.2	-1,298.8	-484.9	-247.4	-70.7
NS0714 BMO 6 24	P51LRCO9AA	P&G 4	P&G 4 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	51.6900	40.4954	7,173.3	2,904.8	2,904.8	9,676.6	9,676.6	0.0	0.0	1,664.6	2,791.3	5,220.8	2,310.8	1,201.3	872.6	624.7
NS0714 BMO 6 24	P52ICH6G45	P&G 4	P&G 4 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	51.6900	40.4954	-7,173.3	-2,904.8	-2,904.8	-9,676.6	-9,676.6	0.0	0.0	-1,664.6	-2,791.3	-5,220.8	-2,310.8	-1,201.3	-872.6	-624.7
NS0714 BMO 6 24	P51LRHBC4A	P&G 4	P&G 4 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	51.6900	40.4954	8,439.0	3,417.4	3,417.4	11,391.0	11,391.0	0.0	0.0	1,773.5	2,791.3	6,826.2	3,193.7	1,825.9	1,417.9	1,107.8
NS0714 BMO 6 24	N3FN1OVT5F	P&G 1	P&G 4 P&G 1 3H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	86.1500	68.0585	8,015.0	5,454.9	5,454.9	17,946.8	17,946.8	0.0	0.0	2,861.8	2,920.7	12,164.3	6,940.2	4,863.7	4,210.2	3,694.0
NS0714 BMO 6 24	P52IC2QIDK	P&G 1	P&G 4 P&G 1 3H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	86.1500	68.0585	-8,015.0	-5,454.9	-5,454.9	-17,946.8	-17,946.8	0.0	0.0	-2,861.8	-2,920.7	-12,164.3	-6,940.2	-4,863.7	-4,210.2	-3,694.0
NS0714 BMO 6 24	P51LRCEABA	P&G 1	P&G 4 P&G 1 3H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	86.1500	68.0585	10,017.5	6,817.8	6,817.8	22,449.4	22,449.4	0.0	0.0	3,122.8	2,920.7	16,406.0	9,460.7	6,794.8	5,960.9	5,302.8
NS0714 BMO 6 24	P52ICH3G55	P&G 1	P&G 4 P&G 1 3H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	86.1500	68.0585	-10,017.5	-6,817.8	-6,817.8	-22,449.4	-22,449.4	0.0	0.0	-3,122.8	-2,920.7	-16,406.0	-9,460.7	-6,794.8	-5,960.9	-5,302.8
NS0714 BMO 6 24	P51LRH9D5A	P&G 1	P&G 4 P&G 1 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	86.1500	68.0585	11,762.8	8,005.6	8,005.6	26,373.6	26,373.6	0.0	0.0	3,318.3	2,920.7	20,134.5	11,658.9	8,478.7	7,487.4	6,705.6
NS0714 BMO 6 24	L5BNILP2ET	P&G 3	P&G 4 P&G 3 3H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	51.6900	40.5123	7,439.1	3,013.7	3,013.7	9,911.6	9,911.6	0.0	0.0	1,660.7	1,808.0	6,442.8	3,630.7	2,497.9	2,140.7	1,858.5
NS0714 BMO 6 24	P52IC2NIEK	P&G 3	P&G 4 P&G 3 3H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	51.6900	40.5123	-7,439.1	-3,013.7	-3,013.7	-9,911.6	-9,911.6	0.0	0.0	-1,660.7	-1,808.0	-6,442.8	-3,630.7	-2,497.9	-2,140.7	-1,858.5
NS0714 BMO 6 24	P51LRC9BCA	P&G 3	P&G 4 P&G 3 3H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	51.6900	40.5123	9,304.2	3,769.4	3,769.4	12,408.0	12,408.0	0.0	0.0	1,814.9	1,808.0	8,785.1	5,027.8	3,568.4	3,111.2	2,750.3
NS0714 BMO 6 24	P52ICHJH65	P&G 3	P&G 4 P&G 3 3H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	51.6900	40.5123	-9,304.2	-3,769.4	-3,769.4	-12,408.0	-12,408.0	0.0	0.0	-1,814.9	-1,808.0	-8,785.1	-5,027.8	-3,568.4	-3,111.2	-2,750.3
NS0714 BMO 6 24	P51LRHAE6A	P&G 3	P&G 4 P&G 3 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	51.6900	40.5123	10,929.8	4,427.9	4,427.9	14,583.6	14,583.6	0.0	0.0	1,930.1	1,808.0	10,845.5	6,246.3	4,501.9	3,957.4	3,528.0
NS0714 BMO 6 24	L5BK319HEZ	REYNOLDS	P&G 4 RYNLDS 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	85.1755	68.2061	10,272.7	7,006.6	7,006.6	23,370.4	23,370.4	0.0	0.0	3,170.7	6,558.5	13,641.2	5,881.1	3,101.1	2,288.7	1,677.9
NS0714 BMO 6 24	P52IC2LJFK	REYNOLDS	P&G 4 RYNLDS 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	85.1755	68.2061	-10,272.7	-7,006.6	-7,006.6	-23,370.4	-23,370.4	0.0	0.0	-3,170.7	-6,558.5	-13,641.2	-5,881.1	-3,101.1	-2,288.7	-1,677.9
NS0714 BMO 6 24	P51LRC6BDA	REYNOLDS	P&G 4 RYNLDS 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	85.1755	68.2061	12,805.8	8,734.4	8,734.4	29,147.4	29,147.4	0.0	0.0	3,415.5	6,558.5	19,173.4	8,870.0	5,214.7	4,133.5	3,312.4
NS0714 BMO 6 24	P52ICHGH75	REYNOLDS	P&G 4 RYNLDS 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	85.1755	68.2061	-12,805.8	-8,734.4	-8,734.4	-29,147.4	-29,147.4	0.0	0.0	-3,415.5	-6,558.5	-19,173.4	-8,870.0	-5,214.7	-4,133.5	-3,312.4

1

Scenario	Propnum	Unit	Lease	Res Cat	County	State	Reservoir	Operator	Start Date	WI (%)	NRI (%)	Gr Reserves (MMCFE)	Net Gas (MMCF)	Net Reserves	Gas Rev ($M)	Total Rev ($M)	Ad Valorem ($M)	Sev Tax ($M)	Net Opex ($M)	Net Capital ($M)	Undisc CF ($M)	Net PV 10% ($M)	Net PV 20% ($M)	Net PV 25% ($M)	Net PV 30% ($M)

NS0714 BMO 6 24	P51LRIF87A	REYNOLDS	P&G 4 RYNLDS 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	11/2015	85.1755	68.2061	14,967.1	10,208.5	10,208.5	34,066.6	34,066.6	0.0	0.0	3,478.1	6,558.5	24,030.0	11,476.5	7,057.7	5,742.1	4,737.6
NS0714 BMO 6 24	N3FN0RBM4G	REYNOLDS	P&G 4 RYNLDS 3H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	85.1755	68.2061	8,400.4	5,729.6	5,729.6	18,855.0	18,855.0	0.0	0.0	2,893.0	3,163.3	12,798.8	7,217.4	5,024.1	4,336.0	3,793.1
NS0714 BMO 6 24	P52IC22JGK	REYNOLDS	P&G 4 RYNLDS 3H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	85.1755	68.2061	-8,400.4	-5,729.6	-5,729.6	-18,855.0	-18,855.0	0.0	0.0	-2,893.0	-3,163.3	-12,798.8	-7,217.4	-5,024.1	-4,336.0	-3,793.1
NS0714 BMO 6 24	P51LRC1CEA	REYNOLDS	P&G 4 RYNLDS 3H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	85.1755	68.2061	10,494.4	7,157.9	7,157.9	23,573.7	23,573.7	0.0	0.0	3,153.6	3,163.3	17,256.8	9,859.6	7,048.3	6,171.1	5,479.4
NS0714 BMO 6 24	P52ICHDH85	REYNOLDS	P&G 4 RYNLDS 3H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	85.1755	68.2061	-10,494.4	-7,157.9	-7,157.9	-23,573.7	-23,573.7	0.0	0.0	-3,153.6	-3,163.3	-17,256.8	-9,859.6	-7,048.3	-6,171.1	-5,479.4
NS0714 BMO 6 24	P51LRIGA8A	REYNOLDS	P&G 4 RYNLDS 3H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	12/2014	85.1755	68.2061	12,319.6	8,402.7	8,402.7	27,686.2	27,686.2	0.0	0.0	3,349.3	3,163.3	21,173.7	12,163.9	8,813.4	7,771.2	6,949.8
NS0714 BMO 6 24	N3FN3PFQ7E	NARDINI	P&G 5 NARDINI 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	73.5303	58.5069	7,651.4	4,476.6	4,476.6	15,124.9	15,124.9	0.0	0.0	2,659.6	0.0	12,465.3	7,168.7	5,390.5	4,872.1	4,476.0
NS0714 BMO 6 24	N3KMH6EU1N	NARDINI	P&G 5 NARDINI 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	73.5303	58.5069	7,732.0	4,523.8	4,523.8	15,287.8	15,287.8	0.0	0.0	2,571.0	5,992.7	6,724.1	1,730.1	153.0	-259.1	-546.6
NS0714 BMO 6 24	P52IC2XJHK	NARDINI	P&G 5 NARDINI 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	73.5303	58.5069	-7,732.0	-4,523.8	-4,523.8	-15,287.8	-15,287.8	0.0	0.0	-2,571.0	-5,992.7	-6,724.1	-1,730.1	-153.0	259.1	546.6
NS0714 BMO 6 24	P51LRCPDFA	NARDINI	P&G 5 NARDINI 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	73.5303	58.5069	9,666.2	5,655.4	5,655.4	19,124.1	19,124.1	0.0	0.0	2,791.9	5,992.7	10,339.4	3,545.0	1,381.6	795.5	374.1
NS0714 BMO 6 24	P52ICHTH95	NARDINI	P&G 5 NARDINI 2H IPB(-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	73.5303	58.5069	-9,666.2	-5,655.4	-5,655.4	-19,124.1	-19,124.1	0.0	0.0	-2,791.9	-5,992.7	-10,339.4	-3,545.0	-1,381.6	-795.5	-374.1
NS0714 BMO 6 24	P51LRIVB9A	NARDINI	P&G 5 NARDINI 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	73.5303	58.5069	11,327.7	6,627.5	6,627.5	22,415.7	22,415.7	0.0	0.0	2,899.2	5,992.7	13,523.7	5,127.8	2,452.9	1,715.1	1,176.9
NS0714 BMO 6 24	P51LRDN8GA	PREVOST	P&G 5 PRVST1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2014	82.0026	65.5775	6,292.6	4,126.5	4,126.5	13,827.4	13,827.4	0.0	0.0	2,676.0	0.0	11,151.4	7,001.7	5,482.9	5,024.7	4,669.0
NS0714 BMO 6 24	P52ICHQHA5	PREVOST	P&G 5 PRVST 1H (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2014	82.0026	65.5775	-6,292.6	-4,126.5	-4,126.5	-13,827.4	-13,827.4	0.0	0.0	-2,676.0	0.0	-11,151.4	-7,001.7	-5,482.9	-5,024.7	-4,669.0
NS0714 BMO 6 24	P51LRI6DAA	PREVOST	P&G 5 PRVST 1H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2014	82.0026	65.5775	14,515.4	9,518.8	9,518.8	31,873.8	31,873.8	0.0	0.0	3,368.3	0.0	28,505.5	17,064.8	13,332.2	12,228.2	11,375.3
NS0714 BMO 6 24	N3FN39LH6F	PREVOST	P&G 5 PRVST 2H	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	82.0026	65.5775	8,030.3	5,266.1	5,266.1	17,819.3	17,819.3	0.0	0.0	2,852.1	6,519.2	8,447.9	2,416.2	509.1	6.0	-347.9
NS0714 BMO 6 24	P52IC2VJIK	PREVOST	P&G 5 PRVST 2H (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	82.0026	65.5775	-8,030.3	-5,266.1	-5,266.1	-17,819.3	-17,819.3	0.0	0.0	-2,852.1	-6,519.2	-8,447.9	-2,416.2	-509.1	-6.0	347.9
NS0714 BMO 6 24	P51LRI0EBA	PREVOST	P&G 5 PRVST 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	82.0026	65.5775	11,738.7	7,697.9	7,697.9	26,065.1	26,065.1	0.0	0.0	3,171.0	6,519.2	16,375.0	6,340.9	3,155.9	2,275.0	1,630.7
NS0714 BMO 6 24	L5BNJ1S2FT	RUARK	P&G 5 RURK4H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2014	83.3543	67.1624	7,049.6	4,734.7	4,734.7	15,974.4	15,974.4	0.0	0.0	2,951.0	0.0	13,023.3	7,602.9	5,715.9	5,159.4	4,732.4
NS0714 BMO 6 24	P52IC2SJJK	RUARK	P&G 5 RURK4H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2014	83.3543	67.1624	-7,049.6	-4,734.7	-4,734.7	-15,974.4	-15,974.4	0.0	0.0	-2,951.0	0.0	-13,023.3	-7,602.9	-5,715.9	-5,159.4	-4,732.4
NS0714 BMO 6 24	P51LRDXEIA	RUARK	P&G 5 RURK 4H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2014	83.3543	67.1624	13,438.9	9,025.9	9,025.9	29,935.7	29,935.7	0.0	0.0	3,435.0	0.0	26,500.7	17,278.5	13,952.8	12,928.0	12,122.1
NS0714 BMO 6 24	P52ICHNIC5	RUARK	P&G 5 RURK 4H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2014	83.3543	67.1624	-13,438.9	-9,025.9	-9,025.9	-29,935.7	-29,935.7	0.0	0.0	-3,435.0	0.0	-26,500.7	-17,278.5	-13,952.8	-12,928.0	-12,122.1
NS0714 BMO 6 24	P51LRJU9CA	RUARK	P&G 5 RURK4H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	07/2014	83.3543	67.1624	15,707.0	10,549.2	10,549.2	34,988.0	34,988.0	0.0	0.0	3,499.2	0.0	31,488.7	20,319.9	16,378.9	15,169.3	14,219.2
NS0714 BMO 6 24	L5BN9FG88L	RUARK	P&G 5 RURK 5H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	83.3543	67.1624	11,375.3	7,639.9	7,639.9	25,632.1	25,632.1	0.0	0.0	3,227.4	7,168.5	15,236.3	6,384.3	3,307.8	2,425.4	1,769.8
NS0714 BMO 6 24	P52IC2PJKK	RUARK	P&G 5 RURK5H(-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	83.3543	67.1624	-11,375.3	-7,639.9	-7,639.9	-25,632.1	-25,632.1	0.0	0.0	-3,227.4	-7,168.5	-15,236.3	-6,384.3	-3,307.8	-2,425.4	-1,769.8
NS0714 BMO 6 24	P51LRE48JA	RUARK	P&G 5 RURK 5H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	83.3543	67.1624	14,131.1	9,490.8	9,490.8	31,846.9	31,846.9	0.0	0.0	3,366.1	7,168.5	21,312.4	9,582.6	5,522.6	4,339.4	3,449.4
NS0714 BMO 6 24	P52ICHLID5	RUARK	P&G 5 RURK 5H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	83.3543	67.1624	-14,131.1	-9,490.8	-9,490.8	-31,846.9	-31,846.9	0.0	0.0	-3,366.1	-7,168.5	-21,312.4	-9,582.6	-5,522.6	-4,339.4	-3,449.4
NS0714 BMO 6 24	P51LRJFADA	RUARK	P&G 5 RURK 5H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	02/2016	83.3543	67.1624	16,516.1	11,092.6	11,092.6	37,221.7	37,221.7	0.0	0.0	3,433.6	7,168.5	26,619.6	12,371.5	7,453.8	6,008.3	4,913.9
NS0714 BMO 6 24	L5BGKMDEQQ	P&GWAREHOUSE	P&G WH 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	69.4247	55.7169	7,478.4	4,166.7	4,166.7	14,179.2	14,179.2	0.0	0.0	2,508.9	0.0	11,670.3	6,300.4	4,557.1	4,059.7	3,684.0
NS0714 BMO 6 24	L5BNEFU1BT	P&GWAREHOUSE	P&G WH 1 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	69.4247	55.7169	10,272.7	5,723.6	5,723.6	18,993.8	18,993.8	0.0	0.0	2,584.4	5,345.7	11,063.7	4,861.9	2,608.1	1,939.1	1,430.4
NS0714 BMO 6 24	P52IC27KLK	P&GWAREHOUSE	P&G WH 1 2H(-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	69.4247	55.7169	-10,272.7	-5,723.6	-5,723.6	-18,993.8	-18,993.8	0.0	0.0	-2,584.4	-5,345.7	-11,063.7	-4,861.9	-2,608.1	-1,939.1	-1,430.4
NS0714 BMO 6 24	P51LRET9KA	P&G WAREHOUSE	P&G WH 1 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	69.4247	55.7169	12,810.9	7,137.9	7,137.9	23,700.0	23,700.0	0.0	0.0	2,795.7	5,345.7	15,558.6	7,344.7	4,401.3	3,520.0	2,844.8
NS0714 BMO 6 24	P52ICHCIE5	P&G WAREHOUSE	P&G WH 1 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	69.4247	55.7169	-12,810.9	-7,137.9	-7,137.9	-23,700.0	-23,700.0	0.0	0.0	-2,795.7	-5,345.7	-15,558.6	-7,344.7	-4,401.3	-3,520.0	-2,844.8
NS0714 BMO 6 24	P51LRJ4BEA	P&G WAREHOUSE	P&G WH 1 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	69.4247	55.7169	14,973.0	8,342.5	8,342.5	27,699.8	27,699.8	0.0	0.0	2,846.7	5,345.7	19,507.4	9,510.0	5,964.9	4,898.6	4,078.1
NS0714 BMO 6 24	L9LE7LISZM	LASCO	P&G WH 1 LASCO 2H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1823	69.0006	7,295.3	5,033.8	5,033.8	17,075.4	17,075.4	0.0	0.0	3,046.5	0.0	14,028.9	7,805.3	5,729.0	5,129.0	4,673.2
NS0714 BMO 6 24	P51LREFALJ	MCCARTHY	P&G WH 1 MCRTHY 2H	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	86.1686	69.4100	7,683.8	5,333.3	5,333.3	17,681.5	17,681.5	0.0	0.0	2,876.6	4,997.8	9,807.2	4,432.7	2,382.8	1,767.2	1,297.3
NS0714 BMO 6 24	P52ICH9JF5	MCCARTHY	P&G WH 1 MCRTHY 2H (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	86.1686	69.4100	-7,683.8	-5,333.3	-5,333.3	-17,681.5	-17,681.5	0.0	0.0	-2,876.6	-4,997.8	-9,807.2	-4,432.7	-2,382.8	-1,767.2	-1,297.3
NS0714 BMO 6 24	P51LRJTDFA	MCCARTHY	P&G WH 1 MCRTHY 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	08/2015	86.1686	69.4100	8,494.5	5,896.1	5,896.1	19,554.2	19,554.2	0.0	0.0	2,987.0	4,997.8	11,569.4	5,420.0	3,096.2	2,396.1	1,860.0
NS0714 BMO 6 24	L9LE7IJGYP	MCCARTHY	P&G WH 1 MCRTHY 3H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1686	69.4100	4,559.6	3,164.8	3,164.8	10,684.6	10,684.6	0.0	0.0	2,517.9	0.0	8,166.8	4,904.6	3,690.9	3,328.7	3,050.4
NS0714 BMO 6 24	O4A3QSPR29		PIPLNE CAPITAL-PVR	4PUD-PL	WYOMING	PA	MARCELLUS	CITRUS ENERGY	01/2014	100.0000	100.0000	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	7,181.2	-7,181.2	-6,518.4	-5,983.2	-5,752.7	-5,542.5
NS0714 BMO 6 24	NA6IQSG81N		PIPLNE GTHRNG-UGI	4PUD-PL	WYOMING	PA	MARCELLUS	CITRUS ENERGY	01/2011	74.9000	74.9000	0.0	0.0	0.0	0.0	0.0	0.0	0.0	72,443.3	0.0	-72,443.3	-54,000.0	-42,440.3	-38,234.6	-34,760.1
NS0714 BMO 6 24	L5BGSRM8X4	BENNETT	PRVST1 BNNTT 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	67.4117	54.1202	5,886.5	3,185.8	3,185.8	10,793.0	10,793.0	0.0	0.0	2,133.8	4,348.1	4,311.1	1,054.3	0.9	-270.7	-457.1
NS0714 BMO 6 24	P52IC2TKOK	BENNETT	PRVST1 BNNTT 2H(-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	67.4117	54.1202	-5,886.5	-3,185.8	-3,185.8	-10,793.0	-10,793.0	0.0	0.0	-2,133.8	-4,348.1	-4,311.1	-1,054.3	-0.9	270.7	457.1
NS0714 BMO 6 24	P51LREUDO9	BENNETT	PRVST1 BNNTT 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	67.4117	54.1202	7,375.0	3,991.4	3,991.4	13,532.7	13,532.7	0.0	0.0	2,322.5	4,348.1	6,862.2	2,333.2	855.2	457.8	174.8
NS0714 BMO 6 24	P52ICH7JG5	BENNETT	PRVST1 BNNTT 2H IPB(-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	67.4117	54.1202	-7,375.0	-3,991.4	-3,991.4	-13,532.7	-13,532.7	0.0	0.0	-2,322.5	-4,348.1	-6,862.2	-2,333.2	-855.2	-457.8	-174.8
NS0714 BMO 6 24	P51LRK1AIA	BENNETT	PRVST1 BNNTT 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	67.4117	54.1202	8,675.3	4,695.1	4,695.1	15,926.2	15,926.2	0.0	0.0	2,469.1	4,348.1	9,109.0	3,448.8	1,600.1	1,093.0	725.8
NS0714 BMO 6 24	L5BK4NLIGZ	MATTOCKS	PRVST 1 MTOCKS 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	61.3979	49.2524	6,336.4	3,120.8	3,120.8	10,575.8	10,575.8	0.0	0.0	1,997.5	4,205.8	4,372.6	1,097.4	49.5	-220.6	-406.3
NS0714 BMO 6 24	P52IC2RLPK	MATTOCKS	PRVST1 MTOCKS 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	61.3979	49.2524	-6,336.4	-3,120.8	-3,120.8	-10,575.8	-10,575.8	0.0	0.0	-1,997.5	-4,205.8	-4,372.6	-1,097.4	-49.5	220.6	406.3
NS0714 BMO 6 24	P51LRFX8P9	MATTOCKS	PRVST 1 MTOCKS 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	61.3979	49.2524	7,934.9	3,908.1	3,908.1	13,253.4	13,253.4	0.0	0.0	2,175.0	4,205.8	6,872.6	2,346.0	883.4	490.5	210.5
NS0714 BMO 6 24	P52ICHMJH5	MATTOCKS	PRVST 1 MTOCKS 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	61.3979	49.2524	-7,934.9	-3,908.1	-3,908.1	-13,253.4	-13,253.4	0.0	0.0	-2,175.0	-4,205.8	-6,872.6	-2,346.0	-883.4	-490.5	-210.5
NS0714 BMO 6 24	P51LRKXBJA	MATTOCKS	PRVST1 MTOCKS 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2016	61.3979	49.2524	9,327.9	4,594.2	4,594.2	15,586.7	15,586.7	0.0	0.0	2,307.1	4,205.8	9,073.9	3,435.1	1,610.6	1,110.6	748.4
NS0714 BMO 6 24	L5BN9CP57L	REIMILLER	RMLLR 1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	57.0809	45.8650	11,251.7	5,160.6	5,160.6	17,210.0	17,210.0	0.0	0.0	2,210.6	0.0	14,999.4	9,396.2	7,407.7	6,804.1	6,333.2
NS0714 BMO 6 24	L5BMK0SRT9	REIMILLER	RMLLR 1 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	57.0809	45.8650	11,075.2	5,079.7	5,079.7	16,809.4	16,809.4	0.0	0.0	2,188.3	4,766.3	9,854.8	4,343.4	2,345.3	1,747.5	1,290.1
NS0714 BMO 6 24	P52IC2OLQK	REIMILLER	RMLLR 1 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	57.0809	45.8650	-11,075.2	-5,079.7	-5,079.7	-16,809.4	-16,809.4	0.0	0.0	-2,188.3	-4,766.3	-9,854.8	-4,343.4	-2,345.3	-1,747.5	-1,290.1
NS0714 BMO 6 24	P51LRFPAQ9	REIMILLER	RMLLR 1 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	57.0809	45.8650	13,783.2	6,321.7	6,321.7	20,926.9	20,926.9	0.0	0.0	2,323.8	4,766.3	13,836.8	6,568.0	3,974.8	3,194.0	2,592.6
NS0714 BMO 6 24	P52ICHJJI5	REIMILLER	RMLLR 1 2H IPB(-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	57.0809	45.8650	-13,783.2	-6,321.7	-6,321.7	-20,926.9	-20,926.9	0.0	0.0	-2,323.8	-4,766.3	-13,836.8	-6,568.0	-3,974.8	-3,194.0	-2,592.6
NS0714 BMO 6 24	P51LRKGDKA	REIMILLER	RMLLR 1 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	57.0809	45.8650	16,109.4	7,388.6	7,388.6	24,458.8	24,458.8	0.0	0.0	2,369.0	4,766.3	17,323.5	8,507.9	5,395.7	4,455.3	3,728.4
NS0714 BMO 6 24	L5BNCCA49T	MANNING	RMLLR 1 MNING 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.3196	68.5990	9,112.4	6,251.0	6,251.0	20,916.4	20,916.4	0.0	0.0	3,135.4	0.0	17,781.1	10,959.3	8,524.1	7,789.4	7,218.8
NS0714 BMO 6 24	L5BMQ2NHJE	MANNING	RMLLR 1 MNING 2H	4PUD	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	86.3196	68.5990	10,269.4	7,044.7	7,044.7	23,305.7	23,305.7	0.0	0.0	3,203.6	6,646.6	13,455.6	5,961.5	3,209.4	2,383.9	1,751.7
NS0714 BMO 6 24	P52IC2LLRK	MANNING	RMLLR 1 MNING 2H (-1)	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	86.3196	68.5990	-10,269.4	-7,044.7	-7,044.7	-23,305.7	-23,305.7	0.0	0.0	-3,203.6	-6,646.6	-13,455.6	-5,961.5	-3,209.4	-2,383.9	-1,751.7
NS0714 BMO 6 24	P51LRFVBR9	MANNING	RMLLR 1 MNING 2H IPB	5PROB	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	86.3196	68.5990	12,812.6	8,789.3	8,789.3	29,095.4	29,095.4	0.0	0.0	3,480.9	6,646.6	18,967.9	9,054.1	5,474.9	4,395.0	3,562.7
NS0714 BMO 6 24	P52ICHHJJ5	MANNING	RMLLR 1 MNING 2H IPB (-1)	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	86.3196	68.5990	-12,812.6	-8,789.3	-8,789.3	-29,095.4	-29,095.4	0.0	0.0	-3,480.9	-6,646.6	-18,967.9	-9,054.1	-5,474.9	-4,395.0	-3,562.7
NS0714 BMO 6 24	P51LRKNELA	MANNING	RMLLR 1 MNING 2H IPS	6POSS	WYOMING	PA	MARCELLUS	CITRUS ENERGY	06/2015	86.3196	68.5990	14,977.0	10,274.1	10,274.1	34,010.7	34,010.7	0.0	0.0	3,549.2	6,646.6	23,814.9	11,751.2	7,450.5	6,148.5	5,141.8
NS0714 BMO 6 24	L5BNJ8TEGT	REYNOLDS	RMLLR 1 RYNLDS 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	85.1755	68.2061	10,612.3	7,238.2	7,238.2	24,154.0	24,154.0	0.0	0.0	3,237.2	0.0	20,916.7	13,075.4	10,282.7	9,435.5	8,775.1
NS0714 BMO 6 24	L5BK3BSRFZ	RUARK EAST	RURK E1 1H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1920	69.4326	7,019.9	4,885.0	4,885.0	16,438.9	16,438.9	0.0	0.0	2,913.9	0.0	13,525.0	8,074.4	6,138.0	5,561.7	5,117.6
NS0714 BMO 6 24	L5BK2B5MDZ	RUARK SOUTH	RURK E1 RURK S 2H	1PDP	WYOMING	PA	MARCELLUS	CITRUS ENERGY	04/2014	86.1920	69.4326	3,993.3	2,778.9	2,778.9	9,502.0	9,502.0	0.0	0.0	2,554.7	0.0	6,947.2	3,773.1	2,689.6	2,381.8	2,150.7

										Total			305,499.5							133,293.4	672,334.4	334,882.9	223,444.0	191,504.2	167,445.4

2

NSAI Baseline Reserve Report - General and Opex Assumptions

General Assumptions

Effective Date	1-Jul-14

BTU	1.03
Shrink (Gas Remaining)	100%

Operating Cost Assumptions

Operating Cost ($ Gross/Well/Month)	4,790
OH Cost ($ Gross/Well/Month)	800

Pipeline Gathering UGI ($ Gross/Month)	1,240,000	Note - this cost runs until January 2021

Variable Costs

Gas Variable ($/MCF)	0.034
Transportation ($/MCF)	0.000	Note: -$0.376 is rolled into differential

Pennsylvania Impact Fee Schedule:

This fee is charged only once per year; in the month of April
Individual wells have only one of the below fees applied, see well assump worksheet tab for specifics

	Fixed Operating Cost ($M/Month for Each Individual Well)
Month Charged	FEE2011	FEE2012	FEE2013	FEE2014	FEE2015	FEE2016
4/1/2014	30	40	50	0	0	0
4/1/2015	20	30	40	50	0	0
4/1/2016	20	20	30	40	50	0
4/1/2017	20	20	20	30	40	50
4/1/2018	20	20	20	20	30	40
4/1/2019	20	20	20	20	20	30
4/1/2020	20	20	20	20	20	20
4/1/2021	20	20	20	20	20	20
4/1/2022	10	20	20	20	20	20
4/1/2023	10	10	20	20	20	20
4/1/2024	10	10	10	20	20	20
4/1/2025	10	10	10	10	20	20
4/1/2026	10	10	10	10	10	20
4/1/2027	0	10	10	10	10	10
4/1/2028	0	0	10	10	10	10
4/1/2029	0	0	0	10	10	10
4/1/2030	0	0	0	0	10	10
4/1/2031	0	0	0	0	0	10

Gas Price Index, Price Differential and Transporation Cost

Notes:

1) The Henry Hub Index is based on the NYMEX Gas Futures as of 6/24/2014

2) The Blended Gas Price Differential is the weighted average differential based on the allocation of future gas production to the two gas sales markets (the Procter & Gamble gas contract and then sales to the general market)

3) The Gas Transporation Fee is based on historical costs using Net LOS statements

	NYM 6-24
Year	Henry Hub Index ($/MMBtu)	Blended Gas Price Differential ($/MMBtu)	Gas Trans Fee ($/MMbtu)	Total Gas Differential ($/MMBtu)
2014	4.53	(1.01)	(0.38)	(1.39)
2015	4.28	(1.04)	(0.38)	(1.42)
2016	4.26	(0.99)	(0.38)	(1.37)
2017	4.41	(0.88)	(0.38)	(1.26)
2018	4.41	(0.81)	(0.38)	(1.19)
2019	4.41	(0.75)	(0.38)	(1.13)
2020	4.41	(0.69)	(0.38)	(1.07)
2021	4.41	(0.62)	(0.38)	(1.00)
2022	4.41	(0.56)	(0.38)	(0.94)
Thereafter	4.41	(0.50)	(0.38)	(0.88)

NSAI Baseline Report - Capex and Pennsylvania Impact Fee by Well

									Capex Assumption
PROPNUM	NSAI_NO	LEASE	PAD	UNIT	RESERVOIR	RSV_CLASS	RSV_CAT	FCST_START_ DATE	Capex (-4 mos) ($M)	Capex (-2 mos) ($M)	PA Impact Fee File
L5BMMHBK69	000027	JHNSTN 1 1H	JOHNSTON	JOHNSTON	MARCELLUS	1PRV	1PDP	1/14/2012	0	0	FEE2011
L5BMHF2GS9	000025	JHNSTN 1 2H	JOHNSTON	JOHNSTON	MARCELLUS	1PRV	4PUD	4/1/2015	2,900	6,300	FEE2014
P52IC2KG4K	X000025	JHNSTN 1 2H (-1)	JOHNSTON	JOHNSTON	MARCELLUS	2PRB	5PROB	4/1/2015	2,900	6,300	FEE2014
P51L4QQIUS	000155	JHNSTN 1 2H IPB	JOHNSTON	JOHNSTON	MARCELLUS	2PRB	5PROB	4/1/2015	2,900	6,300	FEE2014
P52ICGELS5	X000155	JHNSTN 1 2H IPB (-1)	JOHNSTON	JOHNSTON	MARCELLUS	3PSB	6POSS	4/1/2015	2,900	6,300	FEE2014
P51LRFXCS9	000128	JHNSTN 1 2H IPS	JOHNSTON	JOHNSTON	MARCELLUS	3PSB	6POSS	4/1/2015	2,900	6,300	FEE2014
LBUEFSQ8BB	000046	MACIALEK 1 1H	MACIALEK	MACIALEK	MARCELLUS	1PRV	1PDP	6/9/2013	0	0	FEE2013
L5BGQLL2UM	000014	MACIALEK1 2H	MACIALEK	MACIALEK	MARCELLUS	1PRV	4PUD	12/1/2016	2,800	4,100	FEE2016
P52IC2UG5K	X000014	MACIALEK 1 2H (-1)	MACIALEK	MACIALEK	MARCELLUS	2PRB	5PROB	12/1/2016	2,800	4,100	FEE2016
P51L647HVK	000156	MACIALEK 1 2H IPB	MACIALEK	MACIALEK	MARCELLUS	2PRB	5PROB	12/1/2016	2,800	4,100	FEE2016
P52ICGBLT5	X000156	MACIALEK 1 2H IPB (-1)	MACIALEK	MACIALEK	MARCELLUS	3PSB	6POSS	12/1/2016	2,800	4,100	FEE2016
P51LRFXETA	000129	MACIALEK 1 2H IPS	MACIALEK	MACIALEK	MARCELLUS	3PSB	6POSS	12/1/2016	2,800	4,100	FEE2016
LBUGQL10VL	000054	MACIALEK 1 3H	MACIALEK	MACIALEK	MARCELLUS	2PRB	5PROB	12/1/2016	2,700	2,900	FEE2016
P52ICG9MU5	X000054	MACIALEK 1 3H (-1)	MACIALEK	MACIALEK	MARCELLUS	3PSB	6POSS	12/1/2016	2,700	2,900	FEE2016
P51LRG68UA	000130	MACIALEK 1 3H IPS	MACIALEK	MACIALEK	MARCELLUS	3PSB	6POSS	12/1/2016	2,700	2,900	FEE2016
LBUGPKSCUJ	000053	MACIALEK1 COOK2H	MACIALEK	COOK	MARCELLUS	3PSB	6POSS	12/1/2016	2,750	3,900	FEE2016
LBUGKNMDGX	000049	MACIALEK1 REEL1H	MACIALEK	REEL	MARCELLUS	1PRV	1PDP	5/1/2014	0	0	FEE2014
LBUGR5I2WS	000055	MCCNNLL 1 2H	MCCONNELL	MCCONNELL	MARCELLUS	1PRV	1PDP	8/8/2013	0	0	FEE2012
L5BMSRAPLY	000029	MCCNNLL 1 FRNCS 1H	MCCONNELL	FRANCIS	MARCELLUS	1PRV	1PDP	6/19/2013	0	0	FEE2012
L5BMG7KPR9	000024	MRABLLI 1 1H	MIRABELLI	MIRABELLI	MARCELLUS	1PRV	1PDP	10/19/2011	0	0	FEE2011
L5BN52U31H	000033	MRABLLI 1 2H	MIRABELLI	MIRABELLI	MARCELLUS	1PRV	1PDP	12/3/2013	0	0	FEE2013
L5BMD6MGOT	000023	MRABLLI 1 3H	MIRABELLI	MIRABELLI	MARCELLUS	1PRV	4PUD	3/1/2015	2,750	3,500	FEE2014
P52IC2CH6K	X000023	MRABLLI 1 3H (-1)	MIRABELLI	MIRABELLI	MARCELLUS	2PRB	5PROB	3/1/2015	2,750	3,500	FEE2014
P51LRBN83A	000105	MRABLLI 1 3H IPB	MIRABELLI	MIRABELLI	MARCELLUS	2PRB	5PROB	3/1/2015	2,750	3,500	FEE2014
P52ICG6MV5	X000105	MRABLLI 1 3H IPB (-1)	MIRABELLI	MIRABELLI	MARCELLUS	3PSB	6POSS	3/1/2015	2,750	3,500	FEE2014
P51LRGD8VA	000131	MRABLLI 1 3H IPS	MIRABELLI	MIRABELLI	MARCELLUS	3PSB	6POSS	3/1/2015	2,750	3,500	FEE2014
L5BN4MJ5ZH	000032	MRABLLI 1 4H	MIRABELLI	MIRABELLI	MARCELLUS	1PRV	4PUD	3/1/2015	2,750	3,300	FEE2014
P52IC29H7K	X000032	MRABLLI 1 4H (-1)	MIRABELLI	MIRABELLI	MARCELLUS	2PRB	5PROB	3/1/2015	2,750	3,300	FEE2014
P51LRB5A4A	000106	MRABLLI 1 4H IPB	MIRABELLI	MIRABELLI	MARCELLUS	2PRB	5PROB	3/1/2015	2,750	3,300	FEE2014
P52ICG3MW5	X000106	MRABLLI 1 4H IPB (-1)	MIRABELLI	MIRABELLI	MARCELLUS	3PSB	6POSS	3/1/2015	2,750	3,300	FEE2014
P51LRGF9WA	000132	MRABLLI 1 4H IPS	MIRABELLI	MIRABELLI	MARCELLUS	3PSB	6POSS	3/1/2015	2,750	3,300	FEE2014
P51LRB3B5A	000107	MRABLLI 1 KSTNE 1H	MIRABELLI	KEYSTONE	MARCELLUS	2PRB	5PROB	3/1/2015	2,850	5,100	FEE2014
P52ICG0MX5	X000107	MRABLLI 1 KSTNE 1H (-1)	MIRABELLI	KEYSTONE	MARCELLUS	3PSB	6POSS	3/1/2015	2,850	5,100	FEE2014
P51LRG9AXA	000133	MRABLLI 1 KSTNE 1H IPS	MIRABELLI	KEYSTONE	MARCELLUS	3PSB	6POSS	3/1/2015	2,850	5,100	FEE2014
L5BGO0IETM	000013	MRABLLI 1 KSTNE2H	MIRABELLI	KEYSTONE	MARCELLUS	1PRV	1PDP	10/19/2011	0	0	FEE2011
L5BMTJBUM5	000030	MRABLLI 1 LASCO 1H	MIRABELLI	LASCO	MARCELLUS	1PRV	1PDP	12/3/2013	0	0	FEE2013
L5BGR5W5VM	000015	MTOCKS 1 1H	MATTOCKS	MATTOCKS	MARCELLUS	1PRV	1PDP	12/2/2012	0	0	FEE2011
L9LE66MUXP	000043	MTOCKS 1 3H	MATTOCKS	MATTOCKS	MARCELLUS	1PRV	4PUD	7/1/2016	2,750	3,700	FEE2015
P52IC2MH8K	X000043	MTOCKS 1 3H (-1)	MATTOCKS	MATTOCKS	MARCELLUS	2PRB	5PROB	7/1/2016	2,750	3,700	FEE2015
P51LRB0B6A	000108	MTOCKS 1 3H IPB	MATTOCKS	MATTOCKS	MARCELLUS	2PRB	5PROB	7/1/2016	2,750	3,700	FEE2015
P52ICGVMY5	X000108	MTOCKS 1 3H IPB (-1)	MATTOCKS	MATTOCKS	MARCELLUS	3PSB	6POSS	7/1/2016	2,750	3,700	FEE2015
P51LRGRCYA	000134	MTOCKS 1 3H IPS	MATTOCKS	MATTOCKS	MARCELLUS	3PSB	6POSS	7/1/2016	2,750	3,700	FEE2015
LBUGNHBCKZ	000052	MTOCKS 1 AYERS 1H	MATTOCKS	AYERS	MARCELLUS	1PRV	1PDP	12/2/2012	0	0	FEE2011
LBUGMAB4I1	000050	MTOCKS 1 AYERS2H	MATTOCKS	AYERS	MARCELLUS	1PRV	4PUD	7/1/2016	2,700	3,300	FEE2016
P52IC23H9K	X000050	MTOCKS 1 AYERS 2H (-1)	MATTOCKS	AYERS	MARCELLUS	2PRB	5PROB	7/1/2016	2,700	3,300	FEE2016
P51LRB6D7A	000109	MTOCKS 1 AYERS2H IPB	MATTOCKS	AYERS	MARCELLUS	2PRB	5PROB	7/1/2016	2,700	3,300	FEE2016
P52ICHFGZ5	X000109	MTOCKS 1 AYERS 2H IPB (-1)	MATTOCKS	AYERS	MARCELLUS	3PSB	6POSS	7/1/2016	2,700	3,300	FEE2016
P51LRG4DZA	000135	MTOCKS 1 AYERS2H IPS	MATTOCKS	AYERS	MARCELLUS	3PSB	6POSS	7/1/2016	2,700	3,300	FEE2016
L5BGMDXDS6	000012	MTOCKS 1 BNNTT 1H	MATTOCKS	BENNETT	MARCELLUS	1PRV	1PDP	11/30/2012	0	0	FEE2012
LBUGJEDDFR	000048	MTOCKS 1 BNNTT 3H	MATTOCKS	BENNETT	MARCELLUS	1PRV	4PUD	7/1/2016	2,700	3,100	FEE2016
P52IC21HAK	X000048	MTOCKS 1 BNNTT 3H (-1)	MATTOCKS	BENNETT	MARCELLUS	2PRB	5PROB	7/1/2016	2,700	3,100	FEE2016
P51LRB4E8A	000110	MTOCKS 1 BNNTT 3H IPB	MATTOCKS	BENNETT	MARCELLUS	2PRB	5PROB	7/1/2016	2,700	3,100	FEE2016
P52ICHCG15	X000110	MTOCKS 1 BNNTT 3H IPB(-1)	MATTOCKS	BENNETT	MARCELLUS	3PSB	6POSS	7/1/2016	2,700	3,100	FEE2016

3

									Capex Assumption
PROPNUM	NSAI_NO	LEASE	PAD	UNIT	RESERVOIR	RSV_CLASS	RSV_CAT	FCST_START_ DATE	Capex (-4 mos) ($M)	Capex (-2 mos) ($M)	PA Impact Fee File
P51LRHP81A	000136	MTOCKS 1 BNNTT 3H IPS	MATTOCKS	BENNETT	MARCELLUS	3PSB	6POSS	7/1/2016	2,700	3,100	FEE2016
LBUGN670J8	000051	MTOCKS 1 COOK 1H	MATTOCKS	COOK	MARCELLUS	1PRV	1PDP	12/6/2012	0	0	FEE2011
LBUGJ741EX	000047	MTOCKS 1 COOK 3H	MATTOCKS	COOK	MARCELLUS	2PRB	5PROB	7/1/2016	2,750	3,300	FEE2016
P52ICHRG25	X000047	MTOCKS 1 COOK 3H (-1)	MATTOCKS	COOK	MARCELLUS	3PSB	6POSS	7/1/2016	2,750	3,300	FEE2016
P51LRHGA2A	000137	MTOCKS 1 COOK 3H IPS	MATTOCKS	COOK	MARCELLUS	3PSB	6POSS	7/1/2016	2,750	3,300	FEE2016
L5AH93G88C	000008	P&G 1 1H	P&G 1	P&G 1	MARCELLUS	1PRV	1PDP	9/16/2010	0	0	FEE2011
L5AIQ9A9GF	000010	P&G 2 1H	P&G 2	P&G 2	MARCELLUS	1PRV	1PDP	6/10/2010	0	0	FEE2011
L5BN582D29	000034	P&G 2 P&G 1 2H	P&G 2	P&G 1	MARCELLUS	1PRV	4PUD	9/1/2015	2,750	3,700	FEE2015
P52IC2WIBK	X000034	P&G 2 P&G 1 2H (-1)	P&G 2	P&G 1	MARCELLUS	2PRB	5PROB	9/1/2015	2,750	3,700	FEE2015
P51LRC389A	000111	P&G 2 P&G 1 2H IPB	P&G 2	P&G 1	MARCELLUS	2PRB	5PROB	9/1/2015	2,750	3,700	FEE2015
P52ICHPG35	X000111	P&G 2 P&G 1 2H IPB (-1)	P&G 2	P&G 1	MARCELLUS	3PSB	6POSS	9/1/2015	2,750	3,700	FEE2015
P51LRH8B3A	000138	P&G 2 P&G 1 2H IPS	P&G 2	P&G 1	MARCELLUS	3PSB	6POSS	9/1/2015	2,750	3,700	FEE2015
L5BKLBB1BO	000021	P&G 2 RURKS 1H	P&G 2	RUARKSOUTH	MARCELLUS	1PRV	1PDP	8/20/2010	0	0	FEE2011
L5BN0TU2N5	000031	P&G 3 1H	P&G 3	P&G 3	MARCELLUS	1PRV	1PDP	8/17/2011	0	0	FEE2011
L5BNDBM0AT	000038	P&G 3 2H	P&G 3	P&G 3	MARCELLUS	1PRV	1PDP	8/17/2011	0	0	FEE2011
L5AIPJB8FA	000009	P&G 4 1H	P&G 4	P&G 4	MARCELLUS	1PRV	1PDP	8/23/2010	0	0	FEE2011
L5BMCBAHNT	000022	P&G 4 2H	P&G 4	P&G 4	MARCELLUS	1PRV	4PUD	11/1/2015	2,700	2,700	FEE2015
P52IC2TICK	X000022	P&G 4 2H (-1)	P&G 4	P&G 4	MARCELLUS	2PRB	5PROB	11/1/2015	2,700	2,700	FEE2015
P51LRCO9AA	000112	P&G 4 2H IPB	P&G 4	P&G 4	MARCELLUS	2PRB	5PROB	11/1/2015	2,700	2,700	FEE2015
P52ICH6G45	X000112	P&G 4 2H IPB (-1)	P&G 4	P&G 4	MARCELLUS	3PSB	6POSS	11/1/2015	2,700	2,700	FEE2015
P51LRHBC4A	000139	P&G 4 2H IPS	P&G 4	P&G 4	MARCELLUS	3PSB	6POSS	11/1/2015	2,700	2,700	FEE2015
N3FN1OVT5F	000057	P&G 4 P&G 1 3H	P&G 4	P&G 1	MARCELLUS	1PRV	4PUD	12/1/2014	0	3,390	FEE2013
P52IC2QIDK	X000057	P&G 4 P&G 1 3H (-1)	P&G 4	P&G 1	MARCELLUS	2PRB	5PROB	12/1/2014	0	3,390	FEE2013
P51LRCEABA	000113	P&G 4 P&G 1 3H IPB	P&G 4	P&G 1	MARCELLUS	2PRB	5PROB	12/1/2014	0	3,390	FEE2013
P52ICH3G55	X000113	P&G 4 P&G 1 3H IPB (-1)	P&G 4	P&G 1	MARCELLUS	3PSB	6POSS	12/1/2014	0	3,390	FEE2013
P51LRH9D5A	000140	P&G 4 P&G 1 3H IPS	P&G 4	P&G 1	MARCELLUS	3PSB	6POSS	12/1/2014	0	3,390	FEE2013
L5BNILP2ET	000040	P&G 4 P&G 3 3H	P&G 4	P&G 3	MARCELLUS	1PRV	4PUD	12/1/2014	0	3,498	FEE2013
P52IC2NIEK	X000040	P&G 4 P&G 3 3H (-1)	P&G 4	P&G 3	MARCELLUS	2PRB	5PROB	12/1/2014	0	3,498	FEE2013
P51LRC9BCA	000114	P&G 4 P&G 3 3H IPB	P&G 4	P&G 3	MARCELLUS	2PRB	5PROB	12/1/2014	0	3,498	FEE2013
P52ICHJH65	X000114	P&G 4 P&G 3 3H IPB (-1)	P&G 4	P&G 3	MARCELLUS	3PSB	6POSS	12/1/2014	0	3,498	FEE2013
P51LRHAE6A	000141	P&G 4 P&G 3 3H IPS	P&G 4	P&G 3	MARCELLUS	3PSB	6POSS	12/1/2014	0	3,498	FEE2013
L5BK319HEZ	000018	P&G 4 RYNLDS 2H	P&G 4	REYNOLDS	MARCELLUS	1PRV	4PUD	11/1/2015	2,800	4,900	FEE2015
P52IC2LJFK	X000018	P&G 4 RYNLDS 2H (-1)	P&G 4	REYNOLDS	MARCELLUS	2PRB	5PROB	11/1/2015	2,800	4,900	FEE2015
P51LRC6BDA	000115	P&G 4 RYNLDS 2H IPB	P&G 4	REYNOLDS	MARCELLUS	2PRB	5PROB	11/1/2015	2,800	4,900	FEE2015
P52ICHGH75	X0001 15	P&G 4 RYNLDS 2H IPB (-1)	P&G 4	REYNOLDS	MARCELLUS	3PSB	6POSS	11/1/2015	2,800	4,900	FEE2015
P51LRIF87A	000142	P&G 4 RYNLDS 2H IPS	P&G 4	REYNOLDS	MARCELLUS	3PSB	6POSS	11/1/2015	2,800	4,900	FEE2015
N3FN0RBM4G	000056	P&G 4 RYNLDS 3H	P&G 4	REYNOLDS	MARCELLUS	1PRV	4PUD	12/1/2014	0	3,714	FEE2013
P52IC22JGK	X000056	P&G 4 RYNLDS 3H (-1)	P&G 4	REYNOLDS	MARCELLUS	2PRB	5PROB	12/1/2014	0	3,714	FEE2013
P51LRC1CEA	000116	P&G 4 RYNLDS 3H IPB	P&G 4	REYNOLDS	MARCELLUS	2PRB	5PROB	12/1/2014	0	3,714	FEE2013
P52ICHDH85	X000116	P&G 4 RYNLDS 3H IPB (-1)	P&G 4	REYNOLDS	MARCELLUS	3PSB	6POSS	12/1/2014	0	3,714	FEE2013
P51LRIGA8A	000143	P&G 4 RYNLDS 3H IPS	P&G 4	REYNOLDS	MARCELLUS	3PSB	6POSS	12/1/2014	0	3,714	FEE2013
N3FN3PFQ7E	000059	P&G 5 NARDINI 1H	P&G 5	NARDINI	MARCELLUS	1PRV	1PDP	5/17/2013	0	0	FEE2013
N3KMH6EU1N	000060	P&G 5 NARDINI 2H	P&G 5	NARDINI	MARCELLUS	1PRV	4PUD	2/1/2016	2,850	5,300	FEE2015
P52IC2XJHK	X000060	P&G 5 NARDINI 2H (-1)	P&G 5	NARDINI	MARCELLUS	2PRB	5PROB	2/1/2016	2,850	5,300	FEE2015
P51LRCPDFA	000117	P&G 5 NARDINI 2H IPB	P&G 5	NARDINI	MARCELLUS	2PRB	5PROB	2/1/2016	2,850	5,300	FEE2015
P52ICHTH95	X000117	P&G 5 NARDINI 2H IPB (-1)	P&G 5	NARDINI	MARCELLUS	3PSB	6POSS	2/1/2016	2,850	5,300	FEE2015
P51LRIVB9A	000144	P&G 5 NARDINI 2H IPS	P&G 5	NARDINI	MARCELLUS	3PSB	6POSS	2/1/2016	2,850	5,300	FEE2015
P51LRDN8GA	000118	P&G 5 PRVST 1H	P&G 5	PREVOST	MARCELLUS	1PRV	1PDP	6/1/2014	0	0	FEE2013
P52ICHQHA5	X000118	P&G 5 PRVST 1H (-1)	P&G 5	PREVOST	MARCELLUS	3PSB	6POSS	6/1/2014	0	0	FEE2013
P51LRI6DAA	000145	P&G 5 PRVST 1H IPS	P&G 5	PREVOST	MARCELLUS	3PSB	6POSS	6/1/2014	0	0	FEE2013
N3FN39LH6F	000058	P&G 5 PRVST 2H	P&G 5	PREVOST	MARCELLUS	2PRB	5PROB	2/1/2016	2,850	5,100	FEE2013
P52IC2VJIK	X000058	P&G 5 PRVST 2H (-1)	P&G 5	PREVOST	MARCELLUS	3PSB	6POSS	2/1/2016	2,850	5,100	FEE2013
P51LRI0EBA	000146	P&G 5 PRVST 2H IPS	P&G 5	PREVOST	MARCELLUS	3PSB	6POSS	2/1/2016	2,850	5,100	FEE2013
L5BNJ1S2FT	000041	P&G 5 RURK 4H	P&G 5	RUARK	MARCELLUS	1PRV	1PDP	6/1/2014	0	0	FEE2014

4

									Capex Assumption
									Capex	Capex
								FCST_START_	(-4 mos)	(-2 mos)	PA Impact
PROPNUM	NSAI_NO	LEASE	PAD	UNIT	RESERVOIR	RSV_CLASS	RSV_CAT	DATE	($M)	($M)	Fee File
P52IC2SJJK	X000041	P&G 5 RURK 4H (-1)	P&G 5	RUARK	MARCELLUS	2PRB	5PROB	6/1/2014	0	0	FEE2014
P51LRDXEIA	000120	P&G 5 RURK 4H IPB	P&G 5	RUARK	MARCELLUS	2PRB	5PROB	6/1/2014	0	0	FEE2014
P52ICHNIC5	X000120	P&G 5 RURK 4H IPB (-1)	P&G 5	RUARK	MARCELLUS	3PSB	6POSS	6/1/2014	0	0	FEE2014
P51LRJU9CA	000147	P&G 5 RURK 4H IPS	P&G 5	RUARK	MARCELLUS	3PSB	6POSS	6/1/2014	0	0	FEE2014
L5BN9FG88L	000036	P&G 5 RURK 5H	P&G 5	RUARK	MARCELLUS	1PRV	4PUD	2/1/2016	2,900	5,700	FEE2015
P52IC2PJKK	X000036	P&G 5 RURK 5H (-1)	P&G 5	RUARK	MARCELLUS	2PRB	5PROB	2/1/2016	2,900	5,700	FEE2015
P51LRE48JA	000121	P&G 5 RURK 5H IPB	P&G 5	RUARK	MARCELLUS	2PRB	5PROB	2/1/2016	2,900	5,700	FEE2015
P52ICHLID5	X000121	P&G 5 RURK 5H IPB (-1)	P&G 5	RUARK	MARCELLUS	3PSB	6POSS	2/1/2016	2,900	5,700	FEE2015
P51LRJFADA	000148	P&G 5 RURK 5H IPS	P&G 5	RUARK	MARCELLUS	3PSB	6POSS	2/1/2016	2,900	5,700	FEE2015
L5BGKMDEQQ	000011	P&G WH 1 1H	P&G WAREHOUSE	P&G WAREHOUSE	MARCELLUS	1PRV	1PDP	1/15/2012	0	0	FEE2011
L5BNEFU1BT	000039	P&G WH 1 2H	P&G WAREHOUSE	P&G WAREHOUSE	MARCELLUS	1PRV	4PUD	8/1/2015	2,800	4,900	FEE2015
P52IC27KLK	X000039	P&G WH 1 2H (-1)	P&G WAREHOUSE	P&G WAREHOUSE	MARCELLUS	2PRB	5PROB	8/1/2015	2,800	4,900	FEE2015
P51LRET9KA	000122	P&G WH 1 2H IPB	P&G WAREHOUSE	P&G WAREHOUSE	MARCELLUS	2PRB	5PROB	8/1/2015	2,800	4,900	FEE2015
P52ICHCIE5	X000122	P&G WH 1 2H IPB (-1)	P&G WAREHOUSE	P&G WAREHOUSE	MARCELLUS	3PSB	6POSS	8/1/2015	2,800	4,900	FEE2015
P51LRJ4BEA	000149	P&G WH 1 2H IPS	P&G WAREHOUSE	P&G WAREHOUSE	MARCELLUS	3PSB	6POSS	8/1/2015	2,800	4,900	FEE2015
L9LE7LISZM	000045	P&G WH 1 LASCO 2H	P&G WAREHOUSE	LASCO	MARCELLUS	1PRV	1PDP	1/13/2012	0	0	FEE2011
P51LREFALJ	000123	P&G WH 1 MCRTHY 2H	P&G WAREHOUSE	MCCARTHY	MARCELLUS	2PRB	5PROB	8/1/2015	2,700	3,100	FEE2015
P52ICH9JF5	X000123	P&G WH 1 MCRTHY 2H (-1)	P&G WAREHOUSE	MCCARTHY	MARCELLUS	3PSB	6POSS	8/1/2015	2,700	3,100	FEE2015
P51LRJTDFA	000150	P&G WH 1 MCRTHY 2H IPS	P&G WAREHOUSE	MCCARTHY	MARCELLUS	3PSB	6POSS	8/1/2015	2,700	3,100	FEE2015
L9LE7IJGYP	000044	P&G WH 1 MCRTHY 3H	P&G WAREHOUSE	MCCARTHY	MARCELLUS	1PRV	1PDP	1/14/2012	0	0	FEE2011
O4A3QSPR29	000062	PIPLNE CAPITAL-PVR			MARCELLUS	1PRV	4PUD		0	0
NA6IQSG81N	000061	PIPLNE GTHRNG-UGI			MARCELLUS	1PRV	4PUD		0	0
L5BGSRM8X4	000016	PRVST 1 BNNTT 2H	PREVOST	BENNETT	MARCELLUS	1PRV	4PUD	4/1/2016	2,750	3,700	FEE2015
P52IC2TKOK	X000016	PRVST 1 BNNTT 2H (-1)	PREVOST	BENNETT	MARCELLUS	2PRB	5PROB	4/1/2016	2,750	3,700	FEE2015
P51LREUDO9	000124	PRVST 1 BNNTT 2H IPB	PREVOST	BENNETT	MARCELLUS	2PRB	5PROB	4/1/2016	2,750	3,700	FEE2015
P52ICH7JG5	X000124	PRVST 1 BNNTT 2H IPB (-1)	PREVOST	BENNETT	MARCELLUS	3PSB	6POSS	4/1/2016	2,750	3,700	FEE2015
P51LRK1AIA	000151	PRVST 1 BNNTT 2H IPS	PREVOST	BENNETT	MARCELLUS	3PSB	6POSS	4/1/2016	2,750	3,700	FEE2015
L5BK4NLIGZ	000020	PRVST 1 MTOCKS 2H	PREVOST	MATTOCKS	MARCELLUS	1PRV	4PUD	4/1/2016	2,750	4,100	FEE2015
P52IC2RLPK	X000020	PRVST 1 MTOCKS 2H (-1)	PREVOST	MATTOCKS	MARCELLUS	2PRB	5PROB	4/1/2016	2,750	4,100	FEE2015
P51LRFX8P9	000125	PRVST 1 MTOCKS 2H IPB	PREVOST	MATTOCKS	MARCELLUS	2PRB	5PROB	4/1/2016	2,750	4,100	FEE2015
P52ICHMJH5	X000125	PRVST 1 MTOCKS 2H IPB (-1)	PREVOST	MATTOCKS	MARCELLUS	3PSB	6POSS	4/1/2016	2,750	4,100	FEE2015
P51LRKXBJA	000152	PRVST 1 MTOCKS 2H IPS	PREVOST	MATTOCKS	MARCELLUS	3PSB	6POSS	4/1/2016	2,750	4,100	FEE2015
L5BN9CP57L	000035	RMLLR 1 1H	REIMILLER	REIMILLER	MARCELLUS	1PRV	1PDP	8/5/2013	0	0	FEE2012
L5BMK0SRT9	000026	RMLLR 1 2H	REIMILLER	REIMILLER	MARCELLUS	1PRV	4PUD	6/1/2015	2,850	5,500	FEE2015
P52IC2OLQK	X000026	RMLLR 1 2H (-1)	REIMILLER	REIMILLER	MARCELLUS	2PRB	5PROB	6/1/2015	2,850	5,500	FEE2015
P51LRFPAQ9	000126	RMLLR 1 2H IPB	REIMILLER	REIMILLER	MARCELLUS	2PRB	5PROB	6/1/2015	2,850	5,500	FEE2015
P52ICHJJI5	X000126	RMLLR 1 2H IPB (-1)	REIMILLER	REIMILLER	MARCELLUS	3PSB	6POSS	6/1/2015	2,850	5,500	FEE2015
P51LRKGDKA	000153	RMLLR 1 2H IPS	REIMILLER	REIMILLER	MARCELLUS	3PSB	6POSS	6/1/2015	2,850	5,500	FEE2015
L5BNCCA49T	000037	RMLLR 1 MNING 1H	REIMILLER	MANNING	MARCELLUS	1PRV	1PDP	8/5/2013	0	0	FEE2012
L5BMQ2NHJE	000028	RMLLR 1 MNING 2H	REIMILLER	MANNING	MARCELLUS	1PRV	4PUD	6/1/2015	2,800	4,900	FEE2015
P52IC2LLRK	X000028	RMLLR 1 MNING 2H (-1)	REIMILLER	MANNING	MARCELLUS	2PRB	5PROB	6/1/2015	2,800	4,900	FEE2015
P51LRFVBR9	000127	RMLLR 1 MNING 2H IPB	REIMILLER	MANNING	MARCELLUS	2PRB	5PROB	6/1/2015	2,800	4,900	FEE2015
P52ICHHJJ5	X000127	RMLLR 1 MNING 2H IPB (-1)	REIMILLER	MANNING	MARCELLUS	3PSB	6POSS	6/1/2015	2,800	4,900	FEE2015
P51LRKNELA	000154	RMLLR 1 MNING 2H IPS	REIMILLER	MANNING	MARCELLUS	3PSB	6POSS	6/1/2015	2,800	4,900	FEE2015
L5BNJ8TEGT	000042	RMLLR 1 RYNLDS 1H	REIMILLER	REYNOLDS	MARCELLUS	1PRV	1PDP	8/5/2013	0	0	FEE2012
L5BK3BSRFZ	000019	RURK E 1 1H	RUARK EAST	RUARK EAST	MARCELLUS	1PRV	1PDP	5/10/2011	0	0	FEE2011
L5BK2B5MDZ	000017	RURK E 1 RURK S 2H	RUARK EAST	RUARK SOUTH	MARCELLUS	1PRV	1PDP	5/11/2011	0	0	FEE2011

5

Assumptions for Capex on PVR Case

PROPNUM	Lease	Gross Capex ($M)	Date Hits
O4A3QSPR29	PIPLNE CAPITAL-PVR	238.4	Jul-14
O4A3QSPR29	PIPLNE CAPITAL-PVR	288.9	Aug-14
O4A3QSPR29	PIPLNE CAPITAL-PVR	271.9	Sep-14
O4A3QSPR29	PIPLNE CAPITAL-PVR	257.7	Oct-14
O4A3QSPR29	PIPLNE CAPITAL-PVR	245.6	Nov-14
O4A3QSPR29	PIPLNE CAPITAL-PVR	235.0	Dec-14
O4A3QSPR29	PIPLNE CAPITAL-PVR	225.8	Jan-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	217.6	Feb-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	272.3	Mar-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	304.2	Apr-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	286.8	May-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	331.2	Jun-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	311.6	Jul-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	336.8	Aug-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	339.0	Sep-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	320.1	Oct-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	363.1	Nov-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	361.2	Dec-15
O4A3QSPR29	PIPLNE CAPITAL-PVR	341.0	Jan-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	384.0	Feb-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	360.7	Mar-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	367.6	Apr-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	103.0	May-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	69.6	Jun-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	69.6	Jul-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	69.6	Aug-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	69.6	Sep-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	69.6	Oct-16
O4A3QSPR29	PIPLNE CAPITAL-PVR	69.6	Nov-16

NSAI Baseline Reserve Report Summary

6/24 Pricing; Effective Date is 7/1/2014

	Total-6:1	Net Capex	Undisc CF	Net PV8	Net PV10	Net PV12	Net PV15	Net PV20	Net PV25	Net PV30
Category	(MMCFE)	($MM)	($MM)	($MM)	($MM)	($MM)	($MM)	($MM)	($MM)	($MM)
PDP	113,778	0.0	311.8	198.3	183.7	171.7	157.1	139.1	125.9	115.8
Midstream	0	7.2	(79.6)	(63.6)	(60.5)	(57.7)	(53.8)	(48.4)	(44.0)	(40.3)
Total PDP	113,778	7.2	232.2	134.7	123.2	114.0	103.3	90.7	81.9	75.5
PUD	94,536	94.6	171.3	84.3	72.7	63.2	51.7	37.4	27.1	19.4
Total Proved	208,315	101.8	403.4	218.9	195.9	177.2	155.0	128.0	109.0	94.9
PROB	53,690	26.7	134.5	76.1	68.7	62.7	55.3	46.1	39.4	34.2
POSS	43,495	4.8	134.4	77.1	70.2	64.6	57.8	49.3	43.1	38.4
3P Total	305,499	133.3	672.3	372.2	334.9	304.5	268.0	223.4	191.5	167.4

Exhibit D-1

NSAI Price

See attached.

NSAI Realized Pricing

Realized Pricing from 7/2014 through Dec 2016

Based on blended pricing of P&G Contract and sales of excess gas to general market

Blending of contracts based on net Proved Volumes to Sellers

BTU	1.03

	Pricing Assumptions for 6/24 Baseline
	Henry Hub	Blended Basis	All-In Price,	All-In Price,
Row Labels	Index, $/MMBtu	Diff, $/MMBtu	$/MMBtu	$/MCF
31-Jul-14	4.53	(1.01)	3.52	3.63
31-Aug-14	4.53	(1.01)	3.52	3.63
30-Sep-14	4.53	(1.01)	3.52	3.63
31-Oct-14	4.53	(1.01)	3.52	3.63
30-Nov-14	4.53	(1.01)	3.52	3.63
31-Dec-14	4.53	(1.01)	3.52	3.63
31-Jan-15	4.28	(1.04)	3.24	3.34
28-Feb-15	4.28	(1.04)	3.24	3.34
31-Mar-15	4.28	(1.04)	3.24	3.34
30-Apr-15	4.28	(1.04)	3.24	3.34
31-May-15	4.28	(1.04)	3.24	3.34
30-Jun-15	4.28	(1.04)	3.24	3.34
31-Jul-15	4.28	(1.04)	3.24	3.34
31-Aug-15	4.28	(1.04)	3.24	3.34
30-Sep-15	4.28	(1.04)	3.24	3.34
31-Oct-15	4.28	(1.04)	3.24	3.34
30-Nov-15	4.28	(1.04)	3.24	3.34
31-Dec-15	4.28	(1.04)	3.24	3.34
31-Jan-16	4.26	(0.99)	3.27	3.37
29-Feb-16	4.26	(0.99)	3.27	3.37
31-Mar-16	4.26	(0.99)	3.27	3.37
30-Apr-16	4.26	(0.99)	3.27	3.37
31-May-16	4.26	(0.99)	3.27	3.37
30-Jun-16	4.26	(0.99)	3.27	3.37
31-Jul-16	4.26	(0.99)	3.27	3.37
31-Aug-16	4.26	(0.99)	3.27	3.37
30-Sep-16	4.26	(0.99)	3.27	3.37
31-Oct-16	4.26	(0.99)	3.27	3.37
30-Nov-16	4.26	(0.99)	3.27	3.37
31-Dec-16	4.26	(0.99)	3.27	3.37

Exhibit E

Form of Registration Rights Agreement

See attached.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights AGREEMENT (this “Agreement”) is executed as of the          day of                           , 2014 (the “Execution Date”), and is among Citrus Energy Appalachia, LLC, a Delaware limited liability company (“Citrus) and Warren Resources, Inc. a Maryland corporation (the “Company”).  Sellers and the Company are each referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, this Agreement is made in connection with the closing of the transactions contemplated by the Purchase and Sale Agreement, dated [                  ], 2014 between Citrus, TLK Energy LLC, an Oklahoma limited liability company (“TLK”), and Troy Energy Investments, LLC, an Oklahoma limited liability company (“TEI” and collectively with Citrus and TLK, “Sellers”  and the Company (the “Purchase Agreement”) and the issuance of [                  ] shares of Common Stock (the “Stock Consideration”) to Citrus on the Closing Date pursuant to the Purchase Agreement;

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Citrus; and

WHEREAS, it is a condition to the obligations of the Company and Sellers under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party hereto, the Parties hereby agree as follows:

1.                                      Defined Terms.  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any day on which banking institutions in the State of New York are authorized or required by law or governmental action to close.

“Citrus” has the meaning set forth in the preamble.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means common stock, par value $0.0001 per share, of the Company.

“Common Stock Price” means $[  ][to be the price per share used to determine the Stock Consideration].

“Company” has the meaning set forth in the preamble.

“Company Indemnified Persons” has the meaning set forth in Section 5(b).

“Company Securities” means any equity interest of any class or series in the Company.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (i) Citrus unless and until Citrus ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 6(f) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 5(a).

“Losses” has the meaning set forth in Section 5(a).

“Parties” has the meaning set forth in the preamble.

“Person” means an individual or group, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(b).

“Piggyback Registration” has the meaning set forth in Section 2(b).

3

“Piggyback Request” has the meaning set forth in Section 2(b).

“Preferred Holders” means any holder of Preferred Registrable Securities.

“Preferred Registrable Securities” means Registrable Securities under (and as such terms are defined in) the Preferred Registration Rights Agreement.

“Preferred Registration Rights Agreement” means that certain registration rights agreement, made as of December 12, 2002, by and between the Company and the holders of the Company’s Preferred Stock.

“Preferred Stock” means the Company’s 8% cumulative convertible preferred stock.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchased Stock” has the meaning set forth in the recitals to this Agreement.

“Registrable Securities” means the Shares; provided, however, that any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security is eligible to be sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; or (c) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 5(f) hereof.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and

4

including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and includes, for the avoidance of doubt, the Shelf Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” has the meaning set forth in the preamble.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means the Stock Consideration and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such Stock Consideration by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.

“Suspension Notice” has the meaning set forth in Section 6(b).

“Suspension Period” has the meaning set forth in Section 6(b).

“TEI” has the meaning set forth in the preamble.

“TLK” has the meaning set forth in the preamble.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” has the meaning set forth in Section 3(k).

“Underwritten Offering Notice” has the meaning set forth in Section 3(k).

5

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market with respect to the Registrable Securities for the [five (5)] trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections and Annexes refer to Sections of and Annexes to this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.                                      Registration.

(a)         Shelf Registration.

(i)                                     No later than 30 days following the Closing Date, the Company shall use its reasonable best efforts to prepare and file a registration statement under the Securities Act to permit the public resale of all Registrable Securities from time to time as permitted by Rule 415 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, on the terms and conditions specified in this Section 2.01 (a “Shelf Registration Statement”). The Shelf Registration Statement filed with the Commission pursuant to this Section 2.1(a) shall be on Form S-3 (or such successor form thereto permitting shelf registration of securities under the Securities Act), and if the Company becomes  a WKSI, the Shelf Registration Statement shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company),  covering the  Registrable Securities, which shall contain a prospectus in such form as to permit any Holder to sell its  Registrable Securities pursuant to Rule 415 (or any successor or similar rule adopted by the Commission then in effect) under the Securities Act at any time beginning on the effective date thereof. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to become or be declared effective 90 days after the Closing Date (the “Target Effective Date”). The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of Registrable Securities covered by such Shelf Registration Statement, including by way of an Underwritten Offering. During the Effectiveness Period, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement filed pursuant to this Section 2.1(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf  Registration Statement is available or, if not available, that

6

another registration statement is available for the resale of the  Registrable Securities until all  Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”). The Shelf Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Shelf Registration Statement.

(ii)                                  In the event a Holder transfers Registrable Securities included on the Shelf Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Shelf Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Shelf Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Shelf Registration Statement unless (A) such Shelf Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from whom Registrable Securities have been registered on (but not yet sold under) such Shelf Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(b)                                 Piggyback Registration.

(i)                                     So long as a Holder has Registrable Securities, if the Company shall at any time propose to conduct a public offering of Common Stock for cash (whether in connection with a public offering of Common Stock by the Company, a public offering of Common Stock by stockholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales), the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of the offering (the “Piggyback Notice”). The Piggyback Notice shall offer to each Holder holding at least $2.5 million of Registrable Securities based on the VWAP of such Registrable Securities on the date of such Piggyback Notice the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received a written request from a Holder within three Business Days after delivery of the Piggyback Notice to such Holder (“Piggyback Request”) for inclusion therein. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

7

(ii)                                  If the Registration Statement under which the Company gives notice under this Section 2(b) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter or managing underwriters of such offering advise the Company and the Holders in writing that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement (or any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering, the Company shall include in such offering only that number of shares of Common Stock proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows:

(A)                               if such registration statement is filed other than pursuant to a demand registration initiated by the Preferred Holders pursuant to the terms of the Preferred Registration Rights Agreement, (i) first, to the Company, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata among the Preferred Holders desiring to register Preferred Registrable Securities based on the number of Preferred Registrable Securities held by all such Preferred Holders, (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro rata among all Holders desiring to register Registrable Securities based on the number of Registrable Securities held by all such Holders and (iv) if there remains availability for additional shares of Common Stock to be included in such registration, fourth pro-rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.

(B)                               if such registration statement is filed pursuant to a demand registration initiated by the Preferred Holders pursuant to the terms of the Preferred Registration Rights Agreement, (i) first, to the Preferred Holders, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata to the Holders desiring to register Registrable Securities based on the number of Registrable Securities held by all such Holders, and (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro-rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii)                               The Company shall have the right to terminate or withdraw any registration

8

initiated by it under this Section 2(b) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  Unless otherwise agreed to by a Holder with the Company, any Holder that has elected to include Registrable Securities in a Piggyback Registration shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal at or prior to the time of pricing of such offering. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

(iv)                              The rights of the Holders under this Section 2(b) shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $2.5 million of Registrable Securities based on the Common Stock Price.

3.                                      Registration Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                 In connection with the Shelf Registration Statement, the Company will at least two Business Days prior to the anticipated filing of the Shelf Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Shelf Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b)                                 In connection with a Piggyback Registration, the Company will at least two days prior to the anticipated filing of the initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), (i) furnish to such Holders copies of all Registration Statements that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c)                                  The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this

9

Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d)                                 The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e)                                  The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders); and (C) with respect to each such Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f)                                   The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration

10

Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Suspension Period, as promptly as reasonably practicable after such Suspension Period is over.

(g)                                  During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)                                 The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)                                     The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.

(j)                                    Upon the occurrence of any event contemplated by Section 3(e)(v), subject to this Section 3(j), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)                                 In the event that one or more Holders elects to include other than pursuant to Section 2(b) of this Agreement, at least an aggregate of $10.0 million of Registrable Securities (calculated based on the VWAP of such Registrable Securities as of the date of the Underwritten Offering Notice (as defined below) under the Shelf Registration Statement pursuant to an Underwritten Offering, the Company shall, upon request by such Holders (such request, an “Underwritten Offering Notice” and such underwritten offering being referred to herein as an “Underwritten Offering”), retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering; provided, however, that the Holders shall have the option and right, to require the Company to effect not more than two (2) Underwritten Offerings, (ii) the right

11

of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) Holders of a majority of the Registrable Securities being disposed of pursuant to the Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Company), (iii) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iv) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.  If, in the case of an Underwritten Offering, the managing underwriter advises the Company that the inclusion of all of the Holders’ Registrable Securities in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Registrable Securities proposed to be included in such Underwritten Offering, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the Underwritten Offering shall be allocated among the shares of Common Stock requested to be included by the Preferred Holders pursuant to the terms of the Preferred Registration Rights Agreement and the Holders desiring to register Registrable Securities, pro rata among the holders of all such securities on the basis of the number of securities owned by each such holder.

(l)                                     In the event such Holders seek to complete an Underwritten Offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(m)                             In connection with an Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)                                 The Company may require the Holder to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company

12

reasonably determines is required to be included in any Registration Statement.

4.                                      Registration Expenses.  All reasonable Registration Expenses, as determined in good faith by the Company, incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws or fees of the Financial Industry Regulatory Authority, Inc.), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, independent engineers and accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, but not limited to, fees of transfer agents and registrars, and (vi) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market. Notwithstanding the foregoing, the Company shall not be responsible for the legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder, and each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

5.                                      Indemnification.

(a)                                 The Company shall indemnify and hold harmless each Holder, its officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, the “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in  (which, for the avoidance of doubt, includes documents incorporated by reference in) any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free

13

writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

(b)                                 In connection with any Registration Statement in which a Holder participates, such Holder shall indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any Person who controls the Company (within the meaning of the Securities Act) and any agent thereof (collectively, the “Company Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder specifically for use therein; provided, however, that the liability of each such Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in

14

the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)                                 If the indemnification provided for in this Section 5 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification. The provisions of this Section 5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

6.                                      Miscellaneous.

(a)                                 Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)                                 Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of

15

Section 3(e) (a “Suspension Notice”), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 6(b).

(c)                                  Recapitalization, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions of securities and the like occurring after the date of this Agreement

(d)                                 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)                                     make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, at all times from and after the date hereof;

(ii)                                  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(iii)                               so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the Commission’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

(e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of at least 50% of the Registrable Securities as of the date of such amendment or waiver.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)                                   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal

16

representatives and permitted assigns. Except as provided in this Section 6(f), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of Citrus (to the extent Citrus is currently a Holder).

(g)                                  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)                                 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)                                     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j)                                    Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Holders of at least a majority of the then outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

(k)                                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the

17

world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l)                                     Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (“email”) transmission (provided that a receipt of such email is requested and received), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to the Company:	Warren Resources, Inc.
34th Floor
1114 Avenue Of The Americas
New York, New York 10036
Attention:
Email:

If to Citrus:

Attention:
Email:

If to any other Person who is then a registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(m)                             Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

[Remainder of page intentionally left blank.  Signature page follows.]

18

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WARREN RESOURCES, INC.

By:
Name:
Title:

CITRUS ENERGY APPALACHIA, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Exhibit Version

EXHIBIT F

FORM OF TRANSITION SERVICES AGREEMENT

August [xx], 2014

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of [                                  ] (the “Closing Date”), by and between Citrus Energy Corporation, a Colorado corporation (“Provider”), and Warren Resources, Inc., a Maryland corporation (“Buyer”) and shall be effective as of the Closing Date under the Purchase and Sale Agreement (the “PSA”) dated as of July [    ], 2014 by and between Buyer and Provider (however, in connection with the provision of Transition Services, Provider may utilize the services of its subsidiary, Citrus Energy Appalachia, LLC). Provider and Buyer are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, Provider (or its Affiliate) and Buyer entered into that certain PSA, pursuant to which Provider is assigning its interest in and to the assets described in the PSA as the Assets to Buyer on the terms and conditions set forth in the PSA;

WHEREAS, as a mutual inducement to Provider and Buyer to consummate the transactions contemplated in the PSA, and in order to effect an efficient transition of the Assets and related operations from Provider to Buyer, the Parties desire to enter into this Agreement; and

WHEREAS, in connection with the PSA and the transactions contemplated therein, Buyer desires to retain Provider to perform and provide certain transition services to Buyer (or to Buyer’s designated Affiliate who received the Assets under the PSA);

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS; TERM OF AGREEMENT

1.1                               Definitions. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the PSA.

1.2                               Term. The term of this Agreement (the “Term”) shall commence as of the date hereof and shall continue until December 31, 2014, subject to (a) earlier termination pursuant to Article IV or pursuant to written agreement by the Parties or (b) extension by mutual written agreement of Buyer and Provider.

ARTICLE II
TRANSITION SERVICES

2.1                               Transition Services, In General. This Agreement sets forth the terms and conditions for the provision by Provider to Buyer of certain transition services, to the extent necessary for the operation of the Assets following the Closing substantially consistent with Provider’s past practice in the ordinary course of business (with respect to each service, the “Pre-Closing Level”), which services are described on Schedule A attached hereto (the “Transition Services”).

2.2                               Engagement of Provider. Subject to the terms hereof, Buyer hereby engages Provider to provide the Transition Services, and Provider hereby accepts its engagement by Buyer.

2.3                               Provision of Transition Services.

(a)                                 Provider shall perform the Transition Services with the degree of care, skill and diligence with which it has performed similar services for the Assets and the related operations prior to the Closing Date, in accordance with all applicable Laws and regulations.  Provider will provide the Transition Services in a reasonably timely, workmanlike and diligent manner, and to the extent practicable taking into account the necessary separation of the Transition Services from Provider’s other operations, provide the Transition Services in accordance with the policies, procedures and practices used by Provider before the Closing Date with respect to the Assets.

(b)                                 Provider shall use reasonable efforts to make the employees who will provide the Transition Services hereunder (each, an “Employee Service Provider”) reasonably available to Buyer throughout the Term; provided that Provider will not be obligated to hire additional personnel to perform the Transition Services or to replace any Employee Service Provider who resigns or otherwise does not continue to provide services to Provider, is promoted or takes another position with Provider that is outside the Transition Services or is otherwise unavailable due to disability, illness or otherwise.  The Parties hereto acknowledge that Employee Service Providers will not devote 100% of their working time (but shall devote not less than a majority of their working time) to the Transition Services.

(c)                                  Provider may, but will not be obligated to, hire any additional employees or retain or acquire any outside or additional assistance, equipment, computer programs or data to enable Provider to provide the Transition Services; provided that any expenses attributable to such additions will be approved in writing in advance by Buyer in the event that they are to be paid by Buyer pursuant to Section 3.1(b).

(d)                                 Provider shall be entitled to rely upon any written or oral instructions received from Buyer’s designated representatives relating to the Transition Services.

(e)                                  Nothing in this Agreement shall require Provider to perform or cause to be performed any Transition Services in a manner that would constitute a violation of any applicable Law, or constitute a breach or default under any applicable contract, indenture or other agreement to which Provider is a party or subject or by which Provider may be bound.

2

(f)                                   Neither Provider nor any of the Employee Service Providers will be required to perform or to cause to be performed any of the Transition Services for the benefit of any Third Party or any Person other than Buyer.

2.4                               Cooperation of Buyer; Access to Buyer’s Systems.

(a)                                 In order to enable Provider to provide the Transition Services, Buyer shall reasonably cooperate with Provider and provide any reasonably requested information in its possession in connection with Provider’s and the Employee Service Providers’ performance of the Transition Services.

(b)                                 To the extent required in connection with the performance of the Transition Services, Buyer shall permit Provider, its Employee Service Providers and its agents and representatives access to facilities owned or operated by Buyer and all Records in Buyer’s or any of its Affiliates’ possession and the Assets as are reasonably requested by Provider in connection with Provider’s and Employee Service Providers’ performance of the Transition Services (excluding any information that is subject to confidentiality obligations owed to third parties, or which is covered by a legal privilege).

(c)                                  Provider shall be relieved of its obligations hereunder to provide certain Transition Services to the extent Buyer’s failure to take any action under Sections 2.4(a) and 2.4(b) above (or Buyer’s failure to provide information reasonably requested by Provider in connection with Provider’s and Employee Service Providers’ performance of the Transition Services, whether or not such information is subject to confidentiality obligations owed to third parties or covered by a legal privilege, but only insofar as such information Buyer failed to provide was necessary in order for Provider or Employee Service Providers to perform the affected Transition Services) renders performance by Provider of such obligations, in the manner required under this Agreement, unlawful.

2.5                               Security of Systems.

(a)                                 If either Party is given access to the other Party’s computer systems or software (collectively, the “Systems”) in connection with the Transition Services, the Party given access (the “Availed Party”) shall comply with all of the other Party’s system security policies, procedures and requirements that have been provided to the Availed Party in advance and in writing (collectively, the “Security Regulations”), and will not tamper with, compromise or circumvent any security or audit measures employed by such other Party. The Availed Party shall access and use only those Systems of the other Party for which it has been granted the right to access and use and which are necessary for performance of the Transition Services.

(b)                                 Each Party will use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and will use commercially reasonable efforts to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel of the restrictions set forth in this Agreement and of the Security Regulations.

(c)                                  If, at any time, the Availed Party determines that any of its personnel has sought to circumvent, or has circumvented, the Security Regulations, that any unauthorized

3

Availed Party personnel has accessed the Systems, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of the other Party, the Availed Party shall immediately terminate any such person’s access to the Systems and immediately notify the other Party. In addition, such other Party shall have the right to deny personnel of the Availed Party access to its Systems upon notice to the Availed Party in the event that the other Party reasonably believes that such personnel have engaged in any of the activities set forth above in this Section 2.5(c) or otherwise pose a security concern. The Availed Party will use commercially reasonable efforts to cooperate with the other Party in investigating any apparent unauthorized access to such other Party’s Systems.

2.6                               Disclaimer. Except as otherwise expressly provided in this Agreement, PROVIDER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, (a) RELATING TO THE TRANSITION SERVICES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (b) RELATING TO THE RESULTS TO BE OBTAINED FROM THE TRANSITION SERVICES, AND (c) THAT THE TRANSITION SERVICES ARE ERROR-FREE OR NON-INTERRUPTIBLE.

2.7                               Liability Limitations.

(a)                                 None of Provider, Provider’s Affiliates and their respective directors, officers, partners, members, owners, employees, contractors and agents (collectively, the “Provider Group”) shall be liable to Buyer for any of the Transition Services or any actions taken by Buyer in respect of or in reliance on the Transition Services, except to the extent arising out of, caused by or relating to the willful misconduct, gross negligence, or breach of this Agreement by such member of the Provider Group in performing Provider’s obligations under this Agreement; provided that none of Provider or its Affiliates will be deemed to be engaging in willful misconduct, grossly negligent conduct or breach, to the extent that Claims arise as a result of (i) information provided by Buyer or any of its Affiliates, to the extent that the information so provided caused Provider or member of the Provider Group to breach the Agreement or to act in a manner constituting gross negligence or willful misconduct, (ii) actions taken or omitted to be taken upon the written instruction or request of Buyer or any of its designated Affiliates, to the extent that such actions taken or omitted, as expressly requested by Buyer or its designated Affiliate, would constitute a breach of this Agreement, or would require Provider or member of the Provider Group to act in a manner constituting gross negligence or willful misconduct.

(b)                                 The Provider Group’s liability under the provisions of this Agreement for all claims of loss, costs, liabilities, obligations, demands, suits, actions, damages, penalties, fines, judgments, claims and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Claims”) incurred by or asserted against any member of the Provider Group by Buyer, in connection with or arising from (i) the Transaction Services provided under this Agreement or (ii) any actions taken by any member of the Provider Group in connection with such Transition Services or this Agreement, shall be limited to an amount equal to the total fees paid by Buyer to Provider with respect to such Transition Services under this Agreement (the “Liability Cap”); provided that the following shall not be subject to the Liability Cap: (1) Claims

4

arising out of the personal injury or death of the Provider Group’s personnel, and 2) Claims arising out of the gross negligence or willful misconduct of Provider Group.

(c)                                  AS BETWEEN PROVIDER AND BUYER, NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES IN TORT OR CONTRACT, OTHERWISE UNDER, OR ON ACCOUNT OF THIS AGREEMENT OR THE PROVISION OF THE TRANSITION SERVICES.

ARTICLE III
COMPENSATION AND PAYMENT TERMS

3.1                               Fees for Transition Services.

(a)                                 Service Fees. During the Term, Buyer shall pay Provider an amount equal to the sum of $62,500 per calendar month (adjusted pro-rata on a daily basis for any portion of a calendar month during the Term) in exchange for the Transition Services performed by Provider hereunder.

(b)                                 Reimbursement. Buyer shall reimburse Provider for all reasonable and documented costs incurred pursuant to Section 2.3(c) hereof and all reasonable and documented Third Party out-of-pocket costs incurred by Provider during the Term in providing the Transition Services under this Agreement (which shall include any Third Party software license or consulting service costs reasonably incurred by Provider in performing the Transition Services); provided that in each case Buyer’s written pre-authorization will be obtained in advance whereby reasonably practicable.  Notwithstanding anything stated in this Agreement to the contrary, Provider shall not incur any expense or cost for the account of Buyer, for which Provider will seek reimbursement, in excess of $1,000.00 without first obtaining Buyer’s prior written approval for the same.

3.2                               Payment Terms.

(a)                                 During the Term, Provider shall submit an invoice to Buyer at Closing and on the first business day of each calendar month thereafter setting forth the Service Fee for that month and any applicable reimbursements that had not been previously invoiced; provided that no expense shall be reimbursable unless submitted with the first monthly invoice due after receipt thereof.  Within ninety (90) days after conclusion of the Term, Provider shall submit a final invoice to Buyer for any applicable reimbursements not previously invoiced that were incurred or billed to Provider since the last applicable invoice submission.  No later than fifteen (15) calendar days following the receipt of an invoice from Provider, Buyer shall pay such invoice by wire transfer, in immediately available funds, to an account designated by Provider.  Either Party may, in good faith, dispute any portion of any amount payable by it to the other Party pursuant to this Agreement by notifying the other Party of same on or before the due date, provided that Buyer shall not be able to dispute the base fee provided under Section 3.1(a) hereof or any expenses previously approved by Buyer. To the extent there is a dispute, the Party owing

5

payment shall pay the undisputed portion thereof within the time originally stated for payment.  Any dispute that is not resolved after good faith discussions between the Parties with respect thereto shall be handled in same manner as set forth in Section 3.7 of the PSA, the terms of which are incorporated by reference as if set out in full herein, mutatis mutandis.  Upon resolution of a dispute, any amount owed to a Party shall be immediately paid to such Party.

(b)                                 Any undisputed fees or undisputed reimbursable expenses that are not paid when due hereunder shall accrue interest at the rate of twelve percent (12%) per annum until the date payment is received by Provider.

ARTICLE IV
TERMINATION

4.1                               Termination By Buyer. If Provider breaches any of its material obligations under this Agreement and such breach is not cured within five (5) business days (or if Provider has commenced efforts to cure within such five (5) business and thereafter actively pursues the cure, then if such breach is not cured within twenty (20) days) after Provider’s receipt of written notice of such breach from Buyer, then without prejudice to any other rights that Buyer may have at law or in equity, Buyer may terminate this Agreement and its obligations hereunder upon written notice to Provider.

4.2                               Termination by Provider. If Buyer breaches its obligation to make any payments under Article III (which, for the avoidance of doubt, shall not include amounts withheld pursuant to any good faith dispute with respect to reimbursable expenses) and such breach is not cured within five (5) business days after Buyer’s receipt of written notice of such breach, or if Buyer breaches any of its other material obligations hereunder and such breach is not cured within ten (10) business days after Buyer’s receipt of a written notice of such breach, then without prejudice to any other rights that Provider may have at law or in equity, Provider may terminate this Agreement and its obligations to provide services hereunder upon written notice to Buyer.

4.3                               Survival. The provisions of this Section 4.3, Sections 2.7 and 5.2, and Article III (solely with regard to fees and amounts accrued prior to termination) and Article VI shall survive the termination or expiration of this Agreement.

4.4                               Effect of Expiration or Termination. Upon termination or expiration of this Agreement, Buyer shall pay to Provider all accrued but unpaid service fees and reimbursable expenses due to Provider hereunder for the portion of the Term completed prior to termination or expiration. In addition, each Party shall, at the disclosing Party’s option, return or destroy the confidential information of the other Party. In the event that the disclosing Party elects destruction, the other Party shall, at the disclosing Party’s cost, furnish to the disclosing Party a written certificate of destruction signed by an officer of the certifying Party.

ARTICLE V
ADDITIONAL COVENANTS

5.1                               Compliance with Laws. Each Party shall comply, at its own expense, with the provisions of all applicable Laws that may be applicable to its performance under this Agreement.

6

5.2                               Exculpation and Indemnification.

(a)                                 Buyer hereby INDEMNIFIES AND RELEASES, and WILL DEFEND, PROTECT AND HOLD Provider and each member of the Provider Group HARMLESS from and against any and all Claims which may be asserted against such member of the Provider Group, related to or arising from the Transition Services performed in accordance with the terms of this Agreement, including Claims for personal injury or death of people other than employees or personnel of Provider (and Provider shall be responsible with regard to personal injury or death of its or Provider Group’s employees and personnel) arising in connection with the performance of the Transition Services, except to the extent that such Claim arises out of, is caused by or relates to the gross negligence, willful misconduct or breach of this Agreement by  such member of the Provider Group.

(b)                                 ALL RELEASES, LIMITATIONS ON LIABILITY AND INDEMNITIES CONTAINED IN THIS AGREEMENT, INCLUDING THOSE IN SECTION 2.7 AND THIS SECTION 5.2, SHALL APPLY IN THE EVENT OF THE SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE PERSON WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED (EXCLUDING, HOWEVER, WITH REGARD TO ANY GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF THIS AGREEMENT). THE PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”

ARTICLE VI
OTHER PROVISIONS

6.1                               Force Majeure. No Party shall be held liable for any delay or failure in performance of any part of this Agreement (other than any payment obligation hereunder) from any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby, including acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, and strikes. Upon the occurrence of a condition described in this Section 6.1, the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact on the Parties of such conditions.

6.2                               Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given in accordance with the notice provisions in Section 15.6 of the PSA.

6.3                               Relationship of the Parties. The Parties declare and agree that Provider is engaged in a business that is independent from Buyer, and Provider shall perform its obligations as an independent contractor. It is expressly understood and agreed that nothing contained herein is intended to create an agency relationship, a partnership or a joint venture. Provider is not an agent of Buyer and shall have no authority to represent Buyer as to any matters, except as authorized herein or in writing by Buyer from time to time. This Agreement is a services

7

agreement only and does not convey to Buyer any right, title or interest in or to any assets of Provider.

6.4                               Employees. The Parties shall be solely responsible for payment of compensation to their respective employees (including, in the case of Provider, all Employee Service Providers) and, except as set forth in Section 5.2, for any injury to them in the course of their employment. All of Provider’s employees who provide Transition Services shall at all times be employees of Provider and not of Buyer. None of the benefits provided by Buyer to its employees, including compensation, insurance and unemployment insurance, shall be available to the employees, agents, consultants or contractors of Provider by virtue of this Agreement. The Parties shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to their respective employees. Buyer has no authority to terminate or discipline any of the Employee Service Providers.

6.5                               Assignment. No assignment or transfer by any Party of its rights and obligations under this Agreement will be made except with the prior written consent of the other Party.

6.6                               Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any term or provision of this Agreement is found invalid or unenforceable, and the disregard of such terms or provisions materially alters the burdens or benefits of any Party under this Agreement, the Parties will use commercially reasonable efforts to agree upon an enforceable provision which most closely approximates the Parties’ intent in entering into this Agreement.

6.7                               Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and not for any other Person other than as set forth in Section 5.2 hereof. Subject to the preceding sentence, should any Third Party institute proceedings, this Agreement shall not provide any such Person with any remedy, claim, liability, reimbursement, cause of action, or other right.

6.8                               Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice or conflict of law provision or rule.

6.9                               Dispute Resolution. The provisions of Section 15.14 of the PSA shall apply to this Agreement mutatis mutandis.

6.10                        Construction. This Agreement has been freely and fairly negotiated between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any Law will be deemed also to refer to such Law as amended, modified, succeeded or supplemented from time to time and in effect at any given time, and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,”

8

“includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by “without limitation” or “but not limited to.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Unless the context otherwise requires, the terms “day” and “days” mean and refer to calendar day(s). The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

6.11                        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or scanned and emailed transmission of any signed original document or retransmission of any signed facsimile or scanned and emailed transmission will be deemed the same as delivery of an original. At the request of any Party, the Parties will confirm facsimile or scanned and emailed transmission by signing a duplicate original document.

6.12                        Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties, and will not in any way affect the meaning or interpretation of this Agreement.

6.13                        Amendment; Waiver.

(a)                                 Any amendment, extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed by both Provider and Buyer.

(b)                                 No waiver of any provision of this Agreement shall be valid unless signed by the Party waiving compliance. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

6.14                        Entire Agreement. This Agreement (including the provisions of the PSA incorporated by reference herein) contains the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof.

[Signature page follows.]

9

IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Transition Services Agreement to be duly executed and delivered as of the date first written above.

PROVIDER:

CITRUS ENERGY CORPORATION

By:
[ ]

BUYER:

WARREN RESOURCES, INC.

By:
[ ]

SIGNATURE PAGE TO

TRANSITION SERVICES AGREEMENT

Schedule A

Transition Services

Following the execution of this Agreement and subject to Section 1.2, Provider shall provide the Transition Services relating to the Assets:

i.                  performing all revenue accounting functions relating to the Assets, including the disbursement of revenue proceeds to all working interest, Third Party, royalty and overriding royalty owners as well as all rental, severance or production taxes and right of way payments and any and all leasehold, minimum or advance royalty payments due in the normal course of business;

ii.               performing all expenditure accounting functions relating to the Assets, including the payment of all invoices and accounts payable received by Provider and subsequent billing of same to all working interest owners (provided that Provider shall not be obligated to make or advance any such payments on behalf of Buyer to the extent not covered by the revenue proceeds received by Provider relating to the Assets, except to the extent that at least three (3) Business Days before such payment is due Buyer has advanced adequate immediately available funds to Provider for such purpose, and provided that such payments shall be made from a bank account of Buyer);

iii.            performing the additional accounting functions with respect to the Assets as necessary for preparation of quarterly financial statements in compliance with US GAAP, as listed below:

•                  processing of accounts payable, JIB runs, AR, revenue,  and cash calls,

•                  preparing deferred gathering fee calculations;

•                  preparing other schedules and such other calculations and information as necessary to prepare quarterly financial statements in compliance with US GAAP (excluding any calculations regarding hedging, derivative contracts or depreciation, depletion and amortization of fixed assets);

•                  assisting with conversion of data from Bolo software to Enertia software.

Exhibit G

Form of Commitment, Ratification and Amendment of Joint Operating Agreements

See attached.

333 Perry Street| SUITE 250 | CASTLE ROCK, COLORADO | 80104

Tel: 303-688-3130

August [    ], 2014

Citrus Energy Appalachia, LLC

333 Perry Street, Suite 250

Castle Rock, CO. 80104

Attn: Lance Peterson

Warren Resources, Inc.

1114 Avenue Of The Americas | 34th Floor

New York, NY 10036

Attn: Saema Somalya

Re:                             Commitment Agreement

Ratification & Amendment of Joint Operating Agreements

Election of Successor Operator

Citrus Energy Corporation - Ardent II Prospect

Wyoming County, Pennsylvania

Gentlemen:

This letter agreement (“Agreement”) shall serve as (a) an agreement by and between Warren Resources, Inc. (“Warren”) and Citrus Energy Appalachia, LLC (“CEA”) for the commitment of Warren or its designated affiliate to drill certain Upper Marcellus Wells within the area identified on Exhibit “B” attached hereto (the “Ardent II Prospect”), and pay for certain costs attributable to CEA, and (b) a ratification and amendment to those certain Joint Operating Agreements covering the Ardent II Prospect in Wyoming County, Pennsylvania, being described on Exhibit “A” attached hereto (“JOAs”), and (c) an election of a successor Operator for the Contract Area within each of the JOAs.

Citrus Energy Corporation (“CEC”) is the designated Operator of the Contract Areas covered by the JOAs, and CEA is a Non-Operator.  Effective July 1, 2014, pursuant to a transaction (the “Transaction”) between, CEA, TLK Partners, LLC (“TLK”), and Troy Energy Investments, LLC (“TEI”) and Warren, as evidenced by a purchase and sale agreement (the “PSA”), Warren will acquire from CEA, TLK and TEI certain oil and gas leasehold interests within the Contract Areas of the JOAs covering the Ardent II Prospect (the “Subject Interests”).

Whereas it is the desire of CEA and Warren for Warren to commit to drill and complete certain horizontal Upper Marcellus Shale wells on the Subject Interests and pay for a portion of CEA’s share of such well costs.

Whereas, it is the desire of CEC, CEA and Warren (a) for CEC to resign as Operator, effective as of the closing date of a Transaction and (b) for Warren and CEA to vote for Warren, or its affiliated operating company, Warren E&P, Inc., to be the Successor Operator within each of the JOAs, and (c) for Warren, or its affiliated operating company, to join in the execution of the JOAs as Operator and, (d) to amend certain provisions of the JOAs, as follows:

NOW, THEREFORE, in consideration of the premises herein set forth, CEC, CEA and Warren (collectively the “Parties”) agree as follows:

1.              Upper Marcellus and Existing Wells.  Following the Transaction, CEA will own the working interest described in Exhibit “A” to the JOAs, amended hereby, in and to the Upper Marcellus Formation only, being the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen between the subsurface depths of 7,241 feet and 7,424 feet, and being above the top of the Cherry Valley Lime seen at 7,424 feet, on the Baker Hughes electric log run for the Procter and Gamble 1V Well (API No. 37131200150000) on November 14, 2009 (“Upper Marcellus”), less and except any interests whatsoever in any Upper Marcellus Shale gas well within Ardent II Prospect which was drilled and completed prior to closing the Transaction (namely the Macialek 1 Reel # 1H Well, Reel Unit, being the “Existing Well”).  Provided however, after the date hereof, should any Lower Marcellus well be plugged back and redrilled to the Upper Marcellus as its primary objective, CEA shall be afforded all of its rights of participation and ownership therefor. “Lower Marcellus” shall mean the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen below the subsurface depths of 7,424 feet, being below the top of the Cherry Valley Lime, on the Baker Hughes electric log run for the Proctor and Gamble 1V Well (API No. 37131200150000) on November 14, 2009.  “Marcellus Shale Formation” shall mean the Upper Marcellus and the Lower Marcellus.

2.              Cooperative Subsurface Provision.  CEA and Warren recognize the Cherry Valley Lime as a depositional marker between the Upper Marcellus and Lower Marcellus, which is included within the Marcellus Shale Formation (“Cherry Valley”). CEA and Warren agree to provide any and all well information to each other with regard to any Marcellus Shale Formation well drilled within the Ardent II Prospect which well bore is drilled through the Cherry Valley and the top of the Lower Marcellus, as evidenced by directional survey and geologic data.  CEA and Warren agree to release each other and not seek any legal recourse from the other party, in the event a party drills and completes a well through the Cherry Valley and into the Lower Marcellus, which is incidental to such well’s permitted objective, being either the Upper Marcellus or Lower Marcellus. Should a Marcellus Shale Formation well be completed within an objective other than permitted and intended (either Upper Marcellus or Lower Marcellus) for a total distance of less than 500 feet (an “Incidental Crossing”), CEA and Warren shall not make any allocations or take any actions for any Incidental Crossing.    Should a Marcellus Shale Formation well be partially completed in an objective other than permitted and intended (either Upper Marcellus or Lower Marcellus) for a total wellbore length of greater than 500 feet, CEA and Warren shall allocate all well costs and production from such well with a Production Sharing Agreement, such that the share of costs and ownership of the production from the well is borne by and attributable to CEA and Warren based on their respective Working Interest ownership over the lateral, weighted for the length of the fracture stimulated lateral covered by such Working Interest ownership.  Well costs shall include all costs to drill, complete, equip and operate, as well as all costs to properly plug and abandon.

3.              Well Proposal Limitation.  Without the express written consent of Warren, CEA (and its successors and assigns) shall be limited to proposing no greater than one (1) horizontal well to be drilled to the Upper Marcellus on the Subject Interests within any six (6) month period, which six (6) month periods commence on October 1, 2015.  Warren shall not be obligated to drill any such well proposed by CEA which is in violation of this well proposal limitation.

4.              Well Commitment. Warren hereby agrees and commits to propose to drill, and if in Warren’s good faith opinion, such well is capable of commercial production, complete and produce to sales, a minimum of one (1) horizontal Upper Marcellus well on the Subject Interests, on or before April 1, 2015 (“Initial Commitment Well”).  Warren hereby agrees and commits to propose to drill, and if in Warren’s good faith opinion, such well is capable of commercial production, complete and produce to sales, an additional horizontal Upper Marcellus well on the Subject Interests, on or before October 1, 2015 (“Additional Commitment Well”).  In the event Warren does not satisfy its obligations with respect to either the Initial Commitment Well or the Additional Commitment Well, Citrus shall have the right to propose a horizontal well pursuant to the JOAs for each well where Warren did not satisfy its obligations.  Citrus’ right to propose wells pursuant to this Paragraph 4

2

shall not count against the number of wells Citrus has the right to propose in Paragraph 3 and shall not affect Warren’s obligations in Paragraph 5.

5.              Working Interest Credit.  Until January 1, 2016, in addition to Warren paying its own working interest share, Warren shall pay on behalf of CEA 100% of CEA’s working interest share of all capital costs and expenses incurred in connection with drilling, completing and equipping one or more Upper Marcellus wells located on the Subject Interests (including the Initial Commitment Well and/or the Additional Commitment Well) through the tanks, up to an aggregate amount of $3,500,000 (the “Working Interest Credit Cap”).  If on January 1, 2016, such costs and expenses paid by Warren on behalf of CEA are less than the Working Interest Credit Cap, within ten (10) days following such date, Warren shall pay such shortfall to CEA in immediately available funds to the account or accounts designated by CEA. Operating expenses related to CEA’s working interests for drilling, completing and equipping Upper Marcellus wells which exceed such Working Interest Credit Cap shall be borne solely by CEA in accordance with the applicable joint operating agreements, and any operating expenses, or other liabilities attributable to CEA’s working interests that are not covered by the Working Interest Credit Cap shall be borne solely by CEA in accordance with the applicable joint operating agreements or under applicable Laws.  CEA and Warren shall enter into the tax partnership agreement attached hereto as Exhibit “D”.

6.              Resignation of Operator.  Effective as of the closing date of the Transaction, CEC hereby resigns as Operator within the JOAs and their Contract Areas.

7.              Election of Warren as Successor Operator.  Effective as of the closing date of the Transaction, CEA hereby agrees to recommend, support, and vote to elect Warren E&P, Inc. as Operator of the JOAs and their Contract Areas.

8.              Non-Operator Successor Operator Elections.  CEA shall use its reasonable efforts to obtain the affirmative vote of all Non-Operators to the JOA to elect Warren E&P, Inc. as Successor Operator of the JOAs and their Contract Areas.

9.              Ratification of JOAs. Warren hereby ratifies, adopts and confirms each of the JOAs, effective as of July 1, 2014, and agrees to be bound by the terms and conditions thereof, subject to the terms, conditions and amendments thereto contained herein.

10.       Right of First Offer: In the event CEA wishes to sell its oil and gas interests in the Upper Marcellus within Ardent II Prospect, CEA shall notify Warren in writing as to such intentions.  Warren shall have the right for a period of 30 days following such notification to make an offer to CEA to acquire such interests.  CEA shall not be required to accept such offer.  Following such 30-day period, CEA shall be free to sell its interests to a third party on such terms as it deems acceptable, if any.

11.       Amendments to JOAs.  The JOAs are amended as follows:

a.              The following Article XVI. shall be added to the JOAs.

Article XVI. Special Provisions

Article XVI.

CEA owns the working interest described in Exhibit “A” to the JOAs, amended hereby, in and to the Upper Marcellus Formation only, being the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen between the subsurface depths of 7,241 feet and 7,424 feet, and being above the top of the Cherry Valley Lime seen at 7,424 feet, on the Baker Hughes electric log run for the Procter and Gamble 1V Well (API No. 37131200150000) on November 14, 2009 (“Upper

3

Marcellus”), less and except any interests whatsoever in any Marcellus Shale gas well within Ardent II which were drilled and completed prior to July 1, 2014.

b.              The following Article XVI. Amendment be added to the JOAs.

With respect to any Article XVI. Provision providing for Citrus Energy Corporation (operator with no leasehold ownership) to operate by virtue of its majority interest of Citrus Energy Appalachia, LLC (operator affiliated leasehold owner), such provision shall be amended to remove Citrus Energy Corporation and Citrus Energy Appalachia, LLC, in their respective capacities, and replace such parties with Warren E&P, Inc. as operator, and Warren Marcellus, LLC as non-operator, for all purposes and throughout.

c.               The Exhibit A to the JOAs shall include the following parties as Operator and Non-Operator for notice information, effective         closing        2014.

Operator:

Warren E&P, Inc.

X

X

X

Non-Operator:

Citrus Energy Appalachia, LLC

333 Perry Street, Suite 250

Castle Rock, CO. 80104

Attn: Lance Peterson

Phone: 303-688-3130

Email: lance@ citrusenergy.com

d.              The JOAs’ Exhibit A shall include and incorporate for all purposes, the Exhibit “A” Ownership Schedules for each of the respective Unit JOAs, attached hereto as Exhibit “C”, which indicate the Ownership Interests of the Parties to the JOAs.

End of Amendment to JOAs

In the event of any conflict between the terms and conditions of this Agreement and the JOA, this Agreement shall control as to CEA and Warren.  Nothing contained herein shall otherwise change or diminish the rights and obligations under the JOA as originally written with respect to, and as between, CEA and the other JOA parties.

This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.  The execution and delivery of the Agreement may be evidenced by facsimile or electronic transmission of a signed counterpart, which shall be binding upon all parties, their affiliates, successors and assigns.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the laws of the State of Texas,

4

excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.

The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in Houston, Texas and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.  The Parties further agree, to the extent permitted by law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

To the extent that any Party or any of its affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described above.

The terms, conditions, and representations contained herein shall constitute covenants running with the land, and shall be binding upon, and for the benefit of, the respective successors and assigns of the Parties.

This Agreement contains the entire understanding and agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous communications, negotiations and agreements, whether oral or written, between the Parties with respect to such subject matter.  No alteration of or amendment to this Agreement shall be effective unless in writing and signed by an authorized representative of each Party.

THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Respectfully,

CITRUS ENERGY CORPORATION

CITRUS ENERGY APPALACHIA, LLC

Daniel F. Collins

5

AGREED AND ACCEPTED THIS              DAY OF             , 2014

CITRUS ENERGY CORPORATION

CITRUS ENERGY APPALACHIA, LLC

By:

Name:

Title:

AGREED AND ACCEPTED THIS              DAY OF             , 2014

WARREN ENERGY RESOURCES, INC.

WARREN E&P, INC.

WARREN MARCELLUS, LLC

By:

Name:

Title:

Exhibit “A”

Attached to Commitment Agreement, Ratification and Amendment of JOAs

Joint Operating Agreements (“JOAs”)

Contract Area	JOA Dated

P&G 1 Unit	September 1, 2009
P&G 1 Unit	February 1, 2010
P&G 2 Unit	September 1, 2009
P&G 2 Unit	February 1, 2010
P&G 3 Unit	September 1, 2009
P&G 3 Unit	February 1, 2010
P&G 4 Unit	September 1, 2009
P&G 4 Unit	February 1, 2010
P&G Warehouse Unit	February 1, 2010
P&G Warehouse Unit	May 1, 2012
Johnston Unit	May 1, 2012
Lasco Unit	May 1, 2012
Mirabelli Unit	September 1, 2011
Cook Unit	October 1, 2011 Amended June 11, 2012*
Cook Unit	October 1, 2011 Amended June 11, 2012*
Mattocks Unit	October 22, 2011
Bennett Unit	November 1, 2011 Amended September 12, 2012*
Bennett Unit	November 1, 2011 Amended September 12, 2012*
Ayers Unit	December 1, 2011 Amended June 11, 2012
Reimiller Unit	February 21, 2012
Macialek Unit	November 1, 2012 Revised February 5, 2013*
Macialek Unit	November 1, 2012 Revised February 5, 2013*
Keystone Unit	May 1, 2012
McCarthy Unit	May 1, 2012
Francis Unit	May 1, 2012
Manning Unit	October 1, 2012
Reynolds Unit	November 1, 2012
McConnell Unit	May 1, 2012
Prevost Unit	February 1, 2010
Prevost Unit	January 10, 2013
Nardini Unit	February 1, 2010
Nardini Unit	January 10, 2013
Reel Unit	January 21, 2014
Ruark Unit	February 1, 2010
Ruark Unit	March 26, 2014

•                  Two JOA Forms with the same date.

1

Exhibit “B”

Attached to Commitment Agreement, Ratification and Amendment of JOAs

Ardent II Prospect Outline

1

Exhibit “C”

Attached to Commitment Agreement, Ratification and Amendment of JOAs

See attached.

1

EXHIBIT “A”

Revised effective July 1, 2014

Attached to and made a part of that certain Joint Operating Agreement dated May 1, 2012, as revised, effective July 1, 2014, by and between Warren E&P, Inc., as Operator, and Citrus Energy Appalachia, LLC et al, as Non-Operators.

1.                                      Contract Area:  Lands subject to this Agreement are described within the outline on the plat in Exhibit “A-1”. No revisions. Johnston Unit

2.                                      Depth Restriction:  None, except, see below Interest of Parties for Upper Marcellus Shale rights ownership. The Upper Marcellus Shale Formation is defined as the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen between the subsurface depths of 7,241 feet and 7,424 feet, and being above the top of the Cherry Valley Lime seen at 7,424 feet, on the Baker Hughes electric log run for the Procter and Gamble 1V Well (API No. 37131200150000) on November 14, 2009.  All other Wells are defined as wells not within the Upper Marcellus Shale Formation.

3.                                      Parties with Addresses for Notice Purposes:

Operator:

Warren E&P, Inc.

X

X

X

X

Non-Operator:

Citrus Energy Appalachia, LLC

333 Perry Street, Suite 250

Castle Rock, CO. 80104

Attn: Lance Peterson

Phone: 303-688-3130

Email: lance@ citrusenergy.com

Zena Energy L.L.C.

16 South Pennsylvania

Oklahoma City, OK 73107

Attn: Mike Tepper and Kristy Carver

405.235.4546 Office

MTepper@lsbindustries.com

KCarver@lsbindustries.com

580.571.1695 Cell

EXHIBIT “A” Continued

Revised effective July 1, 2014 (Johnston Unit)

Attached to and made a part of that certain Joint Operating Agreement dated May 1, 2012, as revised, effective July 1, 2014, by and between Warren E&P, Inc., as Operator, and Citrus Energy Appalachia, LLC et al, as Non-Operators.

4.                                      Interests of Parties:

JOHNSTON UNIT

ALL OPERATIONS AND WELLS SUBSEQUENT TO July 1, 2014

All Wells — Except Wells with the objective in the Upper Marcellus Shale Formation

OPERATOR	WORKING INTEREST
Warren E&P, Inc.	0.0
NON-OPERATORS
Warren Marcellus, LLC	0.86150000
Citrus Energy Appalachia, LLC	0.00000000
Zena Energy, LLC	0.13850000
TOTAL	1.00000000

ALL OPERATIONS AND WELLS SUBSEQUENT TO July 1, 2014

Wells with the objective in the Upper Marcellus Shale Formation

OPERATOR	WORKING INTEREST
Warren E&P, Inc.	0.0
NON-OPERATORS
Warren Marcellus, LLC	0.64612500
Citrus Energy Appalachia, LLC	0.21537500
Zena Energy, LLC	0.13850000
TOTAL	1.00000000

5.                                      Oil and Gas Leases subject to this Agreement:  No Revisions

2

END OF EXHIBIT “A”

3

Exhibit Version

EXHIBIT D

TAX PARTNERSHIP AGREEMENT OF

WARREN — CEA TAX PARTNERSHIP*

1.                                      GENERAL PROVISIONS

1.1                               RECITALS AND DESIGNATION OF DOCUMENTS.

1.1.1                     Warren Resources, Inc. a Maryland corporation (“Warren”) and Citrus Energy Appalachia, LLC, a Delaware limited liability company (“CEA”) and together with Warren, the “Parties”) are parties to that certain Purchase and Sale Agreement dated [        ], 2014 (the “Purchase Agreement”) and that certain Commitment Agreement dated [        ], 2014 (the “Commitment Agreement” and together with the Purchase Agreement, the “Transaction Agreements”).

1.1.2                     This agreement (the “Tax Partnership Agreement”) is referred to in the Commitment Agreement, and shall apply as between the Parties to their relationship under the Transaction Agreements and any agreement entered into by the Parties pursuant to the Commitment Agreement, in each case with respect to the assets that Warren and CEA both have an interest in within the Contract Area under each of the JOAs (the “JOA Assets”), including without limitation, any associated agreements (collectively, the “Associated Agreements”).

1.1.3                     The Parties desire to adopt the provisions of this Tax Partnership Agreement to govern their relationship pursuant to the Associated Agreements with regard to the ownership, exploration, development and operation of the JOA Assets and any other assets that become part of the JOA Assets under the Commitment Agreement or the other Associated Agreements for purposes of federal and certain state or local income taxation rules that treat certain contractual relationships among co-owners of natural resource properties as partnerships (“Tax Purposes”).

1.1.4                     All capitalized terms used herein without definition are intended to have the same meanings as the corresponding terms used in the Purchase Agreement or the Commitment Agreement, as applicable.

1.2                               RELATIONSHIP OF THE PARTIES.

1.2.1                     The Parties acknowledge and agree that the arrangement and undertakings with respect to the JOA Assets subject to the Transaction Agreements or the other Associated Agreements, taken together, result in and will be treated as a single partnership for Tax Purposes.  Such partnership for Tax Purposes is hereinafter referred to as the “Tax Partnership.”  For every other purpose the Parties understand and agree that their legal relationship to each other under applicable state law with respect to all

*  Subject to revision as necessary to conform with final Transaction Agreements.

1

property subject to the Associated Agreements is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership or joint venture; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.2.2                     The Parties intend that for Tax Purposes:  (a) the Tax Partnership will be treated as (i) holding the Parties’ interests in the JOA Assets, and any other assets that become JOA Assets under the Commitment Agreement, and (ii) engaging in all activities of the Parties with respect to such assets, (b) Warren will be treated as contributing to the Tax Partnership at or in connection with its formation all of its undivided 75% interest in the JOA Assets, acquired by it pursuant to the Purchase Agreement, in exchange for an interest in the Tax Partnership; (c) CEA will be treated as contributing to the Tax Partnership at or in connection with its formation the undivided 25% interest, retained by it in the JOA Assets, pursuant to the Purchase Agreement in exchange for an interest in the Tax Partnership; and (d) from and after its commencement, the Tax Partnership will be treated as realizing all items of income or gain except as provided in Section 6.1.1 and incurring all items of cost or expense attributable to the ownership, operation or disposition of the JOA Assets as set forth in the Associated Agreements, notwithstanding that such items are realized, received, paid or incurred by the Parties individually.

1.2.3                     As of the Closing Date, the aggregate Carrying Value of the JOA Assets shall be 133.33% of the Purchase Price paid by Warren for its undivided 75% interest in the JOA Assets.  Such Carrying Value shall be revised as and to the extent that the Purchase Price for such portion of the JOA Assets under the Purchase Agreement is revised following Closing.

1.3                               PRIORITY OF PROVISIONS OF THIS EXHIBIT.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Tax Partnership Agreement and the terms and conditions of any other Associated Agreement, or any other exhibit or any part thereof, or any agreement entered into by the Parties jointly pursuant to any other Associated Agreement, the terms and conditions of this Tax Partnership Agreement shall govern and control on the point of conflict at all times prior to the termination of the Tax Partnership to the extent such conflict or inconsistency cannot be reasonably harmonized while giving full effect to this Tax Partnership Agreement.

1.4                               TERM AND SURVIVORSHIP.

1.4.1                     The Tax Partnership shall commence upon the Closing Date and, notwithstanding any earlier termination of the Commitment Agreement, will continue in effect until such time as the Tax Partnership terminates pursuant to Section 7.1.

1.4.2                     Any termination of the Tax Partnership shall not affect the continuing application of this Tax Partnership Agreement (i) for the termination and liquidation of the Tax Partnership and (ii) for the resolution of all matters regarding federal and state income tax reporting of the Tax Partnership.

2

1.4.3                     This Tax Partnership Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their permitted successors and assigns.

1.5                               CERTAIN DEFINITIONS.

Capitalized terms not otherwise defined herein or in the other Transaction Agreements shall have the meanings set forth below:

1.5.1                     “Allocation Year” means a taxable year of the Tax Partnership (including the period commencing on the Closing Date and ending on December 31, 2014, and any subsequent period commencing on the first day of January and ending on the last day of December) or any portion of such period for which the Tax Partnership is required to allocate and report items of Tax Partnership income, gain, loss, or deduction pursuant to Section 6.

1.5.2                     “Carrying Value” means, with respect to any property that becomes part of the JOA Assets, its adjusted basis for federal income tax purposes as of the time such property becomes part of the JOA Assets; provided, however, that the Carrying Value of any contributed property, distributed property or any property that has been revalued pursuant to Section 5.2.3 shall be equal to its fair market value as mutually agreed by the Parties in accordance with Treas. Reg. §1.704-1(b)(2)(iv), and, for the avoidance of doubt, the Carrying Value of the JOA Assets contributed to the Tax Partnership as of the Closing is set forth in Section 1.2.3.  The Carrying Value of each property that is part of the JOA Assets shall thereafter be increased by expenditures properly capitalized by the Tax Partnership in such property’s adjusted basis for federal income tax purposes, reduced by Depreciation or Simulated Depletion, computed with respect to such Carrying Value, for each Allocation Year and as specified in Section 1.2.3.

1.5.3                     “Code” means the Internal Revenue Code of 1986, as amended.

1.5.4                     “Depletable Property” means an oil or gas property as defined in Code §614.

1.5.5                     “Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction (other than depletion) allowable with respect to a depreciable or amortizable asset for an Allocation Year for federal income tax purposes, except that (A) with respect to any such asset the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” pursuant to Treas. Reg. § 1.704-3(d), Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by Treas. Reg. § 1.704-3(d)(2), and (B) with respect to any other such asset whose Carrying Value differs from its adjusted tax basis for federal income tax purposes, Depreciation will be an amount that bears the same ratio to the beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Allocation Year bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of a depreciable or amortizable asset at the

3

beginning of the Allocation Year is zero, Depreciation will be determined with reference to the beginning Carrying Value using any reasonable method selected by the Parties.

1.5.6                     “FMV Capital Account” means, with respect to any Party, a capital account maintained for such Party in accordance with the rules and principles of Treas. Reg. §§1.704-1 and 1.704-2.

1.5.7                     “Gain” or “Loss” means any gain or loss attributable to the disposition, or deemed disposition, of any property (other than Depletable Property) of the Tax Partnership utilizing the Carrying Value of such property.

1.5.8                     “Post-Closing Acquired Interest” has the meaning given to such term in Section 9.2.1.

1.5.9                     “Post-Closing Acquired Interest Value” means an amount equal to (i) the aggregate amount payable by the non-acquiring Parties pursuant to the Commitment Agreement with respect to a Post-Closing Acquired Interest, divided by (ii) such non-acquiring Party’s (or Parties’) aggregate percentage interest(s) therein.

1.5.10              “Simulated Basis” means, as of any time of determination, the Carrying Value of any Depletable Property.  Simulated Basis that is attributable to any property treated as contributed to the Tax Partnership under Section 1.2.2 or Section 9.2.1 will be allocated to the Parties in proportion to their respective percentage interest in the Tax Partnership (i.e. 75% to Warren and 25% to CEA).  Simulated Basis that is attributable to capitalized acquisition and development costs of any other property that becomes a JOA Asset will be allocated to the Parties in the ratio in which they funded such costs.

1.5.11              “Simulated Depletion” means, for each Allocation Year, an amount equal to the simulated depletion allowable with respect to a Depletable Property for the Allocation Year pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(k)(2), applying the cost depletion method and the principles of Treas. Reg. §1.611-2(a)(1), computed as if the Carrying Value of the Depletable Property was the adjusted basis upon which cost depletion is computed under Treas. Reg. §1.704-1(b)(2)(iv)(k)(2).

1.5.12              “Simulated Gain” or “Simulated Loss” means the simulated gain or simulated loss computed by the Tax Partnership with respect to a Depletable Property treated as held by the Tax Partnership pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(k)(2) utilizing the Carrying Value of the property.

2.                                      TAX REPORTING PARTNER

The tax reporting partner (“TRP”) shall be responsible for compliance with all tax reporting obligations of the Tax Partnership, as specified in Section 3.1 below.  In the event of any change in the TRP, the party serving as TRP at the beginning of a given Allocation Year shall, except as otherwise required by applicable Law, continue as TRP with respect to all matters concerning such Allocation Year.

4

3.                                      INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS

3.1                               TAX RETURNS.

The TRP shall prepare and file, or cause to be prepared and filed, all federal and state partnership income tax returns and reports required to be filed by or on behalf of the Tax Partnership.  As promptly as practicable following the end of each Allocation Year, but in no event less than sixty (60) days prior to the date on which any such tax return is due to be filed (including extensions), the TRP shall deliver to each Party copies of such proposed tax return including tax and FMV Capital Account balances for such Party’s review and comment.  Each Party shall provide the TRP with comments within thirty (30) days after the Party’s receipt of such tax return.  The TRP and all other Parties shall work together in good faith to resolve any disagreements with respect to such tax return (including requesting an extension of the due date for filing any such tax return from an applicable governmental agency and filing forms in connection with such request), with any unresolved matters subject to the TPA Dispute Resolution Process.

3.2                               FAIR MARKET VALUE CAPITAL ACCOUNTS.

The TRP shall establish and maintain for each Party a FMV Capital Account and a tax basis capital account.  Following the end of each Allocation Year, the TRP shall provide to such Party an accounting of such Party’s FMV Capital Account for such Allocation Year.  The initial FMV Capital Accounts of the Parties shall be 75% of the Carrying Value of the JOA Assets, as the same may be adjusted pursuant to Section 1.2.3, for Warren and 25% of the Carrying Value of the JOA Assets, as the same may be adjusted pursuant to Section 1.2.3, for CEA.

3.3                               INFORMATION REQUESTS AND REPORTING.

Each Party agrees to furnish to the TRP as promptly as possible, and no later than thirty (30) days after the TRP’s request therefor, such information relating to the operations conducted under the Associated Agreements as may be requested by the TRP for the proper preparation of any tax return.  Similarly, each Party agrees to timely furnish to the TRP, within thirty (30) days of request, any information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the FMV Capital Accounts. As required by Code §6050K(c), a Party transferring its interest (as permitted by the Associated Agreements) shall notify the TRP to enable it to comply in a timely fashion with Code §6050K(a).

3.4                               TEFRA PROVISIONS

If the Tax Partnership either does not qualify for the “small partnership exception” from Code §§6221 et seq., Subchapter C of Chapter 53 of Subtitle A (the “TEFRA rules”) of the Code, or does qualify but the Parties mutually agree to make the election provided in Code §6231(a)(1)(B)(ii) to be subject to the TEFRA rules, the TRP shall also be the “tax matters partner” as defined in Code §6231(a) (the “TMP”), in which case references to the TRP shall then include references to the TMP and vice versa, and the following provisions shall be applicable:

3.4.1                     The Parties shall furnish the TMP, within thirty (30) days from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service, and the TMP

5

shall have a continuing obligation to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to all Parties as provided in Code §6223.

3.4.2                     The TMP shall not agree to any extension of the statute of limitations for making Tax assessments on behalf of the Tax Partnership without first obtaining the written consent of all Parties.  The TMP shall not waive any rights of or bind any other Party to a settlement agreement in any Tax proceeding without obtaining the prior written concurrence of any such Party.

3.4.3                     Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

3.4.4                     If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a partnership item with the treatment of that item by the Tax Partnership.  Within one week of receipt, the TMP shall remit copies of such notification to the other Parties.  If an inconsistency notice is filed solely because a Party has not received a Schedule K-l in time for filing of its income tax return, the TMP need not be notified.

3.4.5                     No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (a “RFAA”) without first notifying all other Parties.  If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Tax Partnership.  If unanimous consent is not obtained within thirty (30) days from the date of such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may request that the disagreement be resolved using the TPA Dispute Resolution Process and/or file a RFAA on its own behalf.

3.4.6                     Any Party intending to file with respect to any partnership item, or any other tax matter involving the Tax Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding.  In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition.  If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote.  Each Party shall have a vote in accordance with its percentage interest in the Tax Partnership for the year under audit.  If a majority cannot agree, CEA shall choose the forum.  If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

3.4.7                     The TMP will timely consult with each other Party regarding all administrative or judicial Tax proceedings and seek mutual agreement with respect to the approach and position with respect to all material items arising or expected to arise in such proceedings. The TMP shall keep the Parties informed on a prompt basis of all administrative and/or judicial proceedings for the adjustment of partnership items (as

6

defined in Code §6231(a)(3) and Treasury Regulations promulgated thereunder) and shall otherwise provide the other Parties with such notice as is required under Treas. Reg. §301.6223(g)-1(b).

3.5                               REASONABLE BEST EFFORTS WITHOUT LIABILITY.

The TRP and the other Party(ies) shall use its/their best reasonable efforts to comply or permit the TRP to comply, as applicable, with the responsibilities outlined in this Section 3, and in doing so shall incur no liability to any other Party.  Without limiting the generality of the foregoing, to the extent the TRP cannot perform its obligations without receiving information from another Party, such other Party will provide such information to the TRP as promptly as possible after the TRP’s request therefor.

4.                                      TAX AND FMV CAPITAL ACCOUNT ELECTIONS

4.1                               GENERAL ELECTIONS.

For both income tax return and FMV Capital Account purposes, the Tax Partnership shall make any available election necessary:

(a)                                 to deduct when incurred intangible drilling and development costs (“IDC”);

(b)                                 to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation, unless otherwise agreed by the Parties;

(c)                                  to amortize organization fees in accordance with Code §709(b);

(d)                                 to adopt the accrual method of accounting;

(e)                                  to report income on a calendar year basis; and

(f)                                   to claim any available bonus depreciation.

4.2                               DEPLETION.

Solely for FMV Capital Account purposes, Simulated Depletion shall be calculated and reflected in the Parties’ FMV Capital Accounts as specified in Section 6.1.4.  Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TRP.

4.3                               ELECTION OUT UNDER CODE §761(a).

No Party shall elect for the co-ownership arrangement subject to the Associated Agreements to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code (an “election-out”) except as provided in this Section 4.3.  Should any Party at any time propose to the TRP an election-out, the TRP shall notify all Parties thereof not later than sixty (60) days prior to the filing date or the due date (including extensions) for the federal partnership income tax return, whichever comes earlier, for the first Allocation Year for which the election-out is proposed to be effective.  An election-out shall only be made with the unanimous consent

7

of all of the Parties.  Notwithstanding an effective election-out, the TRP’s rights and obligations, other than the relief from tax return filing obligations of the Tax Partnership, shall continue.

4.4                               CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS.

No tax elections for or on behalf of the Tax Partnership (other than the elections specified in Section 4.1 hereof) and no amendment of these Tax Partnership Provisions shall be effective unless agreed in writing by all Parties.

5.                                      CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

The provisions of this Section 5 and any other provisions of this Tax Partnership Agreement relating to the maintenance of the FMV Capital Accounts are intended to comply with Treas. Reg. §1.704-1(b) (the “Section 704 Regulations”) and shall be interpreted and applied in a manner consistent with the requirements of such regulations.

5.1                               CAPITAL CONTRIBUTIONS.

The respective capital contributions of each Party to the Tax Partnership shall be (i) the amount of money treated as contributed by such Party, and (ii) the Carrying Value as of the date of contribution of any property (other than money) treated as contributed to the Tax Partnership by such Party (collectively, “Capital Contributions”).  Any amount paid or incurred by a Party pursuant to the Commitment Agreement or other Associated Agreements will be treated as a Capital Contribution by such Party.

5.2                               FMV CAPITAL ACCOUNTS.

The FMV Capital Accounts shall be increased and decreased as follows:

5.2.1                     The FMV Capital Account of a Party shall be increased by:

(i)                                     the amount of money and the Carrying Value (as of the date of contribution) of any property contributed or deemed contributed by such Party to the Tax Partnership (net of liabilities, if any, assumed by the Tax Partnership or to which the contributed property is subject);

(ii)                                  that Party’s share of Tax Partnership income, Gain or Simulated Gain, or items thereof, allocated in accordance with Section 6.1;

(iii)                               that Party’s share of any Code §705(a)(1)(B) item; and

(iv)                              any other item required by the Section 704(b) Regulations to increase the Party’s FMV Capital Account.

8

5.2.2                     The FMV Capital Account of a Party shall be decreased by:

(i)                                     the amount of money and the agreed Carrying Value (as of the date of distribution) of property distributed or deemed distributed to a Party (net of liabilities, if any, assumed by such Party or to which the property is subject);

(ii)                                  that Party’s share of Tax Partnership Loss, Simulated Loss and deductions, or items thereof, allocated in accordance with Section 6.1;

(iii)                               that Party’s share of any Code §705(a)(2)(B) item; and

(iv)                              any other item required by the Section 704(b) Regulations to decrease the Party’s FMV Capital Account.

5.2.3                     As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon any distribution or deemed distribution of Tax Partnership property to a Party the FMV Capital Accounts will be adjusted to reflect the manner in which the unrealized income, Gain, Simulated Gain, Loss, Simulated Loss and deduction inherent in distributed property (not previously reflected in the FMV Capital Accounts) would be allocated among the Parties if there were a disposition of such property at its fair market value as of the time of distribution.  Furthermore, under the rules of Treas. Reg. §1.704-1(b)(2)(iv)(f), the FMV Capital Accounts shall be revalued as required, and allocations for tax purposes under Section 6.2.1 shall thereafter be made as necessary in accordance with the second sentence of such regulation and the principles of Code §704(c).

5.2.4                     In the event that Warren becomes obligated to pay amounts to CEA pursuant to Section 5 of the Commitment Agreement, neither the making nor the receipt of such payment shall be reflected in any Party’s FMV Capital Account.

6.                                      TAX PARTNERSHIP ALLOCATIONS

6.1                               FMV CAPITAL ACCOUNT ALLOCATIONS.

Except as otherwise required by Section 7.3 hereof, each item of Tax Partnership income, Gain, Loss, Simulated Gain, Simulated Loss or deduction shall be allocated to each Party as follows:

6.1.1                     Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production; provided, however, in the event that production is taken in kind and separately disposed of by the Parties, (i) the revenues therefrom shall not be treated as realized by the Tax Partnership except as otherwise required by Applicable Law, and (ii) Simulated Depletion in respect of such production shall be allocated to the Parties as required by Section 6.1.4 as if the Tax Partnership had disposed of such production.

9

6.1.2                     Exploration cost, IDC, operating cost and maintenance cost shall be allocated to each Party in accordance with its respective contribution or obligation to contribute to such cost.

6.1.3                     Depreciation shall be allocated to each Party in accordance with its contribution or obligation to contribute to the cost of the underlying asset for which Depreciation is computed; provided, however that Depreciation attributable to any depreciable assets included within the JOA Assets and that are treated as contributed to the Tax Partnership under Section 1.2.2 will be allocated to the Parties in proportion to their respective percentage interests.

6.1.4                     Simulated Depletion in respect of the JOA Assets shall be computed at the tax partnership level based on the Carrying Value thereof utilizing simulated cost depletion pursuant to Treas. Reg. §1.704-1(b)(2)(k)(2) and such Simulated Depletion shall be allocated to the Parties in the ratio of their respective contributions to such Carrying Value.

6.1.5                     Simulated Loss upon the sale, exchange, distribution, abandonment or other disposition of Depletable Property shall be allocated to the Parties in the same ratio as Simulated Basis with respect to such property is allocated.  Loss upon the sale, exchange, distribution or other disposition of property other than Depletable Property shall be allocated to the Parties in such a manner as to cause, to the maximum extent possible, the FMV Capital Account balances of the Parties after such allocation to correspond to their respective percentage or fractional interests in the JOA Assets as determined under the Associated Agreements (without regard to this Tax Partnership Agreement).

6.1.6                     Gain (or Simulated Gain) upon the sale, exchange, distribution, or other disposition of depreciable property or Depletable Property shall be allocated to the Parties in such a manner as to cause, to the maximum extent possible, the FMV Capital Account balances of the Parties after such allocation to correspond to their respective percentage or fractional interests in the JOA Assets as determined under the Associated Agreements (without regard to this Tax Partnership Agreement).

6.1.7                     Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution or obligation to contribute to such costs or expense.

6.1.8                     For the avoidance of doubt, items of income, gain, loss or deduction attributable to periods prior to the Closing shall not be treated as realized or incurred by the Tax Partnership.

6.2                               TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS.

6.2.1                     Unless otherwise expressly provided in this Section 6.2, the allocations of the Tax Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations of the corresponding items under Section 6.1.  However, the Tax Partnership’s gain or loss on

10

the taxable disposition of a Tax Partnership property having a Carrying Value that differs from its adjusted tax basis for federal income tax purposes (other than Simulated Gain or Simulated Loss), shall be allocated to the Parties as required by Code §704(c) as set forth in Section 6.2.5.

6.2.2                     The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party.  For this purpose, the adjusted tax basis in each Depletable Property (i) that is treated as contributed to the Tax Partnership by a Party under Code §721 shall be allocated to the Party making the contribution; or (ii) that is treated as attributable to acquisition and development costs properly capitalized in the basis of the Depletable Property in the hands of the Tax Partnership shall be allocated to the Parties in the ratio in which the Parties funded such costs.

6.2.3                     Under Code §613A(c)(7)(D) gain or loss on the sale or other disposition of a Depletable Property is to be computed separately by each Party.  Pursuant to Treas. Reg. §1.704-1(b)(4)(v), the total amount treated as realized by the Tax Partnership from the sale or disposition of Depletable Property shall be allocated as follows: (i) the portion thereof that represents recovery of the Tax Partnership’s Simulated Basis shall be allocated to the Parties in the same proportion as the aggregate Simulated Basis of such property was allocated to such Parties pursuant to Section 6.2.2 or as required by IRC § 704(c) (or relevant principles under Treas. Reg. § 1.704-1(b)(4)(i)); and (ii) the portion thereof, if any, that exceeds the portion of the total amount realized allocated under clause (i) shall be allocated in accordance with Section 6.1.6.

6.2.4                     Tax credits shall be allocated to the Parties in accordance with the allocation under Section 6.1 of the item of revenue or expense that gives rise to such credits.

6.2.5                     Tax Partnership depreciation deductions shall be allocated to each Party in accordance with Section 6.1.3; provided that in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, Tax Partnership depreciation with respect to any property having a Carrying Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Parties using the “remedial allocation method” in accordance with the applicable Treasury Regulations under Section 704(c) of the Code.

6.2.6                     In accordance with Treas. Reg. §1.1245-1(e), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation deductions giving rise to such recapture.

6.2.7                     In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is to be determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Section 6.2.2.

6.2.8                     For Tax Partnership properties with Carrying Values different from their adjusted tax bases the Parties intend that the allocations described in this Section 6.2

11

constitute a “reasonable method” of allocating income, gain, loss and deduction under Treas. Reg. §1.704-3(a)(1), and the provisions of this Section 6.2 shall be interpreted in a manner consistent with that intent.

6.2.9                     The allocations pursuant to this Section 6.2 are solely for purposes of federal and state income taxes and will not affect, or in any way be taken into account in computing, a Party’s FMV Capital Account.

7.                                      TERMINATION AND LIQUIDATING DISTRIBUTIONS

7.1                               TERMINATION OF THE TAX PARTNERSHIP.

7.1.1                     The Tax Partnership shall terminate upon the first to occur of (a) a deemed termination of the Tax Partnership pursuant to Section 708(b)(1)(A) of the Code, (b) the effectiveness of an election by the Parties to be excluded from the application of Subchapter K of Chapter 1 of the Code as provided in Section 4.3 or (c) the occurrence of any other event that causes the Tax Partnership to terminate as a matter of law (other than a termination pursuant to Section 708(b)(1)(B) of the Code).  Upon a technical termination under Section 708(b)(1)(B) of the Code, the Tax Partnership will be deemed to contribute all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership, the terms of which are identical to those contained in this Tax Partnership Agreement.  Immediately thereafter, the terminated partnership will be deemed to distribute the interests in the new partnership to the Parties in proportion to their respective interests in the terminated partnership.  The FMV Capital Accounts of the Parties shall carry over to the new partnership and the deemed contribution of assets and liabilities by the terminated partnership to the new partnership and the deemed liquidation of the terminated partnership shall be disregarded for purposes of maintaining each Party’s FMV Capital Account.

7.1.2                     Upon termination (other than a technical termination pursuant to Section 708(b)(1)(B) of the Code), the Parties shall take all action necessary to evidence the cessation of partnership tax status pursuant to Treas. Reg. §1.761-2 and other applicable tax provisions, the business shall be wound-up and concluded, and the assets shall be distributed or deemed distributed to the Parties as described below by the end of such calendar year (or, if later, within one hundred eighty (180) days after the date of such termination).  The assets shall be valued and distributed to the Parties in the order provided in Sections 7.1.3, 7.5, and 7.7.

7.1.3                     Prior to the application of Section 7.2 and subsequent sections of this Section 7, all cash representing unexpended contributions by any Party shall be returned to the contributor to the extent, if any, required by the Commitment Agreement.  Proper adjustments to the Parties’ FMV Capital Accounts in respect of such distributions by the Tax Partnership shall be made prior to the application of Section 7.2.

7.2                               BALANCING OF FMV CAPITAL ACCOUNTS.

Following the reflection therein of the effects of distributions described in Section 7.1.3, the FMV Capital Accounts of the Parties shall be determined as described hereafter.  The TRP

12

shall take the actions specified under Section 7.3 and the Parties may take the actions specified in Section 7.5, in order to cause the ratios of the Parties’ FMV Capital Accounts to correspond as closely as possible to the ratios of their interests in the JOA Assets under the Commitment Agreement or any Associated Agreement, all as mutually agreed by the Parties.  The ratio of a Party’s FMV Capital Account is represented by a fraction, the numerator of which is the Party’s FMV Capital Account balance and the denominator of which is the sum of all Parties’ FMV Capital Account balances.  These actions are hereafter referred to as the “balancing of the FMV Capital Accounts” and, when each Party’s FMV Capital Account balance is equal to the fair market value of its interest under the Commitment Agreement or any Associated Agreement, the FMV Capital Accounts of the Parties shall be referred to as “balanced.”

7.3                               DEEMED SALE GAIN/LOSS CHARGE BACK.

After tentatively reflecting in the FMV Capital Accounts allocations to be made pursuant to Section 6.1 for the Allocation Year in which termination occurs, the fair market value of all Tax Partnership properties shall be determined and the Gain or Loss, or Simulated Gain or Simulated Loss, as applicable, for each property that would have resulted if such property were sold at such fair market value, shall be tentatively allocated to the Parties’ FMV Capital Accounts in accordance with Sections 6.1.5 and 6.1.6.  If, after such allocations, the Parties’ FMV Capital Accounts are balanced, the tentative allocations shall become final and no further allocations will be made pursuant to this Section 7.3.  However, if the Parties’ FMV Capital Accounts would not be balanced based on such allocations, then items of income, Gain, Simulated Gain, Loss and deduction that would otherwise have been allocated pursuant to Section 6.1 with respect to such Allocation Year, other than allocations of Simulated Depletion pursuant to Section 6.1.4 and allocations of Simulated Loss pursuant to Section 6.1.5, will be allocated pursuant to this Section 7.3 so that, to the maximum extent possible, the FMV Capital Account balances of the Parties reflect their interests under the Commitment Agreement or any Associated Agreement.

7.4                               DEFICIT MAKE-UP OBLIGATION.

If, following the application of Section 7.3, a Party has a negative FMV Capital Account balance, that is, a balance of less than zero, such Party shall have the obligation to make a contribution so as to restore its FMV Capital Account balance to zero, and, the negative balance of such Party’s FMV Capital account shall be considered a debt owed by such Party to the other Party or Parties having positive FMV Capital Account balances, to the Tax Partnership, or to any other person for any purpose whatsoever.

7.5                               CONTRIBUTION OR DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS.

If the FMV Capital Accounts of the Parties are not balanced after the application of Section 7.3, (i) a Party whose FMV Capital Account balance is less than the fair market value of its interest in the Tax Partnership assets as determined by the Commitment Agreement or any Associated Agreement (including a Party having a negative FMV Capital Account balance) may contribute cash in the amount required to cause its FMV Capital Account to be balanced, which cash shall be distributed to the Party or Parties whose FMV Capital Account balances(s) is

13

greater than the fair market value of its interest in the Tax Partnership assets as determined by the Commitment Agreement or any Associated Agreement, or (ii) if all Parties have positive FMV Capital Account balances, any cash or interests in certain properties selected by agreement of the Parties shall be distributed by assignment of the properties to any Party whose FMV Capital Account balance exceeds its interest in the fair market value of the Tax Partnership assets as necessary to cause, following such distribution, all FMV Capital Accounts to be balanced with respect to the remaining Tax Partnership assets.  Such assignments shall be made as agreed by the Parties, and shall be effective as between the Parties as of the date of such assignment, with the transferor remaining entitled to production and other revenues and responsibilities for all expenditures attributable to transferred interests prior to the date of such assignment.

7.6                               FMV DETERMINATION AND TPA DISPUTE RESOLUTION.

7.6.1                     If a property is to be valued for purposes of balancing the FMV Capital Accounts and making distributions under this Section 7, the Parties must first attempt to agree on the fair market value of the property; failing such an agreement, the Parties shall mutually select and cause a nationally recognized independent engineering firm to prepare an appraisal of the fair market value of such property, which value shall be binding on the Parties for purposes of this Tax Partnership Agreement and the failure or refusal of a Party to abide by such determination shall be a deemed breach of this Tax Partnership Agreement.

7.6.2                     In the event the Parties cannot reach timely mutual agreement with respect to any accounting, allocation, reporting or similar matter under this Tax Partnership Agreement, then at the request of either Party the senior officers of each Party shall discuss the matter and attempt to reach resolution. If such senior officers cannot reach mutual agreement within fifteen (15) days after such request the dispute shall be promptly submitted for resolution to a nationally recognized accounting firm selected by mutual agreement of the Parties or such other persons as the Parties may mutually agree (the “TPA Dispute Resolution Process”), the fees and expenses of which will be allocated equally between the Parties. Each Party shall be bound by the determinations of such accountants and the failure or refusal of a Party to abide by such determination shall be a deemed breach of this Tax Partnership Agreement.

7.7                               FINAL DISTRIBUTION.

7.7.1                     After the FMV Capital Accounts of the Parties have been determined, adjusted, and balanced pursuant to the foregoing provisions of this Section 7, all remaining property and interests then held or deemed held by the Tax Partnership shall be distributed or deemed distributed to the Parties in accordance with their positive FMV Capital Account balances.  Each Party will be distributed or deemed distributed an undivided interest in each property corresponding to its percentages or fractional interests under the Commitment Agreement or any Associated Agreement.

14

8.                                      TRANSFERS AND CORRESPONDENCE

8.1                               TRANSFERS.†

8.1.1                     [Unless otherwise agreed by the Parties, a sale or other transfer of all or an undivided portion of all of a Party’s interests in the JOA Assets, to the extent permitted by the Commitment Agreement or any Associated Agreement, shall be treated by each Party as a sale or other transfer of all or a portion of the transferring Party’s interest in the Tax Partnership.  If CEA, Warren or any successor participant in the Tax Partnership transfers any part of its interest in the Tax Partnership (or is deemed under U.S. federal income tax law to transfer any part of such interest, e.g., upon the direct or indirect transfer of an ownership interest in a disregarded entity holding an interest in the Tax Partnership), such transferring participant shall notify the TRP in writing within two weeks after such transfer.  Further, any transfer of all or any undivided portion of all of a Party’s interest in the JOA Assets shall expressly be made subject to the terms and conditions of this Tax Partnership Agreement and, for the avoidance of doubt, any transfer by a Party of all or an undivided portion of such Party’s interest in the JOA Assets shall be null and void unless the transferee of such Assets executes the Tax Partnership Agreement and agrees to be bound by its terms and conditions with respect to the acquired assets (which acquisition shall be treated as the acquisition of a partnership interest for purposes of this Tax Partnership Agreement and all other tax purposes).

8.1.2                     No Party may sell or otherwise transfer all or any part of its undivided interest in any asset treated as held by the Tax Partnership in a transfer permitted by the Commitment Agreement or any Associated Agreement while retaining its full undivided interest(s) in any other asset treated as held by the Tax Partnership, unless mutually agreed by the Parties.]

8.2                               CORRESPONDENCE.

All correspondence relating to this Tax Partnership Agreement, including without limitation correspondence relating to the preparation and filing of the Tax Partnership’s income tax returns and FMV Capital Accounts, shall be sent to:

(a)                                 For Warren:

With a copy, which shall not constitute notice, to

†  To be coordinated with transfer restrictions in Transaction Agreements, if applicable.

15

(b)                                 For CEA:

With a copy, which shall not constitute notice, to:

9.                                      ADDITIONAL PROVISIONS

9.1                               TAX REPORTING PARTNER.

Warren is designated as TRP; provided, however, the Parties to this Tax Partnership Agreement may replace Warren as TRP and select a successor TRP at any time Warren or its Affiliates no longer own at least a 25% undivided interest in the JOA Assets.

9.2                               TREATMENT OF CERTAIN TRANSACTIONS

For the avoidance of doubt, the Parties agree as follows with respect to the treatment for Tax Purposes of the following:

9.2.1                     If any Depletable Property other than that included in the JOA Assets becomes jointly owned by the Parties pursuant to the Commitment Agreement (a “Post-Closing Acquired Interest”), the Parties intend such transaction to be treated as (i) a contribution to the Tax Partnership of such Post-Closing Acquired Interest by the acquiring Party at a value equal to its Post-Closing Acquired Interest Value, (ii) a contribution to the Tax Partnership by the other Party of the amount, if any, paid by such party pursuant to the Commitment Agreement, as applicable (the “Acquired Interest Reimbursement Amount”), and (iii) a distribution by the Tax Partnership of any amount described in clause (ii) to the Party described in clause (i) as a reimbursement for related capital expenditures incurred by such Party, with such distribution to be governed by Treas. Reg. §1.707-4(d).  Any payment made by a Party described in clause (ii) in respect of Depletable Property shall be treated for purposes of Section 6.1.4 and Section 6.1.5 as a funding for the acquisition cost of Depletable Property, resulting in (A) the allocation of Simulated Basis and depletable basis to the paying Party in an amount equal to such payment, and (B) an allocation of the remaining Simulated Basis and depletable basis to the other Party.

9.2.2                     If and to the extent that, for Tax Purposes, any item of income, gain, loss, deduction or expense of any Party or the Tax Partnership is constructively attributed to, respectively, the Tax Partnership or any Party, or any contribution to or distribution by the Tax Partnership or any payment by any Party or the Tax Partnership is recharacterized, the TRP may, in its good faith discretion after consultation with and

16

approval by the other Parties, specially allocate items of Tax Partnership income, gain, loss, deduction and expense and/or make correlative adjustments to the Capital Accounts of the Parties in a manner so that the net amount of income, gain, loss, deduction and expense realized by each relevant Party (after taking into account such special allocations) and the net Capital Account balances of the Parties (after taking into account such special allocations and adjustments) shall, as nearly as possible, be equal, respectively, to the amount of income, gain, loss, deduction and expense that would have been realized by each relevant Party and the Capital Account balances of the Parties that would have existed if such attribution and/or recharacterization and the application of this sentence of this Section 9.2.2 had not occurred. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the TRP determines, in its good faith discretion after consultation with and approval by the other Parties, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Parties, the TRP may make such modification.

9.3                               CERTAIN STATE AND LOCAL TAX MATTERS

9.3.1                     If the Tax Partnership is or becomes subject to taxation as an entity in any jurisdiction, the burden of such tax shall be shared among the Parties in proportion to their respective percentage interests.  In the event that the Tax Partnership is properly treated for purposes of certain non-Federal taxation as a member of a consolidated, combined or unitary group for purposes of such taxation with any Party or an affiliate thereof, the Parties shall enter into a customary tax sharing agreement (“Tax Sharing Agreement”), pursuant to which the Parties shall agree to bear their respective shares of any such taxes as though the Tax Partnership were taxable on a separate standalone basis with respect to its taxable items.

9.3.2                     If either Party determines that alternative reporting positions with respect to any tax covered by any Tax Sharing Agreement may be taken by the Tax Partnership to minimize the tax burden of either Party referred to in this Section 9.3, the Parties agree to use its/their best reasonable efforts to cooperate with each other in determining whether such reporting positions are sustainable under the applicable tax laws.  If the Parties agree that such reporting positions are more likely than not to be sustained under the applicable tax laws, the Parties agree to use its/their best reasonable efforts to cooperate in taking any actions necessary to change the Tax Partnership’s reporting positions to the reporting positions that minimizes either Party’s tax burden without adverse effect to the other party.

IN WITNESS WHEREOF, the Parties have executed this Tax Partnership Agreement by their duly authorized representatives on and as of                       , 2014.

WARREN RESOURCES, INC.

By:

17

Name:

Title:

CITRUS ENERGY APPALACHIA, LLC

By:

Name:

Title:

18

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of July 6, 2014 (as amended, modified or supplemented from time to time, the “Agreement”) among Cortland Capital Market Services LLC (“Escrow Agent”), a Delaware limited liability company, with its principal place of business located at 225 W. Washington St., 21st Floor, Chicago, Illinois 60606, Citrus Energy Appalachia, LLC, a Delaware limited liability company (“Citrus”), with its principal place of business located at 333 Perry Street, Suite 250, Castle Rock, Colorado 80104, and Warren Resources, Inc., a Maryland corporation (“Warren”), with its principal place of business located at 1114 Avenue of the Americas, 34th Floor, New York, NY 10036.

WHEREAS, Citrus, Warren and certain other signatories thereto, executed a Purchase and Sale Agreement dated as of July 6, 2014, as the same may be amended (“Contract”); and any capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Contract;

WHEREAS, the Contract provides for the initial payment of $12,000,000 to the Escrow Agent (the “Initial Escrow Payment”) in connection with the execution and delivery of the Contract to be held, as the Deposit, and applied by the Escrow Agent in accordance with the Contract and this Agreement; and if the Closing occurs, the Deposit (together with interest and earnings), less the Settlement Amount, if applicable, will be paid and distributed to Citrus as part of the Purchase Price and the Settlement Amount will be held and applied by the Escrow Agent in accordance with the Contract and this Agreement; provided, however, that if the Settlement Amount exceeds the Deposit (together with interest and earnings), then the entire Deposit (together with interest and earnings) will be retained by the Escrow Agent, and Warren will pay and deposit an additional sum (from and out of (and deducted from) the Cash Consideration) at Closing sufficient to equal (when added to the Deposit (together with interest and earnings) in the Account, as of the Closing) the Settlement Amount (if applicable, the “Second Escrow Payment”), to be held and applied by the Escrow Agent in accordance with the Contract and this Agreement; provided that any disbursements will be made solely pursuant to the joint written instructions of Citrus and Warren as provided in Section 5 hereof;

WHEREAS, pursuant to the terms of this Agreement, Warren shall, among other things, fund the Initial Escrow Payment, and if applicable, the Second Escrow Payment (as applicable, the Initial Escrow Payment and the Second Escrow Payment may be referred to herein as “Escrow Payment”);

WHEREAS, each of Citrus and Warren desires to appoint the Escrow Agent to perform such duties as consistent with the terms of this Agreement and the Contract;

WHEREAS, the Escrow Agent has the capacity to provide the services required hereby and is willing to perform such services for Citrus and Warren on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions and Capitalized Terms.  The terms defined above shall have the meanings there indicated.  All other terms are as defined in this Agreement or the Contract, as applicable.

2.                                      Escrow Deposit.  Upon execution and delivery of this Agreement, the Customer has delivered to the Escrow Agent the full Initial Escrow Payment as provided for in the Contract.  If applicable, Warren will deliver to the Escrow Agent the Second Escrow Payment on the Closing Date of the Contract pursuant to the terms of Section 3.2(e) of the Contract.

3.                                      Escrow Account.  The Escrow Agent will establish a segregated account at BMO Harris Bank, N.A. (the “Account Bank”) for the benefit of Citrus and Warren to hold the Initial Escrow Payment and, as applicable, the Second Escrow Payment (the “Account”).  To the extent the Account is not yet open when the funds are ready to be deposited, the funds shall be deposited into an omnibus escrow account held by Escrow Agent. Upon opening of the Account, Escrow Agent shall transfer the funds to the Account.  Any funds held in the Account shall be held uninvested.  Wire and delivery instructions for the Escrow Agent are attached hereto as Exhibit A.

4.                                      Duties of the Escrow Agent.

a.              Each of Citrus and Warren hereby appoints Cortland Capital Market Services LLC as, and Cortland Capital Market Services LLC hereby accepts the appointment to act as, Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement in accordance with Section 9 or the Escrow Agent is removed or resigns.  In such capacity, the Escrow Agent shall (i) hold the funds in escrow until authorized or required by joint written instructions duly executed by Authorized Representatives of Citrus and Warren to deliver all or any portion of such funds to the party or parties designated pursuant to Section 5 of this Agreement, (ii) communicate with counsel for Citrus and Warren, and (iii) reconcile the escrow account as provided herein.  The Escrow Agent’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement.  By entering into, or performing its duties under this Agreement, the Escrow Agent shall not be deemed to assume any obligations or liabilities of any party under the Contract or other documents related to the Contract.

b.              The Escrow Agent shall perform the following functions from time to time:

i.             Accept and hold funds, at the Account Bank, delivered by the Customer to the Escrow Agent;

ii.          Notify each of Citrus and Warren via facsimile or email, by no later than 6:00 p.m. (New York time) of receipt of an Escrow Payment on the same day such Escrow Payment is deposited, provided, however, such payment was received prior to 5:00 p.m. (New York time);

iii.       Deliver all or any portion of the funds then in the Account to the party or parties designated pursuant to Section 5 of this Agreement.

2

5.                                      Disposition of Escrow Funds.  The Escrow Agent shall hold the funds in escrow until authorized or required to deliver all or any portion of such funds to the party or parties designated pursuant to this Section 5 as follows:

a.                                      Upon receipt of a certificate requesting the delivery of all or any portion of such funds signed by an Authorized Representative (as set forth on Exhibits C and C-1) of each of Citrus and Warren (a “Joint Escrow Release”) substantially in the form attached hereto as Exhibit B, the Escrow Agent shall deliver all or a portion of such funds to Citrus, on one hand, and/or Warren, on the other, as directed in the Joint Escrow Release, to the extent there are funds remaining in the Account by wire transaction in immediately available United States funds to the account set forth in such Joint Escrow Release.

b.                                      The Escrow Agent shall be protected in acting in reliance on any such Joint Escrow Release duly executed by Authorized Representatives of each of Citrus and Warren.

6.                                      Records and Ownership of Property.  The ownership of the escrowed cash, whether maintained directly by the Escrow Agent or indirectly through an agent of the Escrow Agent, shall be clearly recorded on the Escrow Agent’s books as belonging to the Account and not for the Escrow Agent’s own interest.  The Escrow Agent shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account.  All accounts, books, files, and records of the Escrow Agent relating to the Account shall be open, upon reasonable notice (which shall be no less than two Business Days) at its offices in Chicago, Illinois from either Citrus or Warren (as applicable) to the Escrow Agent, for inspection, examination and audit during normal business hours by Citrus and Warren or their respective agents.

7.                                      Compensation.  Each of Citrus, on one hand, and Warren, on the other, agrees to pay one-half of, and the Escrow Agent shall be entitled to receive, as compensation for performance of services and duties hereunder, the fees as set forth in the separate Fee Agreement dated July 6, 2014.  The provisions and obligations of this Section 7 shall survive the termination of this Agreement.

8.                                      Limitation of Responsibility of the Escrow Agent.

a.                                      The Escrow Agent shall be responsible for the performance of only such duties as are set forth herein or contained in any Joint Escrow Release or any instructions duly executed by Authorized Representatives of Citrus and Warren given to the Escrow Agent by Citrus and Warren, which are within the scope of the Escrow Agent’s duties and not contrary to the provisions of this Agreement.  The Escrow Agent will use reasonable care with respect to the safekeeping of the funds in the Account and in carrying out its obligations under this Agreement.  So long as and to the extent that the Escrow Agent has exercised such reasonable care, the Escrow Agent shall incur no liability in acting upon, and may conclusively rely upon, any signature, notice, release, instruction, request, or other instrument reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  Neither the Escrow Agent nor its affiliates, directors, members, agents or employees (together,

3

“Representatives”) will be liable to Citrus or Warren, their respective representatives, agents, assigns or any other person, except by reason of acts or omissions by the Escrow Agent or its Representatives constituting criminal conduct, fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  Notwithstanding anything in this Agreement, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever.  The Escrow Agent may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in good faith and in accordance with such advice.

b.                                      Each of Citrus and Warren shall, and hereby agrees to, indemnify, defend and hold harmless the Escrow Agent and its Representatives from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expense of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Escrow Agent or its Representatives pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations hereunder; provided such acts or omissions are in good faith and without fraud, willful misconduct or gross negligence on the part of the Escrow Agent or without reckless disregard of its duties under this Agreement.

c.                                       All collections of funds paid or distributed in respect of the Account shall be made at the risk of Citrus and Warren.  Subject to the exercise of reasonable care, the Escrow Agent shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Escrow Agent of any payment, notice or other transaction regarding the Account in respect of which the Escrow Agent has agreed to take action as provided in Section 4. The provisions of this Section 8 shall survive the termination of this Agreement.

9.                                      Termination.  This Agreement will be automatically terminated following the release of all funds in the Account as directed in a judgment rendered by any court or governmental tribunal, including any tribal authority, and/or a Joint Escrow Release duly executed by Authorized Representatives of Citrus and Warren.  The Escrow Agent may at any time resign hereunder by giving at least twenty (20) business days prior written notice and upon the effective date of such resignation, the escrowed funds shall be delivered by the Escrow Agent to such person or entity as may be designated jointly in writing by Citrus and Warren, whereupon all the Escrow Agent’s obligations hereunder shall cease and terminate.  If no such person or entity shall have been designated by such date, the Escrow Agent’s sole responsibility thereafter shall be to keep safely escrowed funds then held by it and to deliver the same to a person or entity jointly designated in writing by Citrus and Warren or in accordance with the direction of a final order of a court of competent jurisdiction.

10.                               Interest.  Notwithstanding anything to the contrary set forth herein, in the event that the Escrow Agent fails to disburse funds as required by this Agreement after receipt of all applicable notice(s), interest shall accrue at the statutory rate on any such overdue amounts from the day after the applicable payment date until receipt thereof by the applicable party or parties.

4

11.                               Amendments.  This Agreement may not be amended, supplemented, modified or terminated (except as otherwise expressly provided herein) except by the Escrow Agent, Citrus and Warren in writing and making specific reference to this Agreement.

12.                               Notices.  All notices, requests, releases, directions, and other communications permitted or required hereunder shall be in writing or delivered electronically as follows:

(a)         if to the Escrow Agent, to:

Cortland Capital Market Services LLC

225 W. Washington St., 21st Floor

Chicago, Illinois 60606

Attention:  David Traverso

Facsimile:  312-376-0751

via Email to:  david.traverso@cortlandglobal.com

(b)                                 If to Citrus:

Citrus Energy Corporation

Attention: Lance Peterson, President

333 Perry Street, Suite 250,

Castle Rock, Colorado 80104

Phone: 303-619-1302

Fax: 303-688-3130

Email:  lance@citrusenergy.com

(c)                                  If to Warren:

Warren Resources, Inc.

Attention: Jeff Keeler, Vice President, Project Development

1114 Avenue Of The Americas

34th Floor

New York, NY 10036

Phone: 212-697-9660

Fax: 212-697-9466

Email: jkeeler@warrenresources.com

With a copy to:

Warren Resources, Inc.

Attention: Saema Somalya, General Counsel

11114 Avenue Of The Americas

34th Floor

New York, NY 10036

Phone: 212-697-9660

5

Fax: 212-697-9466

Email: ssomalya@warrenresources.com

13.                               Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the successors and the assigns of the parties hereto.  This Agreement may not be assigned by the Escrow Agent unless such assignment is previously consented to in writing by each of Citrus and Warren.  An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Escrow Agent hereunder.  Any organization or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party and any organization or entity succeeding to all or substantially all of the business of the Escrow Agent shall be the Escrow Agent’s successor hereunder without the execution or filing or any paper or any further act of any of the parties hereto.

14.                               Representation and Warranties.

a.                                      Each of Citrus and Warren hereby represents and warrants for itself only (and not for such other party) to the Escrow Agent as follows:

i.             It is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

ii.          the appointment of the Escrow Agent and the allocations of fees, expenses and other charges to the Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

iii.       the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

iv.      this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and

v.         it will deliver to the Escrow Agent its Articles of Incorporation, Articles of Formation or other such document evidencing its formation, a W-9, a W8-BEN and Certificate or Letter of Good Standing or other such evidence of identity as the Escrow Agent may reasonably require.

b.                                      The Escrow Agent hereby represents and warrants to each of Citrus and Warren that:

i.             it is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware;

6

ii.          the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

iii.       this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

iv.      it will deliver to Citrus and Warren such evidence of such authorization as Citrus or Warren may reasonably require, whether by way of certified resolutions or otherwise; and

v.         there are no judgments against and no pending or threatened criminal, civil or administrative actions, investigations or proceedings against or affecting the Escrow Agent before any court, governmental agency or arbitrator, that, in any one case or in the aggregate, if adversely determined, would have a material adverse effect on the business or assets of the Escrow Agent.

15.                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

16.                               Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

17.                               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same agreement. Facsimile and electronic signatures of this Agreement by Citrus, Warren and the Escrow Agent shall have the effect of original signatures.

18.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.                               Confidentiality.  The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to any other party hereto or any of their respective affiliates regarding its respective business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to or complying with this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party, except if such confidential information is required to be disclosed by applicable law, regulation, legal or judicial process then the disclosing party shall make reasonable efforts to minimize such disclosure and to notify the providing party prior to the disclosure so the providing party may obtain a protective order.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is

7

required or requested to be disclosed by any bank or other regulatory examiner of the Escrow Agent, Citrus or Warren, any auditor or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.  The provisions of this Section 18 shall survive the termination of this Agreement.

20.                               Customer Identification Notice.  Federal law requires all financial institutions to obtain, verify and record information (and documents) that identifies each customer for which a relationship is established.  This information may include, but is not limited to, the customer’s legal entity name, business address and tax or employer identification number, as well as a Certificate of Incorporation or other pertinent documents.  Escrow Agent adheres to these standards in establishing and maintaining your accounts.

[Signature page follows.]

8

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed and delivered as of the date and year first above written.

CORTLAND CAPITAL MARKET SERVICES LLC, as Escrow Agent

By:
Name:
Title:

Warren Resources, Inc.

By:
Name:
Title:

Citrus Energy Appalachia, LLC

By:
Name:
Title:

9

EXHIBIT A

Delivery Instructions for Account

Cortland Omnibus Account Instructions:

BMO Harris Bank, N.A.

111 W. Monroe St., Chicago, Illinois

ABA: 071000288

Acct Name: Cortland Capital Market Services Escrow

Acct No: 2017358

Ref: Warren-Citrus Escrow

Attn: David Traverso; 312-262-3160

Account Wire Instructions:

BMO Harris Bank, N.A.

111 West Monroe, Chicago, IL 60603

ABA 071-000-288

Account Name: Cortland CMS/[TBD]

Account #:  [TBD]

Ref: Warren-Citrus Escrow

Attn:  David Traverso; 312-262-3160

EXHIBIT B

Joint Escrow Release

[Date]

Cortland Capital Market Services LLC,

Escrow Agent

225 W. Washington St, 21st Floor

Chicago, IL 60606

Attention:  David Traverso

RE:  Citrus/Warren Contract

To Whom It May Concern:

In accordance with the terms of the Escrow Agreement dated July [    ], 2014, by and between Cortland Capital Market Services LLC, Citrus Energy Appalachia, LLC and Warren Resources, Inc. (the “Escrow Agreement”), you are hereby authorized to release the funds held under the Escrow Agreement in accordance with the instructions below.

[INSERT DISBURSEMENT INSTRUCTIONS and WIRE INFORMATION]

Capitalized terms used herein but not defined shall have the meaning assigned in the Escrow Agreement or the Contract, as defined in the Escrow Agreement.

CITRUS ENERGY APPALACHIA, LLC

By:
Name:
Title:
Date:

WARREN RESOURCES, INC.

By:
Name:
Title:
Date:

EXHIBIT C-1

Authorized Signers for Citrus Energy Appalachia, LLC

The following individuals are authorized to sign on behalf of the above named transaction until such time as an updated list has been provided.  Instructions provided via electronic mail may substitute for their signature.

Name: Lance Peterson	Signature:

Name: Sharon Alexander	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

EXHIBIT C

Authorized Signers for Warren Resources, Inc.

The following individuals are authorized to sign on behalf of the above named transaction until such time as an updated list has been provided.  Instructions provided via electronic mail may substitute for their signature.

Name: Philip A. Epstein	Signature:

Name: Stewart Skelly	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Name:	Signature:

Exhibit I

Prospect Area

Exhibit Version

Exhibit J

Form of Mineral Deed

MINERAL DEED

COMMONWEALTH OF PENNSYLVANIA	§
§
COUNTY OF WYOMING	§

This Mineral Deed (the “Deed”) is executed August       , 2014 from Citrus Appalachia, LLC, a Delaware Limited Liability Company (“Grantor”), whose address is 333 Perry Street, Suite 250, Castle Rock, Colorado 80104, to Warren Marcellus LLC a Delaware limited liability company (“Grantee”), whose address is [•].

Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and DELIVER unto Grantee, its successors and assigns, all of Grantor’s right, title and interest in and to the mineral fee, including all oil, liquid hydrocarbons, gas, shale gas, natural gas liquids, and their respective constituent products, together with the right of ingress and egress at all times for the purpose of mining, drilling, exploring, producing, operating and developing said lands for oil, gas and any other minerals, whether solid, liquid or gaseous, and storing, handling, transporting and marketing the same therefrom, or from other lands, with the right to remove from said lands all of Grantee’s property and improvements (collectively the “Mineral Fee”), in and under that certain land in Wyoming County, Pennsylvania, described in Exhibit A (the “Land”), excepting and reserving the Excluded Assets and subject to the reservation herein.  Grantor herein reserves unto itself, 25% of Grantor’s interest in and to the Mineral Fee in the Upper Marcellus, proportionately reduced to the extent that Grantor owns less than an undivided 100% of 8/8ths of the Mineral Fee. “Upper Marcellus” shall mean the Upper Marcellus Shale Formation, being the entire stratigraphic equivalent of the Marcellus Shale geologic formation seen between the subsurface depths of 7,241 feet and 7,424 feet, and being above the top of the Cherry Valley Lime seen at 7,424 feet, on the Baker Hughes electric log run for the Proctor and Gamble 1V Well (API 37131200150000) on November 14, 2009.  As further stated below, the Mineral Fee conveyed by this Deed does not include the surface of the Land.

TO HAVE AND TO HOLD the above-described Mineral Fee , together with all and singular the rights and appurtenances thereunto and in anywise belonging unto Grantee, its successors and assigns, forever, subject to the terms and conditions of this Deed.

Subject to the provisions of the Purchase Agreement (defined below), Grantor warrants Defensible Title to the Mineral Fee in and under the Land set forth on Exhibit A unto Grantee against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor or its Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances.  Prior to the expiration of the period of time commencing as of the Closing Date and ending at 5 p.m. Central Time on the five (5) year anniversary thereof (the “Survival Period”), Grantee shall furnish to Grantor a Title Defect Notice.  Each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect and the Asset (including the legal description of such Asset), or portion thereof, affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents reasonably necessary for Grantor to verify the existence of such alleged Title Defect, and (iv) the amount by which Grantee reasonably or in good faith believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Grantee’s belief is based.  Except with respect to any liability of Grantor for any claim asserted in writing by Grantee to Grantor in accordance with this Deed on or before the expiration of the Survival Period for breach of such special warranty, such special warranty shall cease and terminate at the end of such Survival Period.  For all purposes of this Deed, Grantee shall be deemed to have waived, and Grantor shall have no further liability for, any breach of Grantor’s special warranty of title set forth in this Deed that Grantee fails to assert by a Title Defect Notice given to Grantor on or before the expiration of the Survival Period.  Grantor shall have a reasonable opportunity, but not the obligation, to cure any Title Defect asserted by Grantee.  Grantee agrees to reasonably cooperate with any attempt by Grantor to cure any such Title Defect.

For purposes of Grantor’s special warranty of title, the value of the Mineral Fee set forth in Schedule 3.8 to the Purchase Agreement, shall be deemed to be the Allocated Value thereof, as adjusted under the Purchase Agreement.  Recovery on Grantor’s special warranty of title set forth in this Deed shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Cash Consideration to which Grantee would have been entitled had Grantee asserted the defect giving rise to such breach of Grantor’s special warranty of title set forth in this Deed as a Title Defect prior to the Title Claim Date pursuant to Section 11.2 of the Purchase Agreement, except that the Individual Title Defect Threshold and the Aggregate Deductible shall not apply.  Grantor shall be entitled to offset any amount owed by Grantor for breach of its special warranty of title with respect to any Asset by the amount of any Title Benefits with respect to such Asset as to which Grantor gives Grantee notice after the Title Claim Date, but during the Survival Period.

EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OF THE PURCHASE AGREEMENT OR THIS DEED, (I) GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) GRANTOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO GRANTEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO GRANTEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF GRANTOR OR ANY OF ITS AFFILIATES).

EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT OR IN THIS DEED, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING,

2

GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY GRANTOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO GRANTEE OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS DEED OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT OR THIS DEED, GRANTOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT WITH THE EXCEPTION OF MATTERS OR CIRCUMSTANCES RELATING TO ENVIRONMENTAL LAWS WHICH ARE ADDRESSED IN THE PARAGRAPH BELOW, GRANTEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT GRANTEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS GRANTEE DEEMS APPROPRIATE.

EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT OR IN THIS DEED, GRANTOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS DEED OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.  SUBJECT TO GRANTEE’S RIGHTS UNDER ARTICLE XII OF THE PURCHASE AGREEMENT, GRANTEE SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND GRANTEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS GRANTEE DEEMS APPROPRIATE.

3

GRANTOR AND GRANTEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS DEED ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

Grantee shall be responsible for the payment of taxes and assessments, if any, which are attributable to this Deed and the Mineral Fee for the year 2014 and thereafter, for so long as the Mineral Fee is owned by Grantee.  Grantor shall be shall be responsible for the payment of taxes and assessments which are attributable to the Mineral Fee, for periods prior to January 1, 2014.

This Deed is made in accordance with and is subject to the terms, covenants and conditions contained in that certain Purchase and Sale Agreement, dated as of July [•], 2014 (as amended, the “Purchase Agreement”), by and between Grantor, Warren Resources, Inc., a Maryland corporation, TLK Energy LLC, an Oklahoma limited liability company, and Troy Energy Investments, LLC, an Oklahoma limited liability company.  Under the Purchase Agreement, Warren Resources, Inc. has the right to designate an affiliate or subsidiary to receive the Mineral Fee and has designated Assignee for such purpose.  If any provision of this Deed is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling to the extent of that conflict.  Any capitalized terms used but not defined in this Deed shall have the meaning ascribed to such terms in the Purchase Agreement.

EXCEPT TO THE EXTENT THAT THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA ARE MANDATORILY APPLICABLE TO THIS DEED IN CONNECTION WITH THE CONVEYANCES OF PROPERTY INTERESTS INVOLVING REAL PROPERTY LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, THIS DEED AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS DEED OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AGREEMENT, ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS DEED OR THE VALIDITY HEREOF, SHALL BE FINALLY SETTLED IN ACCORDANCE WITH SECTION 15.14 OF THE PURCHASE AGREEMENT.

To the extent transferable, Grantee shall be and is hereby subrogated to, and Grantor hereby assigns, all covenants and warranties of title by parties (other than Grantor) heretofore given or made to Grantor or its predecessors in title with respect and to the extent applicable to the Mineral Fee.

4

IN WITNESS WHEREOF, the parties have caused this Deed to be duly executed on the date in the acknowledgments appended hereto, but effective for all purposes as of July 1, 2014. The Deed may be executed in multiple original counterparts (all such counterparts shall constitute but one and the same Deed).

GRANTOR

Citrus Energy Appalachia, LLC

By:

Name:

Title:

STATE OF COLORADO	)
	)	SS:
COUNTY OF DENVER	)

On this, the                day of                     , 2014, before me a notary public, the undersigned officer, personally appeared Lance Peterson, who acknowledged himself to be the President of Citrus Energy Appalachia, a Delaware limited liability company, and that he, as such President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as President.

Given under my hand and seal of office this the                            day of                         , 2014.

My Commission Expires:
Notary Public, State of Colorado

Printed Name

GRANTEE

Warren Marcellus LLC

By:

Name:

Title:

STATE OF [•]	)
	)	SS:
COUNTY OF [•]	)

On this, the                day of                     , 2014, before me a notary public, the undersigned officer, personally appeared [•], who acknowledged himself to be the [•] of Warren Marcellus LLC, a Delaware limited liability company, and that he, as such [•] being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as [•].

Given under my hand and seal of office this the                            day of                         , 2014.

My Commission Expires:
Notary Public, State of [•]

Printed Name

Exhibit A

Legal Description of Land

Attached to and made a part of that certain Mineral Deed by and between Citrus Energy Appalachia, LLC, as Grantor, and                                                   , as Grantee

TRACT 1 – Harvey Tract

All that certain piece, parcel or lot of land situated and being in the Township of Washington, County of Wyoming and Commonwealth of Pennsylvania, being described as Tax Parcel 27-070.0-073-04-00-00 and containing 10.88 acres, more or less, and being further described as follows:

BEGINNING at an iron found in the center line and bed of Township Road #482 a road running generally northwesterly to Meshoppen and southeasterly to Russell Hill and Mehoopany, said point being the most southwesterly and westerly corner of this parcel, said point also being on or vey near the center line of a one hundred eighty feet wide right-of-way of a power transmission line running through the westerly side of this premises, thence along lands of Puterbaugh, now or formerly, on the west, uphill passing over an iron found off the north side of road, North twenty-eight (28) degrees nine (09) minutes nine (09) second East, along level stretch , nine hundred seventy-eight and seven hundredths (978.07) feet to an iron, said point being the most northwesterly and northerly corner of this parcel, thence along Lot #1 on the north, remaining lands of Elmer Herbert French, lands of which this parcel was formerly a part, passing under aforementioned power transmission line, crossing small brook, running southerly through this premises, South eighty-four (84) degrees twenty-two (22) minutes thirty-two (32) seconds East, passing over an iron on line and then along wall, four hundred ninety-two and six hundredths (492.06) feet to an iron on or near a wall, said point being the most northeasterly and easterly corner of this parcel, thence along the same on the east, South fifteen (15) degrees twenty-four (24) minutes fifty-one (51) seconds West, passing over irons on line, four hundred thirty-six and fifty-five hundredths (436.55) feet to an iron angle point just north of a drive going northwest and southeast, thence along the same on the southeast passing over aforementioned drive, downhill, South thirty-seven (37) degrees eight (08) minutes six (06) seconds West three hundred two and thirty-eight hundredths (302.38) feet to an iron slight angle point north of a drive, thence along the same on the southeast, South thirty-one (31) degrees fifty-one (51) minutes twenty-eight (28) seconds West, and going nineteen (19.00) feet from the last mentioned iron to the center line of a drive giving ingress, egress and regress to this premises, designated on aforementioned plan as Point “G”, the most northerly center line and end of a fifty-feet wide parallel right-of-way over lands of the grantor giving ingress, egress and regress to this parcel, a total distance of eighty-two and forty-four hundredths (82.44) feet to an iron angle point, thence along the same on the south, along the northerly side of said right-of-way, downhill, South sixty-six (66) degrees twenty-one (21) minutes thirty-three (33) seconds West one hundred four and nine hundredths (104.09) feet to a slight angle point, thence along the same, South seventy-seven (77) degrees twenty (20) minutes fifty-six (56) seconds West one hundred fifty-nine and seventy hundredths (159.70) feet to an angle point, thence still along the same on the south, along the northerly side of said right-of-way, North eighty-five (85) degrees thirteen (13) minutes forty-four (44) seconds West one hundred seventy-four and thirty-eight hundredths (174.38) feet to an angle point, thence along the same on the southeast, still along the northerly side of said right-of-way, South sixty-six (66) degrees three (03) minutes thirty-two (32) seconds West ninety-eight and twenty-two hundredths (98.22) feet to a point in the center line and bed of Township Road #482, said point being the southeasterly corner of this parcel, said point also being the most southwesterly and westerly pointed corner of said fifty feet wide right-of-way, said point being near the easterly side of a one hundred eighty feet wide right-of-way of a power transmission line, thence along land of Gerald C. Grimaud, now or formerly, on the south, along the center line and bed of Township Road #482, and uphill, the following two courses and distances, North seventy-nine (79) degrees fifty-eight (58) minutes seventeen (17) seconds West forty-five and seventy-four hundredths (45.74) feet to an angle point, North seventy-six

(76) degrees twenty-five (25) minutes forty-one (41) seconds West fifty and seventy-three hundredths (50.73) feet to an iron found in the center line and bed of Township Road #482, the point and place of beginning. CONTAINING 10.878 acres, more or less. Reference Meridian Magnetic 1981.

BEING also the same minerals conveyed by Oil, Gas and Mineral Deed, unto Citrus Energy Corporation by Eben Howard Harvey, III, single, which Mineral Deed is dated March 8, 2011, and recorded in Instrument Number 2011-2482 in the Office of the Recorder of Deeds, Wyoming County, Pennsylvania.

BEING also the same minerals conveyed by Oil, Gas and Mineral Deed, unto Citrus Energy Corporation by Raymond Coolbaugh and Cindy Coolbaugh, husband and wife, which Mineral Deed is dated March 10, 2011, and recorded in Instrument Number 2011-2481 in the Office of the Recorder of Deeds, Wyoming County, Pennsylvania.

BEING the same lands conveyed by Deed unto Elizabeth Shea, unmarried, Cindy Harvey, single, and Eben Howard Harvey, III, single by Elmer Herbert French, which Deed is dated April 2, 1996, and recorded in Deed Book 341, Page 404 in the Office of the Recorder of Deeds, Wyoming County, Pennsylvania, further described for identification purposes as Tax Parcel No. 27-070.0-073-04-00-00.

BEING the same land acquired by that certain Oil, Gas and Mineral Deed dated March 8, 2011, by and between Eben Howard Harvey, as Grantor, and Citrus Energy Corporation, as Grantee, and being recorded April 5, 2011 in Instrument Number 2011-2482, Official Records of Wyoming County, Pennsylvania.

BEING the same lands conveyed by Mineral Deed dated June 23, 2014, and filed in Instrument Number 2014-2717, Official Public Records of Wyoming County, Pennsylvania, whereby Citrus Energy Corporation conveyed a 13.85% of 8/8ths interest in and to the minerals to Zena Energy, LLC and an 86.15% of 8/8ths interest in and to the minerals to Grantor.

TRACT 2 – Coolbaugh Tract

All that certain piece, parcel or lot of land situated and being in the Township of Washington, County of Wyoming and Commonwealth of Pennsylvania, and described as follows:

BEGINNING at a ¾ inch rebar set for a corner on the centerline of Township Road T-482, this being the southeast corner of Lot #2 and the southwest corner of Lot #1; THENCE along the center of said road the following 2 courses and distances: (1) North 55 degrees 49 minutes 53 seconds West 103.83 feet to a point; and (2) North 52 degrees 40 minutes 56 seconds West 178 feet to a 5/8 inch rebar set for a corner on the centerline of said road; THENCE through lands of Coolbaugh along line common to Lots 2 and 3 the following 3 courses and distances: (1) North 35 degrees 46 minutes 07 seconds East 300 feet through a ¾ inch rebar set on line at roadside to a 5/8 inch rebar set for a corner; (2) South 54 degrees 13 minutes 53 seconds East 70 feet to a ¾ inch rebar set for a corner and (3) North 35 degrees 46 minutes 07 seconds East 571.27 feet through a 5/8 inch square rebar set on line to a 5/8 inch square rebar set for a corner on line of land now or formerly of Elmer Herbert French (Deed Book 202, Page 434); THENCE along French North 87 degrees 53 minutes 57 seconds East 129.45 feet to a one-inch pipe set for a corner on line of land now or formerly of the Russell Hill Sanitary Co., Inc.; THENCE along said Russell Hill Sanitary Company, Inc. South 02 degrees 43 minutes 20 seconds East 176 feet to a point in Dorn Blazer Pond, also a common corner of Lot #1; THENCE along line common to Lot #1 South 35 degrees 46 minutes 07 seconds West 814.89 feet through four one-inch pipes set on line to the place of beginning.

CONTAINING 211,467 square feet or 4.85 acres of land more or less, being the same lands surveyed October 1987 and April 1988 by John K. Seamans, Professional Engineer and Professional Land

8

Surveyor, Factoryville, Pennsylvania.

AND BEING Lot #2 on a plot of lots known as Luther Coolbaugh Estate Subdivision, as prepared by John K. Seamans, and recorded in Wyoming County Recorder of Deeds Office at Map Book 9, Page 68. Being the same premises conveyed to Ethel M. Coolbaugh, single, by deed from Gene Coolbaugh, Luther A. Coolbaugh, Jr., and Maybelle Coolbaugh; Co-Executors of the Estate of Luther A. Coolbaugh dated August 1, 1988 and recorded to Wyoming County Deed Book 250 at Page 484, further described for identification purposes only as Tax Parcel No. 27-071.0-075-06-00-00.

BEING the same lands conveyed by Mineral Deed dated June 23, 2014, and filed in Instrument Number 2014-2716, Official Public Records of Wyoming County, Pennsylvania, whereby Citrus Energy Corporation conveyed a 13.85% of 8/8ths interest in and to the minerals to Zena Energy, LLC and an 86.15% of 8/8ths interest in and to the minerals to Grantor.

9